SHARE PURCHASE AGREEMENT
by and among
ENETT INTERNATIONAL (JERSEY) LIMITED,
OPTAL LIMITED,
TRAVELPORT LIMITED, TORO PRIVATE HOLDINGS I, LTD.,
THE EVEREST SELLERS NAMED HEREIN,
THE OLYMPUS SELLERS NAMED HEREIN,
OPTAL LIMITED, IN ITS CAPACITY AS TRUSTEE OF THE PSP GROUP EMPLOYEE SHARE TRUST
AND
WEX INC.
Dated as of January 24, 2020

TABLE OF CONTENTS                                Page
Article I DEFINITIONS; INTERPRETATION                    2

Section 1.1	Certain Defined Terms 2

Section 1.2	Other Definitions 32
Article II THE SALE                                    36

Section 2.1	Sale and Purchase of the Acquired Shares 36

Section 2.2	Closing 37

Section 2.3	Closing Statements; Funds Flow 37

Section 2.4	Foreign Resident Capital Gains Withholding Payments. 41

Section 2.5	Escrow Account 42

Section 2.6	Drag Along Notice 43

Section 2.7	Closing Deliveries 43

Section 2.8	Exchange Fund 47

Section 2.9	Determination of the Everest Adjustment Amount 48

Section 2.10	Payment of the Everest Adjustment Amount 50

Section 2.11	Determination of the Olympus Adjustment Amount 51

Section 2.12	Payment of the Olympus Adjustment Amount 53

Section 2.13	Certain Adjustments 54

Section 2.14	Purchaser Common Stock Issuance. 54

Section 2.15	Acquisition by Affiliates of Purchaser 55
Article III WARRANTIES OF EVEREST                        55

Section 3.1	Organization and Qualification; Subsidiaries 55

Section 3.2	Capitalization 56

Section 3.3	Authority Relative to this Agreement 57

Section 3.4	Required Filings; No Conflict 57

Section 3.5	Permits; Compliance with Laws; Policies and Procedures 58

Section 3.6	Financial Statements. 58

Section 3.7	Absence of Undisclosed Liabilities 59

Section 3.8	Bank Accounts 60

Section 3.9	Internal Controls 60

Section 3.10	Absence of Certain Changes or Events 60

Section 3.11	Property and Assets 61

Section 3.12	Litigation and Investigations 61

Section 3.13	Employee Benefit Plans 61

Section 3.14	Labor and Employment Matters 63

Section 3.15	Real Property and Leases 65

Section 3.16	Intellectual Property, Confidentiality and Data Privacy 66

Section 3.17	Taxes 69

Section 3.18	Environmental Matters 71

i

Section 3.19	Everest Material Contracts 72

Section 3.20	Insurance 74

Section 3.21	Brokers and Expenses 74

Section 3.22	Certain Business Practices 74

Section 3.23	Export Control and Economic Sanctions Laws 75

Section 3.24	Customers 75

Section 3.25	Suppliers 76

Section 3.26	Affiliated Transactions 76

Section 3.27	Everest Redemption 76

Section 3.28	No Reliance 77
Article IV WARRANTIES OF OLYMPUS                        77

Section 4.1	Organization and Qualification; Subsidiaries 77

Section 4.2	Capitalization 78

Section 4.3	Authority Relative to this Agreement 78

Section 4.4	Required Filings; No Conflict 79

Section 4.5	Permits; Compliance with Laws; Policies and Procedures 79

Section 4.6	Financial Statements 80

Section 4.7	Absence of Undisclosed Liabilities 81

Section 4.8	Bank Accounts 82

Section 4.9	Internal Controls 82

Section 4.10	Absence of Certain Changes or Events 82

Section 4.11	Property and Assets 82

Section 4.12	Litigation and Investigations 82

Section 4.13	Employee Benefit Plans 83

Section 4.14	Labor and Employment Matters 84

Section 4.15	Real Property and Leases 86

Section 4.16	Intellectual Property, Confidentiality and Data Privacy 87

Section 4.17	Taxes 90

Section 4.18	Environmental Matters 92

Section 4.19	Olympus Material Contracts 93

Section 4.20	Insurance 95

Section 4.21	Brokers and Expenses 96

Section 4.22	Certain Business Practices 96

Section 4.23	Export Control and Economic Sanctions Laws 96

Section 4.24	Customers 97

Section 4.25	Suppliers 97

Section 4.26	Affiliated Transactions 97

Section 4.27	Olympus Redemption; Olympus Drag 98

Section 4.28	No Reliance 98
Article V WARRANTIES OF THE SELLERS                    98

Section 5.1	Organization and Qualification 98

Section 5.2	Authority Relative to this Agreement 98

Section 5.3	Title 99

Section 5.4	Required Filings; No Conflict 99

Section 5.5	Litigation 100

Section 5.6	Brokers 100

Section 5.7	No Reliance 100

Section 5.8	Investment Decision 100
Article VI WARRANTIES OF PURCHASER                    101

Section 6.1	Organization and Qualification 101

Section 6.2	Capitalization 102

Section 6.3	Authority Relative to this Agreement 103

Section 6.4	Required Filings; No Conflict 103

Section 6.5	SEC Documents; NYSE 104

Section 6.6	WKSI Status 105

Section 6.7	Absence of Undisclosed Liabilities 105

Section 6.8	Absence of Certain Changes or Events 105

Section 6.9	Litigation 105

Section 6.10	Brokers 106

Section 6.11	Financing 106

Section 6.12	Solvency 107

Section 6.13	Investment Decision 108

Section 6.14	No Reliance 108
Article VII ADDITIONAL AGREEMENTS                        108

Section 7.1	Conduct of Everest Business 108

Section 7.2	Conduct of Olympus Business 112

Section 7.3	Conduct of Purchaser Business 116

Section 7.4	Access to Information 117

Section 7.5	Confidentiality 118

Section 7.6	Required Actions 118

Section 7.7	Consents 122

Section 7.8	Public Announcements 123

Section 7.9	Insurance 123

Section 7.10	Exculpation; Indemnification; D&O Insurance 123

Section 7.11	Employee Benefits Matters 125

Section 7.12	R&W Insurance Policy 127

Section 7.13	Termination of Shareholders’ Agreement and Administrative Services Agreement 128

Section 7.14	Termination of Affiliate Agreements 128

Section 7.15	Financing, Payoff Letters and Lien Releases 128

Section 7.16	Further Assurances. 134

Section 7.17	Exclusive Dealing. 135

Section 7.18	Notification 136

Section 7.19	Tax Matters 136

Section 7.20	Non-Disparagement 140

Section 7.21	NYSE Listing 141

Section 7.22	Closing Share Consideration Restrictions 141

Section 7.23	Other Matters 141
Article VIII CONDITIONS TO OBLIGATIONS TO CLOSE            142

Section 8.1	Conditions to Obligation of Each Party to Close 142

Section 8.2	Conditions to Purchaser’s Obligation to Close 142

Section 8.3	Conditions to Everest’s, Olympus’s and the Sellers’ Obligations to Close
144
Article IX TERMINATION                                145

Section 9.1	Termination 145

Section 9.2	Notice of Termination 146

Section 9.3	Effect of Termination 146
Article X NON-SURVIVAL OF WARRANTIES, COVENANTS AND AGREEMENTS; LIMITATION OF LIABILITY                            148

Section 10.1	Non-Survival of Warranties, Covenants and Agreements 148

Section 10.2	Indemnification and Compensation by the Sellers 149

Section 10.3	Limitations on Indemnification or Deduction 150

Section 10.4	Form of Payment 152

Section 10.5	Escrow Release 153

Section 10.6	Method of Asserting Claims 155

Section 10.7	Limitation of Liability 155
Article XI GENERAL PROVISIONS                        155

Section 11.1	Interpretation; Absence of Presumption 155

Section 11.2	Headings; Definitions 157

Section 11.3	Governing Law; Jurisdiction and Forum 157

Section 11.4	Entire Agreement 158

Section 11.5	No Third Party Beneficiaries 159

Section 11.6	Accession by Olympus Sellers 160

Section 11.7	Expenses 160

Section 11.8	Transfer Taxes 160

Section 11.9	Notices 160

Section 11.10	Successors and Assignees 162

Section 11.11	Amendments and Waivers 163

Section 11.12	Severability 163

Section 11.13	Specific Performance 163

Section 11.14	No Recourse 165

Section 11.15	Release 165

Section 11.16	Olympus Sellers’ Representatives 166

Section 11.17	Everest Sellers’ Representative 168

Section 11.18	Exclusivity of Warranties 170

Section 11.19	No Admission 171

Section 11.20	No Partnership 171

Section 11.21	Counterparts 171
Schedules
Schedule A    Everest Sellers
Schedule B    Olympus Equityholders
Schedule C    Everest Redeemed Holders
Schedule D    Closing Date
Exhibits
Exhibit A    Form of Colocation Services Agreement Amendment

Exhibit B	Form of Colocation Services Order Amendments
Exhibit C    Form of Investor Rights Agreement
Exhibit D    Olympus Shareholder Resolution

Exhibit E-1	Sample Everest Awards Statement

Exhibit E-2	Sample Olympus Awards Statement
Exhibit F-1    Sample Everest Closing Statement
Exhibit F-2    Sample Olympus Closing Statement
Exhibit G-1    Sample Everest Funds Flow
Exhibit G-2    Sample Olympus Funds Flow
Exhibit H    Form of Transition Services Agreement

Exhibit I-1	Form of Everest Escrow Agreement

Exhibit I-2	Form of Olympus Escrow Agreement
Exhibit J    Form of Letters of Resignation

Exhibit K	Form of Power of Attorney
Exhibit L    Form of Investor Questionnaire
Exhibit M    Form of Accession Deed for Minority Olympus Sellers

v

SHARE PURCHASE AGREEMENT
This SHARE PURCHASE AGREEMENT (this “Agreement”), dated as of January 24, 2020, is by and among eNett International (Jersey) Limited, a Jersey limited company (“Everest”), Optal Limited, a private company limited by shares incorporated in England and Wales (“Olympus”), Travelport Limited, a Bermuda exempted company (“Trango”), Toro Private Holdings I, Ltd., a private company limited by shares incorporated in England and Wales (“Trango Holdco”), the other shareholders of Everest set forth on Schedule A (as such schedule may be updated pursuant to Section 2.1(a)) under the heading “Everest Sellers” (together with Trango and Trango Holdco, collectively, the “Everest Sellers”), the shareholders of Olympus set forth on Schedule B (as such schedule may be updated pursuant to Section 2.1(a)) under the heading “Olympus Sellers” (the “Olympus Sellers”), Olympus, in its capacity as trustee of the DESOP Trust, and WEX Inc., a corporation incorporated in Delaware (“Purchaser”). Each of Everest, Olympus, the Everest Sellers, the Olympus Sellers and Purchaser may be referred to herein as a “Party” and collectively as the “Parties”.
RECITALS
WHEREAS, as of the date of this Agreement, (a) Trango owns 28,982,016 Everest A Shares, (b) the Everest Sellers other than Trango collectively own 3,060,622 Everest C Shares and (c) Olympus owns 8,917,543 Everest A Shares (such shares owned by Olympus, together with the Acquired Everest Shares, the “Outstanding Everest Shares”), which Outstanding Everest Shares, as of immediately prior to the Closing (following the Everest Redemption), shall represent all of the issued share capital of Everest;
WHEREAS, as of the date of this Agreement, the Olympus Sellers collectively own 53,188,723 Olympus Ordinary Shares (the “Acquired Olympus Ordinary Shares”) and 9,685,168 Olympus A Shares (the “Acquired Olympus A Shares”) and Olympus, in its capacity as trustee of the DESOP Trust, owns 1,190,853 Olympus Z Shares (the “Acquired Olympus Z Shares”), and any shareholders of Olympus who are not Olympus Sellers and have not become Olympus Sellers by acceding to this agreement prior to Closing will be dragged into the Sale pursuant to Article 28 of the Olympus Articles of Association (the “Dragged Olympus Equityholders”), and the shares held by them (the “Dragged Olympus Shares” and, together with the Acquired Olympus Ordinary Shares and the Acquired Olympus A Shares, the “Acquired Olympus Shares”), which Acquired Olympus Shares, as of immediately prior to the Closing (following the Olympus Redemption), which, with the Acquired Olympus Z Shares, shall represent all of the issued share capital of Olympus;
WHEREAS, each Seller desires to sell and transfer, and Purchaser desires to purchase, all right, title and interest in and to the Acquired Shares owned by such Seller and the Acquired Olympus Z Shares held by Olympus in its capacity as trustee of the DESOP Trust, on the terms and subject to the conditions of this Agreement;
WHEREAS, Purchaser has agreed to acquire the Acquired Olympus Shares, the Acquired Olympus Z Shares and the Acquired Everest Shares. The amount payable for each Acquired Olympus Share will be satisfied as follows: (a) Purchaser Common Stock (as defined below) as to a portion of the consideration per Acquired Olympus Share, such portion to be determined according to the total number of Acquired Olympus Shares held by Olympus Sellers who are eligible to receive the Purchaser Common Stock and (b) cash for the remainder. For the avoidance of doubt, those Olympus Sellers who are not Eligible (as defined below) to receive Purchaser Common Stock will receive cash only; and
WHEREAS, the Parties desire to make certain warranties, covenants and agreements in connection with this Agreement.
NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:
Article I

DEFINITIONS; INTERPRETATION
Section 1.1    Certain Defined Terms. For the purposes of this Agreement, the following terms shall have the following meanings:
“Acquired Company Financials” means audited historical consolidated financial statements for each of Everest and Olympus for such number of completed fiscal years (which audits shall be performed in accordance with GAAS) and, if applicable, unaudited historical consolidated financial statements for any relevant completed quarterly period after December 31, 2019 (reviewed under Statement on Auditing Standards No. 100 by their respective independent registered public accountants), in each case, in a form that complies with the requirements of Item 9.01 of Form 8-K and Rule 3-05 of Regulation S-X of the SEC for a business acquisition required to be described in answer to Item 2.01 of Form 8-K, including (a) reconciliations of such information to GAAP necessary in order for Purchaser to prepare the pro forma financial information required by Item 9.01 of Form 8-K and (b) any reconciliations of such historical consolidated financial statements to GAAP required in order to cause such financial statements to comply with Regulation S-X. For purposes of determining compliance with Regulation S-X, Everest shall be deemed not to qualify as a “foreign business,” as such term is defined in Rule 1-02(l) of Regulation S-X unless Purchaser is able to obtain, in its sole discretion, a “no action letter” from the SEC permitting such treatment.
“Acquired Shares” means, collectively, the Acquired Everest Shares and the Acquired Olympus Shares.
“Act” means the United Kingdom Companies Act 2006.
“Action” means any claim, action, suit, arbitration, litigation or proceeding of any nature, civil, criminal, administrative, regulatory or otherwise, whether at Law or in equity, commenced, brought or conducted by or pending before any Governmental Entity or arbitration tribunal.

“Administrative Services Agreement” means the administrative services agreement dated 24 June 2009 among Trango, Olympus and Everest.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct, secure or cause the direction of the management or policies of a Person, whether through the ownership of shares, securities or partnership or other ownership interests or by contract (including by the articles of association or other Governing Documents); provided, that, from and after the Closing, (a) none of Everest, Olympus or any of their respective Subsidiaries shall be considered an Affiliate of any Seller and (b) no Seller shall be considered an Affiliate of Everest, Olympus or any of their respective Subsidiaries; provided, further, that, (i) except with respect to Section 7.8, in no event shall Trango, Everest or Olympus be considered an Affiliate of any investment fund affiliated with or any portfolio company of Siris Capital Group, LLC or Elliott Management Corporation (other than, prior to the Closing, Everest), nor shall any investment fund affiliated with or portfolio company of Siris Capital Group, LLC or Elliott Management Corporation (other than, prior to the Closing, Everest) be considered an Affiliate of Trango, Everest or Olympus and (ii) in no event shall Olympus, any of its Subsidiaries or any of the Olympus Sellers be considered an Affiliate of Everest or any of its Subsidiaries, nor shall Everest, any of its Subsidiaries or any of the Everest Sellers be considered an Affiliate of Olympus, any of its Subsidiaries or any of the Olympus Sellers.
“Antitrust Laws” means any antitrust or competition Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“Australian Sellers” means each of the Sellers who is an Australian resident.
“Brexit” means the United Kingdom ceasing to be a member state of the European Union, regardless of which countries comprise the United Kingdom at such date.
“Bribery Legislation” means the United States Foreign Corrupt Practices Act of 1977, the United Kingdom Bribery Act 2010, the United States Currency and Foreign Transactions Reporting Act of 1970, as amended, and any other applicable anti-bribery, anti-corruption and anti-money laundering Laws in any jurisdiction in which Everest, Olympus or any of their respective Subsidiaries operates or offers or provides services.
“Business Day” means any day that is not a Saturday, a Sunday or other day on which commercial banks in (a) the city of New York, New York, United States of America, (b) London, United Kingdom or (c) Melbourne, Australia are required or authorized by Law to be closed.
“Cash Amounts” means, as of any time, all cash, freely marketable cash equivalents, checks, money orders, short-term instruments, bank and other depositary accounts, certificates of deposit, time deposits, deposits in transit, negotiable instruments, securities and brokerage accounts, funds in time, demand deposits or similar accounts, and specifically including (a) customer funding receivables or cash of Everest or any of its Subsidiaries or of Olympus or any of its Subsidiaries, as applicable, deposited in operating bank accounts for the provision of a credit line to its customers, (b) the Ministry of Tourism in Dubai Bank Guarantee, (c) the NAB Term Deposit (for EFT Product Collateral), and (d) security deposits for leased real estate, in each case as detailed in the Sample Everest Closing Statement and/or the Sample Olympus Closing Statement. Cash Amounts shall (i) exclude uncleared checks and drafts written or issued by Everest, Olympus or any of their Subsidiaries as of 00:01 a.m., London, United Kingdom time, on the Closing Date, (ii) include checks and drafts deposited for the account of Everest, Olympus or any of their Subsidiaries and (iii) exclude any Everest Restricted Cash and Olympus Restricted Cash.
“Closing Cash Amounts” means Everest Closing Cash Amounts plus Olympus Closing Cash Amounts.
“Closing Cash Consideration” means an amount equal to (a) the Estimated Purchase Price minus (b) 25% of Enterprise Value minus (c) the Everest Retained Cash Amount minus (d) the Olympus Deferred Cash Amount minus (e) the Olympus Seller Expense Amount.
“Closing Consideration” means, collectively, the Closing Cash Consideration and the Closing Share Consideration.
“Closing Indebtedness” means Everest Closing Indebtedness plus Olympus Closing Indebtedness.
“Closing Net Working Capital” means Everest Closing Net Working Capital plus Olympus Closing Net Working Capital.
“Closing Share Consideration” means a number of shares of Purchaser Common Stock equal to (a) 2,002,450 minus (b) the Everest Retained Shares minus (c) the Olympus Deferred Shares.
“Code” means the U.S. Internal Revenue Code of 1986.
“Colocation Services Agreement” means the Master Colocation Services Agreement between Travelport International LLC International LLC and Everest, dated June 24, 2009, as amended as of the date of this Agreement.
“Colocation Services Agreement Amendment” means the amendment to the Colocation Services Agreement to be entered into at the Closing between Travelport International LLC and eNett International (Jersey) Limited, substantially in the form attached hereto as Exhibit A.
“Colocation Services Order Amendments” means the amendments to certain service orders that were entered into under the Colocation Services Agreement, to be entered into at the Closing between Trango and eNett International (Jersey) Limited, substantially in the forms attached hereto as Exhibit B.
“Compliant” means, as of any time of determination, with respect to the Required Information, that (a) such Required Information does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such Required Information not misleading in the light of the circumstances under which they were made, and (b)  the financial statements and other financial information included in such Required Information would not be deemed “stale” for purposes of an offering of non-convertible, unsecured debt securities.
“Confidentiality Agreement” means the confidentiality agreement, dated November 22, 2019, among Trango, Olympus, Siris Capital Group, LLC, Elliot Management Corporation and Purchaser.
“Continuing Employees” means, collectively, the Everest Continuing Employees and the Olympus Continuing Employees.
“Contract” means any legally binding written or oral lease, contract, license, arrangement, commitment, option, instrument or other agreement, obligation or undertaking, other than an Everest Permit, Olympus Permit, Everest Benefit Plan or Olympus Benefit Plan.
“Damages” shall mean any and all losses, liabilities, obligations, Taxes, claims, damages, judgments, settlement payments, interest on penalties and fines, costs and expenses (including reasonable attorneys’ and experts’ fees, disbursements and other expenses of investigation or litigation), but excluding any punitive, special, exemplary, consequential or indirect damages, except to the extent such damages are (a) the reasonably foreseeable result (as of the date hereof) of the breach to which they relate to or (b) part of claims made by a third party.
“Data Room” means the virtual data room hosted by IntraLinks, Inc. in connection with the transactions contemplated by this Agreement, as at 11:59 p.m., London, United Kingdom time on the day that is two days prior to the date of this Agreement.
“DESOP Trust” means the PSP Group Employee Share Trust established by way of discretionary trust deed dated 28 October 2008, as amended from time to time.
“Disclosed Retention Bonuses” means those retention bonuses disclosed in folder 14.4.1.11, 14.4.1.15, 14.4.2.28 and 14.4.2.30 of the Data Room.
“Disclosure Schedule” means the Everest Disclosure Schedule or the Olympus Disclosure Schedule, as applicable.
“Drag Period” means the period beginning with the date on which the drag along notice is sent in accordance with Section 2.6 and ending 15 Business Days thereafter.
“Eligible” in respect of a Person, means that such Person has confirmed, no later than five Business Days prior to the Closing, to the reasonable satisfaction of the Purchaser that he, she or it (a) either (i) is an “accredited investor” (as defined in Regulation D promulgated under the Securities Act) or (ii) is not a “U.S. person” (within the meaning of Rule 902 of Regulation S of the Securities Act) and is not acquiring any Purchaser Common Stock for the account or benefit of any U.S. person (within the meaning of Rule 902 of Regulation S of the Securities Act) and (b) (i) if an Australian resident, is a “sophisticated investor” or “professional investor” under Section 708 of the Australia Corporations Act 2001, (ii) if a New Zealand resident, is a “wholesale investor” within the meaning of Clause 3.2 of Schedule 1 of the New Zealand Financial Markets Conduct Act 2013, or (iii) if a resident, or otherwise subject to the laws or regulations of any other jurisdiction other than the United States, New Zealand or Australia, that the receipt by such Person of Purchaser Common Stock will not result in Purchaser or Olympus or any person acting on their behalf being in breach of such laws or regulations.
“Eligible Olympus Seller” means an Olympus Seller that is Eligible.
“Enterprise Value” means $1,700,000,000.
“Environmental Laws” means any and all applicable Laws relating to the pollution or protection of the environment, public health and safety, and natural resources, including the use, handling, transportation, treatment, storage, disposal, release or discharge of Regulated Substances or of any Hazardous Substance.
“Equityholders” means, collectively, the Everest Sellers and the Olympus Equityholders.
“ERISA” means The Employee Retirement Income Security Act of 1974.
“Escrow Agent” means Citibank, N.A.
“Estimated Closing Cash Amounts” means Estimated Everest Closing Cash Amounts plus Estimated Olympus Closing Cash Amounts.
“Estimated Closing Indebtedness” means Estimated Everest Closing Indebtedness plus Estimated Olympus Closing Indebtedness.
“Estimated Closing Net Working Capital” means Estimated Everest Closing Net Working Capital plus Estimated Olympus Closing Net Working Capital.
“Estimated Purchase Price” means (a) Enterprise Value plus (b) Estimated Closing Net Working Capital minus (c) Estimated Target Net Working Capital plus (d) Estimated Closing Cash Amounts minus (e) Estimated Closing Indebtedness minus (f) Estimated Unpaid Expenses.
“Estimated Target Net Working Capital” means Estimated Everest Target Net Working Capital plus Estimated Olympus Target Net Working Capital.
“Estimated Unpaid Expenses” means Estimated Unpaid Everest Expenses plus Estimated Unpaid Olympus Expenses.
“Everest A Shares” means the Ordinary A Shares, as defined in the Everest Constitution.
“Everest Accounting Principles” means IFRS IASB, using and applying the same accounting principles, practices, procedures, policies and methods (with consistent classifications,

judgments, elections, inclusions, exclusions and valuation and estimation methodologies) as used and as consistently applied in the preparation of the audited consolidated balance sheet of Everest and its Subsidiaries as of December 31, 2018, subject to the principles set forth in Section 1.1(a) of the Everest Disclosure Schedule and provided that Everest Accounting Principles (a) shall not include any purchase accounting or other adjustment arising out of the consummation of the transactions contemplated by this Agreement, (b) shall be based on facts and circumstances as they exist prior to the Closing and shall exclude the effect of any act, decision or event occurring on or after the Closing, and (c) shall follow the defined terms contained in this Agreement.
“Everest Adjustment Amount” means an amount, which may be a positive or a negative number, equal to (a) Everest Closing Net Working Capital minus (b) Estimated Everest Closing Net Working Capital minus (c) Everest Target Net Working Capital plus (d) Estimated Everest Target Net Working Capital plus (e) Everest Closing Cash Amounts minus (f) Estimated Everest Closing Cash Amounts minus (g) Everest Closing Indebtedness plus (h) Estimated Everest Closing Indebtedness minus (i) Unpaid Everest Expenses plus (j) Estimated Unpaid Everest Expenses, in the case of clauses (a), (c), (e), (g) and (i), as finally determined pursuant to Section 2.9, and in the case of clauses (b), (d), (f), (h) and (j), as set forth in the Everest Closing Statement; provided, that (i) if such amount is neither greater than $250,000 nor less than

– $250,000, then the Everest Adjustment Amount shall be $0; (ii) if such amount is less than the negative of the Everest Cap, then the Everest Adjustment Amount shall be equal to the negative of the Everest Cap; and (iii) the Everest Adjustment Amount shall be subject to limitations set forth in Section 10.3(a).
“Everest Benefit Plans” means all employee welfare (excluding low value fringe benefits) and pension benefit plans and all bonus, stock option, stock purchase, restricted stock, incentive (excluding low value fringe benefits), deferred compensation, retiree medical or life insurance, supplemental retirement, superannuation fund, severance, retention or other material benefit plans, programs, policies or arrangements (whether written or unwritten), and all termination, change of control, severance or retention contracts or material arrangements (whether written or unwritten) to which Everest or any of its Subsidiaries is a party, with respect to which Everest or any of its Subsidiaries has or would reasonably be expected to have any material actual or contingent liability, or that are maintained, contributed to or sponsored by Everest or any of its Subsidiaries for the benefit of any current or former employee, officer or director of Everest or any of its Subsidiaries (excluding (a) any employment offer letters that do not contain any outstanding change of control, severance or retention bonus commitments and (b) any program maintained by any Governmental Entity to which contribution is required by applicable Law), including the Everest Equity Award Plans.
“Everest Business” means the business of Everest and its Subsidiaries.
“Everest C Shares” means the C Shares, as defined in the Everest Constitution.
“Everest Cap” has the meaning set forth in Section 1.1(d) of the Everest Disclosure Schedule.

“Everest Cash Amounts” means, as of any time and date, the Cash Amounts of Everest and its Subsidiaries as of such time and date, calculated as set forth in the Sample Everest Closing Statement and in accordance with the Everest Accounting Principles.
“Everest Closing Cash Amounts” means Everest Cash Amounts as of 00:01 a.m., London, United Kingdom time, on the Closing Date; provided, that, for the avoidance of doubt, Everest Closing Cash Amounts shall not include the proceeds of any loan paid by Purchaser pursuant to the Everest Loan Funded Share Plan in accordance with the last sentence of Section 2.3(d); provided, further, that Everest Closing Cash Amounts shall not exceed an amount equal to (a) Unpaid Everest Expenses plus (b) $30,000,000.
“Everest Closing Indebtedness” means Everest Indebtedness as of 00:01 a.m., London, United Kingdom time, on the Closing Date.
“Everest Closing Net Working Capital” means Everest Net Working Capital as of 00:01 a.m., London, United Kingdom time on the Closing Date.
“Everest Constitution” means the memorandum and articles of association of Everest, as amended as of the date of this Agreement.
“Everest Continuing Employees” means all employees of Everest or any of its Subsidiaries (including, for the avoidance of doubt, employees of TriNet HR Corporation as the legal employer of record) who as of 00:01 a.m., London, United Kingdom, on the Closing Date, continue their employment at Everest or any of its Subsidiaries.
“Everest D Shares” means the D Shares, as defined in the Everest Constitution.
“Everest Disclosure Schedule” means the disclosure schedule delivered to Purchaser by Everest prior to the execution of this Agreement.
“Everest Employee” means any individual who is an employee of Everest or any of its Subsidiaries (including, for the avoidance of doubt, employees of TriNet HR Corporation as the legal employer of record) as at the date of this Agreement.
“Everest Equity Award Plans” means the plans in respect of the Everest Options and the Everest Phantom Shares and the Everest Loan Funded Share Plan.
“Everest Expenses” means, without duplication, the aggregate amount of all out-of-pocket costs, fees and expenses incurred at or prior to the Closing by Everest or any of its Subsidiaries or by or on behalf of Trango (in each case, to the extent such amounts are a liability of Everest or any of its Subsidiaries) as a result of the negotiation of the Sale and the execution of this Agreement and the performance and consummation of the transactions contemplated hereby, including (a) any amounts payable with respect to the Everest Redeemed Securities (in each case together with the employer portion of any payroll, withholding, employment or similar Taxes and any national insurance or social security contributions payable in respect of such amounts) in consideration for the cancellation or redemption of such securities in connection with the Closing,

(b) any legal, accounting, financial advisory and other advisory, investment banker, transaction or consulting fees and expenses, incurred by or on behalf of Everest or any of its Subsidiaries or by or on behalf of Trango, (c) solely to the extent not otherwise already included in the amount of Everest Net Working Capital, (x) any transaction, change of control or retention bonus (including, for the avoidance of doubt, the Disclosed Retention Bonuses) or similar payments due and payable under an Everest Benefit Plan by or on behalf of Everest or any of its Subsidiaries to any Person, in each case payable prior to, on or after the Closing Date and which obligations arise or accrue either on or before the Closing Date as a result of or in connection with the consummation of the transactions contemplated by this Agreement and (y) the Everest Severance Amount, and in each of cases (x) and (y), together with the employer portion of any payroll, withholding, employment or similar Taxes payable with respect to such amounts and any Taxes required to be withheld with respect to such amounts and net of any Tax benefits that may be realized with respect to such amounts (provided, that any such Tax benefits shall not, to that extent, also be taken into account in Everest Closing Net Working Capital or Everest Closing Indebtedness), (d) the lesser of 25% of the premium, underwriting costs and surplus lines taxes of the R&W Insurance Policy and $1,250,000, (e) 25% of all fees, costs and expenses of the Exchange Agent, (f) 50% of all fees and expenses of the Escrow Agent incurred in connection with the Everest Escrow Agreement and (g) 50% of the costs and premium of any D&O Insurance “tail” policy purchased pursuant to Section 7.10(c); provided, that “Everest Expenses” shall not include (i) filing fees associated with any filings required by any Antitrust Law, (ii) for the avoidance of doubt, amounts payable under or in relation to any Everest Benefit Plan (other than under or in relation to the Everest Equity Award Plans and any transaction, change of control or retention bonus as described in clause (c) above), together with the employer portion of any payroll, withholding, employment or similar Taxes payable prior to or on the Closing Date with respect to such amounts, (iii) any Transfer Taxes, (iv) any severance benefits (including pay in lieu of notice of termination, to the extent applicable) or (v) any Everest Closing Indebtedness, in each case calculated as set forth in the Sample Everest Closing Statement (and taking into account the adjustments set forth therein) and in accordance with the Everest Accounting Principles.
“Everest Indebtedness” means, as of any time and date, the aggregate amount of Indebtedness of Everest and its Subsidiaries as of such time and date, calculated as set forth in the Sample Everest Closing Statement and in accordance with the Everest Accounting Principles.
“Everest Loan Funded Share Plan” means the Everest International (Jersey) Limited Loan Share Plan and the award and loan agreements issued and entered into thereunder.
“Everest Maximum” has the meaning set forth in Section 1.1(d) of the Everest Disclosure Schedule.
“Everest Net Working Capital” means, as of any time and date, an amount, which may be a positive number or a negative number, equal to the aggregate value of the current assets of Everest and its Subsidiaries (excluding (a) Everest Cash Amounts, (b) Everest Restricted Cash, and (c) any deferred income tax assets) minus the aggregate value of the current liabilities of Everest and its Subsidiaries (excluding (i) Everest Indebtedness (but only to the extent an amount has been included in current assets or current liabilities), (ii) Everest Expenses, (iii) deferred income, (iv) the liability associated with Everest’s “Client Funds for Clearing”, and (v) any deferred income tax liabilities), in each case, determined on a consolidated basis without duplication, as of such time and date and calculated as set forth in the Sample Everest Closing Statement (and taking into account the adjustments set forth therein) and in accordance with the Everest Accounting Principles.
“Everest Option D Shares” means the net number of Plan Shares (as defined in the 2015 Everest Plan) delivered to holders of corresponding Everest Options upon the Everest Option Net Settlement.
“Everest Option Net Settlement” means the exercise of the outstanding Everest Options pursuant to Section 6.7 of The Everest Incentive Plan (2015), an employee share option plan adopted by Everest (the “2015 Everest Plan”), such that each holder of such outstanding Everest Options shall receive only a net number of Plan Shares (as defined in the 2015 Everest Plan), calculated by Everest in accordance with the 2015 Everest Plan.
“Everest Options” means the outstanding Awards (as defined in the 2015 Everest Plan), whether vested or unvested, which represent rights to Everest Option D Shares upon payment of an Exercise Price (as defined in the 2015 Everest Plan) specified in the applicable Award Certificate (as defined in the 2015 Everest Plan).
“Everest Phantom Shares” means the outstanding rights to receive a cash payment from Everest pursuant to, and on the terms and subject to the conditions of, the phantom share plan adopted by Everest, whether vested or unvested as of immediately prior to the Closing.
“Everest Pro Rata Percentage” means, with respect to each Everest Seller, the percentage set forth opposite such Everest Seller’s name under the heading “Everest Pro Rata Percentage” on the Everest Funds Flow; provided, that the sum of the Everest Pro Rata Percentages with respect to all Everest Sellers shall equal 100%.
“Everest Redeemed Holder” means the holders of Everest C Shares, Everest D Shares, Everest Option D Shares, Everest Options and Everest Phantom Shares set forth on Schedule C.
“Everest Redeemed Securities” means any Everest C Shares, Everest D Shares, Everest Option D Shares, Everest Options and Everest Phantom Shares that are required to be redeemed and cancelled immediately prior to Closing pursuant to Section 2.3(f) and in accordance with the Everest Awards Statement.
“Everest Restricted Cash” means (a) all cash held on behalf of customers (i.e., Everest’s “Client Funds for Clearing”) and (b) 50% of any customer funding receivables or cash of Everest or any of its Subsidiaries deposited in operating bank accounts for the provision of a credit line to its customers, in each case calculated as set forth in the Sample Everest Closing Statement and in accordance with the Everest Accounting Principles.
“Everest Retained Cash Amount” means an amount in U.S. dollars equal to the product of (a) the sum of the Everest Pro Rata Percentages of each Non-Trango Everest Seller that is not Eligible multiplied by (b) the Everest Cap.

“Everest Retained Shares” means a number of shares of Purchaser Common Stock equal to the quotient of (a) the product of (i) the sum of the Everest Pro Rata Percentages of each Non-Trango Everest Seller that is Eligible multiplied by (ii) the Everest Cap divided by (b) the Reference Price.
“Everest Severance Amount” has the meaning set forth in Section 1.1(d) of the Everest Disclosure Schedule.
“Everest Target Net Working Capital” means the average of the month-end balances of Everest Net Working Capital over the six full calendar months immediately preceding the Closing Date.
“Everest Tax Liability Amount” means, without duplication hereunder or of any Taxes otherwise taken into account as an asset or liability in the Everest Adjustment Amount or Olympus Adjustment Amount as finally determined under Article II, the amount of the accrued and unpaid Tax liabilities (and Tax assets) of Everest and its Subsidiaries that would be reflected on the financial statements of Everest in accordance with IFRS IASB as a liability (or an asset) for Taxes for any Pre-Closing Period, calculated (a) in a manner consistent with the past practice of Everest, (b) based on a closing of the books as of the Closing Date, (c) without regard to any action taken by Purchaser or its Affiliates (including, after the Closing, Everest, Olympus and their respective Subsidiaries) on or after the Closing, and (d) disregarding any deferred Tax assets and liabilities; provided, that if the Everest Tax Liability Amount is less than zero, then it shall constitute a reduction in the amount of Everest Closing Indebtedness, which may cause the amount of Indebtedness to be a negative number.
“Everest TSA Employee” means the employees listed in Section 1.1(c) of the Everest Disclosure Schedule who are, as of the date of this Agreement, employees of Trango or any of its Subsidiaries (excluding Everest and any of its Subsidiaries) who are exclusively engaged in providing service to Everest and its Subsidiaries, the services of which shall, to the extent such individuals remain employed by Trango or any of its Subsidiaries (excluding Everest and any of its Subsidiaries) at Closing, be provided, after the Closing, to the Transferred Entities pursuant to the Transition Services Agreement.
“Exchange Act” means the U.S. Securities Exchange Act of 1934.
“Exchange Agent” means American Stock Transfer & Trust Company, LLC.
“Excluded Taxes” shall mean any liability, obligation or commitment for, without duplication, (a) any Taxes of another Person (other than a Transferred Entity) for which any of the Transferred Entities is liable (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law) by virtue of having been a member of a consolidated, combined, unitary or other similar Tax group prior to the Closing or (ii) as a transferee or successor of any Person as a result of a transaction occurring before the Closing, or (iii) pursuant to any Tax allocation, Tax sharing or Tax indemnification agreement entered into by such Transferred Entity prior to the Closing (other than any Tax allocation, indemnity or sharing provisions in agreements entered into in the ordinary course of business and not primarily relating to Taxes), (b) Taxes of any

Transferred Entity for a Pre-Closing Period (it being understood that, in the case of a Straddle Period, the Taxes for the Pre-Closing Period portion of that Straddle Period shall be determined based on a “closing of the books” as if the applicable taxable period had ended as of the close of business on the Closing Date (including the applicable taxable period of any fiscally transparent entity owned by a Transferred Entity)), or (c) Taxes resulting from actions taken in contravention of Section 7.1 or Section 7.2; provided, that Excluded Taxes shall not include any Taxes resulting from any act taken or transaction entered into by Purchaser or any of its Affiliates (including the Transferred Entities) after the Closing which is a Purchaser Tax Act.
“Fair Value” means the amount at which the assets (both tangible and intangible), in their entirety, of Purchaser and its Subsidiaries, on a consolidated basis, would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.
“Fairly Disclosed” means, in respect of a fact, matter or circumstance, that sufficient information has been disclosed that a sophisticated investor, experienced in transactions of the nature of the Sale and familiar with the Everest Business and the Olympus Business, would be aware of the substance and significance of the information.
“Financial Statements” means the Everest Financial Statements and the Olympus Financial Statements.
“Financing Sources” means the Persons (including each agent and arranger) that have committed to provide or arrange or have otherwise entered into agreements in connection with the Financing (including the Commitment Parties), any debt securities being issued in lieu of or in connection with such Financing or any alternative financings, in each case, in connection with the transactions contemplated by this Agreement, and any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto; provided, that neither Purchaser nor any Affiliate of Purchaser shall be a Financing Source.
“GAAP” means generally accepted accounting principles in the United States, and, where applicable, consistently applied throughout the periods involved.
“GAAS” means generally accepted auditing standards in the United States.
“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs.
“Governmental Entity” means any foreign, domestic, supranational, federal, regional, provincial, territorial, state, national or local governmental, quasi-governmental, regulatory, judicial or arbitral entity, body, court, tribunal, commission, board, bureau, agency, authority or instrumentality, including any regulatory, administrative or other department, agency, authority or any political or other subdivision, department or branch of any of the foregoing.
“Group Company” means Everest, Olympus or a Subsidiary of Everest or Olympus at the relevant time.

“Hazardous Substances” means (a) those substances defined in or regulated as hazardous or toxic substances, materials or wastes under any Environmental Law; (b) petroleum and petroleum products, including crude oil and any fractions thereof; (c) natural gas, synthetic gas, and any mixtures thereof; (d) polychlorinated biphenyls, asbestos and radon; (e) any other contaminant; and (f) any biological or chemical substance, material or waste regulated or classified as hazardous, toxic, or radioactive by any Governmental Entity of competent jurisdiction pursuant to any Environmental Law.
“IFRS EU” means the International Financial Reporting Standards as adopted by the European Union.
“IFRS IASB” means the International Financial Reporting Standards as issued by the International Accounting Standards Board and Interpretations issued by the International Financial Reporting Interpretations Committee of the IASB.
“Indebtedness” means, with respect to any Person and as of any time, without duplication, the following obligations of such Person as of such time:

(a)	the outstanding principal amount of any indebtedness for borrowed money, including all accrued but unpaid interest thereon;

(b)	any obligations of such Person evidenced by bonds, notes or debentures or any other debt security;

(c)	any obligations of such Person in respect of outstanding performance bonds, letters of credit or bank guarantees, in each case to the extent drawn and unpaid;

(d)	all obligations of a Person contingent or otherwise, under acceptance, standby letter of credit or similar facilities, in each case to the extent drawn and unpaid;

(e)	obligations of such Person in respect of any declared but unpaid dividends (other than owing to Everest, Olympus or any of their respective Subsidiaries);

(f)
indebtedness of other Persons of the types described in clauses (a) – (e) or (g) – (h) of this definition which is secured by (or for which the holder of such indebtedness has an existing right to be secured by) any Liens on property owned by such Person, whether or not the indebtedness secured thereby has been assumed by that Person;

(g)	the net position of any outstanding hedging instruments, including without limitation any foreign currency hedge agreements (which, for the avoidance of doubt, may be a positive or negative number);

(h)	any deferred portion of the purchase price for property or services owed by such Person (but, in each case, excluding trade accounts payable arising in the ordinary course of business);

(i)	indebtedness of other Persons of the types described in clauses (a) – (e) or (g) – (h) of this definition guaranteed by such Person;

(j)
the net position of any Olympus “Client Funds Liability/Asset” outstanding (which, for the avoidance of doubt, may be a positive or negative number) and excluding, for the avoidance of doubt, the liability associated with Everest’s “Client Funds for Clearing”;

(k)	the Everest Tax Liability Amount (in the case of Indebtedness of Everest) or the Olympus Tax Liability Amount (in the case of Indebtedness of Olympus);

(l)
in the case of Indebtedness of Everest, the net position of any trade or non-trade intercompany balances owing to or by Trango or any of its wholly owned Subsidiaries by or to Everest or any of its wholly owned Subsidiaries (which, for the avoidance of doubt, may be a positive or negative number); and

(m)	in the case of Everest, all costs, fees and expenses accrued but unpaid under the Administrative Services Agreement that remain outstanding following the Closing in accordance with Section 7.13, provided, that Indebtedness shall not include any obligations (i) solely owing by Everest, Olympus or any of their respective wholly owned Subsidiaries to Everest, Olympus or any of their wholly owned Subsidiaries, (ii) that are included in the amount of Closing Net Working Capital or Unpaid Expenses, including, for the avoidance of doubt, Liabilities in respect of receivables financings or (iii) under operating leases (and in any case excluding any lease obligations of such Person that would not have been capitalized in accordance with IAS 17 for financing leases as implemented before the effective date of IFRS 16).
“Intellectual Property” means all intellectual property and similar proprietary rights existing anywhere in the world associated with: (a) patents and patent applications and similar or equivalent rights in inventions or designs (collectively, “Patents”), (b) trademarks, trade names, service marks, trade dress and other designations of origin (collectively, “Marks”), (c) copyrights and registrations and applications therefor, and works of authorship (including software as a work of authorship) and any related rights of authors, including moral rights (collectively, “Copyrights”), (d) rights in domain names, uniform resource locators, social media identifiers and other names and locators associated with Internet addresses and sites (collectively, “Internet Properties”) and (e) trade secrets and other proprietary and confidential information, including know-how, inventions (whether or not patentable), processes, formulations, technical data and designs, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Patents (collectively, “Trade Secrets”).
“Investor Rights Agreement” means the investor rights agreement to be entered into at the Closing, by and among Trango, Trango Holdco, Purchaser and the other parties thereto, substantially in the form attached hereto as Exhibit C.

“IT Assets” means computers, software and software platforms, databases, websites, servers, routers, hubs, switches, circuits, networks, data communications lines and all other information technology infrastructure and equipment.
“Knowledge of Everest” means the actual knowledge as of the date hereof of the Persons listed in Section 1.1(b) of the Everest Disclosure Schedule, after reasonable internal inquiry of each such Person’s direct reports.
“Knowledge of Olympus” means the actual knowledge as of the date hereof of the Persons listed in Section 1.1(b) of the Olympus Disclosure Schedule, after reasonable internal inquiry of each such Person’s direct reports.
“Knowledge of Purchaser” means the actual knowledge as of the date hereof of the Persons listed in Section 1.1(b) of the Purchaser Disclosure Schedule, after reasonable internal inquiry of each such Person’s direct reports.
“Law” means any foreign, domestic, supranational, federal, regional, territorial, state or local statute, common or civil law, ordinance, directive, regulation, constitutional provision, subordinate or delegated legislation, rule, code or order of any Governmental Entity of competent jurisdiction and any judicial or administrative interpretation thereof.
“Lender Related Parties” means the Financing Sources, their respective Affiliates, and the respective officers, directors, employees, general or limited partners, trustees, shareholders, members, managers, controlling persons, agents and Representatives of the foregoing, and their respective successors and assigns.
“Liability” means all obligations and other liabilities, whether absolute, accrued, matured, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due, including any debts, fines, penalties, losses, costs, interest, charges, expenses, damages, adverse claims, assessments, deficiencies, judgments, orders, rulings, fees, awards or settlements; provided, that, for purposes of Section 6.12, Liabilities means the recorded liabilities of Purchaser and its Subsidiaries, taken as a whole, as of the Closing Date immediately after giving effect to the consummation of the transactions contemplated by this Agreement (including any financing being entered into in connection therewith), it being understood that the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.
“Liens” means all liens, pledges, mortgages, real property title defects, rights of first refusal, pre-emptive rights, charges, conditions, hypothecations, easements, claims, security interests, purchase agreements, options, restrictions on transfer or other encumbrances of any kind, other than restrictions on transfer arising under applicable securities Laws. For the avoidance of doubt, a non-exclusive license to Intellectual Property shall not be considered a Lien.
“Losses” means any and all damages, losses, debts, liabilities, deficiencies, penalties, judgments, settlements, payments, fines, interest, costs and expenses (including the reasonable out-of-pocket costs and expenses of attorneys, accountants and experts incurred in the defense thereof), but excluding any consequential damages, special damages, indirect damages, loss of revenue or profits, diminution in value (other than the diminution in value of the Acquired Shares, solely to the extent such measure may be employed by a court for purpose of establishing any damages hereunder), damages based on multiple of revenue or earnings or other performance metric, loss of business reputation, punitive and exemplary damages or any similar damages; provided, that, for the avoidance of doubt, the foregoing shall not exclude quantification of the diminution in value of Acquired Shares (where such measure is allowed) with reference to revenue, profits or earnings (or multiples thereof).
“Marketing Period” means the first period of 15 consecutive Business Days throughout and at the end of which: (a) Purchaser shall have the Required Information and the Required Information is Compliant and (b) the conditions set forth in Section 8.1 and Section 8.2 shall be satisfied (other than those conditions that by their nature are to be satisfied or waived on the Closing Date, it being understood that such conditions are not waived for purposes of Article VIII); provided, that (i) if such 15 consecutive Business Day period shall not have ended on or prior to August 21, 2020, then such 15 consecutive Business Day period shall not commence prior to September 8, 2020, (ii) the Marketing Period shall not be deemed to have commenced if, prior to the conclusion of the Marketing Period, (A) the independent accountant for Everest and/or Olympus shall have withdrawn any audit opinion thereof with respect to any of the annual financial statements included in the Required Information, in which case the Marketing Period shall not be deemed to commence unless and until, at the earliest, a new audit opinion is issued with respect to such financial statements by such accountant or another nationally-recognized independent public accounting firm reasonably acceptable to Purchaser, (B) Everest and/or Olympus, as applicable, restates, its board has determined to restate or such accountant has determined that it is necessary to restate any historical financial statements of Everest and/or Olympus, as applicable, that are included in the Required Information, or Everest and/or Olympus, as applicable, has publicly announced that a restatement of such historical financial statements is required, in which case the Marketing Period shall not be deemed to commence unless and until such restatement has been completed or its board or accountant, as applicable, subsequently concludes that no restatement shall be required in accordance with IFRS EU or IFRS IASB as applicable, and (C) any Required Information would not be Compliant (it being understood that if any Required Information provided at the initiation of the Marketing Period ceases to be Compliant at any time during such 15 consecutive Business Day period, then the Marketing Period shall be deemed not to have commenced), in which case the Marketing Period shall not be deemed to commence unless and until such Required Information has been updated so that it is Compliant, and (iii) the Marketing Period shall be deemed to end on any earlier date that is the date on which the full amount of the Financing (or any debt securities or other financing in lieu of the full amount thereof) has been consummated; provided, further, that if Everest and/or Olympus, as applicable, shall in good faith reasonably believe it has provided the Required Information, it may deliver to Purchaser a written notice to that effect, in which case the Marketing Period will be deemed to have commenced on the date of such notice unless Purchaser, in good faith, reasonably believes the Marketing Period has not commenced and within three Business Days after the delivery of such notice by Everest and/or Olympus, as applicable, delivers a written notice to Everest and/or Olympus, as applicable, to that effect and setting forth with reasonable specificity why Purchaser believes the Required Information has not been provided (provided, that it is understood that the delivery of such written notice to Everest and/or Olympus will not prejudice the right of Everest and/or Olympus to assert that the Required Information has in fact been delivered). Notwithstanding the foregoing, in no event shall the Marketing Period commence until the earlier of (x) 15 Business Days after delivery of the Required Information to Purchaser and (y) completion and delivery to the Financing Sources of the pro forma financial statements contemplated by paragraph (v) of Annex III to the Debt Commitment Letter as in effect on the date hereof; provided, that Purchaser shall use its reasonable best efforts to complete and deliver such pro forma financial statements as promptly as practicable following delivery of the applicable portion of the Required Information; provided, further, that if the Required Information includes financial statements for the period ending June 30, 2020, such 15 Business Day period set forth in clause (x) shall be reduced to 9 Business Days.
“Material Adverse Effect” means any event, change, development, state of facts or effect that, individually or in the aggregate, (x) has had and continues to have a material adverse effect on the business, condition (financial or otherwise) or results of operations of Everest and its Subsidiaries, taken as a whole, or of Olympus and its Subsidiaries, taken as a whole, or (y) would prevent or materially delay the consummation of the transactions contemplated by this Agreement; provided, that, solely for purposes of clause (x), no such event, change, development, state of facts or effect resulting, arising from or in connection with any of the following matters shall be deemed, either alone or in combination, to constitute or contribute to, or be taken into account in determining whether there has been or will be, a Material Adverse Effect: (a) the general conditions and trends in the industries or businesses in which Everest, Olympus or any of their respective Subsidiaries operates, including competition in any of the geographic or product areas in which Everest, Olympus or any of their respective Subsidiaries operates and seasonal fluctuations; (b) general economic conditions, financial conditions or capital market conditions (including interest rates, exchange rates and credit markets); (c) conditions resulting from the commencement, occurrence, continuation or intensification of any act of civil unrest, war (whether or not declared), terrorism or sabotage (including cyberattack), armed hostilities, military attacks or declaration of national emergency; (d) changes (or proposed changes) in Tax, regulatory or political conditions (including as a result of the negotiations or outcome with respect to Brexit) or Law, IFRS EU or IRFS IASB (or, in each case, any authoritative interpretations thereof or the enforcement thereof); (e) conditions resulting from any natural or manmade disasters, hurricanes, floods, tornados, pandemics, tsunamis, earthquakes, acts of God or other weather-related or natural conditions; (f) any action taken by any Seller or by Everest or Olympus, or any Seller’s or Everest’s or Olympus’s failure to take any action, in each case, that is required to be taken, or not taken, by this Agreement, or any action taken, or the failure to take any action, in each case that is required to be taken, or not taken, by applicable Law; (g) the failure of Everest, Olympus or any of their respective Subsidiaries to meet any projections, forecasts or budgets for any period (provided, that the underlying causes thereof, to the extent not otherwise excluded by this definition, may be taken into account in determining whether a Material Adverse Effect has occurred; provided, further, that this clause (g) shall not be construed as implying that Everest or Olympus is making any representation or warranty hereunder with respect to any projections, forecasts or budgets); (h) any action taken, or the failure to take action, or such other changes or events, in each case, to which Purchaser has consented in writing or the failure to take actions due to Purchaser’s failure to consent thereto, to the extent such consent is required to be given pursuant to the terms of this Agreement, following the request of Everest or Olympus; or (i) the execution, announcement, pendency or consummation of this Agreement or the transactions contemplated hereby, or the identity of Purchaser; provided, further, that any event, change, development or effect referred to in clause (a), (b), (c) or (e) may be taken into account in determining whether there has been a Material Adverse Effect to the extent, and solely to the extent, such event, change, development, state of facts or effect has a disproportionate effect on Everest and its Subsidiaries, taken as a whole, or on Olympus and its Subsidiaries, taken as a whole, as compared to other participants in the industries in which Everest, Olympus or their respective Subsidiaries operate.
“Minority Olympus Seller” means any shareholder of Olympus that is not set forth on Schedule B at the date of this Agreement.
“Non-Eligible Olympus Equityholder” means an Olympus Seller who is not Eligible or an Olympus Equityholder who is a holder of Olympus Options or Olympus Phantom Shares.
“Non-Trango Equityholders” means, collectively, the Equityholders other than Trango and Trango Holdco.
“Non-Trango Everest Sellers” means, collectively, the Everest Sellers other than Trango and Trango Holdco.
“Olympus A Shares” means the A Shares, as defined in the Olympus Articles of Association.
“Olympus Accounting Principles” means IFRS EU, using and applying the same accounting principles, practices, procedures, policies and methods (with consistent classifications, judgments, elections, inclusions, exclusions and valuation and estimation methodologies) as used and as consistently applied in the preparation of the audited consolidated balance sheet of Olympus and its Subsidiaries as of December 31, 2018, subject to the principles set forth in Section 1.1(a) of the Olympus Disclosure Schedule and provided that Olympus Accounting Principles (a) shall not include any purchase accounting or other adjustment arising out of the consummation of the transactions contemplated by this Agreement, (b) shall be based on facts and circumstances as they exist prior to the Closing and shall exclude the effect of any act, decision or event occurring on or after the Closing, and (c) shall follow the defined terms contained in this Agreement.
“Olympus Adjustment Amount” means an amount, which may be a positive or a negative number, equal to (a) Olympus Closing Net Working Capital minus (b) Estimated Olympus Closing Net Working Capital minus (c) Olympus Target Net Working Capital plus (d) Estimated Olympus Target Net Working Capital plus (e) Olympus Closing Cash Amounts minus (f) Estimated Olympus Closing Cash Amounts minus (g) Olympus Closing Indebtedness plus (h) Estimated Olympus Closing Indebtedness minus (i) Unpaid Olympus Expenses plus (j) Estimated Unpaid Olympus Expenses, in the case of clauses (a), (c), (e), (g) and (i), as finally determined pursuant to Section 2.11, and in the case of clauses (b), (d), (f), (h) and (j), as set forth in the Olympus Closing Statement; provided, that (i) if such amount is neither greater than $250,000 nor less than – $250,000, then the Olympus Adjustment Amount shall be $0; (ii)  if such amount is less than the negative of the Olympus Cap, then the Olympus Adjustment Amount shall be equal to the negative of the

Olympus Cap; and (iii) the Olympus Adjustment Amount shall be subject to the limitations set forth in Section 10.3(b).
“Olympus Articles of Association” means the articles of association of Olympus, in effect as of the date of this Agreement.
“Olympus Benefit Plans” means all employee welfare (excluding low value fringe benefits) and pension benefit plans and all bonus, stock option, stock purchase, restricted stock, incentive (excluding low value fringe benefits), deferred compensation, retiree medical or life insurance, supplemental retirement, superannuation fund, severance, retention or other material benefit plans, programs, policies or arrangements (whether written or unwritten), and all termination, change of control, severance or retention contracts or material arrangements (whether written or unwritten) to which Olympus or any of its Subsidiaries is a party, with respect to which Olympus or any of its Subsidiaries has or would reasonably be expected to have any material actual or contingent liability, or that are maintained or sponsored by Olympus or any of its Subsidiaries for the benefit of any current or former employee, officer or director of Olympus or any of its Subsidiaries (excluding (a) any employment offer letters that do not contain any outstanding change of control, severance or retention bonus commitments and (b) any program maintained by any Governmental Entity to which contribution is required by applicable Law), including the Olympus Equity Award Plans.
“Olympus Business” means the business of Olympus and its Subsidiaries (other than the Everest Business).
“Olympus Cap” has the meaning set forth in Section 1.1(c) of the Olympus Disclosure Schedule.
“Olympus Cash Amounts” means, as of any time and date, the Cash Amounts of Olympus and its Subsidiaries as of such time and date, calculated as set forth in the Sample Olympus Closing Statement in accordance with the Olympus Accounting Principles.
“Olympus Closing Cash Amounts” means the Olympus Cash Amounts as of 00:01 a.m., London, United Kingdom time, on the Closing Date; provided, that Olympus Closing Cash Amounts shall include the proceeds of any loan made pursuant to the Olympus Loan Funded Share Plan received by Olympus in accordance with Section 2.3(e) in respect of any Acquired Olympus Shares (“Loan Receivables”); provided, further, that Olympus Closing Cash Amounts shall not exceed an amount equal to (a) Unpaid Olympus Expenses plus (b) Loan Receivables plus (c) $20,000,000.
“Olympus Closing Indebtedness” means Olympus Indebtedness as of 00:01 a.m., London, United Kingdom time, on the Closing Date.
“Olympus Closing Net Working Capital” means Olympus Net Working Capital as of 00:01 a.m., London, United Kingdom on the Closing Date.

“Olympus Continuing Employees” means all employees of Olympus or any of its Subsidiaries who as of 00:01 a.m., London, United Kingdom, on the Closing Date, continue their employment at Olympus or any of its Subsidiaries and the Head of Risk and Compliance in Mexico who is employed by Manpower, a professional employer organisation.
“Olympus Deferred Amount” means the aggregate of the Olympus Deferred Cash Amount and the Olympus Deferred Shares.
“Olympus Deferred Cash Amount” means an amount in U.S. dollars equal to the product of (a) the sum of the Olympus Equity Pro Rata Percentages of each Non-Eligible Olympus Equityholder multiplied by (b) the Olympus Cap.
“Olympus Deferred Shares” means a number of shares of Purchaser Common Stock equal to the quotient of (a) the product of (i) the sum of the Olympus Equity Pro Rata Percentages of each Eligible Olympus Seller multiplied by (ii) the Olympus Cap divided by (b) the Reference Price.
“Olympus Disclosure Schedule” means the disclosure schedule delivered to Purchaser by Olympus prior to the execution of this Agreement.
“Olympus Employee” means any individual who is an employee of Olympus or any of its Subsidiaries as at the date of this Agreement and the Head of Risk and Compliance in Mexico who is employed by Manpower, a professional employer organisation.
“Olympus Equity Award Plans” means the plans in respect of the Olympus Options and the Olympus Phantom Shares and the Olympus Loan Funded Share Plan.
“Olympus Equity Pro Rata Percentage” means, with respect to each Olympus Equityholder, the percentage set forth opposite such Olympus Equityholder’s name under the heading “Olympus Equity Pro Rata Percentage” on the Olympus Funds Flow; provided, that the sum of the Olympus Equity Pro Rata Percentages for all Olympus Equityholders shall equal 100%.
“Olympus Equityholders” means the Olympus Sellers, the Dragged Olympus Equityholders, and the holders of Olympus Options and Olympus Phantom Shares.
“Olympus Expenses” means, without duplication, the aggregate amount of all out-of-pocket costs, fees and expenses incurred at or prior to the Closing by Olympus or any of its Subsidiaries or by or on behalf of any Olympus Seller (in each case, to the extent such amounts are a liability of Olympus or any of its Subsidiaries) as a result of the negotiation of the Sale and the execution of this Agreement and the performance and consummation of the transactions contemplated hereby, including (a) any amounts payable with respect to the Olympus Redeemed Securities (in each case together with the employer portion of any payroll, withholding, employment or similar Taxes and any national insurance or social security contributions payable in respect of such amounts, unless withheld) in consideration for the cancellation and redemption of such securities in connection with the Closing, (b) any legal, accounting, financial advisory and other advisory, investment banker, transaction or consulting fees and expenses, incurred by or on behalf of Olympus or any of its Subsidiaries or by or on behalf of any Olympus Seller to the extent unpaid at Closing, (c) solely to the extent not otherwise already included in the amount of Olympus Net Working Capital, (x) any transaction, change of control or retention bonus (including, for the avoidance of doubt, the Disclosed Retention Bonuses) or similar payments due and payable under an Olympus Benefit Plan by or on behalf of Olympus or any of its Subsidiaries to any Person, in each case payable prior to, on or after the Closing Date and which obligations arise or accrue either on or before the Closing Date as a result of or in connection with the consummation of the transactions contemplated by this Agreement and (y) the Olympus Severance Amount, and in each of cases (x) and (y), together with the employer portion of any payroll, withholding, employment or similar Taxes payable with respect to such amounts and any Taxes required to be withheld with respect to such amounts and net of any Tax benefits that may be realized with respect to such amounts (provided, that any such Tax benefits shall not, to that extent, also be taken into account in Olympus Closing Net Working Capital or Olympus Closing Indebtedness), (d) 50% of all fees and expenses of the Escrow Agent incurred in connection with the Olympus Escrow Agreement, (e) the lesser of 25% of the premium, underwriting costs and surplus lines taxes of the R&W Insurance Policy and $1,250,000, (f) 25% of all fees, costs and expenses of the Exchange Agent, (g) all fees, costs and expenses of David Chivers QC of Erskine Chambers incurred advising on the mechanics set forth in this Agreement related to the Dragged Olympus Equityholders provided that such amount shall not exceed £25,000 plus VAT, and (h) 50% of the costs and premium of any D&O Insurance “tail” policy purchased pursuant to Section 7.10(d); provided, that “Olympus Expenses” shall not include (i) filing fees associated with any filings required by any Antitrust Law, (ii) for the avoidance of doubt, amounts payable under or in relation to any Olympus Benefit Plan (other than under or in relation to the Olympus Equity Award Plans and any transaction, change of control or retention bonus as described in clause (c) above), together with the employer portion of any payroll, withholding, employment or similar Taxes payable prior to or on the Closing Date with respect to such amounts, (iii) any Transfer Taxes, (iv) any severance benefits (including pay in lieu of notice of termination, to the extent applicable) or (v) any Olympus Closing Indebtedness, in each case calculated as set forth in the Sample Olympus Closing Statement (and taking into account the adjustments set forth therein) and in accordance with the Olympus Accounting Principles.
“Olympus Indebtedness” means, as of any time and date, the aggregate amount of Indebtedness of Olympus and its Subsidiaries as of such time and date, calculated as set forth in the Sample Olympus Closing Statement and in accordance with the Olympus Accounting Principles.
“Olympus LFSP Amount” means the aggregate amount owing by the Olympus Sellers who hold Olympus A Shares to Olympus under the Olympus Loan Funded Share Plan which is outstanding as at 00:01am on the Closing Date as set out in the Olympus Funds Flow.
“Olympus Loan Funded Share Plan” means the PSP International Limited Loan Share Plan in place in respect of Olympus.
“Olympus Maximum” has the meaning set forth in Section 1.1(c) of the Olympus Disclosure Schedule.
“Olympus Net Working Capital” means, as of any time and date, an amount, which may be a positive number or a negative number, equal to the aggregate value of the current assets of Olympus and its Subsidiaries (excluding (a) Olympus Cash Amounts and (b) any deferred income tax assets) minus the aggregate value of the current liabilities of Olympus and its Subsidiaries (excluding (i) Olympus Indebtedness (but only to the extent an amount has been included in current assets or current liabilities), (ii) Olympus Expenses, (iii) deferred income, (iv) obligations under operating leases (and in any case excluding any lease obligations of such Person that would not have been capitalized in accordance with IAS 17 for financing leases as implemented before the effective date of IFRS 16), and (v) any deferred income tax liabilities), in each case, determined on a consolidated basis without duplication, as of such time and date and calculated as set forth in the Sample Olympus Closing Statement and in accordance with the Olympus Accounting Principles.
“Olympus Options” means the outstanding options, whether vested or unvested, as defined in the employee share option plan adopted by Olympus.
“Olympus Ordinary Shares” means the issued ordinary shares in the capital of Olympus.
“Olympus Phantom Shares” means the rights to receive a cash payment from Olympus or any of its Subsidiaries pursuant to, and on the terms and subject to the conditions of, the phantom share plan adopted by Olympus.
“Olympus Pro Rata Percentage” means, with respect to each Olympus Seller, the percentage set forth opposite such Olympus Seller’s name under the heading “Olympus Pro Rata Percentage” on the Olympus Funds Flow; provided, that the sum of the Olympus Pro Rata Percentages for all Olympus Sellers shall equal 100%.
“Olympus Redeemed Holder” means the holders of any Olympus Redeemed Securities.
“Olympus Redeemed Securities” means any Olympus Options and Olympus Phantom Shares which are to be redeemed and cancelled immediately prior to Closing pursuant to Section 2.3(g) and in accordance with the Olympus Awards Statement.
“Olympus Restricted Cash” means (a) all cash held on behalf of customers and (b) 50% of any customer funding receivables or cash of Olympus or any of its Subsidiaries deposited in operating bank accounts for the provision of a credit line to its customers in each case calculated as set forth in the Sample Olympus Closing Statement and in accordance with the Olympus Accounting Principles.
“Olympus Restricted-Voting Shares” means 1,190,853 ordinary shares in the capital of Olympus held in the DESOP Trust by the Olympus Trustee, all dividend, capital and voting entitlements in respect of which have been waived by the Olympus Trustee.
“Olympus Seller Expense Fund” means, at any time, the portion of the Olympus Seller Expense Amount then remaining in the account maintained by the Olympus Sellers’ Representative, as contemplated by Section 11.16(g).

“Olympus Severance Amount” has the meaning set forth in Section 1.1(c) of the Olympus Disclosure Schedule.
“Olympus Shareholder Resolution” means a special resolution substantially in the form as attached in Exhibit D, approving the transaction contemplated by this Agreement, amending the articles of association of Olympus and re-designating and re-classifying the Olympus Restricted-Voting Shares as Olympus Z Shares.
“Olympus Target Net Working Capital” means the average of the month-end balances of Olympus Net Working Capital over the six full calendar months immediately preceding the Closing Date.
“Olympus Tax Liability Amount” means, without duplication hereunder or of any Taxes otherwise taken into account as an asset or liability in the Everest Adjustment Amount or Olympus Adjustment Amount as finally determined under Article II, the amount of the accrued and unpaid Tax liabilities (and Tax assets) of Olympus and its Subsidiaries that would be reflected on the financial statements of Olympus in accordance with IFRS EU as a liability (or an asset) for Taxes for any Pre-Closing Period (specifically including the applicable Tax impact of amounts in respect of (i) 20% of Olympus Expenses that constitute deductible expenses under S.40-880 of the Australian Tax Act which will be recorded on the Olympus Closing Statement and determined after obtaining advice from a tax professional to apply the appropriate allocation key percentage and (ii) 100% of all other Olympus Expenses, in each case other than those items which have been deducted in a Tax Return lodged prior to Closing), calculated (a) in a manner consistent with the past practice of Olympus, (b) based on a closing of the books as of the Closing Date, (c) without regard to any action taken by Purchaser or its Affiliates (including, after the Closing, Everest, Olympus and their respective Subsidiaries) on or after the Closing, and (d) disregarding any deferred Tax assets and liabilities, except as specifically contemplated above; provided, that if the Olympus Tax Liability Amount is less than zero, then it shall constitute a reduction in the amount of Olympus Closing Indebtedness, which may cause the amount of Indebtedness to be a negative number.
“Olympus Trustee” means the trustee of the DESOP Trust from time to time.
“Olympus Z Shares” means Olympus Restricted-Voting Shares which have or will be re-designated pursuant to the Olympus Shareholder Resolution as a separate class of shares (class Z) carrying no right to dividend, capital or voting (other than a limited right to capital on a winding up) and sold by the Olympus Trustee to the Purchaser at Closing for £1.
“Order” means any outstanding order, judgment, writ, injunction, stipulation, award or decree.
“Owned Everest Intellectual Property” means any and all Intellectual Property that is owned (solely or jointly) by Everest or any of its Subsidiaries (or that Everest or any of its Subsidiaries claims or purports to own).

“Owned Olympus Intellectual Property” means any and all Intellectual Property that is owned (solely or jointly) by Olympus or any of its Subsidiaries (or that Olympus or any of its Subsidiaries claims or purports to own).
“Permitted Liens” means (a) statutory Liens of landlords and mechanics’, carriers’, workmen’s, repairmen’s, warehousemen’s, materialmen’s or other similar statutory Liens arising or incurred in the ordinary course of business for Liabilities which are not in default or that are being contested in good faith by appropriate actions, (b) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business for Liabilities which are not in default or that are being contested in good faith by appropriate actions, (c) statutory Liens for Taxes, assessments or other similar charges or levies by Governmental Entities securing payments that are not due or payable or that are being contested in good faith by appropriate Actions or for which appropriate reserves have been made in the Financial Statements, (d) Liens contained or reflected in the Financial Statements, (e) defects or imperfections of title not materially interfering with the ordinary conduct of the Everest Business or the Olympus Business, (f) restrictions under leases, subleases and similar agreements with respect to the Everest Real Property or the Olympus Real Property, (g) easements, covenants, rights-of-way, restrictions of record and other similar charges affecting title to the Everest Real Property or Olympus Real Property not materially impairing the occupancy or use of such real property for the purposes for which it is currently used or proposed to be used in connection with the Everest Business or the Olympus Business, (h) zoning, building and other similar restrictions or rights imposed by Governmental Entities having jurisdiction over the Everest Real Property or the Olympus Real Property, (i) Liens that have been placed by any developer, landlord or other third party on property owned by third parties over which any Seller or Everest, Olympus or any of their respective Subsidiaries has easement rights and subordination or similar agreements relating thereto, not materially interfering with the ordinary conduct of the Everest Business or the Olympus Business, (j) to the extent not arising from a failure to comply with the requirements of applicable Law, Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance or other types of social security, (k) licenses or other rights granted to Intellectual Property, in each case that individually and in the aggregate do not materially impair the value of the business conducted by Everest, Olympus or any of their respective Subsidiaries as carried out as at the date of this Agreement and (l) Liens that will be discharged at or prior to the Closing.
“Person” means any individual, partnership (general, limited liability or limited), corporation, limited liability company, joint venture, firm, association, syndicate, capital venture fund, or other form of business organization (whether or not regarded as a legal entity under applicable Law), trust, trustee, executor, administrator, legal personal representative, estate or other entity or organization whether or not having legal status, including a Governmental Entity or works council.
“Pre-Closing Period” means any taxable period (or portion thereof) ending on or prior to the Closing Date and, in the case of any Straddle Period, the portion of such period beginning before and ending on the Closing Date.

“PSC” means any individual that has significant control over Olympus by virtue of meeting one or more of the specified conditions set out on Schedule 1A of the Act in relation to Olympus.
“PSC Regulations” means the United Kingdom Register of People with Significant Control Regulations 2016.
“Purchase Price” means (a) Enterprise Value plus (b) Closing Net Working Capital minus (c) Target Net Working Capital plus (d) Closing Cash Amounts minus (e) Closing Indebtedness minus (f) Unpaid Expenses.
“Purchaser Common Stock” means the common stock, par value $0.01 per share, of Purchaser.
“Purchaser Common Stock Trading Price” means the means the average of the volume weighted averages of the trading price of Purchaser Common Stock on the NYSE (as reported by Bloomberg L.P.) on each of the five trading days ending on the trading day prior to the date on which a transfer of Purchaser Common Stock is to be made in satisfaction of the requirements of Section 2.10, Section 2.12, Section 7.19 or Section 10.2, as applicable.
“Purchaser Credit Agreement” means that certain Credit Agreement, dated as of July 1, 2016, by and among Purchaser, the designated borrowers party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent (as amended, supplemented or otherwise modified from time to time).
“Purchaser Disclosure Schedule” means the disclosure schedule delivered by Purchaser to Everest and Olympus prior to the execution of this Agreement.
“Purchaser Material Adverse Effect” means any event, change, development, state of facts or effect that, individually or in the aggregate, (x) has had and continues to have a material adverse effect on the business, condition (financial or otherwise) or results of operations of Purchaser and its Subsidiaries, taken as a whole, or (y) would prevent or materially delay the consummation of the transactions contemplated by this Agreement; provided, that, solely for purposes of clause (x), no such event, change, development, state of facts or effect resulting, arising from or in connection with any of the following matters shall be deemed, either alone or in combination, to constitute or contribute to, or be taken into account in determining whether there has been or will be, a Purchaser Material Adverse Effect: (a) the general conditions and trends in the industries or businesses in which Purchaser or any of its Subsidiaries operates, including competition in any of the geographic or product areas in which Purchaser or any of its Subsidiaries operates and seasonal fluctuations; (b) general economic conditions, financial conditions or capital market conditions (including interest rates, exchange rates and credit markets); (c) conditions resulting from the commencement, occurrence, continuation or intensification of any act of civil unrest, war (whether or not declared), terrorism or sabotage (including cyberattack), armed hostilities, military attacks or declaration of national emergency; (d) changes (or proposed changes) in Tax, regulatory or political conditions (including as a result of the negotiations or outcome with respect to Brexit) or Law or GAAP (or, in each case, any authoritative interpretations thereof or the enforcement thereof); (e) conditions resulting from any natural or manmade disasters, hurricanes, floods, tornados, pandemics, tsunamis, earthquakes, acts of God or other weather-related or natural conditions; (f) any action taken by Purchaser, or Purchaser’s failure to take any action, in each case, that is required to be taken, or not taken, by this Agreement, or any action taken, or the failure to take any action, in each case that is required to be taken, or not taken, by applicable Law; (g) the failure of Purchaser or any of its Subsidiaries to meet any projections, forecasts or budgets for any period (provided, that the underlying causes thereof, to the extent not otherwise excluded by this definition, may be taken into account in determining whether a Purchaser Material Adverse Effect has occurred; provided, further, that this clause (g) shall not be construed as implying that Purchaser is making any representation or warranty hereunder with respect to any projections, forecasts or budgets); (h)  any action taken, or the failure to take action, or such other changes or events, in each case, to which Everest and Olympus have consented in writing or the failure to take actions due to Everest’s or Olympus’s failure to consent thereto following the request of Purchaser; or (i) the execution, announcement, pendency or consummation of this Agreement or the transactions contemplated hereby, or the identity of Everest or Olympus; provided, further, that any event, change, development or effect referred to in clause (a), (b), (c), (d) or (e) may be taken into account in determining whether there has been a Purchaser Material Adverse Effect to the extent, and solely to the extent, such event, change, development, state of facts or effect has a disproportionate effect on Purchaser and its Subsidiaries, taken as a whole, as compared to other participants in the industries in which Purchaser or its Subsidiaries operate.
“Purchaser Stock Plan” means the WEX Inc. 2019 Equity and Incentive Plan.
“Purchaser Tax Act” shall mean any voluntary action taken or transaction entered into after the Closing with respect to any of the Transferred Entities or their assets or liabilities, other than an action taken or transaction entered into (a) at the written instruction of, or with the prior written consent of, Sellers, (b) in the ordinary course of the business by the Transferred Entities, or (c) pursuant to a requirement of applicable Law or any contract or agreement entered into by the Transferred Entities prior to the Closing (including this Agreement).
“R&W Insurance Policy” means an insurance policy that shall be obtained by Purchaser or an Affiliate of Purchaser in accordance with Section 7.12 with respect to the warranties set forth in Article III, Article IV and Article V and such other matters pertaining to this Agreement as may be determined.
“Recourse Related Party” means, with respect to any Person, (a) such Person’s Affiliates, (b) such Person’s and such Person’s Affiliates’ former, current or future direct or indirect shareholders or equityholders, controlling Persons, general or limited partners, shareholders, members, managers, directors, officers, employees, agents, Affiliates, representatives, portfolio companies (as such term is commonly understood in the private equity industry), affiliated investment funds and financing sources (including the Lender Related Parties) and (c) assignees or successors of any of the foregoing.
“Reference Price” means $212.24.

“Registered Everest Intellectual Property” means all Patents, registered Marks, applications to register Marks, registered Copyrights and applications to register Copyrights and registered Internet Properties, in each case that are included in the Owned Everest Intellectual Property that are currently registered, recorded, or filed by, for, or in the name of Everest or any of its Subsidiaries.
“Registered Olympus Intellectual Property” means all Patents, registered Marks, applications to register Marks, registered Copyrights and applications to register Copyrights and registered Internet Properties, in each case that are included in the Owned Olympus Intellectual Property that are currently registered, recorded, or filed by, for, or in the name of Olympus or any of its Subsidiaries.
“Registrable” in respect of a PSC or RLE means a PSC or RLE that is registrable in relation to Olympus in accordance with section 790C(4) or 790C(8) of the Act respectively.
“Regulated Substance” means any (a) hazardous substance as defined by any Environmental Law, (b) gasoline, diesel fuel, motor oil, waste or used oil, heating oil, kerosene and any other petroleum product, (c) regulated asbestos containing material and (d) polychlorinated biphenyls, methane or radon.
“Regulatory License” means any authorization, license, registration, permission, permit, easement, franchise, grant, variance, exception, exemption, consent, certificate, certification, approval or confirmation of non-objection of any Governmental Entity of competent jurisdiction.
“Relevant Interest” means any of the Acquired Olympus Shares or any voting rights in respect of any of the Acquired Olympus Shares or any right to appoint or remove any member of the board of directors of Olympus that arises as a result of holding any of the Acquired Olympus Shares or any voting rights in respect of any of the Acquired Olympus Shares or otherwise.
“Representatives” means, with respect to any Person, such Person’s Affiliates and any of such Person’s or any of its Affiliates’ directors, officers, managers, partners, employees, counsel, financial advisors, accountants, consultants and other advisors, representatives and agents.
“Required Information” means:
(a)    (A) the audited consolidated balance sheets and related consolidated statements of operations, cash flows and shareholders’ equity of each of (x) Everest and its Subsidiaries and (y) Olympus and its Subsidiaries, in each case for such number of the most recently completed fiscal years ended at least 75 days before the Closing Date required by Item 9.01 of Form 8-K and Rule 3-05 of Regulation S-X of the SEC for a business acquisition required to be described in answer to Item 2.01 of Form 8-K, in each case, accompanied by an unqualified report thereon by their respective independent registered public accountants, which audit shall be performed in accordance with GAAS; (B) the unaudited consolidated balance sheets and related statements of operations and cash flows of each of Everest and its Subsidiaries and Olympus and its Subsidiaries for each fiscal quarter (other than the last fiscal quarter of a fiscal year) of Everest and its Subsidiaries and Olympus and its Subsidiaries ended after December 31, 2019 and at least 45 days before the Closing Date (including the comparable prior year period), in each case, reviewed under Statement on Auditing Standards No. 100 by their respective independent registered public accountants; provided, that in the case of the financial statements to be delivered pursuant to subclauses (A) and (B), (i) such financial statements may be presented in accordance with IFRS EU (in the case of Olympus and its Subsidiaries) and IFRS IASB (in the case of Everest and its Subsidiaries), as applicable, (ii) in the case of the financial statements of Olympus and its Subsidiaries, such financial statements need not include a reconciliation to GAAP unless it is determined that the Transferred Entities would be a “significant subsidiary” of the Purchaser pursuant to Rule 1-02(w) of Regulation S-X at a level of significance of 30% or higher, as determined in accordance with Rule 3-05 of Regulation S-X, (iii) in the case of the financial statements of Everest and its Subsidiaries, such financial statements shall include a reconciliation to GAAP unless Purchaser is able to obtain, in its sole discretion, a “no action letter” from the SEC permitting the exclusion of such reconciliation, and (iv) such financial statements and any such reconciliation thereof shall be sufficient, with respect to the Transferred Entities, to allow Purchaser to comply with the requirements of Regulation S-X, after taking into account the significance of the Transferred Entities to Purchaser under Rule 3-05 of Regulation S-X, in connection with a business acquisition required to be described in answer to Item 2.01 of Form 8-K; and (C) the combined balance sheets and related statements of income and cash flows for the Transferred Entities for the most recently completed fiscal year and interim period for which financial statements are required to be delivered pursuant to subclauses (A) and (B) in form and substance substantially similar to such financial statements delivered to Purchaser for fiscal years 2017 and 2018 and the quarter ended September 30, 2019 prior to the date hereof;
(b)    such financial information regarding Everest and its Subsidiaries and Olympus and its Subsidiaries reasonably requested and necessary to allow Purchaser to prepare the pro forma financial statements for (x) the most recently completed four-fiscal quarter period as to which pro forma financial statements are required to be delivered to the Financing Sources pursuant to paragraph (v) of Annex III to the Debt Commitment Letter as in effect on the date hereof, and (y) the most recently completed fiscal year and interim period for which financial statements are required to be delivered pursuant to clause (a) above, in each case, including without limitation, to the extent not delivered pursuant to clause (a) above, reconciliations of the financial information of Everest and its Subsidiaries and Olympus and its Subsidiaries to GAAP sufficient to permit preparation of such pro formas in accordance with Article 11 of Regulation S-X, it being understood that nothing will require Everest and its Subsidiaries or Olympus and its Subsidiaries to provide (i) any pro forma financial statements, (ii) any information or assistance relating to the proposed aggregate amount of debt, together with assumed interest rates and fees and expenses relating to the incurrence of such debt of the Everest Business or the Olympus Business following the Closing, (iii) any post-Closing or pro forma cost savings, synergies, capitalization or ownership adjustments desired to be incorporated into any information used in connection with the Financing or (iv) any financial information related to Purchaser; and
(c)    such other financial data, business and other information of Everest and its Subsidiaries and Olympus and its Subsidiaries (other than annual and quarterly financial statements, as to which clause (a) above applies) (i) of the type and form required by Regulation S-X and Regulation S-K under the Securities Act for an offering by Purchaser of non-convertible, unsecured debt securities on a registration statement on Form S-1 (or any successor form) under the Securities Act (and excluding, for the avoidance of doubt, (A) consolidating and other financial statements and data that would be required by Rules 3-09, 3-10 and 3-16 of Regulation S-X under the Securities Act or any segment information, and (B) any information and data required by Item 10, Item 402 or Item 601 of Regulation S-K under the Securities Act and information regarding executive compensation and related party disclosure related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A) (but including qualitative and quantitative disclosure with respect to assets, liabilities, revenue, operating income and adjusted EBITDA customarily included in Rule 144A offerings of high-yield, non-convertible debt securities without registration rights), assuming that such offering(s) of debt securities were consummated at the same time during the fiscal year of Everest and Olympus as any applicable offering(s) of debt securities proposed to be made in connection with the transactions contemplated hereby; (ii) of the type and form customarily included in confidential information memoranda, lender and investor presentations used to syndicate credit facilities of the type to be included in the Financing, assuming that such syndication of credit facilities were consummated at the same time during the fiscal year of Everest and Olympus as such syndication will be conducted; (iii) including the consents of the independent accountants of Everest and Olympus for use of their audit reports in any registration statements or other materials relating to the Financing or any securities being issued in lieu of or in connection therewith to the extent required to consummate the Financing or issue such securities; (iv) including such other information and data reasonably required by the lead arrangers, underwriters, placement agents and initial purchasers in connection with the Financing that is usual and customary with respect to syndicated credit facilities or offerings of debt securities and required to satisfy any condition precedent to the Financing contained in the Debt Commitment Letter (but not including any information of the type expressly excluded pursuant to clause (i) above); (v) including the authorization letters referred to in Section 7.15(d)(vii); and (vi) including the draft comfort letters referred to in Section 7.15(d)(ix) that the independent accountants of Everest and Olympus, as applicable, would be prepared to deliver as set forth in such section;
provided, that, notwithstanding the foregoing or anything herein to the contrary, the Required Information shall not include, and nothing herein shall be deemed to require the Transferred Entities or Sellers to prepare or provide, (i) any financial projections, (ii) financial statements or other financial data for any period earlier than the fiscal year ended December 31, 2017, (iii) consolidating financial statements, separate Subsidiary financial statements, or any segment information, in each case which are not prepared in the ordinary course of business, (iv) other financial information the Transferred Entities or Sellers do not maintain in the ordinary course of business under their respective current reporting systems or that is not reasonably available to them, including financial information prepared in accordance with GAAP, in each case other than to the extent required to comply with clause (a) or (b) above, or (iv) any (1) description of all or any portion of the Financing or any Alternative Financing, including any “description of notes”, “plan of distribution” and information customarily provided by investment banks or their counsel or advisors in the preparation of an offering memorandum for private placements of non-convertible high-yield bonds pursuant to Rule 144A, (2) “MD&A” section to be contained in any document prepared in connection with the Financing or any securities issued in lieu thereof, or (3) risk factors relating to, or any description of, all or any component of the Financing or any Alternative Financing.

“Restrictions Notice” means a “restrictions notice” as defined in paragraph 1(2) of Schedule 1B to the Act.
“Retirement Benefits” means any of the benefits described in section 150(1) of the Finance Act 2004 or section 255 of the Pensions Act 2004.
“RLE” means a legal entity (as defined in section 790C(5) of the Act) that is a relevant legal entity (as defined in section 790C(6) of the Act) in relation to Olympus.
“Sample Everest Awards Statement” means the statement attached hereto as Exhibit E-1.
“Sample Everest Closing Statement” means the statement attached hereto as Exhibit F-1.
“Sample Everest Funds Flow” means the statement attached hereto as Exhibit G-1.
“Sample Olympus Awards Statement” means the statement attached hereto as Exhibit E-2.
“Sample Olympus Closing Statement” means the statement attached hereto as Exhibit F-2.
“Sample Olympus Funds Flow” means the statement attached hereto as Exhibit G-2
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the U.S. Securities Act of 1933.
“Seller Person” means, collectively, Everest, Olympus, their respective Subsidiaries, each Seller and the Olympus Sellers’ Representatives.
“Sellers” means, collectively, the Everest Sellers and the Olympus Sellers.
“Senior Everest Employee” means any Everest Employee or contractor of Everest or one of its Subsidiaries whose annualized base salary or fee is $200,000 or more (or local currency equivalent) as at the date of this Agreement (or, solely with respect to Section 7.1, as of the date the applicable action regarding any such Everest Employee or contractor is proposed to be taken).
“Senior Olympus Employee” means any Olympus Employee or contractor of Olympus or one of its Subsidiaries whose annualized base salary or fee is $200,000 or more (or local currency equivalent) as at the date of this Agreement (or, solely with respect to Section 7.2, as of the date the applicable action regarding any such Olympus Employee or contractor is proposed to be taken).

“Sensitive Data” means cardholder data and sensitive authentication data that is required to be protected in accordance with the requirements of the Payment Card Industry Data Security Standard.
“Shareholders’ Agreement” means the shareholders’ agreement between Travelport (Luxembourg) S.à.r.l., PSP International PLC and Travelport (Jersey) Limited dated 24 June 2009 as amended on 16 April 2012 and as further amended on 26 June 2013, 27 June 2014, 7 January 2016, 25 April 2016 and 9 May 2018.
“Straddle Period” means any taxable period beginning before and ending after the Closing Date.
“Subsidiary” means, with respect to any Person, any corporation, entity or other organization or undertaking, whether incorporated or unincorporated, (a) of which such first Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions or (b) of which such first Person is a general partner or managing member, or (c) that is a subsidiary undertaking of such first Person (in this Agreement, “subsidiary undertaking” is to be construed in accordance with section 1162 (and Schedule 7) of the Act and shall include any person the shares or ownership interests in which are subject to security and where the legal title to the shares or ownership interests so secured are registered in the name of the secured party or its nominee pursuant to such security). For the avoidance of doubt, neither Everest nor any of its Subsidiaries shall be deemed a Subsidiary of Olympus or any of its Subsidiaries for any purpose under this Agreement.
“Target Net Working Capital” means Everest Target Net Working Capital plus Olympus Target Net Working Capital.
“Tax” means any tax of any kind, including any federal, state, local or foreign income, profits, license, severance, occupation, windfall profits, capital gains, capital stock, transfer, registration, social security (or similar), production, franchise, gross receipts, payroll, sales, employment, use, property, excise, value added, estimated, stamp, alternative or add-on minimum, environmental, employment, payroll, national insurance or withholding tax, duty or levy, and any other duty, assessment or governmental charge, in each case in the nature of a tax, together with all interest and penalties imposed with respect to such amounts (and includes, without limitation, any amounts payable in respect of, or on account of, any such tax).
“Tax Authority” means any Governmental Entity responsible for the imposition, administration, assessment, and/or collection of any Tax.
“Tax Claim” includes any assessment, notice, demand, letter or other communication issued by or on behalf of any Tax Authority from which it appears that a Tax liability is to be, or may come to be, imposed.
“Tax Proceeding” means any audit, examination, contest, litigation or other proceeding with or against any taxing authority.

“Tax Return” means any return, declaration, report, claim for refund or information return or statement filed or required to be filed with any taxing authority relating to Taxes, including any amendment thereof.
“Trango Group” means Trango and its Subsidiaries at the relevant time.
“Transaction Documents” means, collectively, this Agreement, the Transition Services Agreement, the Colocation Services Agreement Amendment and each other agreement, document, instrument and/or certificate contemplated by this Agreement to be executed in connection with the transactions contemplated hereby.
“Transfer Regulations” means (i) the (EU) Acquired Rights Directive (Directive 2001/23) and (ii) any relevant local legislation implementing the (EU) Acquired Rights Directive (Directive 2001/23).
“Transferred Entities” means Everest, Olympus and their direct and indirect Subsidiaries.
“Transition Services Agreement” means the transition services agreement to be entered into at the Closing, by and among Trango and Everest, substantially in the form attached hereto as Exhibit H.
“Treasury Regulations” means the United States Treasury regulations promulgated under the Code.
“Trustee Seller” means each Seller that holds Acquired Shares in their capacity as trustee of a trust.
“Unpaid Everest Expenses” means the aggregate amount of Everest Expenses incurred and unpaid as of immediately prior to the Closing.
“Unpaid Expenses” means Unpaid Everest Expenses plus Unpaid Olympus Expenses.
“Unpaid Olympus Expenses” means the aggregate amount of Olympus Expenses incurred and unpaid as of immediately prior to the Closing.
“Wilful Breach” means a breach of any covenant or other agreement set forth in this Agreement that is a consequence of an act or failure to act by any Party that such Party knew or reasonably should have known would result in such breach.
“Withdrawal Notice” means a “withdrawal notice” served in accordance with regulation 21 of the PSC Regulations.
Section 1.2    Other Definitions. The following terms are defined elsewhere in this Agreement, as indicated below:

Term    Section
Accession    Section 11.6
Accounting Firm    Section 2.9(b)
Acquired Everest Shares    Section 2.3(d)
Acquired Olympus A Shares    Recitals
Acquired Olympus Ordinary Shares    Recitals
Acquired Olympus Shares    Recitals
Acquired Olympus Z Shares    Recitals
Acquisition Transaction    Section 7.17
Agreement    Preamble
Alternative Financing    Section 7.15(a)
Approval    Section 3.11
Australian resident    Section 2.4(a)(i)
Australian Tax Act    Section 2.4(a)(iii)
Claims Notice    Section 10.6
Closing    Section 2.1(a)
Closing Date    Section 2.2
Closing Statements    Section 2.3(b)
Collective Bargaining Agreement    Section 3.14(a)
Commitment Parties    Section 6.11(a)
Continuing Everest TSA Employee    Section 7.11(a)
D&O Insurance    Section 7.10(c)
Data Privacy Laws    Section 3.16(h)
Debt Commitment Letter    Section 6.11(a)
Declaration Period    Section 2.4(b)(i)
Deeds of Access and Indemnity    Section 7.10(a)
Dragged Olympus Equityholders    Recitals
Dragged Olympus Shares    Recitals
Enforceability Exceptions    Section 3.3
Estimated Everest Closing Cash Amounts    Section 2.3(a)(ii)
Estimated Everest Closing Indebtedness    Section 2.3(a)(iii)
Estimated Everest Closing Net Working Capital    Section 2.3(a)(i)
Estimated Everest Target Net Working Capital    Section 2.3(a)(v)
Estimated Olympus Closing Cash Amounts    Section 2.3(b)(ii)
Estimated Olympus Closing Indebtedness    Section 2.3(b)(iii)
Estimated Olympus Closing Net Working Capital    Section 2.3(b)(i)
Estimated Olympus Target Net Working Capital    Section 2.3(b)(v)
Estimated Unpaid Everest Expenses    Section 2.3(a)(iv)
Estimated Unpaid Olympus Expenses    Section 2.3(b)(iv)
Everest    Preamble
Everest Affiliate Agreement    Section 3.26
Everest Annual Financial Statements    Section 3.6(a)
Everest Awards Statement    Section 2.3(f)
Everest Balance Sheet    Section 3.7

Everest Closing Statement    Section 2.3(a)
Everest Data    Section 3.16(g)
Everest Dispute Notice    Section 2.9(b)
Everest Disputed Items    Section 2.9(b)
Everest Escrow Account    Section 2.5(a)
Everest Escrow Agreement    Section 2.5(a)
Everest Financial Statements    Section 3.6(a)
Everest Financing Termination Payment    Section 9.3(a)
Everest Funds Flow    Section 2.3(d)
Everest Insurance Policies    Section 3.20
Everest Leased Real Property    Section 3.15(b)
Everest Material Contracts    Section 3.19(a)
Everest Owned Real Property    Section 3.15(a)
Everest Permits    Section 3.5(a)
Everest Post-Closing Statement    Section 2.9(a)
Everest Real Property    Section 3.15(b)
Everest Redemption    Section 2.3(f)
Everest Regulatory Approvals    Section 3.4(a)
Everest Released Fraction    Section 10.5(b)
Everest Review Period    Section 2.9(b)
Everest Sellers    Preamble
Everest Sellers’ Representative    Section 11.17(a)
Everest Top Customers    Section 3.24(a)
Everest Top Suppliers    Section 3.25
Exchange Fund    Section 2.8(a)
Fee Letter    Section 6.11(a)
Financing    Section 6.11(a)
Financing Termination Payments    Section 9.3(a)
Indemnified Person    Section 7.10(a)
Investor Questionnaire    Section 5.8(b)
Legal Restraints    Section 8.1(b)
Measurement Date    Section 6.2(a)
NYSE    Section 7.21
Olympus    Preamble
Olympus Affiliate Agreement    Section 4.26
Olympus Annual Financial Statements    Section 4.6(a)
Olympus Awards Statement    Section 2.3(g)
Olympus Balance Sheet    Section 4.7
Olympus Closing Statement    Section 2.3(b)
Olympus Data    Section 4.16(g)
Olympus Dispute Notice    Section 2.11(b)
Olympus Disputed Items    Section 2.11(b)
Olympus Equityholders Post-Closing Amount    Section 2.12(a)
Olympus Escrow Account    Section 2.5(b)
Olympus Escrow Agreement    Section 2.5(b)

Olympus Financial Statements    Section 4.6(a)
Olympus Financing Termination Payment    Section 9.3(a)
Olympus Funds Flow    Section 2.3(e)
Olympus Insurance Policies    Section 4.20
Olympus Interim Financial Statements    Section 4.6(a)
Olympus Leased Real Property    Section 4.15(b)
Olympus Material Contracts    Section 4.19(a)
Olympus Owned Real Property    Section 4.15(a)
Olympus Permits    Section 4.5(a)
Olympus Post-Closing Statement    Section 2.11(a)
Olympus Real Property    Section 4.15(b)
Olympus Redemption    Section 2.3(g)
Olympus Redemption Closing Amount    Section 2.3(g)
Olympus Released Fraction    Section 10.5(e)
Olympus Review Period    Section 2.11(b)
Olympus Seller Expense Amount    Section 11.16(g)
Olympus Sellers    Preamble
Olympus Sellers’ Representatives    Section 11.16
Olympus Top Customers    Section 4.24
Olympus Top Suppliers    Section 4.25
Outside Date    Section 9.1(b)(i)
Outstanding Everest Shares    Recitals
Parties    Preamble
Party    Preamble
Pre-Contractual Statement    Section 11.4(a)(i)
Proposed Closing Date    Section 2.2
Purchaser    Preamble
Purchaser Balance Sheet    Section 6.7
Purchaser Plans    Section 7.11(c)
Purchaser SEC Documents    Section 6.5(a)
Purchaser Stock Exchange Amount    Section 2.8(c)
Purchaser Tax Indemnitee    Section 7.19(a)
Regulation S Seller    Section 5.8(b)
Regulatory Approvals    Section 4.4(a)(ii)
Regulatory Notification    Section 7.6(b)
Released Everest Escrow Amount    Section 10.5(a)
Released Olympus Escrow Amount    Section 10.5(d)
Released Parties    Section 11.15
Releasing Parties    Section 11.15
Remaining Everest Escrow Amount    Section 10.5(a)
Remaining Olympus Escrow Amount    Section 10.5(d)
Restricted Period    Section 7.20
Sale    Section 2.1(a)
Sanctions Laws    Section 3.23(a)
Specified Jurisdictions    Section 7.6(b)

Summit Annual Financial Statements    Section 3.6(b)
Summit Financial Statements    Section 3.6(b)
Summit Interim Financial Statements    Section 3.6(b)
Tax Deduction Beneficiary    Section 7.19(b)
Tax Matters Notice    Section 7.19(j)
Trango    Preamble
Trango Group Holder    Section 7.16(a)
Trango Holdco    Preamble
Transfer Taxes    Section 11.8
Triggering Breach    Section 9.1(b)(ii)
Unconditional Date    Section 2.2
Z Share Consideration    Section 2.1(b)

ARTICLE II

THE SALE
Section 2.1    Sale and Purchase of the Acquired Shares.
(a)    Upon the terms and subject to the conditions set forth in this Agreement, at the closing of the transactions contemplated by this Agreement (the “Closing”), each Seller shall sell and deliver to Purchaser, and Purchaser shall purchase and acquire from each Seller the Acquired Shares held by each Seller that is set forth on Schedule A and Schedule B (as such schedules may be updated and delivered to Purchaser no later than five Business Days before the Closing to reflect (1) the impact of any Minority Olympus Sellers who accede to this Agreement before the Closing, (2) any transfer of Acquired Everest Shares by Trango to Trango Holdco, (3) the issuance (if permitted in accordance with Section 7.1), exercise, lapse or forfeiture of any equity awards or (4) the impact of any transfer by operation of law or involuntary transfer (including death, divorce or bankruptcy) to a transferee who is thereby bound by the terms of this Agreement as a Seller) with effect on and from the Closing, in each case with full title guarantee, free and clear of all Liens other than Liens created by or on behalf of Purchaser or arising out of Purchaser’s ownership of the Acquired Shares (the “Sale”) and for such Seller’s portion of the Purchase Price (as further set forth in this Article II). Each Seller waives all right of pre-emption and other restrictions on transfer over any of the Acquired Shares conferred on it and shall procure that all such rights conferred on any other Person (other than the Dragged Olympus Equityholders) are waived no later than Closing so as to permit the sale and purchase of the Acquired Shares, and Trango hereby (i) consents to the Sale for the purposes of clauses 14.2, 19.1 and 19.2 of the Shareholders’ Agreement and Article 13.5 of the Everest Articles of Association, (ii) agrees that clause 14.4 of the Shareholders’ Agreement shall not apply to the Sale, and (iii) waives, with respect to the Sale, any of its rights under clause 19.4 of the Shareholders’ Agreement and the conditions in Article 13.7 of the Everest Articles of Association.
(b)    Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Olympus, in its capacity as trustee of the DESOP Trust shall sell and deliver to Purchaser, and Purchaser shall purchase and acquire from Olympus, in its capacity as trustee of the DESOP

Trust the Acquired Olympus Z Shares with effect on and from the Closing, with full title guarantee, free and clear of all Liens (other than Liens created by or on behalf of Purchaser or arising out of Purchaser’s ownership of the Acquired Shares) and for £1 (the “Z Share Consideration”).
Section 2.2    Closing. The Closing shall take place (a) at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, at 9 a.m., New York time, on (i) the date that is the first Business Day set forth on Schedule D (under the column entitled “Potential Closing Dates”) following the date on which all of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied or waived on the Closing Date, but subject to the satisfaction or waiver of those conditions in accordance with Article VIII) are satisfied or waived (the “Unconditional Date”); provided, that, if the Unconditional Date occurs within four Business Days or less prior to the Closing date as set forth in accordance with clause (i), then (ii) the Closing shall take place on the next Business Day set forth on Schedule D (under the column entitled “Potential Closing Dates”) following the Closing date set forth in clause (i) (such date, as it may be adjusted pursuant to this proviso, the “Proposed Closing Date”); provided, further, that if the Marketing Period or the Drag Period has not ended at the Unconditional Date, the Closing shall occur on the first Business Day set forth on Schedule D (under the column entitled “Potential Closing Dates”) following the later of the end of the Marketing Period and the end of the Drag Period or on any earlier Business Day during the Marketing Period that may be specified by Purchaser on no fewer than five Business Days’ notice to Olympus and Everest (unless a shorter period shall be agreed to by Everest, Olympus and Purchaser), subject, in each case, to the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied or waived on the Closing Date, but subject to the satisfaction or waiver of those conditions in accordance with Article VIII), or (b) at such other place, time or date as may be mutually agreed upon in writing by Everest, Olympus and Purchaser. The date on which the Closing occurs is referred to as the “Closing Date”.
Section 2.3    Closing Statements; Funds Flow.
(A)     No later than four Business Days prior to the Closing, Everest shall deliver to Purchaser a statement (the “Everest Closing Statement”) substantially in the form of the Sample Everest Closing Statement, setting forth its good faith estimate of (i) Everest Closing Net Working Capital (“Estimated Everest Closing Net Working Capital”), (ii) Everest Closing Cash Amounts (“Estimated Everest Closing Cash Amounts”), (iii) Everest Closing Indebtedness (“Estimated Everest Closing Indebtedness”), (iv) Unpaid Everest Expenses (“Estimated Unpaid Everest Expenses”) and (v) Everest Target Net Working Capital (“Estimated Everest Target Net Working Capital”), in each case in a manner consistent with the definitions thereof and together with reasonable supporting documentation. Everest agrees to prepare the Everest Closing Statement in a manner consistent with the Everest Accounting Principles and shall use reasonable endeavours to reasonably consult with Purchaser in reasonable time prior to its delivery pursuant to this Section 2.3(a).
(b)    No later than four Business Days prior to the Closing, Olympus shall deliver to Purchaser (a) a statement (the “Olympus Closing Statement” and, together with the Everest Closing Statement, the “Closing Statements”) substantially in the form of the Sample Olympus

Closing Statement, setting forth its good faith estimate of (i) Olympus Closing Net Working Capital (“Estimated Olympus Closing Net Working Capital”), (ii) Olympus Closing Cash Amounts (“Estimated Olympus Closing Cash Amounts”), (iii) Olympus Closing Indebtedness (“Estimated Olympus Closing Indebtedness”), (iv) Unpaid Olympus Expenses (“Estimated Unpaid Olympus Expenses”) and (v) Olympus Target Net Working Capital (“Estimated Olympus Target Net Working Capital”), in each case in a manner consistent with the definitions thereof and together with reasonable supporting documentation. Olympus agrees to prepare the Olympus Closing Statement in a manner consistent with the Olympus Accounting Principles and shall use reasonable endeavours to reasonably consult with Purchaser in reasonable time prior to its delivery pursuant to this Section 2.3(b).
(c)    Purchaser shall be required to issue shares of Purchaser Common Stock under this Agreement only to those Sellers who have returned a completed Investor Questionnaire no later than five Business Days prior to the Closing, establishing to the reasonable satisfaction of Purchaser that they are Eligible.
(d)    No later than four Business Days prior to the Closing, Everest shall deliver to Purchaser a statement, substantially in the form of the Sample Everest Funds Flow (the “Everest Funds Flow”) that sets forth (i) the calculation of the Estimated Purchase Price based on the amounts set forth in the Everest Closing Statement and the Olympus Closing Statement, (ii) the calculation of the Estimated Purchase Price attributable to the Everest Sellers based on the amounts set forth in the Everest Closing Statement, (iii) with respect to each Everest Seller, (A) the number of Everest A Shares and Everest C Shares that will be held by such Everest Seller as of immediately prior to the Closing (such shares, collectively, the “Acquired Everest Shares”), (B) such Everest Seller’s applicable portion of the Closing Consideration, (C) the wire transfer or other payment instructions with respect to the payments to be made to such Everest Seller pursuant to Section 2.7(c)(i), (D) if such Everest Seller holds Everest C Shares, the amount, if any, due and payable by such Everest Seller to Everest pursuant to the Everest Loan Funded Share Plan and (E) such Everest Seller’s Everest Pro Rata Percentage and (iv) such other information as is expressly contemplated by the Sample Everest Funds Flow. Everest agrees to prepare the Everest Funds Flow in a manner consistent with the principles and mechanics set forth in the Sample Everest Funds Flow and shall use reasonable endeavours to reasonably consult with Purchaser in reasonable time prior to its delivery pursuant to this Section 2.3(d) as to the finalization of the Everest Funds Flow; provided, that the Everest Funds Flow delivered by Everest shall be final so long as it complies with the express requirements of this Agreement. Purchaser shall be entitled to rely on the Everest Funds Flow so delivered by Everest for the purposes of fulfilling its obligations set forth in Section 2.7(c)(i) and (ii). At the Closing, Purchaser shall pay to Everest, by wire transfer of immediately available funds, on behalf of each Everest Seller that holds Everest C Shares, the amount due and payable by such Everest Seller to Everest pursuant to the Everest Loan Funded Share Plan, in full satisfaction of any loan repayment obligation thereunder (and for the avoidance of doubt, the amount of such payment by Purchaser shall not be counted as part of Everest Closing Cash Amounts).
(e)    No later than four Business Days prior to the Closing, Olympus shall deliver to Purchaser a statement, substantially in the form of the Sample Olympus Funds Flow (the “Olympus Funds Flow”) that sets forth (i) the calculation of the Estimated Purchase Price based on the amounts set forth in the Everest Closing Statement and the Olympus Closing Statement, (ii) the calculation of the Estimated Purchase Price attributable to the Olympus Equityholders based on the amounts set forth in the Olympus Closing Statement, (iii) with respect to each Olympus Equityholder, (A) such Olympus Equityholder’s applicable portion of the Closing Consideration, (B) the wire transfer or other payment instructions with respect to the payments to be made to such Olympus Equityholder pursuant to Section 2.7(c)(i) and (C) such Olympus Equityholder’s Olympus Pro Rata Percentage and Olympus Equity Pro Rata Percentage and (iv) such other information as is expressly contemplated by the Sample Olympus Funds Flow. Olympus agrees to prepare the Olympus Funds Flow in a manner consistent with the principles and mechanics set forth in the Sample Olympus Funds Flow and shall use reasonable endeavours to reasonably consult with Purchaser in reasonable time prior to its delivery pursuant to this Section 2.3(e) as to the finalization of the Olympus Funds Flow; provided, that the Olympus Funds Flow delivered by Olympus shall be final so long as it complies with the express requirements of this Agreement. Purchaser shall be entitled to rely on the Olympus Funds Flow so delivered by Olympus for the purposes of fulfilling its obligations set forth in Section 2.7(c)(i) and (ii). At Closing, each Olympus Seller that holds Olympus A Shares hereby directs Purchaser to pay to Olympus, by wire transfer of immediately available funds, on behalf of each Olympus Seller that holds Olympus A Shares out of such Olympus Seller’s applicable portion of the Closing Consideration, the amount due and payable by such Olympus Seller to Olympus pursuant to the Olympus Loan Funded Share Plan, in full satisfaction of any loan repayment obligation thereunder, and shall pay to each Olympus Seller only the balance of such Olympus Seller’s portion of the Closing Consideration net of the amount paid on its behalf in satisfaction of such loan repayment obligation.
(f)    No later than four Business Days prior to the Closing, Everest shall deliver to Purchaser a statement substantially in the form of the Sample Everest Awards Statement (the “Everest Awards Statement”) that sets forth (i) with respect to each Everest Redeemed Holder, the aggregate cash amount payable to each such holder as consideration for the redemption and cancellation of the Everest C Shares (both inclusive and exclusive of (and separately stating) the amount, if any, due and payable to Everest by the applicable holder pursuant to the Everest Loan Funded Share Plan), Everest D Shares, Everest Option D Shares and Everest Phantom Shares that will be held by such holder immediately following the Everest Option Net Settlement, together with any Tax obligation of Everest arising as a result of or in relation to such payments, (ii) with respect to each Everest Seller, the aggregate cash amount payable to each such holder as consideration for the redemption and cancellation of the Everest Option D Shares that will be held by such holder immediately following the Everest Option Net Settlement, together with any Tax obligation of Everest arising as a result of or in relation to such payments and (iii) such other information as is expressly contemplated by the Sample Everest Awards Statement. Prior to the Closing, Everest shall (A) effect the Everest Option Net Settlement and (B) following the Everest Option Net Settlement, (1) redeem all then outstanding Everest C Shares, Everest D Shares, Everest Option D Shares and Everest Phantom Shares held by the Everest Redeemed Holders in exchange for the applicable amount set forth in the Everest Awards Statement, with such amount to be paid at the Closing by Purchaser to Everest; (2) redeem all then outstanding Everest D Shares and Everest Option D Shares held by the Everest Sellers in exchange for the applicable amount set forth in the Everest Awards Statement, with such amount to be paid at the Closing by Purchaser to Everest; and (3) cause such amounts to be paid to each such holder referred to in clauses (1) and (2), at the

Closing or on a later date as provided in Section 2.3(f) of the Everest Disclosure Schedule, in accordance with the ordinary course payroll processes of Everest pursuant to Section 2.7(c)(iii) or as a direct cash payment subject, in the case of any Everest C Shares, to Everest retaining the amount, if any, due and payable by the applicable holder to Everest pursuant to the Everest Loan Funded Share Plan, in full satisfaction of any loan repayment obligation thereunder (the “Everest Redemption”). Everest agrees to prepare the Everest Awards Statement in a manner consistent with the principles and mechanics set forth in the Sample Everest Awards Statement and shall use reasonable endeavours to reasonably consult with Purchaser in reasonable time prior to its delivery pursuant to this Section 2.3(f) as to the finalization of the Everest Awards Statement; provided, that the Everest Awards Statement delivered by Everest shall be final so long as it complies with the express requirements of this Agreement. Purchaser shall be entitled to rely on the Everest Awards Statement so delivered by Everest for the purposes of fulfilling its obligations set forth in Section 2.7(c)(iii).
(g)    No later than four Business Days prior to the Closing, Olympus shall deliver to Purchaser and each Olympus Seller a statement substantially in the form of the Sample Olympus Awards Statement (the “Olympus Awards Statement”) that sets forth with respect to each Olympus Redeemed Holder, (i) the cash amount payable to each such holder (or the basis on which such amount is to be calculated) on or around Closing as consideration for the cancellation of the Olympus Options and Olympus Phantom Shares, held by such holder (the “Olympus Redemption Closing Amount”), (ii) representing such holder’s Olympus Equity Pro Rata Percentage of the Olympus Deferred Cash Amount, together in each case with any Tax arising as a result of or in relation to such payments and (iii) such other information as is contemplated by the Sample Olympus Awards Statement. Olympus agrees to prepare the Olympus Awards Statement in a manner consistent with the principles and mechanics set forth in the Sample Olympus Awards Statement and shall use reasonable endeavours to reasonably consult with Purchaser in reasonable time prior to its delivery pursuant to this Section 2.3(g) as to the finalization of the Olympus Awards Statement; provided, that the Olympus Awards Statement delivered by Olympus shall be final so long as it complies with the express requirements of this Agreement. Effective as of immediately prior to the Closing, Olympus shall cancel all Olympus Options and redeem all Olympus Phantom Shares held by the Olympus Redeemed Holders in exchange for the Olympus Redemption Closing Amount set forth in the Olympus Awards Statement as payable at Closing, such amount to be paid by Purchaser to Olympus at the Closing, and Olympus shall cause such amounts to be paid to each such holder at the Closing and otherwise in accordance with the payroll processes of Olympus pursuant to Section 2.7(c)(iv) or as a direct cash payment (the “Olympus Redemption”). Purchaser shall be entitled to rely on the Olympus Awards Statement so delivered by Olympus for the purposes of fulfilling its obligations set forth in Section 2.7(c)(iv).
(h)    Subject to applicable Antitrust Laws, each of Everest and Olympus shall reasonably assist Purchaser in its review of the Closing Statements, Everest Funds Flow, Olympus Funds Flow, Everest Awards Statement and Olympus Awards Statement and supporting documents following delivery thereof pursuant to Section 2.3(a), (b), (d), (e), (f) and (g) and shall consider in good faith any comments or objections to any amounts set forth therein. If, prior to the Closing, Everest and/or Olympus (as the case may be) agree to make any modifications to a Closing Statement, the Everest Funds Flow, Olympus Funds Flow, Everest Awards Statement or Olympus Awards

Statement, then the relevant statement as so modified, shall be deemed to be the relevant Closing Statement, Everest Funds Flow, Olympus Funds Flow, Everest Awards Statement or Olympus Awards Statement (as applicable).
(i)    Unless indicated to the contrary in this Agreement, the Parties and their respective Representatives shall be entitled to, and shall, deduct and withhold any payments under the Code, and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax Law, required to be so deducted and withheld from any payment under this Agreement. Any amounts deducted and withheld as provided hereunder shall be paid over to the applicable Governmental Entity in accordance with applicable Law and shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. At least five Business Days prior to the Closing, the Exchange Agent, the Escrow Agent and the Sellers shall (i) notify Purchaser of any anticipated deduction or withholding (other than backup withholding or withholding of employment Taxes), (ii) consult with Purchaser in good faith to determine whether such deduction or withholding is required under applicable Tax Law and (iii) cooperate with Purchaser in good faith to minimize the amount of any applicable deduction or withholding.
Section 2.4    Foreign Resident Capital Gains Withholding Payments.
(a)    Interpretation. In this clause:
(i)    “Australian resident” means an Australian resident as defined in section 6(1) of the Australian Tax Act;
(ii)    Any words or expressions used in this Section 2.4 that have a particular meaning in the Australian Tax Act including any applicable legislative determinations and Australian Taxation Office public rulings have the same meaning unless the context otherwise requires; and
(iii)    “Australian Tax Act” means the Income Tax Assessment Act 1936 (Cth), the Income Tax Assessment Act 1997 (Cth), the Taxation Administration Act 1953 (Cth), the Income Tax (Transitional Provisions) Act 1997 (Cth) and A New Tax System (Goods and Services Tax) Act 1999;
(b)    Australian Sellers’ Declaration. Each Australian Seller, for the purposes of section 14-225(1) and 14-225(2) of Schedule 1 to the Australian Tax Act, declares that:
(i)    Such Australian Seller is and will be an Australian resident for the period from the date of entering into this Agreement until, and including, the date of Closing (the “Declaration Period”); or
(ii)    the Outstanding Everest Shares, the Acquired Olympus Shares and the Acquired Olympus Z Shares are each “membership interests” in Everest and Olympus respectively, but are not “indirect Australian real property interests” (as those terms are defined in the Australian Tax Act);

(iii)    the Declaration Period will not exceed six months, or where the date of Closing is more than six months after the date of entering into this Agreement the Sellers provide a further declaration covering the date of Closing; and
(iv)    this information is true and correct.
(c)    Non-Australian Sellers’ Declaration. Each Seller that is not a resident of Australia as defined in the Australian Tax Act, for the purposes of section 14-225(2) of Schedule 1 to the Australian Tax Act, declares that the Outstanding Everest Shares, the Acquired Olympus Shares and the Acquired Olympus Z Shares are each “membership interests” in Everest and Olympus respectively, but are not “indirect Australian real property interests” (as those terms are defined in the Australian Tax Act), and that this information is true and correct.
(d)    Purchaser acknowledges that (i) the declarations given by each Australian Seller under Section 2.4(b) represent declarations for the purposes of subsection 14-225(1) of Schedule 1 to the Australian Tax Act given by the Australian Sellers to the Purchaser, (ii) Purchaser does not know such declarations to be false and (iii) as a result of such declarations, Purchaser will not (A) withhold any amount under Subdivision 14-D of the Schedule 1 of the Australian Tax Act from such Australian Seller’s portion of the Purchase Price, or (B) pay any amount under Subdivision 14-D of the Schedule 1 of the Australian Tax Act to the Commissioner of Taxation in connection with such Australian Seller’s portion of the Purchase Price.
(e)    Purchaser acknowledges that (i) the declarations given by each non-Australian Seller under Section 2.4(c) represent declarations for the purposes of subsection 14-225(2) of Schedule 1 to the Australian Tax Act given by the non-Australian Sellers to the Purchaser, (ii) Purchaser does not know such declarations to be false and (iii) as a result of such declarations, Purchaser will not (A) withhold any amount under Subdivision 14-D of the Schedule 1 of the Australian Tax Act from such non-Australian Seller’s portion of the Purchase Price, or (B) pay any amount under Subdivision 14-D of the Schedule 1 of the Australian Tax Act to the Commissioner of Taxation in connection with such non-Australian Seller’s portion of the Purchase Price.
(f)    Purchaser confirms that Purchaser will not make a choice pursuant to section 124-795(4) of the Australian Tax Act.
Section 2.5    Escrow Account. At the Closing, Purchaser shall deliver:
(a)    the Everest Retained Cash Amount in immediately available funds and the Everest Retained Shares to be held in book-entry form into a separate third-party escrow account (the “Everest Escrow Account”). The Everest Escrow Account shall be established and maintained by the Escrow Agent pursuant to the terms and conditions of an escrow agreement substantially in the form of Exhibit I-1 attached hereto, with such changes as may be required by the Escrow Agent and reasonably acceptable to Purchaser and Everest (the “Everest Escrow Agreement”).
(b)    deferred consideration comprising the Olympus Deferred Cash Amount in immediately available funds and the Olympus Deferred Shares to be held in book-entry form into a separate third-party escrow account (the “Olympus Escrow Account”). The Olympus Escrow Account shall be established and maintained by the Escrow Agent pursuant to the terms and conditions of an escrow agreement substantially in the form of Exhibit I-2 attached hereto, with such changes as may be required by the Escrow Agent and reasonably acceptable to Purchaser and Olympus (the “Olympus Escrow Agreement”).
Section 2.6    Drag Along Notice. No later than 15 Business Days prior to the Closing, each Olympus Seller shall procure that Olympus delivers to each Dragged Olympus Equityholder a drag along notice in accordance with Article 28 of the Olympus Articles of Association in terms approved by Purchaser (such approval not to be unreasonably withheld, conditioned or delayed).
Section 2.7    Closing Deliveries. At the Closing:
(a)    Trango shall deliver or cause to be delivered to Purchaser:
(i)    duly executed transfers in favor of Purchaser, or such other Affiliate of Purchaser as Purchaser may designate by written notice to Everest in accordance with Section 2.15 at least five Business Days prior to the Closing Date, in respect of the Acquired Everest Shares together with either the share certificates for the Acquired Everest Shares or an indemnity in a form to be agreed by Trango and Purchaser in relation to the share certificates for the Acquired Everest Shares;
(ii)    the certificates required to be delivered pursuant to Section 8.2(g)(i) and Section 8.2(g)(iii);
(iii)    a counterpart signature page to the Transition Services Agreement, duly executed by Trango;
(iv)    a counterpart signature page to the Colocation Services Agreement Amendment, duly executed by Trango;
(v)    a counterpart signature page to each of the Colocation Services Order Amendments, duly executed by Trango;
(vi)    a counterpart signature page to the Investor Rights Agreement, duly executed by Trango, Trango Holdco and Anthony Hynes;
(vii)    a counterpart signature page to the Everest Escrow Agreement, duly executed by Trango;
(viii)    resignations, substantially in the form attached hereto as Exhibit J, effective as of the Closing Date, of the directors of each of Everest and its Subsidiaries, in each case, requested by Purchaser at least five Business Days in advance of the Closing;
(ix)    copies of notices from Everest to the Everest Redeemed Holders informing them of the Everest Redemption; and

(x)    a copy of the minutes of a duly held meeting of the board of directors of Everest authorising the transfer of Everest A Shares to the Purchaser.
(b)    The Olympus Sellers’ Representatives shall, and each Olympus Seller shall cause the Olympus Sellers Representatives to, deliver or cause to be delivered to Purchaser (provided, that in the case of Section 2.7(b)(i) only, such delivery shall be made by Olympus (and not the Olympus Sellers’ Representatives or any Olympus Seller)):
(i)    duly executed transfers in favor of Purchaser, or such other Affiliate of Purchaser as Purchaser may designate by written notice to Olympus in accordance with Section 2.15 at least five Business Days prior to the Closing Date, in respect of the Acquired Olympus Shares (other than the Dragged Olympus Equityholders) and the Acquired Olympus Z Shares, together with either the share certificates for the Acquired Olympus Shares (other than the Dragged Olympus Shares) and the Acquired Olympus Z Shares or an indemnity, in customary form, in relation to the share certificates for the Acquired Olympus Shares (other than the Dragged Olympus Equityholders) and the Acquired Olympus Z Shares;
(ii)    transfers in favor of Purchaser, or such other Affiliate of Purchaser as Purchaser may designate by written notice to Olympus at least five Business Days prior to the Closing Date, in respect of the Dragged Olympus Shares duly executed in accordance with the power of attorney in Article 28 of the Olympus Articles of Association;
(iii)    duly executed powers of attorney in a form to be agreed by Olympus and Purchaser granted by each Olympus Seller in favor of Purchaser in respect of the voting rights in the Acquired Olympus Shares held by the Olympus Sellers and the Acquired Olympus Z Shares held by Olympus in its capacity as trustee of the DESOP Trust;
(iv)    the certificates required to be delivered pursuant to Section 8.2(g)(ii) and Section 8.2(g)(iv);
(v)    resignations, substantially in the form attached hereto as Exhibit J, effective as of the Closing Date, of the directors of each of Olympus and its Subsidiaries, in each case, requested by Purchaser at least five Business Days in advance of the Closing;
(vi)    a counterpart signature page to the Olympus Escrow Agreement, duly executed by the Olympus Sellers’ Representatives;
(vii)    where applicable, a copy of a letter from each Olympus Seller to Olympus informing Olympus that it has ceased to be a Registrable RLE/PSC on the Closing Date;
(viii)    a copy of a resolution of the board of directors of Olympus, dated prior to the date of this Agreement, approving the terms of this Agreement in so far as they relate to Olympus, including consummation of the sale of the Acquired Olympus Shares; and

(ix)    as evidence of the authority of each person executing a document referred to in this Section 2.7(b) on behalf of an Olympus Seller or the Olympus Sellers’ Representative, a copy of any power of attorney conferring the authority, substantially in the form set out in Exhibit K.
(c)    Purchaser shall:
(i)    (A) pay to Trango, in cash by wire transfer of immediately available funds, Trango’s portion of the Closing Cash Consideration, (B) pay to Trango Holdco, in cash by wire transfer of immediately available funds, Trango Holdco’s portion of the Closing Cash Consideration and (C) deposit (1) with the Exchange Agent, pursuant to Section 2.8(a), the Non-Trango Equityholders’ aggregate portion of the Closing Cash Consideration (except for that portion of the Closing Cash Consideration attributable to the Dragged Olympus Equityholders) (for onward distribution by the Exchange Agent as applicable to the Non-Trango Equityholders) and (2) into such bank account of Olympus as Olympus notifies in writing to Purchaser no later than five Business Days prior to Closing, the Dragged Olympus Equityholders’ aggregate proportion of the Closing Cash Consideration (for onward distribution by Olympus, acting as trustee for the Dragged Olympus Equityholders in accordance with Article 28 of the Olympus Articles of Association, as applicable to the Dragged Olympus Equityholders), in the case of each of clauses (A), (B) and (C), as set forth in the Everest Funds Flow or Olympus Funds Flow, as applicable;
(ii)    (A) deliver to a book entry account in the name of a broker-dealer designated by Trango, to hold on Trango’s behalf, Trango’s portion of the Closing Share Consideration, in book-entry form (along with evidence in the books and records maintained by the transfer agent for the Purchaser Common Stock reflecting the ownership of such shares of Purchaser Common Stock), (B) deliver to a book entry account in the name of a broker-dealer designated by Trango Holdco, to hold on Trango Holdco’s behalf, Trango Holdco’s portion of the Closing Share Consideration, in book-entry form (along with evidence in the books and records maintained by the transfer agent for the Purchaser Common Stock reflecting the ownership of such shares of Purchaser Common Stock) and (C) deposit with the Exchange Agent, pursuant to Section 2.8(a), evidence of book-entry shares constituting the Eligible Non-Trango Equityholders’ aggregate portion of the Closing Share Consideration (for onward distribution in book-entry form by the Exchange Agent as applicable to the Eligible Non-Trango Equityholders), in each case as set forth in the Everest Funds Flow or Olympus Funds Flow, as applicable;
(iii)    in accordance with Section 2.3(f), pay to Everest, in order for Everest and its Subsidiaries to pay to each Everest Redeemed Holder and Everest Seller, the amount set forth opposite such holder’s name on the Everest Awards Statement, subject to the provisions of Section 2.3(f) of the Disclosure Schedule;
(iv)    in accordance with Section 2.3(g), pay to Olympus, in order for Olympus and its Subsidiaries to pay to each Olympus Redeemed Holder, the Olympus Redemption Closing Amount set forth opposite such holder’s name on the Olympus Awards Statement;

(v)    pay on behalf of Everest and its Subsidiaries, in cash by wire transfer of immediately available funds, the Estimated Unpaid Everest Expenses (other than any such amounts paid in accordance with Section 2.7(c)(iii)) in accordance with the invoices, written instructions or other documents evidencing such amounts delivered to Purchaser at least three Business Days prior to the Closing Date;
(vi)    pay on behalf of Olympus and its Subsidiaries, in cash by wire transfer of immediately available funds, the Estimated Unpaid Olympus Expenses (other than any such amounts paid in accordance with Section 2.7(c)(iv)) in accordance with the invoices, written instructions or other documents evidencing such amounts delivered to Purchaser at least three Business Days prior to the Closing Date;
(vii)    deliver to the Escrow Agent (A) the Everest Retained Cash Amount in immediately available funds and the Everest Retained Shares in book-entry form (such delivery to be in satisfaction of Purchaser’s obligation pursuant to Section 2.5(a)) and (B) the deferred consideration comprising the Olympus Deferred Cash Amount in immediately available funds and the Olympus Deferred Shares in book-entry form (such delivery to be in satisfaction of Purchaser’s obligation pursuant to Section 2.5(b));
(viii)    pay to the Olympus Sellers’ Representatives, in cash by wire transfer of immediately available funds, the Olympus Seller Expense Amount into an account designated by the Olympus Sellers’ Representatives, for purposes of satisfying costs, expenses and/or liabilities incurred on behalf of the Olympus Sellers and otherwise in accordance with this Agreement (such payment to be in satisfaction of Purchaser’s obligation pursuant to Section 11.16(g));
(ix)    deliver to Olympus in its capacity as trustee of the DESOP Trust an undertaking to pay £1 to Olympus in full satisfaction of its obligation to pay the Z Share Consideration;
(x)    deliver to Trango and the Olympus Sellers’ Representatives the certificate required to be delivered pursuant to Section 8.3(d);
(xi)    deliver to Trango a counterpart signature page to the Transition Services Agreement, duly executed by Purchaser;
(xii)    deliver to Trango a counterpart signature page to the Investor Rights Agreement, duly executed by Purchaser;
(xiii)    deliver to Trango a counterpart signature page to the Everest Escrow Agreement, duly executed by Purchaser and the Escrow Agent;
(xiv)    deliver to Olympus Sellers’ Representatives a counterpart signature page to the Olympus Escrow Agreement, duly executed by Purchaser and the Escrow Agent; and

(xv)    deliver to Trango and the Olympus Sellers’ Representatives a copy of the R&W Insurance Policy, duly executed by (A) Purchaser or an Affiliate of Purchaser and (B) the insurer thereunder, along with evidence that the applicable premium and all other amounts required under the R&W Insurance Policy to be paid on or prior to the Closing have been paid and all conditions thereunder have been satisfied.
Section 2.8    Exchange Fund.
(a)    At or prior to the Closing, Purchaser, Everest and Olympus shall jointly appoint the Exchange Agent to act as exchange agent under this Agreement and Purchaser shall deposit, or cause to be deposited, with the Exchange Agent, in trust for the benefit of the Non-Trango Equityholders, (i) evidence of book-entry shares representing a number of shares of Purchaser Common Stock equal to the Non-Trango Equityholders’ aggregate portion of the Closing Share Consideration and (ii) an amount in cash equal to the sum of (A) the Non-Trango Equityholders’ aggregate portion of the Closing Cash Consideration plus (B) cash necessary to pay in lieu of fractional shares pursuant to Section 2.8(b) (such shares of Purchaser Common Stock together with such cash, the “Exchange Fund”). At the Closing, Purchaser shall direct the Exchange Agent to pay from the Exchange Fund to each Non-Trango Equityholder such Non-Trango Equityholder’s applicable portion of the Closing Cash Consideration and the Closing Share Consideration, as set forth in the Everest Funds Flow or Olympus Funds Flow, as applicable. The terms of appointment and engagement of the Exchange Agent shall be as reasonably agreed upon between Purchaser, Everest and Olympus, and all fees, costs and expenses relating to the engagement of the Exchange Agent shall be borne 25% by Everest, as Everest Expenses, 25% by Olympus, as Olympus Expenses and 50% by Purchaser.
(b)    Notwithstanding anything else in this Agreement to the contrary, no fractional shares of Purchaser Common Stock shall be issued as consideration in the Sale. Each Equityholder that would otherwise have been entitled to receive a fraction of a share of Purchaser Common Stock pursuant to Section 2.7(c)(ii) or Section 2.8(a), as applicable (after aggregating all interests held by such Equityholder) shall receive, in lieu thereof, cash (without interest) in an amount (rounded up to the nearest cent) representing such Equityholder’s proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of all such Equityholders of shares of Purchaser Common Stock that would otherwise have been issued.
(c)    In respect of the Olympus Sellers, (i) the Closing Share Consideration allocated to Olympus Sellers in the Olympus Funds Flow shall be distributed between the Eligible Olympus Sellers on a pro rata basis taking into account the proportion that the number of Acquired Olympus Shares sold by such Eligible Olympus Seller under this Agreement, bears to the total number of Acquired Olympus Shares sold by all Eligible Olympus Sellers under this Agreement (and the number of shares of Purchaser Common Stock received by such Eligible Olympus Seller for each Acquired Olympus Share sold under this Agreement is the “Purchaser Stock Exchange Amount”), (ii) the Closing Cash Consideration allocated to the Olympus Sellers shall be distributed between the Olympus Sellers as follows, (A) first, those Olympus Sellers who are not Eligible, a cash amount equivalent to the value of the Purchaser Stock Exchange Amount for each Acquired Olympus Share it has sold under this Agreement, with the Purchaser Common Stock valued at the

Reference Price, and thereafter, (B) all Olympus Sellers shall receive their Olympus Pro Rata Percentage of the remaining Closing Cash Consideration attributable to the Olympus Sellers (other than the Dragged Olympus Equityholders).
(d)    Each Seller who holds Olympus A Shares hereby agrees to reduce the amount of consideration they would otherwise receive by their respective portion of the Olympus LFSP Amount, and the Purchaser shall pay such amount to Olympus on such Seller’s behalf in accordance with Section 2.3(e), in full and final repayment and discharge of their loan under the Olympus Loan Funded Share Plan.
Section 2.9    Determination of the Everest Adjustment Amount.
(a)    As soon as practicable, but no later than 90 days after the Closing Date, Purchaser shall prepare and deliver to the Everest Sellers’ Representative a statement (the “Everest Post-Closing Statement”), substantially in the form of the Sample Everest Closing Statement, setting forth Purchaser’s good faith proposed calculation of (i) Everest Closing Net Working Capital, (ii) Everest Closing Cash Amounts, (iii) Everest Closing Indebtedness, (iv) Unpaid Everest Expenses, (v) Everest Target Net Working Capital and (vi) the resulting calculation of the Everest Adjustment Amount, in each case in a manner consistent with the definitions thereof and together with reasonable supporting documentation. Purchaser shall prepare the Everest Post-Closing Statement in a manner consistent with the Everest Accounting Principles. If Purchaser fails to timely deliver the Everest Post-Closing Statement in accordance with the foregoing, then, at the election of the Everest Sellers’ Representative in its sole discretion and without prejudice to any and all other rights and remedies available to the Everest Sellers, either (A) the Everest Adjustment Amount shall be deemed to equal zero or (B) the Everest Sellers’ Representative shall retain (at the sole expense of Purchaser) an independent accounting firm of international reputation to provide an audit or other review of Everest’s and its Subsidiaries’ books and records, review the calculation of the Everest Closing Statement and make any adjustments necessary thereto consistent with the provisions of this Section 2.9, and the determination of such accounting firm shall be conclusive and binding on the Parties.
(b)    The Everest Sellers’ Representative shall have 45 days following receipt of the Everest Post-Closing Statement to review such calculations (the “Everest Review Period”). The Everest Sellers’ Representative may, on or prior to the last day of the Everest Review Period, deliver to Purchaser a written notice of dispute, setting forth its objections to Purchaser’s calculation of the Everest Post-Closing Statement (an “Everest Dispute Notice”). The Everest Sellers’ Representative and the other Parties agree that, unless the Everest Sellers’ Representative delivers an Everest Dispute Notice to Purchaser on or before the last day of the Everest Review Period, the Everest Post-Closing Statement shall be deemed to set forth the final Everest Closing Net Working Capital, Everest Closing Cash Amounts, Everest Closing Indebtedness, Unpaid Everest Expenses, Everest Target Net Working Capital and Everest Adjustment Amount, in each case, for all purposes hereunder. Prior to the end of the Everest Review Period, the Everest Sellers’ Representative may accept the Everest Post-Closing Statement by delivering written notice to that effect to Purchaser, in which case the Everest Adjustment Amount shall be deemed to have been finally determined when such notice is given. If the Everest Sellers’ Representative delivers an Everest Dispute Notice to Purchaser on or prior to the last day of the Everest Review Period, then Purchaser and the Everest Sellers’ Representative shall each use its reasonable endeavors to resolve any disputes set forth in the Everest Dispute Notice in good faith during the 45-day period commencing on the date Purchaser receives the Everest Dispute Notice from the Everest Sellers’ Representative. If the Everest Sellers’ Representative and Purchaser do not agree upon a final resolution with respect to any disputed items set forth in the Everest Dispute Notice within such 45-day period, then the remaining items in dispute (the “Everest Disputed Items”) shall be submitted promptly by Purchaser and the Everest Sellers’ Representative to PricewaterhouseCoopers LLP, or, if PricewaterhouseCoopers LLP is unable to perform, an independent accounting firm of international reputation that is mutually agreeable to Purchaser and the Everest Sellers’ Representative, each acting reasonably (the “Accounting Firm”). The Accounting Firm shall be requested to render a written determination of the applicable dispute (acting as an expert and not as an arbitrator) within 30 days after referral of the matter to the Accounting Firm, which determination shall be in writing and shall set forth, in reasonable detail, the basis therefor and shall be based solely on (i) the definitions and other applicable provisions of this Agreement, (ii) the presentations (limited to the Everest Disputed Items set forth in the Everest Post-Closing Statement and Everest Dispute Notice) submitted by each of Purchaser and the Everest Sellers’ Representative to the Accounting Firm within 15 days after the engagement thereof (which the Accounting Firm shall forward to the other Party) and (iii) the written responses, if any, submitted to the Accounting Firm within ten Business Days after receipt of each such presentation (which the Accounting Firm shall forward to the other Party), and not an independent review. The terms of appointment and engagement of the Accounting Firm shall be as reasonably agreed upon between the Everest Sellers’ Representative and Purchaser, and any associated engagement fees shall initially be borne 50% by the Everest Sellers’ Representative and 50% by Purchaser; provided, that such fees shall ultimately be borne by the Everest Sellers’ Representative and Purchaser in the same proportion as the aggregate amount of the Everest Disputed Items that is unsuccessfully disputed by each such Party (as determined by the Accounting Firm) bears to the total amount of the Everest Disputed Items submitted to the Accounting Firm. For example, should the amounts in dispute total to $1,000 and the Accounting Firm awards $600 in favor of the Everest Sellers’ Representative’s position, then 60% of the costs of its review would be borne by Purchaser and 40% of the costs of its review would be borne by the Everest Sellers’ Representative. Except as provided in the preceding sentence, all other costs and expenses incurred by the Parties in connection with resolving any dispute under this Section 2.9(b) before the Accounting Firm shall be borne by the Party incurring such cost or expense. The Accounting Firm shall resolve each Everest Disputed Item by choosing a value not in excess of, nor less than, the greatest or lowest value, respectively, set forth in the presentations (and, if applicable, the responses) delivered to the Accounting Firm pursuant to this Section 2.9(b). The determination of the Accounting Firm shall be conclusive and binding upon the Parties absent fraud or manifest error. The Everest Post-Closing Statement shall be revised as appropriate to reflect the resolution of any objections thereto pursuant to this Section 2.9(b), and, as so revised, such Everest Post-Closing Statement shall be deemed to set forth the final Everest Closing Net Working Capital, Everest Closing Cash Amounts, Everest Closing Indebtedness, Unpaid Everest Expenses, Everest Target Net Working Capital and Everest Adjustment Amount, in each case, for all purposes hereunder (including for all tax reporting purposes). The Accounting Firm may resolve the matters in dispute on an item-by-item basis so that it may choose Purchaser’s position on some items and the Everest Sellers’ Representative’s position on other items or a compromise position.

(c)    Purchaser shall, and shall cause Everest and its Subsidiaries to, promptly make available at reasonable times to the Everest Sellers’ Representative and its accountants and other representatives (including the Accounting Firm) all financial records, supporting documents and work papers and personnel of Everest and its Subsidiaries reasonably requested by the Everest Sellers’ Representative during the review by the Everest Sellers’ Representative of, and the resolution of any objections with respect to, the Everest Post-Closing Statement.
(d)    Purchaser and the Everest Sellers’ Representative agree that the procedures set forth in this Section 2.9 for resolving disputes with respect to the Everest Post-Closing Statement shall be the sole and exclusive method for resolving any such disputes; provided, that this provision shall not prohibit such Parties from instituting litigation to enforce any final determination of the Everest Adjustment Amount pursuant to Section 2.9(b) in any court of competent jurisdiction in accordance with Section 11.3(b). The substance of any determination of the Accounting Firm shall not be subject to review or appeal, absent a showing of fraud or manifest error. It is the intent of the Parties to have any final determination of the Everest Adjustment Amount by the Accounting Firm proceed in an expeditious manner; provided, that any deadline or time period contained in this Section 2.9 may be extended or modified by the written agreement of the Everest Sellers’ Representative and Purchaser, and the Parties agree that the failure of the Accounting Firm to strictly conform to any deadline or time period contained herein shall not be a basis for seeking to overturn any determination rendered by the Accounting Firm that otherwise conforms to the terms of this Section 2.9.
Section 2.10    Payment of the Everest Adjustment Amount.
(a)    If the Everest Adjustment Amount is positive, then, within five Business Days after the date on which the Everest Adjustment Amount is finally determined pursuant to Section 2.9, Purchaser shall pay, or shall cause Everest to pay, to each Everest Seller an amount equal to such Everest Seller’s Everest Pro Rata Percentage of the Everest Adjustment Amount, in cash by wire transfer of immediately available funds to the account identified in the Everest Funds Flow with respect to such Everest Seller (or as otherwise instructed by such Everest Seller).
(b)    If the Everest Adjustment Amount is negative, then, within five Business Days after the date on which the Everest Adjustment Amount is finally determined pursuant to Section 2.9:
(i)    subject to Section 10.3(a), each of Trango and Trango Holdco shall pay, or cause to be paid, to Purchaser (or another entity designated by Purchaser) an amount equal to such Everest Seller’s Everest Pro Rata Percentage of the absolute value of the Everest Adjustment Amount, in cash by wire transfer of immediately available funds; and
(ii)    Trango and Purchaser shall deliver a joint written instruction to the Escrow Agent to pay and transfer, or cause to be paid and transferred, to Purchaser (or another entity designated by Purchaser) an amount equal to the lesser of (i) the aggregate of the Non-Trango Everest Sellers’ Everest Pro Rata Percentages of the absolute value of the Everest Adjustment Amount, and (ii) the amount then remaining in the Everest Escrow Account. Notwithstanding anything else to the contrary in this Agreement, including this

Section 2.10, the cash and shares of Purchaser Common Stock held in the Everest Escrow Account shall serve as the sole and exclusive source of recovery for any amounts owed to Purchaser, by the Non-Trango Everest Sellers, in connection with the final determination of the Everest Adjustment Amount pursuant to this Agreement and none of the Non-Trango Everest Sellers nor any of their Affiliates shall have any liability or obligation for any portion of the Everest Adjustment Amount in excess of the amount of their respective Everest Pro Rata Percentages of the cash and shares of Purchaser Common Stock then remaining in the Everest Escrow Account. Any shares of Purchaser Common Stock transferred pursuant to this Section 2.10(b)(ii) shall be valued at the Purchaser Common Stock Trading Price.
(c)    Any amount that becomes payable pursuant to this Section 2.10 shall constitute an adjustment to the Purchase Price for all purposes hereunder.
Section 2.11    Determination of the Olympus Adjustment Amount.
(a)    As soon as practicable, but no later than 90 days after the Closing Date, Purchaser shall prepare and deliver to the Olympus Sellers’ Representatives a statement (the “Olympus Post-Closing Statement”), substantially in the form of the Sample Olympus Closing Statement, setting forth Purchaser’s good faith proposed calculation of (i) Olympus Closing Net Working Capital, (ii) Olympus Closing Cash Amounts, (iii) Olympus Closing Indebtedness, (iv) Unpaid Olympus Expenses, (v) Olympus Target Net Working Capital and (vi) the resulting calculation of the Olympus Adjustment Amount, in each case in a manner consistent with the definitions thereof and together with reasonable supporting documentation. Purchaser shall prepare the Olympus Post-Closing Statement in a manner consistent with the Olympus Accounting Principles. If Purchaser fails to timely deliver the Olympus Post-Closing Statement in accordance with the foregoing, then, at the election of the Olympus Sellers’ Representative in its sole discretion and without prejudice to any and all other rights and remedies available to the Olympus Sellers, either (A) the Olympus Adjustment Amount shall be deemed to equal zero or (B) the Olympus Sellers’ Representative shall retain (at the sole expense of Purchaser) an independent accounting firm of international reputation to provide an audit or other review of Olympus’s and its Subsidiaries’ books and records, review the calculation of the Olympus Closing Statement and make any adjustments necessary thereto consistent with the provisions of this Section 2.11, and the determination of such accounting firm shall be conclusive and binding on the Parties.
(b)    The Olympus Sellers’ Representatives shall have 45 days following receipt of the Olympus Post-Closing Statement to review such calculations (the “Olympus Review Period”). The Olympus Sellers’ Representatives may, on or prior to the last day of the Olympus Review Period, deliver to Purchaser a written notice of dispute, setting forth its objections to Purchaser’s calculation of the Olympus Post-Closing Statement (an “Olympus Dispute Notice”). The Olympus Sellers’ Representatives and the other Parties agree that, unless the Olympus Sellers’ Representatives deliver an Olympus Dispute Notice to Purchaser on or before the last day of the Olympus Review Period, the Olympus Post-Closing Statement shall be deemed to set forth the final Olympus Closing Net Working Capital, Olympus Closing Cash Amounts, Olympus Closing Indebtedness, Unpaid Olympus Expenses, Olympus Target Net Working Capital and Olympus Adjustment Amount, in each case, for all purposes hereunder. Prior to the end of the Olympus Review Period, the Olympus

Sellers’ Representatives may accept the Olympus Post-Closing Statement by delivering written notice to that effect to Purchaser, in which case the Olympus Adjustment Amount shall be deemed to have been finally determined when such notice is given. If the Olympus Sellers’ Representatives deliver an Olympus Dispute Notice to Purchaser on or prior to the last day of the Olympus Review Period, then Purchaser and the Olympus Sellers’ Representatives shall each use its reasonable endeavors to resolve any disputes set forth in the Olympus Dispute Notice in good faith during the 45-day period commencing on the date Purchaser receives the Olympus Dispute Notice from the Olympus Sellers’ Representatives. If the Olympus Sellers’ Representatives and Purchaser do not agree upon a final resolution with respect to any disputed items set forth in the Olympus Dispute Notice within such 45-day period, then the remaining items in dispute (the “Olympus Disputed Items”) shall be submitted promptly by Purchaser and the Olympus Sellers’ Representatives to the Accounting Firm. The Accounting Firm shall be requested to render a written determination of the applicable dispute (acting as an expert and not as an arbitrator) within 30 days after referral of the matter to the Accounting Firm, which determination shall be in writing and shall set forth, in reasonable detail, the basis therefor and shall be based solely on (i) the definitions and other applicable provisions of this Agreement, (ii) the presentations (limited to the Olympus Disputed Items set forth in the Olympus Post-Closing Statement and Olympus Dispute Notice) submitted by each of Purchaser and the Olympus Sellers’ Representatives to the Accounting Firm within 15 days after the engagement thereof (which the Accounting Firm shall forward to the other Party) and (iii) the written responses, if any, submitted to the Accounting Firm within ten Business Days after receipt of each such presentation (which the Accounting Firm shall forward to the other Party), and not an independent review. The terms of appointment and engagement of the Accounting Firm shall be as reasonably agreed upon between the Olympus Sellers’ Representatives and Purchaser, and any associated engagement fees shall initially be borne 50% by Olympus Sellers’ Representatives and 50% by Purchaser; provided, that such fees shall ultimately be borne by Olympus Sellers’ Representatives and Purchaser in the same proportion as the aggregate amount of the Olympus Disputed Items that is unsuccessfully disputed by each such Party (as determined by the Accounting Firm) bears to the total amount of the Olympus Disputed Items submitted to the Accounting Firm. For example, should the amounts in dispute total to $1,000 and the Accounting Firm awards $600 in favor of the Olympus Sellers’ Representatives’ position, then 60% of the costs of its review would be borne by Purchaser and 40% of the costs of its review would be borne by the Olympus Sellers’ Representatives. Except as provided in the preceding sentence, all other costs and expenses incurred by the Parties in connection with resolving any dispute under this Section 2.11(b) before the Accounting Firm shall be borne by the Party incurring such cost or expense. The Accounting Firm shall resolve each Olympus Disputed Item by choosing a value not in excess of, nor less than, the greatest or lowest value, respectively, set forth in the presentations (and, if applicable, the responses) delivered to the Accounting Firm pursuant to this Section 2.11(b). The determination of the Accounting Firm shall be conclusive and binding upon the Parties absent fraud or manifest error. The Olympus Post-Closing Statement shall be revised as appropriate to reflect the resolution of any objections thereto pursuant to this Section 2.11(b), and, as so revised, such Olympus Post-Closing Statement shall be deemed to set forth the final Olympus Closing Net Working Capital, Olympus Closing Cash Amounts, Olympus Closing Indebtedness, Unpaid Olympus Expenses, Olympus Target Net Working Capital and Olympus Adjustment Amount, in each case, for all purposes hereunder (including for all tax reporting purposes). The Accounting Firm may resolve the matters in dispute on an item-by-item basis so that it may choose Purchaser’s position on some items and Olympus Sellers’ Representatives’ position on other items or a compromise position.
(c)    Purchaser shall, and shall cause Olympus and its Subsidiaries to, promptly make available at reasonable times to the Olympus Sellers’ Representatives and their accountants and other representatives (including the Accounting Firm) all financial records, supporting documents and work papers and personnel of Olympus and its Subsidiaries reasonably requested by the Olympus Sellers’ Representatives during the review by the Olympus Sellers’ Representatives of, and the resolution of any objections with respect to, the Olympus Post-Closing Statement.
(d)    Purchaser and the Olympus Sellers agree that the procedures set forth in this Section 2.11 for resolving disputes with respect to the Olympus Post-Closing Statement shall be the sole and exclusive method for resolving any such disputes; provided, that this provision shall not prohibit such Parties from instituting litigation to enforce any final determination of the Olympus Adjustment Amount pursuant to Section 2.11(b) in any court of competent jurisdiction in accordance with Section 11.3(b). The substance of any determination of the Accounting Firm shall not be subject to review or appeal, absent a showing of fraud or manifest error. It is the intent of the Parties to have any final determination of the Olympus Adjustment Amount by the Accounting Firm proceed in an expeditious manner; provided, that any deadline or time period contained in this Section 2.11 may be extended or modified by the written agreement of the Olympus Sellers’ Representatives and Purchaser, and the Parties agree that the failure of the Accounting Firm to strictly conform to any deadline or time period contained herein shall not be a basis for seeking to overturn any determination rendered by the Accounting Firm that otherwise conforms to the terms of this Section 2.11.
Section 2.12    Payment of the Olympus Adjustment Amount.
(a)    If the Olympus Adjustment Amount is positive, then, within five Business Days after the date on which the Olympus Adjustment Amount is finally determined pursuant to Section 2.11, Purchaser shall pay, or shall cause Olympus to pay, to the Exchange Agent (for the benefit of the Olympus Sellers) an amount equal to the Olympus Adjustment Amount, in cash by wire transfer of immediately available funds. Promptly following the payment to the Exchange Agent of the amount required by this Section 2.12(a) (such amounts, the “Olympus Equityholders Post-Closing Amount”), the Olympus Sellers’ Representatives and Purchaser shall direct the Exchange Agent to pay to each Olympus Equityholder such Olympus Equityholder’s Olympus Equity Pro Rata Percentage of the Olympus Equityholders Post-Closing Amount, in cash by wire transfer of immediately available funds to the account identified in the Olympus Funds Flow with respect to such Olympus Equityholder (or as otherwise instructed by such Olympus Equityholder).
(b)    If the Olympus Adjustment Amount is negative, then, within five Business Days after the date on which the Olympus Adjustment Amount is finally determined pursuant to Section 2.11, the Olympus Sellers’ Representatives and Purchaser shall deliver a joint written instruction to the Escrow Agent to pay and transfer, or cause to be paid and transferred, to Purchaser (or another entity designated by Purchaser) an amount equal to the lesser of (i) the absolute value of the Olympus Adjustment Amount, and (ii) the amount then remaining in the Olympus Escrow Account (and the amount of the deferred consideration payable to the Olympus Equityholders shall be reduced accordingly). Notwithstanding anything else to the contrary in this Agreement, including this Section 2.12, the cash and shares of Purchaser Common Stock held in the Olympus Escrow Account from time to time shall serve as the sole and exclusive source of recovery for Purchaser in connection with the final determination of the Olympus Adjustment Amount pursuant to this Agreement and none of the Sellers nor any of their Affiliates shall have any exposure for any portion of the Olympus Adjustment Amount in excess of the amount their respective Olympus Equity Pro Rata Percentages of the cash and shares of Purchaser Common Stock then remaining in the Olympus Escrow Account. Any shares of Purchaser Common Stock transferred pursuant to this Section 2.12 shall be valued at the Purchaser Common Stock Trading Price.
(c)    Any amount that becomes payable or deductible pursuant to this Section 2.12 shall constitute an adjustment to the Purchase Price for all purposes hereunder.
Section 2.13    Certain Adjustments. Without limiting or affecting any of the provisions of Section 7.3, if, during the period between the date of this Agreement and the Closing, any change in the outstanding shares of capital stock of Purchaser shall occur as a result of any reclassification, recapitalization, stock split (including reverse stock split), merger, combination, exchange or readjustment of shares, subdivision or other similar transaction, or any stock dividend thereon with a record date during such period, the Closing Share Consideration and any other amounts payable in shares of Purchaser Common Stock pursuant to this Agreement shall be appropriately adjusted to eliminate the effect of such event on the Closing Share Consideration and any such other amounts.
Section 2.14    Purchaser Common Stock Issuance.
(a)    All shares of Purchaser Common Stock issued pursuant to this Agreement shall be issued as book-entry shares and shall bear a legend the substance of which will be reflected on the books and records of the transfer agent for the Purchaser Common Stock, reading substantially as follows:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO RESALE IN CONNECTION WITH A DISTRIBUTION AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.”
(b)    Notwithstanding the foregoing, if the recipient of such Purchaser Common Stock is a Regulation S Seller, a legend in substantially the following form may also be used:
“THESE SECURITIES MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.

HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”
(c)    Sellers holding shares of Purchaser Common Stock issued pursuant to this Agreement shall be entitled to receive from Purchaser new shares not bearing such legend (or the elimination or termination of such notations or arrangements) reasonably promptly upon the request of such holder at such time as such restrictions are no longer applicable in the reasonable judgment of Purchaser; provided, that if a Seller holding shares of Purchaser Common Stock issued pursuant to this Agreement provides to Purchaser an opinion of nationally recognized outside counsel, which may be relied upon by outside counsel to Purchaser if required to furnish an equivalent opinion to Purchaser’s transfer agent, stating that the restriction referenced in such legend is no longer required in order to ensure compliance with applicable securities laws, Purchaser shall use its reasonable efforts to cause Purchaser’s transfer agent to deliver to such holder new shares not bearing such legend reasonably promptly following the delivery of such opinion. Purchaser further covenants that Purchaser will reasonably cooperate with the Sellers holding shares of Purchaser Common Stock to facilitate sales by the Sellers of Purchaser Common Stock issued pursuant to this Agreement, to the extent permitted by this Agreement, the Investor Rights Agreement and applicable securities laws, including Rule 144 under the Securities Act, in accordance with the customary requirements and procedures of Purchaser’s transfer agent.
Section 2.15    Acquisition by Affiliates of Purchaser. Purchaser may, by written notice to Everest and Olympus at least five Business Days prior to the Closing Date, designate one or more of its Affiliates to act as transferee of some or all of the Acquired Shares at the Closing; provided, that no such designation (a) shall relieve Purchaser of any of its obligations set forth in this Agreement or (b) create any additional Liability to, or result in adverse impact on, any of the Sellers (including, for the avoidance of doubt, additional withholding required pursuant to Section 2.3(i)). Purchaser shall be the transferee of all of the Acquired Shares at the Closing if it does not designate an Affiliate as a transferee in accordance with the previous sentence.
ARTICLE III

WARRANTIES OF EVEREST
Except as set forth in, or qualified by, any matter Fairly Disclosed in the Everest Disclosure Schedule or in the Data Room, Everest hereby warrants to Purchaser as follows:
Section 3.1    Organization and Qualification; Subsidiaries.
(a)    Everest is a limited company, validly incorporated, in existence and in good standing under the laws of Jersey, Channel Islands. Everest has all requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. Everest is duly qualified, registered or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties and/or assets owned, leased or operated by it or the nature of its business makes such qualification, registration or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to be, individually or in the aggregate, material to Everest and its Subsidiaries, taken as a whole. Everest has made available to Purchaser prior to the date hereof true and complete copies of its memorandum and articles of association and all amendments thereto or restatements thereof and of its register of members as in effect as of the date of this Agreement.
(b)    Section 3.1(b) of the Everest Disclosure Schedule contains a complete and accurate list, as of the date of this Agreement, of each Subsidiary of Everest, its jurisdiction of organization and the number and type of its outstanding equity securities and a list of all holders thereof. Each Subsidiary of Everest (i) is validly incorporated, in existence and in good standing (or the equivalent thereof) under the laws of its respective jurisdiction of formation, (ii) has all requisite power and authority to own, lease and operate its assets and properties and to carry on its businesses as presently conducted and (iii) is duly qualified, registered or licensed to transact business and is in good standing (or the equivalent thereof) in each jurisdiction in which the property and/or assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification, registration or licensing necessary, except, in the cases of clauses  (i), (ii) and (iii), as would not reasonably be expected to be, individually or in the aggregate, material to Everest and its Subsidiaries, taken as a whole.
Section 3.2    Capitalization.
(a)    As of immediately prior to the Closing and following the Everest Redemption, the Outstanding Everest Shares shall have been duly authorized, validly issued and fully paid. As of immediately prior to the Closing and following the Everest Redemption, all of the Outstanding Everest Shares shall be legally and beneficially held by the Everest Sellers and Olympus and shall comprise the entire allotted and issued share capital of Everest. Except as set forth on Section 3.2(a) of the Everest Disclosure Schedule, there are no outstanding (i) equity securities of Everest, (ii) securities of Everest convertible or exercisable into or exchangeable for, at any time, equity securities of Everest, (iii) options or other rights to acquire from Everest, and no obligations of Everest to issue, any equity securities or securities convertible or exercisable into or exchangeable for equity securities of Everest, (iv) securities of Everest reserved for issuance for any purpose, (v) statutory or contractual rights of pre-emption or rights of first refusal with respect to, or obligation to repurchase, redeem or otherwise acquire, securities of Everest, or (vi) outstanding contracts to make any distribution of any kind with respect to any securities of Everest or any securities convertible, exercisable or exchangeable into any such security of Everest.
(b)    Neither Everest nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, at any time, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity, other than the Subsidiaries of Everest set forth in Section 3.1(b) of the Everest Disclosure Schedule. All outstanding equity securities of each Subsidiary of Everest (except to the extent such concepts are not applicable under the applicable Law of such Subsidiary’s jurisdiction of formation or other applicable Law) have been duly authorized and validly issued, are, to the extent applicable, fully paid and non-assessable, are free and clear of any Liens and are owned, legally and beneficially, by one or more of Everest and its Subsidiaries. Except as set forth in Section 3.1(b) of the Everest Disclosure Schedule, there are no outstanding (i) equity securities of any Subsidiary of Everest, (ii) securities of any Subsidiary of Everest convertible or exercisable into or exchangeable for, at any time, equity securities of any Subsidiary of Everest or (iii) options or other rights to acquire from any Subsidiary of Everest, and no obligation of any Subsidiary of Everest to issue, any equity securities or securities convertible or exercisable into or exchangeable for, at any time, equity securities of any Subsidiary of Everest.
Section 3.3    Authority Relative to this Agreement. Everest has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Everest of this Agreement and each other agreement or instrument to be executed in connection herewith and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any agreements or instruments to be executed after the date of this Agreement, will have been at the time of such execution and delivery by Everest) duly and validly authorized by all necessary action on the part of Everest and no other proceeding (including by its shareholders) on the part of Everest is (or, in the case of any agreements or instruments to be executed after the date of this Agreement, will be at the time of such execution and delivery by Everest) necessary to authorize this Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement, when executed, will constitute a valid, legal and binding agreement of Everest (assuming the due and valid authorization, execution and delivery by the other Parties), enforceable against Everest in accordance with its terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (the “Enforceability Exceptions”).
Section 3.4    Required Filings; No Conflict.
(a)    Assuming the truth and accuracy of the warranties of Purchaser set forth in Section 6.4(a), no notice to, filing with, authorization, consent, approval or confirmation of non-objection of any Governmental Entity is necessary for the execution, delivery or performance of this Agreement by Everest or the consummation by Everest of the transactions contemplated hereby, except for (i) the authorizations, consents, approvals and confirmations of non-objection set forth in Section 3.4(a) of the Everest Disclosure Schedule (collectively, the “Everest Regulatory Approvals”) and (ii) those the failure of which to obtain or make would not have a material impact on the execution, delivery or performance of this Agreement or the consummation of the contemplated transaction by Everest.
(b)    Neither the execution, delivery or performance of this Agreement by Everest or any of its Subsidiaries nor the consummation by Everest or any of its Subsidiaries of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of Everest’s Governing Documents, (ii) (A) result in a violation or breach of, (B) cause acceleration of, (C) constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or (D) result in the loss of a material benefit under, any of the provisions of any Everest Material Contract, (iii) violate any Law of any Governmental Entity applicable to Everest or any of its Subsidiaries or any of their respective properties or assets, or (iv) cause the suspension or revocation of any Everest Permit, except in the case of each of clauses (ii), (iii) and (iv), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.5    Permits; Compliance with Laws; Policies and Procedures.
(a)    Each of Everest and its Subsidiaries is in possession of all material Regulatory Licenses necessary for each of Everest and its Subsidiaries to own, lease and operate its properties or to carry on its business in all material respects as conducted as of the date of this Agreement (the “Everest Permits”). (i) All Everest Permits are in full force and effect and are being complied with, in each case in all material respects; (ii) no suspension or cancellation of any of the Everest Permits is pending or, to the Knowledge of Everest, threatened, and there have occurred no material defaults under, or events giving rise to a right of termination, material amendment or cancellation of any such Everest Permits (with or without notice, the lapse of time or both); and (iii) since December 31, 2016, each of Everest and its Subsidiaries has in all material respects submitted all necessary registrations, notifications, reports and filings to relevant Governmental Entities, including filing of statutory books and records, regarding Everest Permits. Section 3.5(a) of the Everest Disclosure Schedule sets forth a true, complete and correct list of the Everest Permits.
(b)    Everest and its Subsidiaries are, and have been since December 31, 2016, in material compliance with material applicable card scheme rules and material Laws applicable to Everest or any of its Subsidiaries or by which any property or asset of Everest or any of its Subsidiaries is bound, including in relation to fraud prevention, anti-money laundering, Sanctions Laws, Bribery Legislation, regulatory capital, own funds, liquidity and other prudential requirements, regulatory reporting, safeguarding of funds and all other applicable material Laws relating to the issue of electronic money, the provision of credit, stored value facilities or payment or other financial services. Since December 31, 2016, none of Everest or any of its Subsidiaries has received any written notice from any Governmental Entity of competent jurisdiction (i) alleging that it is not in compliance in any material respects with any Law applicable to it, any of its properties or any other assets or its business or operations, or (ii) threatening the material amendment, termination, suspension, revocation or cancellation of any Everest Permit.
(c)    Everest and its Subsidiaries maintain and apply, and have at all times since December 31, 2018 maintained and applied, reasonably appropriate and proportionate policies, procedures, measures (including training), systems and controls to manage or mitigate material risks relating to their respective businesses and activities.
(d)    Other than as set forth in Section 3.5(d) of the Everest Disclosure Schedule, none of Everest or any of its Subsidiaries holds or controls any material funds, or operates a material payment account, for or on behalf of any customer of Everest or Olympus or any of their respective Subsidiaries.
Section 3.6    Financial Statements.
(a)    Section 3.6(a) of the Everest Disclosure Schedule sets forth true, complete and accurate copies of (i) the audited consolidated balance sheet of Everest and its Subsidiaries as of December 31, 2018 and December 31, 2017 and the related audited statements of income, cash flows and shareholders’ equity for the fiscal year then ended (the “Everest Annual Financial Statements”) and (ii) the unaudited consolidated balance sheet of Everest and its Subsidiaries as of September 30, 2019 and the related unaudited statements of income, cash flows and shareholders’ equity for the period then ended (together with the Everest Annual Financial Statements, the “Everest Financial Statements”). The Everest Financial Statements have been prepared in accordance with IFRS IASB applied on a consistent basis throughout the periods covered thereby and fairly present in all material respects the consolidated financial position, results of operations, cash flows and shareholders’ equity of Everest and its Subsidiaries as at the respective dates thereof and for the respective periods referred to therein, subject, in the case of the Everest Interim Financial Statements, to the absence of footnotes and to normal year-end audit adjustments (the effect of which will not, individually or in the aggregate, be material). The books and records of Everest and its Subsidiaries from which the Everest Financial Statements have been prepared are true and complete in all material respects and have been maintained in all material respects in accordance with IFRS IASB.
(b)    Section 3.6(b) of the Everest Disclosure Schedule sets forth true, complete and accurate copies of (i) the unaudited balance sheet of Everest, Olympus and their respective Subsidiaries as of December 31, 2018 and the related unaudited statement of income for the fiscal year then ended (the “Summit Annual Financial Statements”) and (ii) the unaudited consolidated balance sheet of Everest, Olympus and their respective Subsidiaries as of September 30, 2019 and the related unaudited statement of income for the period then ended (the “Summit Interim Financial Statements” and, together with the Summit Annual Financial Statements, the “Summit Financial Statements”). The Summit Financial Statements have been prepared in accordance with the principles set forth in Section 3.6(b) of the Everest Disclosure Schedule applied on a consistent basis throughout the periods covered thereby and fairly present in all material respects the financial position and results of operations of Everest, Olympus and their respective Subsidiaries, taken together, as at the respective dates thereof and for the respective periods referred to therein. Notwithstanding the foregoing, no warranty is made by Everest with respect to information supplied by Olympus or any of its Subsidiaries for inclusion in the Summit Financial Statements.
(c)    Neither Everest nor any of its Subsidiaries is a party to, nor does Everest or any of its Subsidiaries have any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or any off-balance sheet arrangements where the purpose or intended effect of such Contract is to avoid disclosure of any transaction involving, or liabilities of, Everest or any of its Subsidiaries in the Everest Financial Statements.
Section 3.7    Absence of Undisclosed Liabilities. Except as and to the extent set forth in the unaudited consolidated balance sheet of Everest and its Subsidiaries as of September 30, 2019, including any notes thereto (the “Everest Balance Sheet”), neither Everest nor any of its Subsidiaries has any Liabilities of a nature required by IFRS IASB to be disclosed on a consolidated balance sheet of Everest as of the date of this Agreement, except for (a) Liabilities incurred in the ordinary course of business consistent with past practice since the date of the Everest Balance Sheet, (b) Liabilities that are expressly provided for under this Agreement or that have been incurred in connection with the transactions contemplated by this Agreement, (c) Liabilities that are included in the Everest Closing Statement and (d) Liabilities that would not reasonably be expected to be, individually or in the aggregate, material to Everest and its Subsidiaries, taken as a whole.
Section 3.8    Bank Accounts. Section 3.8 of the Everest Disclosure Schedules sets forth each of the bank accounts of Everest and its Subsidiaries as of the date hereof and the Persons that are authorized signatories with respect to such accounts.
Section 3.9    Internal Controls. Everest maintains a system of internal controls over financial reporting designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes, including to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS IASB and to maintain asset accountability; (c) access to assets that could have a material effect on Everest’s financial statements is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
Section 3.10    Absence of Certain Changes or Events. Since September 30, 2019 through the date of this Agreement:
(a)    the Everest Business has been conducted in all material respects in the ordinary course of business;
(b)    there has not been a Material Adverse Effect; and
(c)    neither Everest nor any of its Subsidiaries has taken any action that, if taken during the period from the date of this Agreement through the Closing Date without Purchaser’s consent, would constitute a breach of Section 7.1(b)(i), Section 7.1(b)(ii), Section 7.1(b)(iv), Section 7.1(b)(v), Section 7.1(b)(vi), Section 7.1(b)(vii), Section 7.1(b)(viii), Section 7.1(b)(ix), Section 7.1(b)(x), Section 7.1(b)(xi), Section 7.1(b)(xii), Section 7.1(b)(xiii), or, solely as it relates to the foregoing subsections of Section 7.1(b), Section 7.1(b)(xv).

Section 3.11    Property and Assets. Everest and its Subsidiaries have good and marketable title to, or other valid right to use, free and clear of any Liens (other than Permitted Liens), all of the material assets, property and rights that it owns. At the Closing, (i) taking into account and giving effect to all of the Transaction Documents and the rights, benefits and services made available thereby and (ii) assuming each approval, authorization or consent of, filing with, notification to, or granting or issuance of any license, order, waiver or permit by, any third party or Governmental Entity (each, an “Approval”) required in connection with the consummation of the Sale and the other transactions contemplated by this Agreement has been obtained and all Everest Permits have been transferred, the assets, property and rights owned, licensed or otherwise held by Everest and its Subsidiaries constitute all of the assets, property and rights required for operation of the Everest Business in all material respects as conducted by Everest and its Subsidiaries in the 12 months prior to the date of this Agreement.
Section 3.12    Litigation and Investigations.
(a)    As of the date of this Agreement, (i) there is no, and since December 31, 2016, there has not been any Action, pending or, to the Knowledge of Everest, threatened, against Everest or any of its Subsidiaries or their respective properties or assets and (ii) neither Everest nor any of its Subsidiaries is, or has been since December 31, 2016, subject to any outstanding Order, in the case of each of clauses (i) and (ii), that has or would result in an adverse financial impact to the Everest Business, individually, in excess of $100,000.
(b)    To the Knowledge of Everest, (i) neither Everest nor any of its Subsidiaries is as of the date of this Agreement, nor has been at any time since December 31, 2016, subject to any material investigation, examination or review by any Governmental Entity and (ii) no such material investigation, examination or review is threatened or proposed as of the date of this Agreement.
Section 3.13    Employee Benefit Plans.
(a)    Section 3.13(a) of the Everest Disclosure Schedule lists (i) all Everest Benefit Plans in respect of Retirement Benefits and (ii) all other Everest Benefit Plans (other than those welfare or incentive Everest Benefit Plans which would not result in an adverse financial impact to the Everest Business, individually, in excess of $25,000 on an annual basis), in each case of clauses (i) and (ii), as of the date of this Agreement. No Everest Benefit Plan provides any defined benefit pension benefits and neither Everest nor any of its Subsidiaries operate or participate in or have any Liabilities in relation to any defined benefit pension scheme (excluding any such scheme under any public law, statute or regulation to which Everest or any Subsidiary is required to contribute in compliance with applicable Law or regulation). Neither Everest nor any of its Subsidiaries is (or has been in the six years prior to the date of this Agreement) “associated” or “connected” (as those terms are defined for the purposes of sections 38 to 51 of the Pensions Act 2004) with any person who is or has been an employer in an occupational pension scheme which is within the scope of the UK Pensions Regulator’s powers under sections 38 to 51 of the Pensions Act 2004. No Everest Continuing Employee has any entitlement to any defined benefit pension provision from Everest or any of its Subsidiaries as a result of a transfer in accordance with the Transfer Regulations. None of the Everest Benefit Plans are a multiemployer plan (within the meaning of Section 3(37)

or 4001(a)(3) of ERISA) or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA), whether or not subject to Title IV of ERISA. None of the Everest Sellers or their Subsidiaries or any trade or business that is (A) under common control with the Everest Sellers or any Subsidiary within the meaning of Section 4001 of ERISA or (B) treated as a single employer with the Everest Sellers or any of their Subsidiaries under Section 414 of the Code have any direct or indirect, actual or contingent liability under Title IV of ERISA or with respect to a plan that is subject to Title IV of ERISA, whether a single employer plan or a multiemployer plan. None of Everest or any of its Subsidiaries have any obligation to provide or liability for any postretirement health or medical coverage, other than coverage provided under the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 (and/or similar state or local Laws) at the cost of the affected Everest Employee. Everest has made available to Purchaser a copy of each material Everest Benefit Plan document (or a summary of the material terms thereof) and, to the extent applicable, has made available to Purchaser (i) a copy of each trust or other funding arrangement; (ii) the most recent summary plan description and summary of material modifications; (iii) the most recently prepared actuarial report and financial statement, if any, in connection with each such Everest Benefit Plan; and (iv) any material communications (including such particulars as are reasonably required in order for an employer to understand the obligations of Everest or any of its Subsidiaries) to Everest Continuing Employees or from any Governmental Entity in respect of Retirement Benefits that may be due to any Everest Continuing Employees in connection with employment by Everest (or any of its Subsidiaries). No announcement has been made regarding continuing, introducing or altering the provision of Retirement Benefits to or in respect of Everest Continuing Employees.
(b)    Upon acquisition by an Everest Employee of any outstanding Everest C Shares or outstanding Everest D Shares (under an Everest Equity Award Plan or otherwise) one of the following statements is true: (i) fair market value (as defined for income Tax purposes) was paid for those shares, (ii) appropriate income Tax, if due, was paid on the fair market value of those shares and no further Tax is reasonably expected to be due from or payable by Everest in relation to those shares or (iii) such shares have not yet become subject to income Tax in accordance with applicable Tax Law, and upon such event, applicable employer payroll and other taxes may become due from or payable by Everest in relation to those shares.
(c)    Each Everest Benefit Plan has been administered in accordance with its terms and applicable Law in all material respects and, to the Knowledge of Everest, there are no Actions with respect thereto (other than routine claims for benefits in the ordinary course) pending or threatened. To the Knowledge of Everest, no event has occurred or circumstance exists that would reasonably be expected to give rise to disqualification or loss of tax-exempt status of any tax-qualified Everest Benefit Plan.
(d)    As of the date of this Agreement, there are no audits, inquiries or proceedings pending or, to the Knowledge of Everest, threatened by any Governmental Entity of competent jurisdiction with respect to any Everest Benefit Plan. All contributions, premiums or payments required to be made with respect to any Everest Benefit Plan have been made on or before their due dates, except to the extent that any instance of non-payment or late payment of such amounts has resulted, or would reasonably be expected to result in an adverse financial impact to the Everest Business, individually, in excess of $100,000. As of the date of this Agreement there are no known instances in the past three years of recurring late or non-payment of such contributions, premiums or payments and no systemic issues which prevent the timely payment of any such contributions, premiums or payments in respect of any Everest Benefit Plan.
(e)    Except as provided in this Agreement, the execution of this Agreement and the consummation of the Sale (alone or in combination with any other event) will not (i) entitle any Everest Continuing Employee or, to the knowledge of the General Counsel of Trango, any Everest TSA Employee to any material payment, forgiveness of indebtedness, vesting (including any acceleration thereof), distribution, or increase in payments or benefits under or with respect to any Everest Benefit Plan or (ii) trigger any material obligation to fund any Everest Benefit Plan.
(f)    Notwithstanding any other provision of this Agreement, other than, to the extent applicable, those warranties contained in Section 3.14, the warranties contained in the foregoing subsections of this Section 3.13 are the sole and exclusive warranties of Everest relating to employee benefit matters of any kind.
Section 3.14    Labor and Employment Matters.
(a)    As of the date of this Agreement, (i) neither Everest nor any of its Subsidiaries is a party to any collective bargaining agreement, works council agreement, work force agreement, any other labor union agreement or similar collective labor agreement (each, a “Collective Bargaining Agreement”) applicable to any Everest Employee or Everest TSA Employee; (ii)  none of the Everest Employees or Everest TSA Employees employed as of the date of this Agreement are represented by any union, works council or any other labor organization; (iii) to the Knowledge of Everest, there are no activities or proceedings of any labor union to organize any such employees or independent contractors, and, to the Knowledge of Everest, there have been no such activities within the last 12 months; and (iv) to the Knowledge of Everest, neither Everest nor any of its Subsidiaries has received a request for recognition by a trade union or similar body. As of the date of this Agreement, there are no strikes, slowdowns, work stoppages or lockouts or, to the Knowledge of Everest, other interference with work or production, or threats thereof, by or with respect to any Everest Employee or Everest TSA Employee.
(b)    As of the date of this Agreement and for the three (3) year period prior to the date of this Agreement: (i) Everest is and has been in compliance in all material respects with all (x) applicable Laws, contracts of employment or engagement and Collective Bargaining Agreements regarding employment (including non-employee classification, classification of employees as exempt or nonexempt, and compensation) and (y) employment terms, working conditions and practices as required under any Collective Bargaining Agreement and (ii) no legal proceedings, charges, formal internal or external investigations or audits, or formal complaints or formal grievances, including with respect to unfair labor practices, unlawful employment practices, sexual harassment, sexual misconduct or employment discrimination (excluding uncorroborated complaints or allegations that arise in the context of negotiating a termination of employment) have been commenced with respect to Everest or its Subsidiaries under applicable Law affecting or relating to the employment relationship and no such proceedings, charges, complaints or grievances, investigations or audits are, to the Knowledge of Everest, threatened under any such applicable Laws and, to the Knowledge of Everest, no written notice has been received by Everest or its

Subsidiaries alleging facts or circumstances which could give rise to any such Actions. As of the date of this Agreement and for the three (3) year period prior to the date of this Agreement no Governmental Entity has issued an Order of finding with respect to the labor and employment practices of Everest or its Subsidiaries that has, as of the date of this Agreement, or could reasonably be expected to have an adverse financial impact to the Everest Business, in the aggregate of $100,000 or that would otherwise be determined to represent a finding of a systemic issue with respect to the labor and employment practices of Everest or its Subsidiaries.
(c)    As of the date of this Agreement, there are no employees of Trango or any of its Subsidiaries, apart from the Everest Employees, who are deemed or who could reasonably be expected to successfully assert that they are an employee of Everest or any of its Subsidiaries.
(d)    As of the date of this Agreement, (i) none of Everest nor any of its Subsidiaries has given notice of termination to or received notice of resignation/termination from or agreed to transfer out of Everest or any of its Subsidiaries, any Senior Everest Employee and (ii) no Everest Employee is subject to a secondment arrangement.
(e)    No redundancies or headcount reductions have been conducted, planned, contemplated or are being executed by Everest or any of its Subsidiaries that would or may, together with any previous redundancy/headcount reduction programs that have taken place in the last three years, along with any future such reductions between the date of this Agreement and the Closing Date, would be reasonably expected to trigger notification to the relevant Governmental Entity in the applicable country or would, from and after the date of this Agreement, involve such reductions which would reasonably be expected to trigger information or consultation obligations with the affected Everest Employee(s), affected Everest TSA Employee(s), a works council, trade union or other employee representative body.
(f)    There are no requirements for Everest or any of its Subsidiaries to inform or consult with any of its or their employees or employee representatives (including any works councils or trade unions) in connection with the entering into of this Agreement.
(g)    Within the last three years, (i) each of Everest and its Subsidiaries have fully and accurately reported all payments to all independent contractors, volunteers, subcontractors, temps, leased employees, and other contingent workers on IRS Form 1099s, corresponding UK revenue tax forms or equivalent legislation applicable to such individuals, or as otherwise required by applicable Laws and have satisfied all applicable withholding tax obligations with respect to such workers, (ii) each Everest Employee, Everest TSA Employee and any former employees of Everest and its Subsidiaries who is or was classified as exempt under the US Fair Labor Standards Act 1938 and state and local wage and hour Laws, and corresponding UK Laws or equivalent legislation applicable to such individuals has been properly classified, and (iii) each contractor or other individuals who are not treated as Everest Employees by Everest or its Subsidiaries have been properly classified by Everest and its Subsidiaries as independent contractors and not employees in accordance with applicable Laws, in each case except as has not had, nor could reasonably be expected to have, an adverse financial impact to the Everest Business, in the aggregate, in excess of $100,000.

(h)    Neither Everest or its Subsidiaries has within the 12-month period ending on the date of the Agreement been a party to a relevant transfer (as defined in the Transfer Regulations).
(i)    Section 3.14(i) of the Everest Disclosure Schedule sets forth true, correct and complete lists of: (i) the following information regarding each Everest Employee and Everest TSA Employee: their period of continuous employment, their salary, their target bonus opportunities, their division, their employment status, and their total cash compensation, and (ii) the current consultants engaged by Everest and its Subsidiaries as of the date hereof, the term of the consultancy agreement and the compensation for each such consultant. Section 3.14(i) of the Everest Disclosure Schedule sets forth a true, correct and complete list of each employment or service contract or offer letter with Everest or any of its Subsidiaries pursuant to which any Senior Everest Employee is employed or engaged and, if any Senior Everest Employee does not have any such employment contract, the material terms of engagement (i.e., their period of continuous employment/engagement, their notice period or term of employment/engagement, their salary/fee and their target bonus opportunities) of such Senior Everest Employee by Everest or its applicable Subsidiary.
(j)    Section 3.14(j) of the Everest Disclosure Schedule sets forth true, correct and complete list of the standard terms and conditions of employment and employee handbook or similar document applicable to the Everest Employees as of the date of this Agreement.
(k)    Notwithstanding any other provision of this Agreement, other than, to the extent applicable, those warranties contained in Section 3.13, the warranties contained in the foregoing subsections of this Section 3.14 are the sole and exclusive warranties of Everest relating to labor matters of any kind.
Section 3.15    Real Property and Leases.
(a)    Section 3.15(a) of the Everest Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of all of the real property owned by Everest or any of its Subsidiaries (the “Everest Owned Real Property”). Everest or a Subsidiary of Everest has good and valid title to the Everest Owned Real Property and to all of the buildings, structures and other improvements thereon, free and clear of all Liens (except for Permitted Liens).
(b)    Section 3.15(b) of the Everest Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of all leases or licenses of real property (“Everest Leased Real Property” and, together with the Everest Owned Real Property, the “Everest Real Property”) to which Everest or any of its Subsidiaries is a party. All material leases or licenses of Everest Leased Real Property, and all material amendments and modifications thereto, are in full force and effect and have not been modified or amended, and there exists no material default or material liability under any such lease or license by Everest or any of its Subsidiaries, nor any event that, with notice or lapse of time or both, would constitute a material default or material liability thereunder by Everest or any of its Subsidiaries.

(c)    As of the date of this Agreement, the Everest Real Property is not subject to any material outgoings, except for customary outgoings, including any applicable business rates, utility rates (including but not limited to water, electricity and sewerage), janitorial service costs, and to the extent applicable, rent, license fees, service charges and insurance premiums.
(d)    Neither Everest nor any of its Subsidiaries has, since December 31, 2017, received written notice of any condemnation, expropriation or other proceeding in eminent domain affecting the Everest Real Property or any portion thereof or interest therein, and to the Knowledge of Everest, no such proceedings are threatened or proposed.
(e)    Except as set forth in Section 3.15(e) of the Everest Disclosure Schedule, neither Everest nor any of its Subsidiaries has subleased, licensed or otherwise granted to any other person any rights to use, occupy or possess any part of Everest Real Property.
(f)    The current use of the Everest Real Property is permitted in all material respects by and complies in all material respects with the terms of the applicable lease or license and, to the Knowledge of Everest, all applicable planning, zoning and development approvals and laws.
(g)    Notwithstanding any other provision of this Agreement, the warranties contained in the foregoing subsections of this Section 3.15 are the sole and exclusive warranties of Everest relating to property and lease matters of any kind.
Section 3.16    Intellectual Property, Confidentiality and Data Privacy.
(a)    Section 3.16(a) of the Everest Disclosure Schedule sets forth a complete and accurate list of the Registered Everest Intellectual Property as of the date of this Agreement. Since December 31, 2017, no registrations or applications for Registered Everest Intellectual Property have expired except in accordance with the expiration of the term of such rights or been cancelled, abandoned or not renewed, except (i) in relation to Intellectual Property no longer in use by the Everest Business or (ii) except as would not reasonably be expected to be, individually or in the aggregate, material to Everest or any of its Subsidiaries.
(b)    Everest and its Subsidiaries own all right, title, and interest, free and clear of all Liens (except for Permitted Liens) to, or otherwise have a valid and enforceable right to use, all Intellectual Property necessary for or used in the conduct of the Everest Business as currently conducted, except as would not reasonably be expected to be, individually or in the aggregate, material to Everest or any of its Subsidiaries.
(c)    The rights of Everest and its Subsidiaries to continue to use all Intellectual Property necessary for or currently used in the conduct of the Everest Business as currently conducted will not be materially affected by the transactions contemplated in this Agreement, excluding for this purpose any requirement to obtain third party consents on change of control or assignment in agreements which have been disclosed to Purchaser.

(d)    All licenses under and other agreements relating to Owned Everest Intellectual Property which contain material restrictions on the ability of Everest and its Subsidiaries to use or exploit the Owned Everest Intellectual Property have been disclosed in the Everest Disclosure Schedule.
(e)    (i) To the Knowledge of Everest, the conduct of the Everest Business does not materially infringe, violate or constitute misappropriation of any Intellectual Property of any third Person and (ii) as of the date hereof, there is no pending claim or asserted claim in writing (including any “cease and desist” letters and invitations to license) asserting that Everest or any of its Subsidiaries has materially infringed, violated or misappropriated, or is materially infringing, violating or misappropriating any Intellectual Property rights of any third Person.
(f)    Since December 31, 2017, Everest has not initiated any Action, or put any third Person on written notice, claiming the infringement or misappropriation, or other violation, of any material Owned Everest Intellectual Property.
(g)    Everest and its Subsidiaries have established and are in material compliance with a written information security program that: (i) includes commercially reasonable measures to protect the confidentiality, integrity and security of Everest’s and its Subsidiaries’ material Trade Secrets and material IT Assets (and the information and transactions stored or contained therein or transmitted thereby, hereinafter “Everest Data” ); (ii) is designed to protect against unauthorized access to the IT Assets and Everest Data, and the systems of any third party service providers that have access to such Everest Data or IT Assets; (iii) includes commercially reasonable data backup, data storage, system redundancy and disaster avoidance and recovery procedures, as well as a commercially reasonable business continuity plan; and (iv) complies in all material respects with applicable legal requirements (including Data Privacy Laws) and meets in all material respects generally-accepted standards in the industry of Everest and its Subsidiaries. The IT Assets used by Everest and its Subsidiaries perform in all material respects the functions necessary for the conduct of the Everest Business. To the Knowledge of Everest, since December 31, 2017: (A) neither Everest nor its Subsidiaries has suffered a material security breach with respect to any Everest Data (including any unauthorized or illegal use of or access to any IT Assets or Everest Data) and (B) no third party service provider working on behalf of Everest or its Subsidiaries has had a material breach or security incident (including any unauthorized access, disclosure, use or loss of any Everest Data).
(h)     (i) Everest and its Subsidiaries have taken commercially reasonable measures to protect the confidentiality of the material Trade Secrets of Everest and its Subsidiaries and material third party confidential information provided to Everest or any of its Subsidiaries that Everest or such Subsidiary is obligated to maintain in confidence; (ii) Everest and its Subsidiaries have in place adequate policies and procedures regarding the processing of personal information in connection with the operation of the Everest Business and comply in all material respects with such internal policies and procedures and with the Payment Card Industry Data Security Standard and any other legally binding credit card company; (iii) in all material respects, each of Everest and its Subsidiaries complies and has since December 31, 2017 complied with, and any processing of personal information by or to the Knowledge of Everest on its behalf complies and has since

December 31, 2017 complied with, all legal requirements, to the extent applicable, relating to privacy, data protection, and the collection, retention, protection, use and processing of Sensitive Data and personal information (“Data Privacy Laws” ); (iv) there are no claims pending or, to the Knowledge of Everest, threatened against Everest or any of its Subsidiaries alleging a material violation of Data Privacy Laws; (v) neither Everest nor any of its Subsidiaries has received a material written notice (including any enforcement notice), letter or complaint from a Governmental Entity or any Person alleging breach by it of any Data Privacy Laws; and (vi) since December 31, 2017, to the Knowledge of Everest, no request has been made by a Person to, and no order has been made by a Governmental Entity or a court of law against, Everest or any of its Subsidiaries for access to, the rectification, restriction, blocking, erasure or destruction of any personal information under any Data Privacy Laws. Each of Everest and its Subsidiaries has in place written agreements with any third party which it has authorized to have access to personal information, including processors, to ensure that the third party respects and maintains in all material respects the confidentiality and security of the personal information and complies at all times with Data Privacy Laws, and such written agreements with processors include processing provisions which satisfy in all material respects the requirements under Data Privacy Laws.
(i)    Since December 31, 2017, (i) to the Knowledge of Everest, there has been no unauthorized access, unauthorized acquisition or disclosure, any loss or theft, of Sensitive Data of Everest, any of its Subsidiaries or any of their respective customers while such Sensitive Data is in the possession or control of Everest or any of its Subsidiaries nor is there, and there has not been, any material personal data breaches (as the term is defined under Data Privacy Laws)with respect to any Sensitive Data of Everest, any of its Subsidiaries or any of their respective customers while such Sensitive Data is in the possession or control of Everest or any of its Subsidiaries, (ii) neither Everest nor any of its Subsidiaries has notified or been required by any Data Privacy Law to notify any Person or Governmental Entity of any personal data breach and (iii) to the Knowledge of Everest, no circumstances have arisen which would result in the occurrence of a material personal data breach with respect to the personal information used in, or otherwise processed in relation to the Everest Business.
(j)    As of immediately following the Closing, Everest and its Subsidiaries will be entitled to process the personal information held by Everest and its Subsidiaries and created prior to Closing that are in the control or possession of Everest and/or its Subsidiaries in the manner in which such personal information was processed by Everest and/or its Subsidiaries in the course of the Everest Business in the year immediately prior to Closing, in compliance with Data Privacy Laws, provided that Everest and its Subsidiaries continue to take such steps in relation to the Everest Business to ensure compliance with Data Privacy Laws as were taken by Everest and its Subsidiaries in the year immediately prior to Closing. Other than in accordance with applicable Law, neither Everest nor its Subsidiaries are restricted in their use or distribution of personal information in their possession.
(k)    Notwithstanding any other provision of this Agreement, the warranties contained in the foregoing subsections of this Section 3.16 are the sole and exclusive warranties of Everest relating to intellectual property or data privacy matters of any kind.

Section 3.17    Taxes.
(a)    Each of Everest and its Subsidiaries has timely filed, or caused to be timely filed, all material Tax Returns that it was required to file, and has fully paid (or there has been fully paid with respect to it or on its behalf) all material Taxes (including without limitation all social security payments, national insurance contributions and employment taxes) that it was required to pay (whether or not shown as owing by Everest or any of its Subsidiaries on such Tax Returns). There are no Liens for material Taxes upon any assets of Everest or any of its Subsidiaries, other than Permitted Liens.
(b)    Each of Everest and its Subsidiaries has duly and timely withheld or collected in full all material Taxes (including without limitation from any payments made to any employee, creditor or third party) that Everest or any of its Subsidiaries, as applicable, were required by Law to withhold or collect, and each has duly and timely paid over in full to the appropriate Governmental Entity such Taxes to the extent due and payable.
(c)    There is no dispute or claim concerning any material Tax liability of Everest or any of its Subsidiaries either claimed or raised by any Tax Authority in writing which remains unpaid or unresolved. Neither Everest nor any or its Subsidiaries is, as of the date hereof, the subject of a Tax audit or examination with respect to Taxes.
(d)    No Tax Authority (or other governmental entity) has agreed to operate any special arrangement (that is, an arrangement which is not based on a strict application of all relevant Tax Laws, published extra statutory concessions and published statements of practice) in relation to the Tax affairs of Everest or any of its Subsidiaries.
(e)    Neither Everest nor any of its Subsidiaries will suffer a material liability for Tax, or the withdrawal of any material relief or other relevant benefit relating to Tax, directly in consequence of the execution of this Agreement, the satisfaction of any condition to which this Agreement is subject or Closing.
(f)    Neither Everest nor any of its Subsidiaries has waived or granted an extension of any statutes of limitations in respect of any material Taxes or material Tax Returns, which waiver or extension remains in effect.
(g)    Neither Everest nor any of its Subsidiaries has been included in any “consolidated,” “unitary” or “combined” Tax Return (other than Tax Returns for which Everest or any of its Subsidiaries is or was the common parent), and neither Everest nor any of its Subsidiaries has any material liability for, or obligation to contribute to the payment of, any Tax of any Person other than Everest or any of its Subsidiaries, including under applicable Tax Laws or as a transferee or successor.
(h)    Neither Everest nor any of its Subsidiaries has been a party to any transaction that is required to be notified under Part 7 of the United Kingdom Finance Act 2004 or any similar Law or rule in any other jurisdiction requiring the disclosure of tax avoidance schemes, transactions or arrangements.

(i)    Each of Everest and its Subsidiaries is and has at all times been resident for Tax purposes solely in its jurisdiction of incorporation and does not have (and has not at any time had) any permanent establishment, branch, fixed place of business or other taxable presence in any jurisdiction other than its jurisdiction of incorporation. No claim has been made in the past four years by any Tax Authority in any jurisdiction where Everest or any of its Subsidiaries has not filed a Tax Return (including without limitation any income or franchise Tax Return) that it is or may be subject to Tax by such jurisdiction. Neither Everest nor any of its Subsidiaries is or has at any time been dual tax resident.
(j)    In the past four years, neither Everest nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code (or any similar provision of state, local or foreign Law).
(k)    All documents by virtue of which Everest or any of its Subsidiaries has any right, title or interest or in the enforcement of which Everest or any of its Subsidiaries is interested have been duly stamped.
(l)    Everest and each of its Subsidiaries is registered for the purposes of value added tax where it is required to be so registered and has complied in all material respects with applicable Laws relating to value added tax (including, in each case without limitation and for the avoidance of doubt, goods and services tax and any other Tax similar to value added tax) and has not recovered (whether by repayment or credit) any input tax which it was not entitled to recover.
(m)    Neither Everest nor any of its Subsidiaries (i) is or has been party to any transaction or arrangement in respect of which any adjustment could fall to be made under applicable transfer pricing Laws, (ii) is or has been subject to any Tax charge arising under controlled foreign company rules in any jurisdiction, or (iii) has made a notification under section 92 Finance Act 2015 or received a notification from HM Revenue and Customs under section 95 Finance Act 2015 in respect of the United Kingdom’s diverted profits tax imposed pursuant to Part 3 of the Finance Act 2015.
(n)    None of Everest or its Subsidiaries has been a party to any transaction to which section 177J of the Australian Income Tax Assessment Act 1936 (Cth) could apply, nor has Everest or any of its Subsidiaries been liable to pay any Tax under section 177P of that same Act.
(o)    Neither Everest nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) executed on or prior to the Closing Date, (iii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law), (iv) instalment sale or open transaction disposition made on or prior to the Closing Date, or (v) prepaid amount received on or prior to the Closing Date.

(p)    Neither Everest nor any of its Subsidiaries is a party to or bound by any Tax allocation, sharing or indemnity agreement (other than (i) any such agreement solely among any of Everest or any of its Subsidiaries and (ii) any indemnification provisions for Taxes contained in credit agreements, leases or other commercial agreements the primary purposes of which do not relate to Taxes).
(q)    To the Knowledge of Everest, Everest and each of its Subsidiaries has at all times kept and maintained proper and adequate records to enable it to comply in all material respects with its obligations to:
(i)    prepare and submit any information, notices, computations, returns and payments required in respect of any Tax Law;
(ii)    prepare any accounts necessary for compliance with any Tax Law; and
(iii)    retain necessary records as required by any Tax Law.
(r)    Notwithstanding any other provision of this Agreement, the warranties contained in the foregoing subsections of this Section 3.17 and (to the extent applicable) in Section 3.13 are the sole and exclusive warranties of Everest relating to Tax matters.
Section 3.18    Environmental Matters. (a) Everest and each of its Subsidiaries are in compliance, in all material respects, with all applicable Environmental Laws; (b) none of the properties currently or formerly owned, leased or operated by Everest or any of its Subsidiaries has at any time been used by Everest or any of its Subsidiaries or, to the Knowledge of Everest, any other Person to make, store, handle, treat, dispose of, generate or transport Hazardous Substances in material violation of any applicable Environmental Law; (c) to the Knowledge of Everest, there is no asbestos contained in or forming part of any building, building component, structure or office space leased, operated or used by Everest or any of its Subsidiaries, (d) to the Knowledge of Everest, no polychlorinated biphenyls are used or stored at, or contained in or forming part of any building, building component, item, structure or office space on any property currently owned or leased by Everest or any of its Subsidiaries, (e) neither Everest nor any of its Subsidiaries has caused a release of Hazardous Substances materially in excess of reportable and actionable quantity on any properties then owned or leased by Everest or any of its Subsidiaries; and (f) since December 31, 2016, no material Action has been brought or is pending (or, to the Knowledge of Everest, threatened) against Everest or any of its Subsidiaries, arising under or related to any Environmental Law or related to any environmental condition, including with respect to any properties currently or formerly owned, leased or operated by Everest or any of its Subsidiaries. Everest has made available to Purchaser any and all written communications with or documentation from any Governmental Entity since December 31, 2016 regarding the presence, in material violation of Environmental Laws, of Hazardous Substances at any properties currently or formerly owned, leased or operated by Everest or any of its Subsidiaries or of any other alleged material violation of Environmental Law. Each of Everest and its Subsidiaries has obtained and is in compliance in all material respects with all material permits, certificates, licenses, approvals, registrations and authorizations required under Environmental Laws for the conduct of their business as currently conducted. Notwithstanding any other provision of this Agreement, the warranties contained in this Section 3.18 are the sole and exclusive remedies of Everest relating to environmental matters of any kind.
Section 3.19    Everest Material Contracts.
(a)    Section 3.19(a) of the Everest Disclosure Schedule sets forth a true and complete list of the following types of Contracts to which Everest or any of its Subsidiaries is a party or by which any of their respective properties, rights or assets are bound as of the date of this Agreement, excluding any Everest Benefit Plans (such Contracts, the “Everest Material Contracts”):
(i)    any Contract with an Everest Top Customer;
(ii)    any Contract with an Everest Top Supplier;
(iii)    any Contract relating to the acquisition, disposition or lease by Everest or any of its Subsidiaries since December 31, 2016 of securities, properties or assets for, in each case, aggregate consideration of more than $500,000;
(iv)    any material Contract pursuant to which Everest or any of its Subsidiaries provides or receives services relating to the issuance, use or distribution of virtual account numbers, physical payment cards or any other payment instrument or any other payment service or ancillary or technical service relating to a payment service (whether regulated or otherwise);
(v)    any material Contract between an operator, owner or licenser of a payment system or network or a card scheme, on the one hand, and Everest or any of its Subsidiaries, on the other hand;
(vi)    any Contract with respect to a joint venture, partnership, agency, consortium arrangement, strategic alliance, reseller agreement or other similar agreement that involves a sharing of revenues, profits, cash flow or losses with the counterparty thereto (other than Contracts relating to the payment of customary royalties in an immaterial amount to Everest and its Subsidiaries, taken as a whole) or which relates to the formation, creation, operation or management of any joint venture or partnership, in each case that is material to Everest or any of its Subsidiaries;
(vii)    any Contract evidencing (or providing for future incurrence of) Indebtedness (including any guaranty constituting Indebtedness) of Everest or any of its Subsidiaries in a principal amount in excess of $1,000,000, or that grants a Lien (other than (A) a Permitted Lien or (B) any Liens granted pursuant to any lease of machinery, equipment, motor vehicles, furniture or other personal property) securing obligations in an amount in excess of $1,000,000 on any assets of Everest or any of its Subsidiaries, in each case other than Contracts between Everest, on the one hand, and Olympus or any of Everest’s or Olympus’s wholly owned Subsidiaries, on the other hand, or between any such wholly owned Subsidiaries;

(viii)    any Contract that (A) grants to a third party any right of first refusal or first offer or similar right that limits in any material respect, or purports to limit in any material respect, the ability of Everest or any of its Subsidiaries or, upon the consummation of the Sale, Purchaser or any of its Subsidiaries, from: competing with any Person or in any geographic area; engaging in any line of business or selling products or delivering services to any Person; offering to supply any type of products or services; or soliciting potential customers, directors, officers or managers, or (B) contains material exclusivity obligations binding on Everest or any of its Subsidiaries;
(ix)    any Contract pursuant to which Everest or any of its Subsidiaries grants to any Person, or receives from any Person, the right to use, or grant any license in respect of, any Intellectual Property or royalty Contracts that would reasonably be expected to require payments in excess of $200,000 in the aggregate during any 12-month period;
(x)    any lease or license for Everest Leased Real Property;
(xi)    any (A) product design or development Contract or (B) consulting Contract, in each case that is material to the Everest Business as currently conducted;
(xii)    any material merchandising, sales representative or distribution Contract;
(xiii)    any Contract that is (A) a Contract with any Governmental Entity (other than with respect to utility or similar services) or (B) an order or consent of any Governmental Entity to which Everest or any of its Subsidiaries is subject that involves material obligations by Everest or such Subsidiary;
(xiv)    any Contract that requires Everest or any of its Subsidiaries to provide “most favored nation” pricing terms to the other party to such Contract or any third party, including any such Contract that, following the Closing, would apply to Purchaser or any Affiliate of Purchaser (excluding by operation of any Contract to which Purchaser or its Subsidiaries (other than, following the Closing, Everest and its Subsidiaries), is a party);
(xv)    any Contract that requires the giving of, or is dependent on, the payment of a performance bond, guarantee, special indemnity (other than general indemnities given in the ordinary course of business) or security of Everest or any of its Subsidiaries of a value greater than $500,000;
(xvi)    any Contract which provides for the indemnification of any director or officers of Everest or any of its Subsidiaries;
(xvii)    any Contracts that restrict or otherwise limit the payment of dividends or other distributions; and
(xviii)    any written commitments or agreements that legally bind Everest or any of its Subsidiaries to enter into any of the foregoing.

(b)    Everest has made available to Purchaser a true and correct copy of all Everest Material Contracts together with any and all amendments and supplements thereto and material statements of work, “side letters” that affect and provide for rights and/or obligations of Everest and its Subsidiaries following the Closing and similar documentation relating thereto. As of the date of this Agreement, (i) each Everest Material Contract is a legal, valid and binding obligation of Everest or a Subsidiary of Everest, as applicable, and, to the Knowledge of Everest, each counterparty and is in full force and effect, subject to the Enforceability Exceptions, (ii) neither Everest nor any of its Subsidiaries nor, to the Knowledge of Everest, any other party thereto, is in material breach of, or in material default under, any such Everest Material Contract and (iii) no event has occurred that with notice or lapse of time or both would constitute such a material breach or material default thereunder by Everest or any of its Subsidiaries, or, to the Knowledge of Everest, any other party thereto.
(c)    Neither Everest nor any of its Subsidiaries has received, since December 31, 2018, any written notice from any party to an Everest Material Contract (other than any Contract with an Everest Top Customer or an Everest Top Supplier) stating that such party intends to adversely modify, terminate or fail to renew, or asserting a material breach of, such Everest Material Contract.
(d)    To the Knowledge of Everest, as of the date of this Agreement, no outstanding or ongoing negotiations, or any outstanding quotations or tenders for a contract exist that, if accepted or acted on unilaterally by a party thereto, would constitute an Everest Material Contract.
Section 3.20    Insurance. Section 3.20 of the Everest Disclosure Schedule sets forth a true, correct and complete list of all material policies of fire, liability, workers’ compensation, property, casualty and other forms of insurance owned or held by Everest or any of its Subsidiaries as of the date of this Agreement (the “Everest Insurance Policies”). Except as would not reasonably be expected to be material to Everest and its Subsidiaries, taken as a whole, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date will have been paid, and no written notice of cancellation or termination has been received by Everest or any of its Subsidiaries with respect to any such policy nor is Everest or any of its Subsidiaries in material default with respect to their obligations under any of such policies.
Section 3.21    Brokers and Expenses. No broker, finder or investment banker is entitled to any brokerage, finder’s, financial advisor’s or investment banker’s fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of Everest or any of its Subsidiaries, except in each case for obligations that will be satisfied in full prior to or at the Closing.
Section 3.22    Certain Business Practices. Except as would not reasonably be expected to be material to Everest and its Subsidiaries, taken as a whole, none of Everest or any of its Subsidiaries, or, to the Knowledge of Everest, any director, officer, employee or agent of Everest or any of its Subsidiaries, in each case, acting on behalf of Everest or any of its Subsidiaries, has in the past three years, directly or indirectly, (a) used any funds of Everest or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Everest or any of its Subsidiaries; or (c) violated or is in violation of applicable Bribery Legislation.
Section 3.23    Export Control and Economic Sanctions Laws.
(a)    Since December 31, 2016, Everest and each of its Subsidiaries has conducted its business in all material respects in accordance with applicable provisions of economic sanctions and export control Laws, including, without limitation, United States Executive Order 13224, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act, the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the Export Administration Regulations and all economic sanctions Laws, including those administered by the United Nations Security Council, the European Union, Her Majesty’s Treasury, the United States Department of the Treasury, the Office of Foreign Assets Control and other applicable export laws of the countries where it conducts business or provides or offers services (collectively, the “Sanctions Laws”).
(b)    Since December 31, 2016:
(i)    neither Everest nor any of its Subsidiaries, nor, to the Knowledge of Everest, any of their respective officers, directors, employees, distributors, agents or any other Person acting on Everest’s or any of its Subsidiaries’ behalf, (A) appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of the Treasury; (B) is otherwise a party with whom, or has its principal place of business or the majority of its business operations (measured by revenues) located in a country in which, transactions are prohibited by any Sanctions Law; (C) has been convicted of or charged with a felony relating to money laundering; (D) to the Knowledge of Everest, is under investigation by any Governmental Entity for money laundering or (E) to the Knowledge of Everest, is subject to any pending or threatened (in writing) investigations or claims related to Sanctions Laws;
(ii)    to the Knowledge of Everest, Everest and each of its Subsidiaries is and has been at all times since December 31, 2016 in compliance in all material respects with the terms of such applicable export licenses, registrations, approvals or other authorizations;
(iii)    neither Everest nor any of its Subsidiaries has received any written communication alleging that it is not or may not be in compliance with, or has or may have any liability under, any such applicable export licenses, registrations or other approvals; and
(iv)    there are no pending or, to the Knowledge of Everest, threatened claims against, or audits or investigations of, Everest or any of its Subsidiaries with respect to such export licenses, registrations or other approvals.
Section 3.24    Customers.

(a)    Section 3.24 of the Everest Disclosure Schedule sets forth a true and complete list of each customer of Everest in connection with which Everest has received revenue in excess of $1,000,000 during the 12-month period ended on September 30, 2019 (the “Everest Top Customers”). Since December 31, 2018 through the date of this Agreement, neither Everest nor any of its Subsidiaries has received any written notice or, to the Knowledge of Everest, oral notice from any such Everest Top Customer to the effect that, such Everest Top Customer (i) requires material and adverse modifications in material terms on which such Everest Top Customer conducts business with Everest or any of its Subsidiaries as a condition to continuing such business relationship or (ii) is terminating or cancelling its business relationship with Everest or any of its Subsidiaries, or making any written threat to terminate or cancel such relationship.
(b)    In respect of any Everest Top Customers set forth in Section 3.24 of the Everest Disclosure Schedule, no such customer accounted for 30% or above of the revenues of Everest during the 12-month period ended on September 30, 2019.
(c)    Entry into this Agreement or the consummation of the transactions contemplated hereby does not and will not give any Everest Top Customer the right to terminate the Everest Material Contract to which it is a party or otherwise impede, condition or delay consummation of the transactions contemplated by this Agreement.
Section 3.25    Suppliers. Section 3.25 of the Everest Disclosure Schedule sets forth a true and complete list of each supplier of Everest to which Everest has paid in excess of $100,000 during the 12-month period ended September 30, 2019 (the “Everest Top Suppliers”). Since December 31, 2018 through the date of this Agreement, neither Everest nor any of its Subsidiaries has received any written notice or, to the Knowledge of Everest, oral notice from any such Everest Top Suppliers to the effect that, such Everest Top Supplier (a) requires material and adverse modifications in material terms on which such Everest Top Supplier conducts business with Everest or any of its Subsidiaries as a condition to continuing such business relationship or (b) is terminating or cancelling its business relationship with Everest or any of its Subsidiaries, or making any written threat to terminate or cancel such relationship.
Section 3.26    Affiliated Transactions. Except as set forth in Section 3.26 of the Everest Disclosure Schedules, no officer, member of the board of directors or Affiliate of Everest or any of its Subsidiaries or, to the Knowledge of Everest, any individual in such officer’s or director’s immediate family is a party to any material Contract with Everest or any of its Subsidiaries (other than any intercompany, equity issuance, employment, indemnification or compensation-related Contracts) (each, an “Everest Affiliate Agreement”). True, correct and complete copies of all such Everest Affiliate Agreements have been provided to Purchaser.
Section 3.27    Everest Redemption. As of immediately following the Closing, the Everest Redeemed Securities shall have been redeemed and cancelled in accordance with Section 2.3(f), the terms of the Everest Redeemed Securities and all applicable Laws, and neither the Everest Redeemed Holders nor any other Person shall have any rights in respect of such securities other than the right to receive the redemption proceeds in accordance with the terms of this Agreement.

Section 3.38    No Reliance. Everest acknowledges and agrees that it conducted its own independent review and analysis of, and based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of Purchaser. In entering into this Agreement, Everest has relied solely upon its own investigation and analysis and the warranties of Purchaser set forth in Article VI, and Everest acknowledges that, other than as set forth in this Agreement and in the certificates or other instruments executed and delivered on or after the date of this Agreement in connection with this Agreement or the transactions contemplated by this Agreement, none of Purchaser, or any of its shareholders, equityholders or Representatives, makes or has made (and Everest is not relying on and has not relied on) any representation or warranty, either express or implied including as to the accuracy or completeness of any of the information provided or made available to Everest or any of its agents or Representatives prior to the execution of this Agreement.
ARTICLE IV

WARRANTIES OF OLYMPUS
Except as set forth in, or qualified by, any matter Fairly Disclosed in the Everest Disclosure Schedule or in the Data Room, Olympus hereby warrants to Purchaser as follows:
Section 4.1    Organization and Qualification; Subsidiaries.
(a)    Olympus is a private company limited by shares, validly incorporated, existing and duly registered under the laws of England and Wales. Olympus has all requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. Olympus is duly qualified, registered or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties and/or assets owned, leased or operated by it or the nature of its business makes such qualification, registration or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to be, individually or in the aggregate, material to Olympus and its Subsidiaries, taken as a whole. Olympus has made available to Purchaser prior to the date hereof true and complete copies of its memorandum and articles of association and all amendments thereto or restatements thereof and its register of members as in effect as of the date of this Agreement.
(b)    Section 4.1(b) of the Olympus Disclosure Schedule contains a complete and accurate list, as of the date of this Agreement, of each Subsidiary of Olympus, its jurisdiction of organization and the number and type of its outstanding equity securities and a list of all holders thereof. Each Subsidiary of Olympus (i) is validly incorporated, in existence and in good standing (or the equivalent thereof) under the laws of its respective jurisdiction of formation, (ii) has all requisite power and authority to own, lease and operate its assets and properties and to carry on its businesses as presently conducted and (iii) is duly qualified, registered or licensed to transact business and is in good standing (or the equivalent thereof) in each jurisdiction in which the property and/or assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification, registration or licensing necessary except, in the cases of clauses (i), (ii) and

(iii), as would not reasonably be expected to be, individually or in the aggregate, material to Olympus and its Subsidiaries, taken as a whole.
Section 4.2    Capitalization.
(a)    The Acquired Olympus Shares have been duly authorized and validly issued and are fully paid. Except as set forth on Schedule B, all of the Acquired Olympus Shares are legally and, other than in respect of the Trustee Sellers, to the Knowledge of Olympus, are beneficially held by the Olympus Sellers and, as of immediately prior to the Closing and following the Olympus Redemption, shall comprise the entire allotted and issued share capital of Olympus. Except for the Acquired Olympus Shares, Olympus Options and Olympus Phantom Shares, there are no outstanding (i) equity securities of Olympus, (ii) securities of Olympus convertible or exercisable into or exchangeable for, at any time, equity securities of Olympus, (iii) options or other rights to acquire from Olympus, and no obligations of Olympus to issue, any equity securities or securities convertible or exercisable into or exchangeable for equity securities of Olympus, (iv) securities of Olympus reserved for issuance for any purpose, (v) statutory or contractual rights of pre-emption or rights of first refusal with respect to, or obligation to repurchase, redeem or otherwise acquire, securities of Olympus, or (vi) outstanding contracts to make any distribution of any kind with respect to any securities of Olympus or any securities convertible, exercisable or exchangeable into any such security of Olympus.
(b)    Neither Olympus nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, at any time, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity, other than the Subsidiaries of Olympus set forth in Section 4.1(b) of the Olympus Disclosure Schedule. All outstanding equity securities of each Subsidiary of Olympus (except to the extent such concepts are not applicable under the applicable Law of such Subsidiary’s jurisdiction of formation or other applicable Law) have been duly authorized and validly issued, are, to the extent applicable, fully paid and non-assessable, are free and clear of any Liens and are owned, legally and beneficially, by one or more of Olympus and its Subsidiaries. Except as set forth in Section 4.1(b) of the Olympus Disclosure Schedule, there are no outstanding (i) equity securities of any Subsidiary of Olympus, (ii) securities of any Subsidiary of Olympus convertible or exercisable into or exchangeable for, at any time, equity securities of any Subsidiary of Olympus or (iii) options or other rights to acquire from any Subsidiary of Olympus, and no obligation of any Subsidiary of Olympus to issue, any equity securities or securities convertible or exercisable into or exchangeable for, at any time, equity securities of any Subsidiary of Olympus.
(c)    Since December 31, 2016, Olympus has not issued any Restrictions Notice in respect of a Relevant Interest which has not been withdrawn by a Withdrawal Notice.
Section 4.3    Authority Relative to this Agreement. Olympus has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Olympus of this Agreement and each other agreement or instrument to be executed in connection herewith and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any agreements or instruments to be executed after the date of this Agreement, will have been at the time of such execution and delivery by Olympus) duly and validly authorized by all necessary action on the part of Olympus and no other proceeding (including by its shareholders) on the part of Olympus is (or, in the case of any agreements or instruments to be executed after the date of this Agreement, will be at the time of such execution and delivery by Olympus) necessary to authorize this Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement, when executed, will constitute a valid, legal and binding agreement of Olympus (assuming the due and valid authorization, execution and delivery by the other Parties), enforceable against Olympus in accordance with its terms, subject to the Enforceability Exceptions.
Section 4.4    Required Filings; No Conflict.
(a)    Assuming the truth and accuracy of the warranties of Purchaser set forth in Section 6.4(a), no notice to, filing with, authorization, consent, approval or confirmation of non-objection of any Governmental Entity is necessary for the execution, delivery or performance of this Agreement by Olympus or the consummation by Olympus of the transactions contemplated hereby, except for (i) the authorizations, consents, approvals and confirmations of non-objection set forth in Section 4.4(a) of the Olympus Disclosure Schedule (collectively, together with the Everest Regulatory Approvals, the “Regulatory Approvals”) and (ii) those the failure of which to obtain or make would not have a material impact on the execution, delivery or performance of this Agreement or the consummation of the contemplated transaction by Olympus.
(b)    Neither the execution, delivery or performance of this Agreement by Olympus or any of its Subsidiaries nor the consummation by Olympus or any of its Subsidiaries of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of Olympus’s Governing Documents, (ii) (A) result in a violation or breach of, (B) cause acceleration of, (C) constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or (D) result in the loss of a material benefit under, any of the provisions of any Olympus Material Contract, (iii) violate any Law of any Governmental Entity applicable to Olympus or any of its Subsidiaries or any of their respective properties or assets, or (iv) cause the suspension or revocation of any Olympus Permit, except in the case of each of clauses (ii), (iii) and (iv), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 4.5    Permits; Compliance with Laws; Policies and Procedures.
(a)    Each of Olympus and its Subsidiaries is in possession of all material Regulatory Licenses necessary for each of Olympus and its Subsidiaries to own, lease and operate its properties or to carry on its business in all material respects as conducted as of the date of this Agreement (the “Olympus Permits”). (i) All Olympus Permits are in full force and effect and are being complied with, in each case in all material respects; (ii) no suspension or cancellation of any of the Olympus Permits is pending or, to the Knowledge of Olympus, threatened, and there have occurred no material defaults under, or events giving rise to a right of termination, material amendment or cancellation of any such Olympus Permits (with or without notice, the lapse of time or both); and (iii) since December 31, 2016, each of Olympus and its Subsidiaries has in all material respects submitted all necessary registrations, notifications, reports and filings to relevant

Governmental Entities, including filing of statutory books and records regarding Olympus Permits. Section 4.5(a) of the Olympus Disclosure Schedule sets forth a true, complete and correct list of the Olympus Permits.
(b)    Olympus and its Subsidiaries are, and have been since December 31, 2016, in material compliance with material applicable card scheme rules and Laws applicable to Olympus or any of its Subsidiaries or by which any property or asset of Olympus or any of its Subsidiaries is bound, including in relation to fraud prevention, anti-money laundering, Sanctions Laws, Bribery Legislation, regulatory capital, own funds, liquidity and other prudential requirements, regulatory reporting, safeguarding of funds, and all other applicable material Laws relating to the issue of electronic money, the provision of credit, stored value facilities or payment or other financial services. Since December 31, 2016, none of Olympus or any of its Subsidiaries has received any written notice from any Governmental Entity of competent jurisdiction (i) alleging that it is not in compliance in any material respects with any Law applicable to it, any of its properties or any other assets or its business or operations, or (ii) threatening the amendment, termination, suspension, revocation or cancellation of any Olympus Permit.
(c)    Olympus and its Subsidiaries maintain and apply, and have at all times since December 31, 2018 maintained and applied, reasonably appropriate and proportionate policies, procedures, measures (including training), systems and controls to manage or mitigate material risks relating to their respective businesses and activities and to comply with all applicable industry standards, card scheme rules, and Laws, including in relation to fraud prevention, anti-money laundering, Sanctions Laws, Bribery Legislation, regulatory capital, own funds, liquidity and other prudential requirements, regulatory reporting, safeguarding of funds, conduct of business and all other applicable Laws relating to the issue of electronic money, the provision of credit, stored value facilities or payment or other financial services.
(d)    Olympus and its Subsidiaries conduct, and have conducted since December 31, 2016, appropriate daily reconciliations between the balances of their client money accounts and their settlement accounts.
Section 4.6    Financial Statements.
(a)    Section 4.6(a) of the Olympus Disclosure Schedule sets forth true, complete and accurate copies of (i) the audited consolidated balance sheet of Olympus and its Subsidiaries as of December 31, 2018 and December 31, 2017 and the related audited statements of income, cash flows and shareholders’ equity for the fiscal year then ended (the “Olympus Annual Financial Statements”) and (ii) the unaudited consolidated balance sheet of Olympus and its Subsidiaries as of September 30, 2019 and the related unaudited statements of income, cash flows and shareholders’ equity for the period then ended (the “Olympus Interim Financial Statements” and, together with the Olympus Annual Financial Statements, the “Olympus Financial Statements”). The Olympus Financial Statements have been prepared in accordance with IFRS EU applied on a consistent basis throughout the periods covered thereby and fairly present in all material respects the consolidated financial position, results of operations, cash flows and shareholders’ equity of Olympus and its Subsidiaries as at the respective dates thereof and for the respective periods referred to therein, subject, in the case of the Olympus Interim Financial Statements, to the absence of footnotes and to normal year-end audit adjustments (the effect of which will not, individually or in the aggregate, be material). The books and records of Olympus and its Subsidiaries from which the Olympus Financial Statements have been prepared are true and complete in all material respects and have been maintained in all material respects in accordance with IFRS EU.
(b)    Section 4.6(b) of the Olympus Disclosure Schedule sets forth true, complete and accurate copies of the Summit Financial Statements. The Summit Financial Statements have been prepared in accordance with the principles set forth in Section 4.6(b) of the Olympus Disclosure Schedule applied on a consistent basis throughout the periods covered thereby and fairly present in all material respects the financial position and results of operations of Everest, Olympus and their respective Subsidiaries, taken together, as at the respective dates thereof and for the respective periods referred to therein. Notwithstanding the foregoing, no warranty is made by Olympus with respect to information supplied by Everest or any of its Subsidiaries for inclusion in the Summit Financial Statements.
(c)    Neither Olympus nor any of its Subsidiaries is a party to, nor does Olympus or any of its Subsidiaries have any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or any off-balance sheet arrangements where the purpose or intended effect of such Contract is to avoid disclosure of any transaction involving, or liabilities of, Olympus or any of its Subsidiaries in the Olympus Financial Statements.
Section 4.7    Absence of Undisclosed Liabilities. Except as and to the extent set forth in the unaudited consolidated balance sheet of Olympus and its Subsidiaries as of September 30, 2019, including any notes thereto (the “Olympus Balance Sheet”), neither Olympus nor any of its Subsidiaries has any Liabilities of a nature required by IFRS EU to be disclosed on a consolidated balance sheet of Olympus as of the date of this Agreement, except for (a) Liabilities incurred in the ordinary course of business consistent with past practice since the date of the Olympus Balance Sheet, (b) Liabilities that are expressly provided for under this Agreement or that have been incurred in connection with the transactions contemplated by this Agreement, (c) Liabilities that are included in the Olympus Closing Statement and (d) Liabilities that would not reasonably be expected to be, individually or in the aggregate, material to Olympus and its Subsidiaries, taken as a whole.
Section 4.8    Bank Accounts. Section 4.8 of the Olympus Disclosure Schedules sets forth each of the bank accounts of Olympus and its Subsidiaries as of the date hereof and the Persons that are authorized signatories with respect to such accounts.
Section 4.9    Internal Controls. Olympus maintains a system of internal controls over financial reporting designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes, including to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS EU and to maintain asset accountability; (c) access to assets that could have a material effect on Olympus’s financial statements is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
Section 4.10    Absence of Certain Changes or Events. Since September 30, 2019 through the date of this Agreement:
(a)    the Olympus Business has been conducted in all material respects in the ordinary course of business;
(b)    there has not been a Material Adverse Effect; and
(c)    neither Olympus nor any of its Subsidiaries has taken any action that, if taken during the period from the date of this Agreement through the Closing Date without Purchaser’s consent, would constitute a breach of Section 7.2(b)(i), 7.2(b)(ii), 7.2(b)(vi), 7.2(b)(vii), 7.2(b)(viii), 7.2(b)(ix), 7.2(b)(x), 7.2(b)(xi), 7.2(b)(xiii), 7.2(b)(xiv), or, solely as it relates to the foregoing subsections of Section 7.2(b), Section 7.2(b)(xvii).
Section 4.11    Property and Assets. Olympus and its Subsidiaries have good and marketable title to, or other valid right to use, free and clear of any Liens (other than Permitted Liens), all of the material assets, property and rights that it owns. At the Closing, (i) taking into account and giving effect to all of the Transaction Documents and the rights, benefits and services made available thereby and (ii) assuming each Approval required in connection with the consummation of the Sale and the other transactions contemplated by this Agreement has been obtained and all Olympus Permits have been transferred, the assets, property and rights owned, licensed or otherwise held by Olympus and its Subsidiaries constitute all of the assets, property and rights required for operation of the Olympus Business in all material respects as conducted by Olympus and its Subsidiaries in the 12 months prior to the date of this Agreement.
Section 4.12    Litigation and Investigations.
(a)    As of the date of this Agreement, (i) there is no, and since December 31, 2016, there has not been any Action pending or, to the Knowledge of Olympus, threatened, against Olympus or any of its Subsidiaries or their respective properties or assets, and (ii) neither Olympus nor any of its Subsidiaries is, or has been since December 31, 2016, subject to any outstanding Order, in the case of each of clauses (i) and (ii), that has or would result in an adverse financial impact to the Olympus Business, individually, in excess of $100,000.
(b)    To the Knowledge of Olympus, (i) neither Olympus nor any of its Subsidiaries is as of the date of this Agreement, nor has been at any time since December 31, 2016, subject to any material investigation, examination or review by any Governmental Entity and (ii) no such material investigation, examination or review is threatened or proposed as of the date of this Agreement.
Section 4.13    Employee Benefit Plans.

(a)    Section 4.13(a) of the Olympus Disclosure Schedule lists (cross-referring to copies of the relevant documents in the Data Room) (i) all Olympus Benefit Plans (whether written or otherwise) in respect of Retirement Benefits and (ii) all other Olympus Benefit Plans in each case of clauses (i) and (ii), as of the date of this Agreement. Neither Olympus nor any of its Subsidiaries operate or participate in or have any Liabilities or potential exposure in relation to any defined benefit pension scheme or, in the United States, postretirement health or medical coverage (in each case, excluding any such scheme or coverage under any public law, statute or regulation to which Olympus or any Subsidiary is required to contribute in compliance with applicable Law or regulation). No Olympus Continuing Employee has any entitlement to defined benefit pension provision (as a result of a transfer in accordance with the Transfer Regulations or otherwise). Olympus has made available to Purchaser a copy of each material Olympus Benefit Plan document (or a summary of the material terms thereof) and, to the extent applicable, has made available to Purchaser (i) a copy of each trust or other funding arrangement; (ii) the most recent summary plan description and summary of material modifications; (iii) the most recently prepared actuarial report and financial statement, if any, in connection with each such Olympus Benefit Plan; and (iv) such other documents or particulars as are required in order to understand the obligations of Olympus and any of its Subsidiaries in respect of Retirement Benefits to in or in respect of Olympus Continuing Employees.
(b)    No awards, options or interests have been granted to Olympus Employees over any shares in the capital of Olympus or its Subsidiaries other than in accordance with the Olympus Equity Award Plans.
(c)    No announcement has been made regarding continuing, introducing or altering the provision of Retirement Benefits to or in respect of Olympus Continuing Employees.
(d)    In relation to the DESOP Trust, (i) the trust assets are held solely for the benefit of Olympus and future classes of eligible beneficiaries nominated by the Olympus Trustee under the DESOP Trust, (ii) the trust assets under the DESOP Trust have not been allocated by the Olympus Trustee in favour of any class of potential eligible beneficiaries, including current or former employees (iii) the Olympus Trustee is duly empowered to effect the re-designation of the Olympus Restricted-Voting Shares as Olympus Z Shares and (iv) the Olympus Trustee has, at all times, acted in compliance with its duties as trustee of the DESOP Trust and neither the execution of this Agreement nor the consummation of the Sale (including, for the avoidance of doubt, the re-designation of the Olympus Restricted-Voting Shares as Olympus Z Shares) will result in any breach of such duties.
(e)    Each Olympus Benefit Plan has been administered in all material respects in accordance with its terms and applicable Law and, to the Knowledge of Olympus, there are no Actions with respect thereto (other than routine claims for benefits in the ordinary course) pending or threatened.
(f)    All liabilities that are required to be accrued under IFRS EU under the Olympus Benefit Plans have been fully accrued in the Olympus Annual Financial Statements.

(g)    As of the date of this Agreement, there are no material audits, inquiries or proceedings pending or, to the Knowledge of Olympus, threatened by any Governmental Entity of competent jurisdiction with respect to any Olympus Benefit Plan. All material contributions, premiums or payments required to be made with respect to any Olympus Benefit Plan have been made on or before their due dates, except to the extent that any non-payment or late payment of such amounts has not resulted, or would not reasonably be expected to result in an adverse financial impact, individually, in excess of $100,000. As of the date of this Agreement there are no known instances (past or present) of recurring late or non-payment of such contributions, premiums or payments and no systemic issues which prevent the timely payment of any such contributions, premiums or payments in respect of any Olympus Benefit Plan.
(h)    Except as provided in this Agreement, the execution of this Agreement and the consummation of the Sale (alone or in combination with any other event) will not (i) entitle any Olympus Continuing Employee to any material payment, forgiveness of indebtedness, vesting (including any acceleration thereof), distribution, or increase in payments or benefits under or with respect to any Olympus Benefit Plan or (ii) trigger any material obligation to fund any Olympus Benefit Plan.
(i)    Notwithstanding any other provision of this Agreement, other than, to the extent applicable, those warranties contained in Section 4.14, the warranties contained in the foregoing subsections of this Section 4.13 are the sole and exclusive warranties of Olympus relating to employee benefit matters of any kind.
Section 4.14    Labor and Employment Matters.
(a)    As of the date of this Agreement, (i) neither Olympus nor any of its Subsidiaries is a party to any Collective Bargaining Agreement applicable to any Olympus Employee; (ii) none of the Olympus Employees employed as of the date of this Agreement are represented by any works council, employee representative body or similar body or, to the Knowledge of Olympus, any union; (iii) to the Knowledge of Olympus, there are no activities or proceedings of any labor union to organize any such employees or independent contractors, and to the Knowledge of Olympus, there have been no such activities within the last 12 months; and (iv) to the Knowledge of Olympus, neither Olympus nor any of its Subsidiaries has received a request for recognition by a trade union or similar body. As of the date of this Agreement, there are no strikes, slowdowns, work stoppages or lockouts or, to the Knowledge of Olympus, other interference with work or production, or threats thereof, by or with respect to any Olympus Employee.
(b)    As of the date of this Agreement and for the three year period prior to the date of this Agreement: (i) Olympus is and has been in compliance in all material respects with all (x) applicable Laws, contracts of employment or engagement and Collective Bargaining Agreements regarding employment (including non-employee classification, classification of employees as exempt or nonexempt, and compensation) and (y) employment terms, working conditions and practices as required under any Collective Bargaining Agreement and (ii) no legal proceedings, charges, complaints, grievances, investigations or audits (including without limitation relating to unfair labor practices, or unlawful employment practices, including sexual harassment, sexual misconduct or employment discrimination) have been commenced with respect to Olympus or its

Subsidiaries under applicable Law affecting or relating to the employment relationship and no proceedings, charges, material complaints or grievances, investigations or audits are, to the Knowledge of Olympus, threatened under any such applicable Laws and, to the Knowledge of Olympus, no written notice has been received by Olympus or its Subsidiaries alleging facts or circumstances which could give rise to any such Actions. As of the date of this Agreement and for the three (3) year period prior to the date of this Agreement, no Governmental Entity has issued an order or finding with respect to the labor and employment practices of Olympus or its Subsidiaries.
(c)    As of the date of this Agreement, there are no individuals apart from the Olympus Employees who are deemed or who could reasonably be expected to successfully assert that they are an employee of Olympus or any of its Subsidiaries.
(d)    As of the date of this Agreement, (i) none of Olympus nor any of its Subsidiaries has given notice of termination to or received notice of resignation/termination from or agreed to transfer out of Olympus or any of its Subsidiaries, any Senior Olympus Employee and (ii) no Olympus Employee is subject to a secondment arrangement.
(e)    No redundancies or headcount reductions have been conducted, planned, contemplated or are being executed by Olympus or any of its Subsidiaries that would or may, together with any previous redundancy/headcount reduction programs that have taken place in the last three years, and with any future such reductions between the date of this Agreement and the Closing Date, would be reasonably expected to trigger notification to the relevant Governmental Entity in the applicable country or would, from and after the date of this Agreement, involve such reductions which would trigger information or consultation obligations with the affected Olympus Employee(s), a works council, trade union or other employee representative body.
(f)     There are no requirements for Olympus or any of its Subsidiaries to inform or consult with any of its or their employees or employee representatives (including any works councils or trade unions) in connection with the entering into of this Agreement.
(g)    Within the last three years, (i) each of Olympus and its Subsidiaries have fully and accurately reported all payments to all independent contractors, volunteers, subcontractors, temps, leased employees, and other contingent workers as required by applicable Laws (including in relation to any forms as required by applicable Laws) and have satisfied all applicable withholding tax obligations with respect to such workers; (ii) each Olympus Employee and any former employee of Olympus and its Subsidiaries have been properly classified as required by applicable Laws regarding wage and hours laws; and (iii) each contractor or other individuals who are not treated as Olympus Employees by Olympus or its Subsidiaries have been properly classified by Olympus and its Subsidiaries as independent contractors and not employees in accordance with applicable Laws, in each case except as has not had, nor could reasonably be expected to have, an adverse financial impact to the Olympus Business, in the aggregate, in excess of $100,000.
(h)    Neither Olympus or its Subsidiaries has within the 12-month period ending on the date of the Agreement been a party to a relevant transfer (as defined in the Transfer Regulations).

(i)    Section 4.14(i) of the Olympus Disclosure Schedule sets forth true, correct and complete list of: (i) the Olympus Employees and the following information on an individual basis relating to each Olympus Employee: their period of continuous employment, their notice period or term of employment, their salary, their target bonus opportunities and all other material benefits whether provided on a contractual or discretionary basis which they are entitled to (including any such opportunities or benefits which do not fall within the definition of the Olympus Benefit Plan), (ii) a true, correct and complete list of the current consultants engaged by Olympus and its Subsidiaries as of the date hereof, the name of the entity engaging such consultant, the term of the consultancy agreement and the fee for each such consultant. Section 4.14(i) of the Olympus Disclosure Schedule sets forth a true, correct and complete list (by reference to copies of the relevant documents in the Data Room) of each employment or service contract with Olympus or any of its Subsidiaries pursuant to which any Senior Olympus Employee is employed or engaged and, if any Senior Olympus Employee does not have any such employment contract, the material terms of engagement (i.e., their period of continuous employment/engagement, their notice period or term of employment/engagement, their salary/fee, their target bonus opportunities and all other material benefits whether provided on a contractual or discretionary basis which they are entitled to (including any such opportunities or benefits which do not fall within the definition of the Olympus Benefit Plan)) of such Senior Olympus Employee by Olympus or its applicable Subsidiary.
(j)    Section 4.14(i) of the Olympus Disclosure Schedule sets forth a true, correct and complete list of the standard terms and conditions of employment and employee handbook or similar document applicable to the Olympus Employees as at the date of this Agreement.
(k)    Notwithstanding any other provision of this Agreement, other than, to the extent applicable, those warranties contained in Section 4.13, the warranties contained in the foregoing subsections of this Section 4.14 are the sole and exclusive warranties of Olympus relating to employee benefit matters of any kind.
Section 4.15    Real Property and Leases.
(a)    Section 4.15(a) of the Olympus Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of all of the real property owned by Olympus or any of its Subsidiaries (the “Olympus Owned Real Property”). Olympus or a Subsidiary of Olympus has good and valid title to the Olympus Owned Real Property and to all of the buildings, structures and other improvements thereon, free and clear of all Liens (except for Permitted Liens).
(b)    Section 4.15(b) of the Olympus Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of all leases or licenses of real property (“Olympus Leased Real Property” and, together with the Olympus Owned Real Property, the “Olympus Real Property”) to which Olympus or any of its Subsidiaries is a party. All material leases or licenses of Olympus Leased Real Property, and all material amendments and modifications thereto, are in full force and effect and have not been modified or amended, and there exists no material default or material liability under any such lease or license by Olympus or any of its Subsidiaries, nor any event that, with notice or lapse of time or both, would constitute a default or material liability thereunder by Olympus or any of its Subsidiaries.

(c)    As of the date of this Agreement, the Olympus Real Property is not subject to any material outgoings, except for customary outgoings, including any applicable business rates, utility rates (including but not limited to water, electricity and sewerage), janitorial service costs, and to the extent applicable, rent, license fees, service charges and insurance premiums.
(d)    Neither Olympus nor any of its Subsidiaries has, since December 31, 2017, received written notice of any condemnation, expropriation or other proceeding in eminent domain affecting the Olympus Real Property or any portion thereof or interest therein, and to the Knowledge of Olympus, no such proceedings are threatened or proposed.
(e)    Except as set forth in Section 4.15(d) of the Olympus Disclosure Schedule, neither Olympus nor any of its Subsidiaries has subleased, licensed or otherwise granted to any other person any rights to use, occupy or possess any part of Olympus Real Property.
(f)    The current use of the Olympus Real Property is permitted in all material respects by and complies in all material respects with the terms of the applicable lease or license and, to the Knowledge of Olympus, all applicable planning, zoning and development approvals and laws.
(g)    Notwithstanding any other provision of this Agreement, the warranties contained in the foregoing subsections of this Section 4.15 are the sole and exclusive warranties of Olympus relating to property and lease matters of any kind.
Section 4.16    Intellectual Property, Confidentiality and Data Privacy.
(a)    Section 4.16(a) of the Olympus Disclosure Schedule sets forth a complete and accurate list of the Registered Olympus Intellectual Property as of the date of this Agreement. Since December 31, 2017, no registrations or applications for Registered Olympus Intellectual Property have expired except in accordance with the expiration of the term of such rights or been cancelled, abandoned or not renewed, except (i) in relation to Intellectual Property no longer in use by the Olympus Business or (ii) except as would not reasonably be expected to be, individually or in the aggregate, material to the Olympus Business.
(b)    Olympus and its Subsidiaries own all right, title, and interest, free and clear of all Liens (except for Permitted Liens) to, or otherwise have a valid and enforceable right to use, all Intellectual Property necessary for or used in the conduct of the Olympus Business as currently conducted except as would not reasonably be expected to be, individually or in the aggregate, material to the Olympus Business.
(c)    The rights of Olympus and its Subsidiaries to continue to use all Intellectual Property necessary for or currently used in the conduct of the Olympus Business as currently conducted will not be materially affected by the transactions contemplated in this Agreement, excluding for this purpose any requirement to obtain third party consents on change of control or assignment in agreements which have been disclosed to Purchaser.

(d)    All licenses under and other agreements relating to Owned Olympus Intellectual Property which contain material restrictions on the ability of Olympus and its Subsidiaries to use or exploit the Owned Olympus Intellectual Property have been disclosed in the Olympus Disclosure Schedule.
(e)     (i) To the Knowledge of Olympus, the conduct of the Olympus Business does not materially infringe, violate or constitute misappropriation of any Intellectual Property of any third Person and (ii) as of the date hereof, there is no pending claim or asserted claim in writing (including any “cease and desist” letters and invitations to license) asserting that Olympus or any of its Subsidiaries has materially infringed, violated or misappropriated, or is materially infringing, violating or misappropriating any Intellectual Property rights of any third Person.
(f)    Since December 31, 2017, Olympus has not initiated any Action, or put any third Person on written notice, claiming the infringement or misappropriation, or other violation, of any material Owned Olympus Intellectual Property.
(g)    Olympus and its Subsidiaries have established and are in material compliance with a written information security program that: (i) includes commercially reasonable measures to protect the confidentiality, integrity and security of Olympus’s and its Subsidiaries’ material Trade Secrets and material IT Assets (and the information and transactions stored or contained therein or transmitted thereby, hereinafter “Olympus Data” ); (ii) is designed to protect against unauthorized access to the IT Assets and Olympus Data, and the systems of any third party service providers that have access to such Olympus Data or IT Assets; (iii) includes commercially reasonable data backup, data storage, system redundancy and disaster avoidance and recovery procedures, as well as a commercially reasonable business continuity plan; and (iv) complies in all material respects with applicable legal requirements (including Data Privacy Laws) and meets in all material respects generally-accepted standards in the industry of Olympus and its Subsidiaries. The IT Assets used by Olympus and its Subsidiaries perform in all material respects the functions necessary for the conduct of the Olympus Business. To the Knowledge of Olympus, since December 31, 2017: (A) neither Olympus nor its Subsidiaries has suffered a material security breach with respect to any Olympus Data (including any unauthorized or illegal use of or access to any IT Assets or Olympus Data) and (B) no third party service provider working on behalf of Olympus or its Subsidiaries has had a material breach or security incident (including any unauthorized access, disclosure, use or loss of any Olympus Data).
(h)    (i) Olympus and its Subsidiaries have taken commercially reasonable measures to protect the confidentiality of the material Trade Secrets of Olympus and its Subsidiaries and material third party confidential information provided to Olympus or any of its Subsidiaries that Olympus or such Subsidiary is obligated to maintain in confidence; (ii) Olympus and its Subsidiaries have in place adequate policies and procedures regarding the processing of personal information in connection with the operation of the Olympus Business and comply in all material respects with such internal policies and procedures and with the Payment Card Industry Data Security Standard and any other legally binding credit card company; (iii) in all material respects, each of Olympus and its Subsidiaries complies and has since December 31, 2017 complied with, and any processing of personal information by or to the Knowledge of Olympus on its behalf complies and has since December 31, 2017 complied with, all Data Privacy Laws; (iv) there are no claims pending or, to the Knowledge of Olympus, threatened against Olympus or any of its Subsidiaries alleging a material violation of Data Privacy Laws; (v) neither Olympus nor any of its Subsidiaries has received a material written notice (including any enforcement notice), letter or complaint from a Governmental Entity or any Person alleging breach by it of any Data Privacy Laws; and (vi) since December 31, 2017, to the Knowledge of Olympus, no request has been made by a Person to, and no order has been made by a Governmental Entity or a court of law against, Olympus or any of its Subsidiaries for access to, the rectification, restriction, blocking, erasure or destruction of any personal information under any Data Privacy Laws. Each of Olympus and its Subsidiaries has in place written agreements with any third party including any data processor, that it has authorized to access personal information held by Olympus and its Subsidiaries intended to ensure that such third party respects and maintains the confidentiality and security of such personal information and complies at all times with applicable Data Privacy Laws, and such written agreements with data processors include such processing provisions as are required under applicable Data Privacy Laws.
(i)    Since December 31, 2017, (i) to the Knowledge of Olympus there has been no unauthorized access, unauthorized acquisition or disclosure, any loss or theft, of Sensitive Data of Olympus, any of its Subsidiaries or any of their respective customers while such Sensitive Data is in the possession or control of Olympus or any of its Subsidiaries nor is there, and there has not been, any personal data breaches (as the term is defined under Data Privacy Laws) with respect to any Sensitive Data of Olympus, any of its Subsidiaries or any of their respective customers while such Sensitive Data is in the possession or control of Olympus or any of its Subsidiaries, (ii) neither Olympus nor any of its Subsidiaries has notified or been required by any Data Privacy Law to notify any Person or Governmental Entity of any personal data breach and (iii) to the Knowledge of Olympus, no circumstances have arisen which would result in the occurrence of a material personal data breach with respect to the personal information used in, or otherwise processed in relation to the Olympus Business.
(j)    As of immediately following the Closing, Olympus and its Subsidiaries will be entitled to process the personal information held by Olympus and its Subsidiaries and created prior to Closing that are in the control or possession of Olympus and/or its Subsidiaries in the manner in which such personal information was processed by Olympus and/or its Subsidiaries in the course of the Olympus Business in the year immediately prior to Closing, in compliance with Data Privacy Laws, provided that Olympus and its Subsidiaries continue to take such steps in relation to the Olympus Business to ensure compliance with Data Privacy Laws as were taken by Olympus and its Subsidiaries in the year immediately prior to Closing. Other than in accordance with applicable Law, neither Olympus nor its Subsidiaries are restricted in their use or distribution of personal information in their possession.
(k)    Notwithstanding any other provision of this Agreement, the warranties contained in the foregoing subsections of this Section 4.16 are the sole and exclusive warranties of Olympus relating to intellectual property or data privacy matters of any kind.
Section 4.17    Taxes.

(a)    Each of Olympus and its Subsidiaries has timely filed, or caused to be timely filed, all material Tax Returns that it was required to file, and has fully paid (or there has been fully paid with respect to it or on its behalf) all material Taxes (including without limitation all social security payments, national insurance contributions and employment taxes) that it was required to pay (whether or not shown as owing by Olympus or any of its Subsidiaries on such Tax Returns). There are no Liens for material Taxes upon any assets of Olympus or any of its Subsidiaries other than Permitted Liens.
(b)    Each of Olympus and its Subsidiaries has duly and timely withheld or collected in full all material Taxes (including without limitation from any payments made to any employee, creditor or third party) that Olympus or any of its Subsidiaries, as applicable, were required by Law to withhold or collect, and each has duly and timely paid over in full to the appropriate Governmental Entity such Taxes to the extent due and payable.
(c)    There is no dispute or claim concerning any material Tax liability of Olympus or any of its Subsidiaries either claimed or raised by any Tax Authority in writing which remains unpaid or unresolved. Neither Olympus nor any or its Subsidiaries is, as of the date hereof, the subject of a Tax audit or examination with respect to Taxes.
(d)    No Tax Authority (or other governmental entity) has agreed to operate any special arrangement (that is, an arrangement which is not based on a strict application of all relevant Tax Laws, published extra statutory concessions and published statements of practice) in relation to the Tax affairs of Olympus or any of its Subsidiaries.
(e)    Neither Olympus nor any of its Subsidiaries will suffer a material liability for Tax, or the withdrawal of any material relief or other relevant benefit relating to Tax, directly in consequence of the execution of this Agreement, the satisfaction of any condition to which this Agreement is subject or Closing.
(f)    Neither Olympus nor any of its Subsidiaries has waived or granted an extension of any statutes of limitations in respect of any material Taxes or material Tax Returns, which waiver or extension remains in effect.
(g)    Neither Olympus nor any of its Subsidiaries has been included in any “consolidated,” “unitary” or “combined” Tax Return (other than Tax Returns for which Olympus or any of its Subsidiaries is or was the common parent), and neither Olympus nor any of its Subsidiaries has any material liability for, or obligation to contribute to the payment of, any Tax of any Person other than Olympus or any of its Subsidiaries, including under applicable Tax Laws or as a transferee or successor.
(h)    Neither Olympus nor any of its Subsidiaries has been a party to any transaction that is required to be notified under Part 7 of the United Kingdom Finance Act 2004 or any similar Law or rule in any other jurisdiction requiring the disclosure of tax avoidance schemes, transactions or arrangements.

(i)    Olympus is resident for Tax purposes solely in Australia and does not have (and has not at any time had) any permanent establishment, branch, fixed place of business or other taxable presence in any jurisdiction other than Australia, and each of Olympus’ Subsidiaries is and has at all times been resident for Tax purposes solely in the country in which it is incorporated and no Subsidiary of Olympus has (and has not at any time had) any permanent establishment, branch, fixed place of business or other taxable presence in any jurisdiction other than its jurisdiction of incorporation. No claim has been made in the past four years by any Tax Authority in any jurisdiction where Olympus or any of its Subsidiaries has not filed a Tax Return (including without limitation any income or franchise Tax Return) that it is or may be subject to Tax by such jurisdiction. Neither Olympus nor any of its Subsidiaries is or has at any time been dual tax resident.
(j)    In the past four years, neither Olympus nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code (or any similar provision of state, local or foreign Law).
(k)    All documents by virtue of which Olympus or any of its Subsidiaries has any right, title or interest or in the enforcement of which Olympus or any of its Subsidiaries is interested have been duly stamped.
(l)    Olympus and each of its Subsidiaries is registered for the purposes of value added tax where it is required to be so registered and has complied in all material respects with applicable Laws relating to value added tax (including, in each case without limitation and for the avoidance of doubt, goods and services tax and any other Tax similar to value added tax) and has not recovered (whether by repayment or credit) any input tax which it was not entitled to recover.
(m)    Neither Olympus nor any of its Subsidiaries (i) is or has been party to an transaction or arrangement in respect of which any adjustment could fall to be made under applicable transfer pricing Laws, (ii) is or has been subject to any Tax charge arising under CFC rules in any jurisdiction, or (iii) is or has been subject to the United Kingdom’s diverted profits tax imposed pursuant to Part 3 of the Finance Act 2015 (or any corresponding or similar provision of Tax Law in any other jurisdiction).
(n)    Neither Olympus nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) executed on or prior to the Closing Date, (iii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law), (iv) instalment sale or open transaction disposition made on or prior to the Closing Date, or (v) prepaid amount received on or prior to the Closing Date.
(o)    Neither Olympus nor any of its Subsidiaries is a party to or bound by any Tax allocation, sharing or indemnity agreement (other than (i) any such agreement solely among any of Olympus or any of its Subsidiaries and (ii) any indemnification provisions for Taxes contained in credit agreements, leases or other commercial agreements the primary purposes of which do not relate to Taxes).
(p)    Olympus and each of its Subsidiaries has at all times kept and maintained proper and adequate records to enable it to comply in all material respects with its obligations to:
(i)    prepare and submit any information, notices, computations, returns and payments required in respect of any Tax Law, including, but not limited to, the tax costs base of its assets and liabilities immediately following the Closing;
(ii)    prepare any accounts necessary for compliance with any Tax Law; and
(iii)    retain necessary records as required by any Tax Law,
(q)    Notwithstanding any other provision of this Agreement, the warranties contained in the foregoing subsections of this Section 4.17 and (to the extent applicable) in Section 4.13 are the sole and exclusive warranties of Olympus relating to Tax matters.
Section 4.18    Environmental Matters. To the Knowledge of Olympus: (a) Olympus and each of its Subsidiaries are in compliance, in all material respects, with all applicable Environmental Laws; (b) none of the properties currently or formerly owned, leased or operated by Olympus or any of its Subsidiaries has at any time been used by Olympus or any of its Subsidiaries or any other Person to make, store, handle, treat, dispose of, generate or transport Hazardous Substances in material violation of any applicable Environmental Law; (c) there is no asbestos contained in or forming part of any building, building component, structure or office space leased, operated or used by Olympus or any of its Subsidiaries, (d) no polychlorinated biphenyls are used or stored at, or contained in or forming part of any building, building component, item, structure or office space on any property currently owned or leased by Olympus or any of its Subsidiaries, (e) neither Olympus nor any of its Subsidiaries has caused a release of Hazardous Substances materially in excess of reportable and actionable quantity on any properties then owned or leased by Olympus or any of its Subsidiaries; and (f) since December 31, 2016, no material Action has been brought or is pending (or threatened) against Olympus or any of its Subsidiaries, arising under or related to any Environmental Law or related to any environmental condition, including with respect to any properties currently or formerly owned, leased or operated by Olympus or any of its Subsidiaries. Olympus has made available to Purchaser any and all written communications with or documentation from any Governmental Entity since December 31, 2016 regarding the presence, in material violation of Environmental Laws, of Hazardous Substances at any properties currently or formerly owned, leased or operated by Olympus or any of its Subsidiaries or of any other alleged material violation of Environmental Law. Each of Olympus and its Subsidiaries has obtained and is in compliance in all material respects with all material permits, certificates, licenses, approvals, registrations and authorizations required under Environmental Laws for the conduct of their business as currently conducted. Notwithstanding any other provision of this Agreement, the warranties contained in this Section 4.18 are the sole and exclusive remedies of Olympus relating to environmental matters of any kind.

Section 4.19    Olympus Material Contracts.
(a)    Section 4.19(a) of the Olympus Disclosure Schedule sets forth a true and complete list of the following types of Contracts to which Olympus or any of its Subsidiaries is a party or by which any of their respective properties, rights or assets are bound as of the date of this Agreement, excluding any Olympus Benefit Plans (such Contracts, the “Olympus Material Contracts”):
(i)    any Contract with an Olympus Top Customer;
(ii)    any Contract with an Olympus Top Supplier;
(iii)    any Contract relating to the acquisition, disposition or lease by Olympus or any of its Subsidiaries since December 31, 2016 of securities, properties or assets for, in each case, aggregate consideration of more than $500,000;
(iv)    any material Contract pursuant to which Olympus or any of its Subsidiaries provides or receives services relating to the issuance, use or distribution of virtual account numbers, physical payment cards or any other payment instrument or any other payment service or ancillary or technical service relating to a payment service (whether regulated or otherwise);
(v)    any material Contract between an operator, owner or licenser of a payment system or network or a card scheme, on the one hand, and Olympus or any of its Subsidiaries, on the other hand;
(vi)    any Contract with respect to a joint venture, partnership, agency, consortium arrangement, strategic alliance, reseller agreement or other similar agreement that involves a sharing of revenues, profits, cash flow or losses with the counterparty thereto (other than Contracts relating to the payment of customary royalties in an immaterial amount to Olympus and its Subsidiaries, taken as a whole) or which relates to the formation, creation, operation or management of any joint venture or partnership, in each case that is material to Olympus or any of its Subsidiaries;
(vii)    any Contract evidencing (or providing for future incurrence of) Indebtedness (including any guaranty constituting Indebtedness) of Olympus or any of its Subsidiaries in a principal amount in excess of $1,000,000, or that grants a Lien (other than (A) a Permitted Lien or (B) any Liens granted pursuant to any lease of machinery, equipment, motor vehicles, furniture or other personal property) securing obligations in an amount in excess of $1,000,000 on any assets of Olympus or any of its Subsidiaries, in each case other than Contracts between Olympus, on the one hand, and Everest or any of Olympus’s or Everest’s wholly owned Subsidiaries, on the other hand, or between any such wholly owned Subsidiaries;
(viii)    any Contract that (A) grants to a third party any right of first refusal or first offer or similar right that limits in any material respect, or purports to limit in any material respect, the ability of Olympus or any of its Subsidiaries or, upon the consummation of the Sale, Purchaser or any of its Subsidiaries, from: competing with any Person or in any geographic area; engaging in any line of business or selling products or delivering services to any Person; offering to supply any type of products or services or from soliciting potential customers, directors, officers or managers, or (B) contains material exclusivity obligations binding on Olympus or any of its Subsidiaries;
(ix)    any Contract pursuant to which Olympus or any of its Subsidiaries grants to any Person, or receives from any Person, the right to use, or grant any license in respect of, any Intellectual Property or royalty Contracts that would reasonably be expected to require payments in excess of $200,000 in the aggregate during any 12-month period;
(x)    any lease or license for Olympus Leased Real Property;
(xi)    any (A) product design or development Contract or (B) consulting Contract, in each case that is material to the Olympus Business as currently conducted;
(xii)    any material merchandising, sales representative or distribution Contract;
(xiii)    any Contract that is (A) a Contract with any Governmental Entity (other than with respect to utility or similar services) or (B) an order or consent of any Governmental Entity to which Olympus or any of its Subsidiaries is subject that involves material obligations by Olympus or such Subsidiary;
(xiv)    any Contract that requires Olympus or any of its Subsidiaries to provide “most favored nation” pricing terms to the other party to such Contract or any third party, including any such Contract that, following the Closing, would apply to Purchaser or any Affiliate of Purchaser (excluding by operation of any Contract to which Purchaser or its Subsidiaries (other than, following the Closing, Olympus and its Subsidiaries), is a party);
(xv)    any Contract that requires the giving of, or is dependent on, the payment of a performance bond, guarantee, special indemnity (other than general unspecific indemnities given in the ordinary course of business) or security of Olympus or any of its Subsidiaries of a value greater than $500,000;
(xvi)    any Contract with any of the top 25 customers of Olympus or its Subsidiaries (based on revenue received by Olympus or its Subsidiaries during the 12-month period ended on September 30, 2019), that is for the supply of goods and/or services on terms under which retrospective or future discounts, price reductions, rebates or other financial incentives in excess of 10% of the initial Contract value or (if applicable) 80% of any interchange fee are given by Olympus or its Subsidiaries;
(xvii)    any Contract which provides for the indemnification of any director or officers of Olympus or any of its Subsidiaries;

(xviii)    any Contracts that restrict or otherwise limit the payment of dividends or other distributions; and
(xix)    any written commitments or agreements that legally bind on Olympus or any of its Subsidiaries, to enter into any of the foregoing.
(b)    Olympus has made available to Purchaser a true and correct copy of all Olympus Material Contracts together with any and all amendments and supplements thereto and material statements of work, “side letters” that affect and provide for rights and/or obligations of Olympus and its Subsidiaries following the Closing and similar documentation relating thereto. As of the date of this Agreement, (i) each Olympus Material Contract is a legal, valid and binding obligation of Olympus or a Subsidiary of Olympus, as applicable, and, to the Knowledge of Olympus, each counterparty and is in full force and effect, subject to the Enforceability Exceptions, (ii) neither Olympus nor any of its Subsidiaries nor, to the Knowledge of Olympus, any other party thereto, is in material breach of, or in material default under, any such Olympus Material Contract, and (iii) no event has occurred that with notice or lapse of time or both would constitute such a material breach or material default thereunder by Olympus or any of its Subsidiaries, or, to the Knowledge of Olympus, any other party thereto.
(c)    Neither Olympus nor any of its Subsidiaries has received, since December 31, 2018, any written notice from any party to an Olympus Material Contract stating that such party intends to adversely modify, terminate or fail to renew, or asserting a material breach of such Olympus Material Contract.
(d)    To the Knowledge of Olympus, as at the date of this Agreement, no outstanding or ongoing negotiations, or any outstanding quotations or tenders for a contract exist that, if accepted or acted on unilaterally by a party thereto, would constitute an Olympus Material Contract.
Section 4.20    Insurance. Section 4.20 of the Olympus Disclosure Schedule sets forth a true, correct and complete list of all material policies of fire, liability, workers’ compensation, property, casualty and other forms of insurance owned or held by Olympus or any of its Subsidiaries as of the date of this Agreement (the “Olympus Insurance Policies”). Except as would not reasonably be expected to be material to Olympus and its Subsidiaries, taken as a whole, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date will have been paid, and no written notice of cancellation or termination has been received by Olympus or any of its Subsidiaries with respect to any such policy nor is Olympus or any of its Subsidiaries in material default with respect to their obligations under any of such policies.

Section 4.21    Brokers and Expenses. No broker, finder or investment banker is entitled to any brokerage, finder’s, financial advisor’s or investment banker’s fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of Olympus or any of its Subsidiaries, except in each case for obligations that will be satisfied in full prior to or at the Closing.
Section 4.22    Certain Business Practices. Except as would not reasonably be expected to be material to Olympus and its Subsidiaries, taken as a whole, none of Olympus or any of its Subsidiaries, or, to the Knowledge of Olympus, any director, officer, employee or agent of Olympus or any of its Subsidiaries, in each case, acting on behalf of Olympus or any of its Subsidiaries, has in the past three years, directly or indirectly, (a) used any funds of Olympus or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Olympus or any of its Subsidiaries; or (c) violated or is in violation of applicable Bribery Legislation.
Section 4.23    Export Control and Economic Sanctions Laws.
(a)    Since December 31, 2016, Olympus and each of its Subsidiaries has conducted its business in all material respects in accordance with applicable provisions of the Sanctions Laws.
(b)    Since December 31, 2016:
(i)    neither Olympus nor any of its Subsidiaries, nor, to the Knowledge of Olympus, any of their respective officers, directors, employees, distributors, agents or any other Person acting on Olympus’s or any of its Subsidiaries’ behalf, (A) appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of the Treasury; (B) is otherwise a party with whom, or has its principal place of business or the majority of its business operations (measured by revenues) located in a country in which, transactions are prohibited by any Sanctions Law; (C) has been convicted of or charged with a felony relating to money laundering; (D) to the Knowledge of Olympus, is under investigation by any Governmental Entity for money laundering or (E) to the Knowledge of Olympus, is subject to any pending or threatened (in writing) investigations or claims related to Sanctions Laws;
(ii)    to the Knowledge of Olympus, Olympus and each of its Subsidiaries is and has been at all times since December 31, 2016 in compliance in all material respects with the terms of such applicable export licenses, registrations, approvals or other authorizations;
(iii)    neither Olympus nor any of its Subsidiaries has received any written communication alleging that it is not or may not be in compliance with, or has or may have any liability under, any such applicable export licenses, registrations or other approvals; and

(iv)    there are no pending or, to the Knowledge of Olympus, threatened claims against, or audits or investigations of, Olympus or any of its Subsidiaries with respect to such export licenses, registrations or other approvals.
Section 4.24    Customers.
(a)    Section 4.24 of the Olympus Disclosure Schedule sets forth a true and complete list of each customer of Olympus in connection with which Olympus has received revenue in excess of $200,000 during the 12-month period ended on September 30, 2019 (the “Olympus Top Customers”). Since December 31, 2018 through the date of this Agreement, neither Olympus nor any of its Subsidiaries has received any written notice or, to the Knowledge of Olympus, oral notice from any such Olympus Top Customer to the effect that, such Olympus Top Customer (i) requires material and adverse modifications in material terms on which such Olympus Top Customer conducts business with Olympus or any of its Subsidiaries as a condition to continuing such business relationship or (ii) is terminating or cancelling its business relationship with Olympus or any of its Subsidiaries, or making any written threat to terminate or cancel such relationship.
(b)    In respect of any Olympus Top Customers set forth in Section 4.24 of the Olympus Disclosure Schedule, no such customer accounted for 30% or above of the revenues of Olympus during the 12-month period ended on September 30, 2019.
(c)    Entry into this Agreement or the consummation of the transactions contemplated hereby does not and will not give any Olympus Top Customer the right to terminate the Olympus Material Contracts to which it is a party or otherwise impede, condition or delay consummation of the transactions contemplated by this Agreement.
Section 4.25    Suppliers. Section 4.25 of the Olympus Disclosure Schedule sets forth a list of each supplier of Olympus to which Olympus has paid in excess of $100,000 during the 12-month period ended on September 30, 2019 (the “Olympus Top Suppliers”). Since December 31, 2018 through the date of this Agreement, neither Olympus nor any of its Subsidiaries has received any written notice or, to the Knowledge of Olympus, oral notice from any such Olympus Top Suppliers to the effect that, such Olympus Top Supplier (a) requires material and adverse modifications in material terms on which such Olympus Top Supplier conducts business with Olympus or any of its Subsidiaries as a condition to continuing such business relationship or (b) is terminating or cancelling its business relationship with Olympus or any of its Subsidiaries, or making any written threat to terminate or cancel such relationship.
Section 4.26    Affiliated Transactions. Except as set forth in Section 4.26 of the Olympus Disclosure Schedules, no officer, member of the board of directors or Affiliate of Olympus or any of its Subsidiaries or, to the Knowledge of Olympus, any individual in such officer’s or director’s immediate family is a party to any material Contract with Olympus or any of its Subsidiaries (other than any intercompany, equity issuance, employment, indemnification or compensation-related Contracts) (each, an “Olympus Affiliate Agreement”). True, correct and complete copies of all such Olympus Affiliate Agreements have been provided to Purchaser.

Section 4.27    Olympus Redemption; Olympus Drag. As of immediately following Closing, the Olympus Redeemed Securities shall have been redeemed and cancelled in accordance with Section 2.3(g), the terms of the Olympus Redeemed Securities and all applicable Laws and neither the Olympus Redeemed Holders nor any other Person shall have any rights in respect of such securities other than the right to receive the redemption proceeds in accordance with the terms of this Agreement. To the Knowledge of Olympus, no Person other than the Dragged Olympus Equityholders has any interest in the Dragged Olympus Shares that will survive the Closing and the payment of proceeds in accordance with the terms of this Agreement. The Olympus Shareholder Resolution has been duly adopted as a special resolution of holders of Olympus Ordinary Shares, amending the articles of association of Olympus and re-designating and re-classifying the Olympus Restricted Voting Shares as Olympus Z Shares with the written consent of the Olympus Trustee.
Section 4.28    No Reliance. Olympus acknowledges and agrees that it conducted its own independent review and analysis of, and based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of Purchaser. In entering into this Agreement, Olympus has relied solely upon its own investigation and analysis and the warranties of Purchaser set forth in Article VI, and Olympus acknowledges that, other than as set forth in this Agreement and in the certificates or other instruments executed and delivered on or after the date of this Agreement in connection with this Agreement or the transactions contemplated by this Agreement, none of Purchaser, or any of its shareholders, equityholders or Representatives, makes or has made (and Olympus is not relying on and has not relied on) any representation or warranty, either express or implied including as to the accuracy or completeness of any of the information provided or made available to Olympus or any of its agents or Representatives prior to the execution of this Agreement.
ARTICLE V

WARRANTIES OF THE SELLERS
Each Seller severally, but not jointly, hereby warrants (solely with respect to itself) to Purchaser as follows:
Section 5.1    Organization and Qualification. Such Seller, if an entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Such Seller has all requisite power and authority to carry on its business as now being conducted, except where the failure to have such power or authority would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby.
Section 5.2    Authority Relative to this Agreement. Such Seller has all necessary power and authority to execute and deliver this Agreement and each other agreement or instrument to be executed in connection herewith and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each other agreement or instrument to be executed in connection herewith and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any agreements or instruments to be executed after the date of this Agreement, will have been at the time of such execution and delivery by such Seller)

duly and validly authorized by all necessary action on the part of such Seller and no other proceeding (including, if such Seller is an entity, by its shareholders or equityholders) on the part of such Seller is (or, in the case of any agreements or instruments to be executed after the date of this Agreement, will be at the time of such execution and delivery by such Seller) necessary to authorize this Agreement or to consummate the transactions contemplated hereby or thereby (including the full power, legal capacity and authority to sell, assign, transfer and deliver its Acquired Shares to Purchaser with full title guarantee, free and clear of all Liens). This Agreement, when executed, will constitute a valid, legal and binding agreement of such Seller (assuming the due and valid authorization, execution and delivery by the other Parties), enforceable against such Seller in accordance with its terms, subject to the Enforceability Exceptions.
Section 5.3    Title. As of the date of this Agreement, the Everest A Shares, Everest C Shares and Acquired Olympus Shares held by each Seller are as set forth on the Sample Everest Funds Flow and the Sample Olympus Funds Flow, as applicable, and as of immediately prior to the Closing, the Acquired Shares held by each Seller will be as set forth in the Everest Funds Flow and the Olympus Funds Flow, as applicable, and as so set forth such shares are or immediately prior to the Closing will be, as applicable, legally and beneficially owned by the Sellers (and in the case of the Olympus Trustee and the Trustee Sellers, such beneficial ownership being on behalf of beneficiaries of the DESOP Trust or the beneficiaries of the relevant trust, as the case may be). On the delivery of and payment for the Acquired Shares in accordance with the terms of this Agreement, at the Closing each Seller will sell and deliver to Purchaser legal and beneficial ownership of the Acquired Shares held by such Seller as set forth on the Everest Funds Flow and the Olympus Funds Flow, as applicable, with effect from the Closing, in each case with full title guarantee, free and clear of all Liens other than Liens created by or on behalf of Purchaser or arising out of Purchaser’s ownership of the Acquired Shares.
Section 5.4    Required Filings; No Conflict.
(a)    Assuming the truth and accuracy of the warranties of Purchaser set forth in Section 6.4(a), no notice to, filing with, or authorization, consent or approval of any Governmental Entity is necessary for the execution, delivery or performance of this Agreement or any of the Transaction Documents to which such Seller is a party or the consummation by such Seller of the transactions contemplated hereby, except for (i) the Regulatory Approvals and (ii) those the failure of which to obtain would not have a material impact on the execution, delivery or performance of this Agreement or the consummation of the contemplated transaction by such Seller.
(b)    Neither the execution, delivery nor performance by such Seller of this Agreement nor the consummation by such Seller of the transactions contemplated hereby will (i) if such Seller is any entity, conflict with or result in any breach of any provision of such Seller’s Governing Documents, (ii) (A) result in a violation or breach of, (B) cause acceleration of, (C) constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or (D) result in the loss of a material benefit under, any of the provisions of any material Contract to which such Seller is a party or by which its properties or assets are bound, or (iii) violate any Law of any Governmental Entity applicable to such Seller or any of its properties or assets, except in the case of each of clauses (ii) and (iii) as would not have a material impact on the execution, delivery or performance of this Agreement or the consummation of the contemplated transaction by such Seller.
Section 5.5    Litigation. As of the date of this Agreement, (a) there is no Action pending or, to the knowledge of such Seller, threatened, against such Seller or any of its Affiliates and (b) neither such Seller nor any of its Affiliates is subject to any outstanding Order, investigation, examination or review by any Governmental Entity and no such Order, investigation, examination or review is threatened or proposed, except in the case of each of clauses (a) and (b), as would not have a material impact on the execution, delivery or performance of this Agreement or the consummation of the contemplated transaction by such Seller.
Section 5.6    Brokers. No broker, finder, financial advisor or investment banker is entitled to any brokerage, finder’s, financial advisor’s or investment banker’s fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of such Seller for which Purchaser may become liable.
Section 5.7    No Reliance. In entering into this Agreement, such Seller has relied solely upon its own investigation and analysis and the warranties of Purchaser set forth in Article VI, and such Seller acknowledges that, other than as set forth in this Agreement and in the certificates or other instruments executed and delivered on or after the date of this Agreement in connection with this Agreement or the transactions contemplated by this Agreement, none of Purchaser, or any of its shareholders, equityholders or Representatives, makes or has made (and such Seller is not relying on and has not relied on) any representation or warranty, either express or implied including as to the accuracy or completeness of any of the information provided or made available to such Seller or any of its agents or Representatives prior to the execution of this Agreement.
Section 5.8    Investment Decision. If such Seller will receive Purchaser Common Stock in the Sale:
(a)    Such Seller is acquiring the Purchaser Common Stock pursuant to the terms of this Agreement for its own account, for investment purposes only, not as a nominee or agent, and not with a view toward, or for sale in connection with, any distribution thereof in violation of the federal securities Laws or any applicable foreign or state securities Law. Such Seller does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to the Person, with respect to any of the Purchaser Common Stock.
(b)    As of five Business Days prior to the Closing, such Seller who will receive Purchaser Common Stock shall have fully and accurately completed the investor questionnaire attached hereto as Exhibit L (“Investor Questionnaire”), and at the Closing such completed Investor Questionnaire shall be in all material respects true, correct and complete, and that such Seller (i) either (A) is an “accredited investor” (as defined in Regulation D promulgated under the Securities Act) or (B) is not a “U.S. person” (within the meaning of Rule 902 of Regulation S of the Securities Act) and is not acquiring any Purchaser Common Stock for the account or benefit of any U.S. person (within the meaning of Rule 902 of Regulation S of the Securities Act) (each such Seller described in this clause (B), a “Regulation S Seller”); and (ii) (A) if an Australian resident, is a “sophisticated investor” or a “professional investor” under Section 708 of the Australian

Corporations Act 2001, (B) if a New Zealand resident, is a “wholesale investor” within the meaning of Clause 3.2 of Schedule 1 of the New Zealand Financial Markets Conduct Act 2013, or (C) if a resident, or otherwise subject to the laws or regulations of any other jurisdiction other than the United States, New Zealand or Australia, that the receipt by such Seller of Purchaser Common Stock will not result in Purchaser or Olympus or any person acting on their behalf being in breach of such laws or regulations. Such Seller understands and agrees that Purchaser is issuing Purchaser Common Stock to such Seller in reliance on the information set forth in such Seller’s Investor Questionnaire.
(c)    Such Seller understands that the acquisition of the Purchaser Common Stock to be acquired by it pursuant to the terms of this Agreement involves substantial risk. Such Seller and, as applicable, its officers and managers have experience as an investor in securities and equity interests of companies such as the ones being transferred pursuant to this Agreement, and such Seller can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that such Seller is capable of evaluating the merits and risks of its investment in the Purchaser Common Stock to be acquired by it pursuant to the transactions contemplated hereby.
(d)    Such Seller acknowledges that (i) it has been afforded (x) access to information about the Purchaser and its financial conditions, results of operations, businesses, properties and prospects sufficient to enable such Seller to evaluate its investment in Purchaser Common Stock; and (y) the opportunity to obtain such additional information that Purchaser possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment in Purchaser Common Stock and any such additional information has been provided to such Seller’s reasonable satisfaction, and (ii) it has sought such professional advice as it has considered necessary to make an informed decision with respect to its acquisition of Purchaser Common Stock.
(e)    Such Seller understands that the Purchaser Common Stock to be acquired by it pursuant to this Agreement has not been registered under the Securities Act. Such Seller acknowledges that such securities may not be transferred, sold, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any other provision of applicable state securities Laws or pursuant to an applicable exemption therefrom.
ARTICLE VI

WARRANTIES OF PURCHASER
Except as (a) disclosed in any Purchaser SEC Documents filed after December 31, 2017 and publicly available prior to the date hereof or (b) as set forth in, or qualified by, any matter referred to or contained in the Purchaser Disclosure Schedule, Purchaser hereby warrants to Everest, Olympus and each Seller as follows:
Section 6.1    Organization and Qualification. Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of the state of Delaware. Purchaser has all requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. Purchaser is duly qualified, registered or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties and/or assets owned, leased or operated by it or the nature of its business makes such qualification, registration or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to be, individually or in the aggregate, material to Purchaser and its Subsidiaries, taken as a whole.
Section 6.2    Capitalization.
(a)    The authorized capital stock of Purchaser consists of 175,000,000 shares of Purchaser Common Stock (par value $0.01 per share) and 10,000,000 shares of preferred stock (par value $0.01 per share). As of the close of business on December 31, 2019 (the “Measurement Date”): there are (i) no shares of preferred stock issued and outstanding, (ii) 47,748,537 shares of Purchaser Common Stock issued and 43,320,831 shares of Purchaser Common Stock outstanding, which numbers include 259,942 shares of Purchaser Common Stock subject to restricted stock awards granted under a Purchaser Stock Plan, (iii) 4,427,706 shares of Purchaser Common Stock held in treasury, (iv) 892,201 shares of Purchaser Common Stock reserved for issuance upon the exercise of options granted by Purchaser to purchase shares of Purchaser Common Stock under a Purchaser Stock Plan, (v) 259,942 shares of Purchaser Common Stock subject to issuance upon the vesting and settlement of restricted stock unit awards issued and outstanding, (vi) 293,866 shares of Purchaser Common Stock subject to issuance upon the vesting and settlement, at target, of performance stock unit awards issued and outstanding and (vii) 58,138 shares of Purchaser Common Stock subject to issuance upon the settlement of deferred stock unit awards issued and outstanding. All of the issued and outstanding shares of Purchaser Common Stock or other equity interests of Purchaser and each of the Subsidiaries of Purchaser, as applicable, have been duly authorized and validly issued and are fully paid and nonassessable.
(b)    Purchaser owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of its Subsidiaries that is a “Significant Subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Exchange Act), free and clear of any Liens (other than any Liens arising under such Person’s Governing Documents or Liens arising under any agreement governing Indebtedness of Purchaser (or any parent entity thereof) or any of its Subsidiaries).
(c)    Except as set forth in Section 6.2(a) and for changes since the Measurement Date resulting from the exercise or settlement of instruments set forth in Section 6.2(a) in accordance with their respective terms, as of the date of this Agreement, there are no outstanding (i) equity securities of Purchaser, (ii) securities of Purchaser convertible or exercisable into or exchangeable for, at any time, equity securities of Purchaser, (iii) options or other rights to acquire from Purchaser, and no obligations of Purchaser to issue, any equity securities or securities convertible or exercisable into or exchangeable for equity securities of Purchaser, (iv) securities of Purchaser reserved for issuance for any purpose, (v) statutory or contractual rights of pre-emption or rights of first refusal with respect to, or obligation to repurchase, redeem or otherwise acquire, securities of Purchaser, or (vi) outstanding contracts to make any distribution of any kind with respect to any securities of Purchaser or any securities convertible, exercisable or exchangeable into any such security of Purchaser.

(d)    Purchaser has, and shall have at the Closing, sufficient authorized, unissued and unreserved shares of Purchaser Common Stock pursuant to its Governing Documents to issue the shares constituting the Closing Share Consideration, the Everest Retained Shares and the Olympus Deferred Shares, and such shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued, fully paid and nonassessable and free of restrictions on transfer and the issuance thereof will be free of any option, call, subscription, preemptive or similar right or Liens except for those created by Sellers or arising under applicable securities Laws.
Section 6.3    Authority Relative to this Agreement. Purchaser has all necessary power and authority to execute and deliver this Agreement and each other agreement or instrument to be executed in connection herewith and to consummate the transactions contemplated by this Agreement and by such other agreement or instrument to be executed in connection herewith. The execution and delivery by Purchaser of this Agreement and each other agreement or instrument to be executed in connection herewith and the consummation of the transactions contemplated by this Agreement and by such other agreement or instrument to be executed in connection herewith have been (or, in the case of any agreements or instruments to be executed after the date of this Agreement, will have been at the time of such execution and delivery by Purchaser) duly and validly authorized by all necessary action on the part of Purchaser and no other proceeding (including by its shareholders or equityholders) on the part of Purchaser is (or, in the case of any agreements or instruments to be executed after the date of this Agreement, will be at the time of such execution and delivery by Purchaser) necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement or by such other agreement or instrument to be executed in connection herewith. This Agreement, when executed, will constitute a valid, legal and binding agreement of Purchaser (assuming the due and valid authorization, execution and delivery by the other Parties), enforceable against Purchaser in accordance with its terms, subject to the Enforceability Exceptions.
Section 6.4    Required Filings; No Conflict.
(a)    Assuming the truth and accuracy of the warranties of Everest set forth in Section 3.4(a), of Olympus set forth in Section 4.4(a) and of each Seller set forth in Section 5.4(a), no notice to, filing with, or authorization, consent or approval of any Governmental Entity is necessary for the execution, delivery or performance of this Agreement or the consummation by Purchaser of the transactions contemplated by this Agreement, except for (i) the Regulatory Approvals, (ii) the filing of applications and notices, as applicable, with the NYSE, (iii) the filings and approvals required to be made or obtained under the securities or “Blue Sky” Laws of various states in connection with the issuance of the shares of Purchaser Common Stock pursuant to this Agreement and (iv) those the failure of which to obtain or make would not have a material impact on the execution, delivery or performance of this Agreement or the consummation of the contemplated transaction by Purchaser.
(b)    Neither the execution, delivery nor performance by Purchaser of this Agreement nor the consummation by Purchaser of the transactions contemplated by this Agreement will (i) conflict with or result in any breach of any provision of Purchaser’s Governing Documents, (ii) (A) result in a violation or breach of, (B) cause acceleration of, (C) constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or (D) result in the loss of a material benefit under, any of the provisions of any Contract to which Purchaser is a party or by which its properties or assets are bound, or (iii)  violate any Law of any Governmental Entity applicable to Purchaser or any of its Subsidiaries or any of their respective properties or assets, except in the case of each of clauses (ii) and (iii), as would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.
Section 6.5    SEC Documents; NYSE.
(a)    Purchaser has filed with or furnished to the SEC, on a timely basis or having received the appropriate extension of time within which to file, all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished by Purchaser with or to the SEC since January 1, 2017, including all reports that Purchaser was required to file pursuant to Section 13 of the Exchange Act (the “Purchaser SEC Documents”). As of their respective filing dates or, in the case of a registration statement under the Securities Act, as of the date such registration statement is declared effective by the SEC, or, if amended (or deemed amended), as of the date of the last amendment or deemed amendment, (i) the Purchaser SEC Documents complied as to form in all material respects with then applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act and (ii) none of the Purchaser SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of Purchaser is, or since January 1, 2017, has been, required by applicable regulations promulgated by the SEC to file or furnish under the Exchange Act, or otherwise submit to the SEC, any form, report, registration statement, or other document.
(b)    Each of the consolidated financial statements of Purchaser (including, in each case, any related notes thereto where applicable) contained in the Purchaser SEC Documents (i) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except, in each case, as otherwise described therein or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), (ii) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and (iii) fairly presents in all material respects, as applicable, the consolidated financial position of Purchaser and its Subsidiaries as of the respective dates thereof and the consolidated results of Purchaser’s and its Subsidiaries’ operations and cash flows for the periods indicated (subject, in the case of unaudited statements, to year‑end audit adjustments and the absence of footnotes and subject to restatements filed with the SEC prior to the date of this Agreement).
(c)    Purchaser has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures are reasonably designed to ensure that material information relating to Purchaser, including its consolidated Subsidiaries, required to be disclosed in Purchaser’s periodic and current reports under the Exchange Act, is made known to Purchaser’s chief executive officer and its chief financial officer by others within those entities to allow timely decisions regarding required disclosures as required under the Exchange Act.
(d)    Purchaser and its Subsidiaries have established and maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of Purchaser’s financial reporting and the preparation of Purchaser’s financial statements for external purposes in accordance with GAAP. Purchaser has disclosed, based on its most recent evaluation of Purchaser’s internal control over financial reporting prior to the date hereof, to Purchaser’s auditors and audit committee of Purchaser’s board of directors (i) any significant deficiencies and material weaknesses in the design or operation of Purchaser’s internal control over financial reporting which are reasonably likely to adversely affect Purchaser’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Purchaser’s internal control over financial reporting.
(e)    Purchaser is in compliance in all material respects with all current listing and corporate governance requirements of the New York Stock Exchange applicable to Purchaser.
Section 6.6    WKSI Status. Purchaser is a “well-known seasoned issuer” (as defined in Rule 405 promulgated under the Securities Act) eligible to register shares of Purchaser Common Stock for resale by Seller or its Affiliates on an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) on Form S-3 under the Securities Act.
Section 6.7    Absence of Undisclosed Liabilities. Except as and to the extent set forth in the unaudited consolidated balance sheet of Purchaser and its Subsidiaries as of September 30, 2019 (including the notes thereto) set forth in Purchaser’s report on Form 10-Q for the fiscal quarter ended September 30, 2019 (the “Purchaser Balance Sheet”), neither Purchaser nor any of its Subsidiaries has any Liabilities of a nature required by GAAP to be disclosed on a consolidated balance sheet of Purchaser as of the date of this Agreement, except for (a) Liabilities incurred in the ordinary course of business consistent with past practice since the date of the Purchaser Balance Sheet, (b) Liabilities that are expressly provided for under this Agreement or that have been incurred in connection with the transactions contemplated by this Agreement and (c) Liabilities that would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. None of Purchaser or any of its Subsidiaries is a party to any material “off-balance sheet arrangements” as defined in Item 303(a)(4) of Regulation S-K.
Section 6.8    Absence of Certain Changes or Events. Since September 30, 2019 through the date of this Agreement, (a) other than in respect of the transactions contemplated hereby, Purchaser has conducted its business in all material respects in the ordinary course of business and (b) there has not been a Purchaser Material Adverse Effect.
Section 6.9    Litigation.
(a)    Except as would not reasonably be expected to be, individually or in the aggregate, material to Purchaser and its Subsidiaries, taken as a whole, as of the date of this Agreement, (a) there is no Action pending or, to the Knowledge of Purchaser, threatened, against

Purchaser or any of its Subsidiaries, and (b) neither Purchaser nor any of its Subsidiaries is subject to any outstanding Order.
(b)    Except as would not reasonably be expected to have, individually or in the aggregate, material to Purchaser and its Subsidiaries, taken as a whole, to the Knowledge of Purchaser, (i) neither Purchaser nor any of its Subsidiaries is as of the date of this Agreement subject to any investigation, examination or review by any Governmental Entity and (ii) no such investigation, examination or review is threatened or proposed as of the date of this Agreement.
Section 6.10    Brokers. No broker, finder, financial advisor or investment banker is entitled to any brokerage, finder’s, financial advisor’s or investment banker’s fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Purchaser or any of its Affiliates for which any Seller or Everest, Olympus or any of their respective Subsidiaries may become liable.
Section 6.11    Financing.
(a)    Assuming the Financing is funded in full in accordance with its terms, the accuracy of the warranties in Article III, Article IV and Article V, and the performance by the Sellers, Everest, Olympus and each of their respective Subsidiaries of their respective obligations under this Agreement, as of the Closing Date and as of the Closing, Purchaser shall have available to it all funds necessary to consummate the Sale and the other transactions contemplated by this Agreement and to pay the Purchase Price, all fees incurred in connection with the Financing, and all other cash amounts required to be paid at or in connection with the Closing in connection with the transactions contemplated by this Agreement, and, when so required to pay or otherwise perform, as applicable, Purchaser shall be able to pay or otherwise perform the obligations of Purchaser or any of its Affiliates under this Agreement.
(b)    Purchaser has made available to Trango and the Olympus Sellers’ Representative a true, complete and correct copy, including all exhibits and schedules thereto, of the fully executed commitment letter, dated as of the date hereof, from Bank of America, N.A. and BofA Securities, Inc. (the “Commitment Parties”) to Purchaser (the “Debt Commitment Letter”), pursuant to which the Commitment Parties have committed, upon the terms and subject to the conditions set forth therein (subject to any “market flex” provisions included in the fee letter dated the date hereof referred to therein (the “Fee Letter”), a true and complete copy of which has been made available to Trango and the Olympus Sellers’ Representative with fees, economic terms, pricing caps, “market flex” and other customary provisions redacted), to provide the financing set forth in the Debt Commitment Letter (the “Financing”). As of the date of this Agreement, the Debt Commitment Letter has not been amended or modified in any manner and the respective commitments contained in the Debt Commitment Letter have not been withdrawn, terminated or rescinded in any respect. The Debt Commitment Letter is in full force and effect and represents a valid, binding and enforceable obligation of Purchaser and, to the Knowledge of Purchaser, a valid, binding and enforceable obligation of the Commitment Parties, to provide the financing contemplated thereby subject only to the satisfaction or waiver of the conditions precedent set forth in the Debt Commitment Letter and, in each case, subject to the Enforceability Exceptions. Purchaser has fully paid (or caused to be paid) any and all commitment fees and other amounts, if any, that are due and payable on or prior to the date of this Agreement in connection with the Financing.
(c)    As of the date of this Agreement, assuming the conditions set forth in Section 8.1 and Section 8.2 are satisfied, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a breach, default or failure to satisfy a condition precedent on the part of Purchaser or any of its Affiliates or, to the Knowledge of Purchaser, any other Person under the Debt Commitment Letter. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing (including pursuant to any “market flex” provisions included in the Fee Letter), other than the conditions precedent set forth in and contemplated by the Debt Commitment Letter. As of the date hereof, other than the Debt Commitment Letter and the Fee Letter, there are no side letters, understandings or other agreements, contracts or arrangements of any kind directly or indirectly related to the Financing that could affect the conditionality, enforceability, availability, termination or aggregate principal amount of the Financing (it being understood Purchaser may be party to a customary engagement letter with respect to debt securities to be issued in lieu, or as part, of the Financing and side letters solely with respect to fees, fee credits and/or appointment of roles and/or titles).
(d)    As of the date of this Agreement, (i) no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or event of default under the Purchaser Credit Agreement, (ii) assuming the conditions in Section 8.1 and Section 8.2 are satisfied, Purchaser has no reason to believe that it will not be able to satisfy on a timely basis (taking into account the timing of the Marketing Period) any condition to the closing of the Financing applicable to it, including without limitation the conditions set forth in Section 2.17 or Section 2.18 of the Purchaser Credit Agreement, as applicable, and (iii) the transactions contemplated by this Agreement together constitute a Limited Condition Transaction (as defined in the Purchaser Credit Agreement) pursuant to clause (i) of the definition of Limited Condition Transaction (as defined in the Purchaser Credit Agreement) and, substantially concurrently with the execution and delivery of this Agreement, Purchaser will make an LCT Election (as defined in the Purchaser Credit Agreement) with regard to such Limited Condition Transaction in accordance with Section 1.10 of the Purchaser Credit Agreement.
Section 6.12    Solvency. On the Closing Date, immediately after giving effect to the consummation of the transactions contemplated by this Agreement (including the Sale and the Financing) and the payment of all related fees and expenses, and assuming the satisfaction of the conditions in Section 8.1 and Section 8.2:
(a)    the Fair Value of the assets of Purchaser and its Subsidiaries, on a consolidated basis, shall exceed their Liabilities;
(b)    Purchaser and its Subsidiaries, on a consolidated basis, shall be able to pay their Liabilities as they mature; and
(c)    Purchaser and its Subsidiaries, on a consolidated basis, shall not be left with unreasonably small capital to carry on its businesses.

Section 6.13    Investment Decision. Purchaser is acquiring the Acquired Shares for investment and not with a view toward or for the sale in connection with any distribution thereof, or with any present intention of distributing or selling such Acquired Shares. Purchaser acknowledges that the Acquired Shares have not been registered under the Securities Act or any other federal, state, foreign or local securities Law, and agrees that such Acquired Shares may not be sold, transferred, offered for sale, pledged, distributed, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act, and in compliance with any other federal, state, foreign or local securities Law, in each case, to the extent applicable. Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Acquired Shares and is capable of bearing the economic risks of such investment.
Section 6.14    No Reliance. Purchaser acknowledges and agrees that it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of Everest, Olympus and their respective Subsidiaries. In entering into this Agreement, Purchaser has relied solely upon its own investigation and analysis and the warranties of Everest set forth in Article III, of Olympus set forth in Article IV and of the Sellers set forth in Article V, and Purchaser acknowledges that, other than as set forth in this Agreement and in the certificates or other instruments executed and delivered on or after the date of this Agreement in connection with this Agreement or the transactions contemplated by this Agreement, none of the Sellers or Everest, Olympus or their respective Subsidiaries, or any of their respective shareholders, equityholders or Representatives, makes or has made (and Purchaser is not relying on and has not relied on) any representation or warranty, either express or implied including as to the accuracy or completeness of any of the information provided or made available to Purchaser or any of its agents, Representatives or lenders prior to the execution of this Agreement or with respect to any projections, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of Everest, Olympus or any of their respective Subsidiaries heretofore delivered to or made available to Purchaser or any of its agents, Representatives or lenders.
ARTICLE VII

ADDITIONAL AGREEMENTS
Section 7.1    Conduct of Everest Business.
(a)    From the date of this Agreement through the earlier of the Closing or the termination of this Agreement pursuant to Section 9.1, except (w) as required or expressly permitted by this Agreement, (x) as required by all applicable Law and card scheme rules, (y) as disclosed in Section 7.1 of the Everest Disclosure Schedule or (z) as otherwise consented to in writing by Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), Everest shall and each of Trango and Olympus shall cause each of Everest and its Subsidiaries to (i) operate the Everest Business in the ordinary course in all material respects consistent with past practice and consistent with applicable Law and card scheme rules and (ii) use commercially reasonable efforts to maintain and preserve intact its business organization in all material respects and maintain existing relations and goodwill with customers, suppliers, contractors, licensors, licensees, partners and other Persons with whom Everest or any of its Subsidiaries has material business relations and (other than as permitted by Section 7.2(b)(xi)) retain the services of Everest’s and its Subsidiaries’ present officers, directors and Senior Everest Employees (and to inform Purchaser within 10 Business Days of any such person giving notice of resignation) and maintain in effect all Everest Insurance Policies.
(b)    From the date of this Agreement through the earlier of the Closing or the termination of this Agreement pursuant to Section 9.1, except (w) as required or expressly permitted by this Agreement, (x) as required by Law, (y) as disclosed in Section 7.1 of the Everest Disclosure Schedule or (z) as otherwise consented to in writing by Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), Everest shall not and each of Trango and Olympus shall not permit Everest or any of its Subsidiaries to:
(i)    amend the Governing Documents of Everest or any of its Subsidiaries;
(ii)    except as between Everest and its Subsidiaries or between Everest’s Subsidiaries, issue, sell, pledge, dispose of, grant or encumber or make subject to a Lien, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any equity securities of Everest or any of its Subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any equity securities, or any other ownership interest, of Everest or any of its Subsidiaries;
(iii)    except (A) in the ordinary course of business or (B) between Everest and its Subsidiaries or between Everest’s Subsidiaries, transfer, lease, sell, pledge, license, dispose of, abandon, allow to lapse, subject to a Lien (other than a Permitted Lien) or otherwise encumber any material assets or properties of the Everest Business or any patents, trademarks, trade names or copyrights that are material to or necessary for the conduct of the business of the Everest Business;
(iv)    except pursuant to the terms of an existing Everest Benefit Plan in effect on the date hereof, create, restrict or alter the rights attaching to, reclassify, combine, split, subdivide, cancel or redeem, or purchase or otherwise acquire, directly or indirectly, any of Everest’s or its Subsidiaries’ voting or equity securities or any rights, warrants, calls, options, commitments or any other agreements to acquire any voting or equity securities;
(v)    (A) acquire, directly or indirectly (including by merger, consolidation, or acquisition of stock or assets or any other business combination) in one transaction or any series of related transactions, any corporation, partnership, other business organization or any division thereof or any other business, or any equity interest in any Person, in each case for aggregate consideration in excess of $100,000, except for transactions between Everest and its Subsidiaries or between Everest’s Subsidiaries; (B) incur, assume cancel or waive any claims or rights of substantive value in respect of any indebtedness for borrowed money (other than (1) indebtedness among Everest and its

Subsidiaries or (2) indebtedness in an aggregate principal amount not in excess of $2,000,000); (C) make any material loans, advances or capital contributions, except for (1) loans or advances among Everest and its Subsidiaries and (2) employee loans or advances for expenses and extended payment terms for customers; or (D) make or direct to be made any capital investments or equity investments in any entity in excess of $250,000, other than investments in any wholly owned Subsidiary of Everest;
(vi)    authorize or make any commitment with respect to any capital expenditure that (A) has not been set forth in the annual budget of the Everest Business set forth in Section 7.1 of the Everest Disclosure Schedule under the heading “Everest Annual Budget” and which has been disclosed to Purchaser, and (B) is collectively, in the aggregate for the Everest Business, in excess of $2,500,000 during any three-month period;
(vii)    make, revoke, change or adopt any material Tax election, notice or claim, or adopt or change any material Tax accounting method, practice or period, file any amended material Tax Return, notice, claim or election, grant or request a waiver or extension of any limitation on the period for audit and examination or assessment and collection of any material Tax, settle or compromise any material contested Tax liability, or surrender any right to claim a material refund of Taxes, in each case, if such action would, or could reasonably be expected to, result in a material increase in the Tax liability of Everest or any of its Subsidiaries in a taxable period that begins on or after the Closing Date;
(viii)    change its residence for Tax purposes, or create a new permanent establishment in any jurisdiction for Tax purposes;
(ix)    commence any material Action or settle any Action, inquiry, audit, summons, subpoena or investigation that would (A) materially affect the operations of Everest or any of its Subsidiaries, (B) result in Everest or any of its Subsidiaries being subject to any equitable relief or admission of wrongdoing or (C) result in the payment of monetary damages by Everest or any of its Subsidiaries in excess of $250,000;
(x)    other than in the ordinary course of business (except as would otherwise be in conflict with the agreement set forth in Section 7.1(b)(x) of the Everest Disclosure Schedule), (A) terminate or fail to use commercially reasonable efforts to renew any Everest Material Contract (other than, for the avoidance of doubt, an expiration of any such Everest Material Contract in accordance with the existing terms of such Everest Material Contract), (B) enter into a new Contract that would be an Everest Material Contract if entered into prior to the date hereof (other than, for the avoidance of doubt, any renewal of any such Everest Material Contract in accordance with the existing terms of such Everest Material Contract), or (C) modify or amend in any material respect any payment terms or other material terms with any customers or suppliers pursuant to any Everest Material Contract;
(xi)    except (A) as required by applicable Law or (B) as required pursuant to the terms of an existing Everest Benefit Plan in effect on the date hereof or the terms of any Collective Bargaining Agreement (subject to such Everest Benefit Plan or Collective

Bargaining Agreement being disclosed in the Everest Disclosure Schedules): (1) modify any compensation or benefits provided to any of the Everest Employees or Everest TSA Employees (including without limitation benefits relating to accrued leave, leave loading, personal or any other form of leave, or superannuation commitments); or otherwise amend terms and conditions of employment of any Everest Employee or Everest TSA Employee, (2) establish, adopt, enter into, terminate, amend or exercise any discretion in relation to any employment, severance, retention compensation or change in control or other transaction-related compensation plan relating to an Everest Employee or Everest TSA Employee or other Everest Benefit Plan; (3) take any action to amend or accelerate the vesting or payment of, or otherwise fund or secure the payment of, any material compensation or benefits payable or to be provided to any Everest Employee under any Everest Benefit Plan; (4) dismiss or give notice to terminate any Senior Everest Employee other than for cause; (5) employ any person into a Senior Everest Employee role; (6) make or change any duties of any employee of Trango or its Subsidiaries such that (x) any such employee would reasonably be determined to have had their employment be transferred to Everest or any of its Subsidiaries or (y) any such employee who would otherwise be an Everest Employee or Everest TSA Employee would reasonably be determined to no longer be an Everest Employee or Everest TSA Employee; (7) enter into any new or make any material change to the terms of any Collective Bargaining Agreement or similar agreement applying to: (i) any Everest Employee or (ii) any Everest TSA Employee where such new or material change to the terms of the Collective Bargaining Agreement or similar agreement will apply to such Everest TSA Employee because it applies to employees of Trango or its subsidiaries generally in the location where such Everest TSA Employee is located; or (8) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Everest Benefit Plan, including the grant of equity or equity-based compensation, or remove existing restrictions in any such arrangements thereunder (other than for bonuses accrued in relation to calendar year 2019 in the ordinary course of business consistent with past practice, and in aggregate such incentives and bonuses shall not exceed $2,000,000, subject to de minimis increases resulting from applicable currency conversion costs at the time of payment); or (9) communicate any plan, proposal or intention to take any such action as is listed in clause (1), (2), (3), (4), (5), (6), (7) or (8); save that: Everest may, in the ordinary course of business consistent with past practice: (i) implement annual cost of living adjustments and performance reviews, increase annual rates of base salaries (and corresponding percentage increases in the target incentive opportunities) for all Everest Employees (including Senior Everest Employees) planned, previously communicated to such employees for March 15, 2020 and disclosed in the Data Room or Everest Disclosure Schedule, provided the annualized total payroll costs (including the payroll costs of individual contractors and Senior Everest Employees) do not increase by more than 4% in the aggregate, as compared to the annualized total payroll costs (including the payroll costs of individual contractors and Senior Everest Employees as of the date of this Agreement); (ii) with respect to new hires or promotions (other than for Senior Everest Employees) in respect of filling vacancies, operationalizing product initiatives and enabling business growth, increase total annualized payroll costs (inclusive, for the avoidance of doubt, of increases in the rate of annual base salaries and wages and corresponding target bonus opportunity percentages and employee benefits under the Everest Benefits Plans) by no more than an additional 4% in the aggregate (as compared to the annualized total payroll costs (including the costs of contractors but excluding the costs of Senior Everest Employees as of the date of this Agreement)) and (iii) with respect to bonuses for the calendar year 2020, if Closing has not occurred by March 15, 2020, implement merit or market-based increases in target and maximum bonus opportunities for Everest Employees (other than Senior Everest Employees) in connection with its annual performance reviews and in the ordinary course of business consistent with past practice, provided that such increases shall not exceed 4% in the aggregate (as compared to the annualized total payroll costs (including the costs of contractors but excluding the costs of Senior Everest Employees as of the date of this Agreement));
(xii)     (A) cancel, surrender or fail to use commercially reasonable efforts to renew any Everest Permit; or (B) submit (orally or in writing) any applications, requests, notifications, notices, reports or filings to any Governmental Entities (other than regular or periodic filings or filings made in the ordinary course of business);
(xiii)    make any material change in any of Everest’s present financial accounting methods and practices, other than changes as may be required to conform to IFRS IASB or applicable Law;
(xiv)    adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Everest or any of its Subsidiaries; or
(xv)    authorize, resolve, agree or commit to do or take any action described in Section 7.1(b)(i) through (xiv).
(c)    Nothing contained in this Agreement shall give Purchaser, directly or indirectly, the right to control or direct Everest’s any of its Subsidiaries’ businesses or operations prior to Closing.
Section 7.2    Conduct of Olympus Business.
(a)    From the date of this Agreement through the earlier of the Closing or the termination of this Agreement pursuant to Section 9.1, except (w) as required or expressly permitted by this Agreement, (x) as required by all applicable Law and card scheme rules, (y) as disclosed in Section 7.2 of the Olympus Disclosure Schedule or (z) as otherwise consented to in writing by Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), Olympus and its Subsidiaries shall (i) operate the Olympus Business in the ordinary course in all material respects consistent with past practice and consistent with applicable Law, and (ii) use commercially reasonable efforts to maintain and preserve intact its business organization in all material respects and maintain existing relations and goodwill with customers, suppliers, contractors, licensors, licensees, partners and other Persons with whom Olympus or any of its Subsidiaries has material business relations and (other than as permitted by Section 7.2(b)(xiii)) retain the services of Olympus’s and its Subsidiaries’ present officers, directors and Senior Olympus Employees (and to inform Purchaser within 10 Business Days of any such person giving notice of resignation) and maintain in effect all Olympus Insurance Policies.
(b)    From the date of this Agreement through the earlier of the Closing or the termination of this Agreement pursuant to Section 9.1, except (w) as required or expressly permitted by this Agreement, (x) as required by Law, (y) as disclosed in Section 7.2 of the Olympus Disclosure Schedule or (z) as otherwise consented to in writing by Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), Olympus shall not, and shall not permit any of its Subsidiaries to:
(i)    amend the Governing Documents of Olympus or any of its Subsidiaries;
(ii)    except as between Olympus and its Subsidiaries or between Olympus’s Subsidiaries, issue, sell, pledge, dispose of, grant or encumber or make subject to a Lien, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any equity securities of Olympus or any of its Subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any equity securities, or any other ownership interest, of Olympus or any of its Subsidiaries;
(iii)    declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares, profit certificates, or voting or equity interests or otherwise make any payments to its holders of shares, profit certificates and voting or equity interests in their capacity as such;
(iv)    pass a resolution of Olympus or the board of directors of Olympus permitting a transfer of shares in Olympus under the Olympus Articles of Association other than to the Purchaser, except where required under the Olympus Articles of Association or in connection with the Sale provided consistent with the terms of this Agreement and the transactions contemplated hereby;
(v)    except (A) in the ordinary course of business, or (B) between Olympus and its Subsidiaries or between Olympus’s Subsidiaries, transfer, lease, sell, pledge, license, dispose of, abandon, allow to lapse, subject to a Lien (other than a Permitted Lien) or otherwise encumber any material assets or properties of the Olympus Business or any patents, trademarks, trade names or copyrights that are material to or necessary for the conduct of the business of the Olympus Business;
(vi)    except pursuant to the terms of an existing Olympus Benefit Plan in effect on the date hereof, create, restrict or alter the rights attaching to, reclassify, combine, split, subdivide, cancel or redeem, or purchase or otherwise acquire, directly or indirectly, any of Olympus’s or its Subsidiaries’ voting or equity securities, or any rights, warrants, calls, options, commitments or any other agreements to acquire any voting or equity securities;

(vii)    (A) acquire, directly or indirectly (including by merger, consolidation, or acquisition of stock or assets or any other business combination) in one transaction or any series of related transactions, any corporation, partnership, other business organization or any division thereof or any other business, or any equity interest in any Person in each case for aggregate consideration in excess of $100,000, except for transactions between Olympus and its Subsidiaries or between Olympus’s Subsidiaries; (B) incur, assume cancel or waive any claims or rights of substantive value in respect of any indebtedness for borrowed money (other than indebtedness among Olympus’s Subsidiaries in an aggregate principal amount not in excess of $2,000,000); (C) make any material loans, advances or capital contributions, except for (1) loans or advances among Olympus and its Subsidiaries and (2) employee loans or advances for expenses and extended payment terms for customers; or (D) make or direct to be made any capital investments or equity investments in any entity in excess of $250,000, other than investments in any wholly owned Subsidiary of Olympus;
(viii)    authorize or make any commitment with respect to any capital expenditure that (A) has not been set forth in the current annual budget of the Olympus Business and which has been disclosed to Purchaser, and (B) is collectively, in the aggregate for the Olympus Business, in excess of $5,000,000 during any three-month period;
(ix)    make, revoke, change or adopt any material Tax election, notice or claim, or adopt or change any material Tax accounting method, practice or period, file any amended material Tax Return, notice, claim or election, grant or request a waiver or extension of any limitation on the period for audit and examination or assessment and collection of any material Tax, settle or compromise any material contested Tax liability, or surrender any right to claim a material refund of Taxes, in each case, if such action would, or could reasonably be expected to, result in a material increase in the Tax liability of Olympus or any of its Subsidiaries in a taxable period that begins on or after the Closing Date;
(x)    change its residence for Tax purposes, or create a new permanent establishment in any jurisdiction for Tax purposes;
(xi)    commence any material Action or settle any Action, inquiry, summons, subpoena or investigation that would (A) materially affect the operations of Olympus or any of its Subsidiaries, (B) result in Olympus or any of its Subsidiaries being subject to any equitable relief or admission of wrongdoing or (C) result in the payment of monetary damages by Olympus or any of its Subsidiaries in excess of $250,000;
(xii)    other than in the ordinary course of business (except as otherwise would be in conflict with the agreement provided in Section 7.2(b)(xii) of the Olympus Disclosure Schedule) (A) terminate or fail to use commercially reasonable efforts to renew any Olympus Material Contract (other than, for the avoidance of doubt, an expiration of any such Olympus Material Contract in accordance with the existing terms of such Olympus Material Contract), (B)  enter into a new Contract that would be an Olympus Material Contract if entered into prior to the date hereof (other than, for the avoidance of doubt, any renewal of any such Olympus Material Contract in accordance with the existing terms of such Olympus Material Contract), or (C) modify or amend in any material respect any payment terms or other material terms with any customers or suppliers pursuant to any Olympus Material Contract;
(xiii)    except (A) as required by applicable Law or (B) as required pursuant to the terms of an existing Olympus Benefit Plan in effect on the date hereof or the terms of any Collective Bargaining Agreement (subject to such Olympus Benefit Plan or Collective Bargaining Agreement being disclosed in the Disclosure Schedules): (1) modify any compensation or benefits provided to any of the Olympus Employees (including without limitation benefits relating to accrued leave, leave loading, personal or any other form of leave, or superannuation commitments); or otherwise amend terms and conditions of employment of any Olympus Employee; (2) establish, adopt, enter into, terminate, amend or exercise any discretion in relation to any employment, severance, retention compensation or change in control or other transaction-related compensation plan relating to an Olympus Employee or other Olympus Benefit Plan; (3) take any action to amend or accelerate the vesting or payment of, or otherwise fund or secure the payment of, any material compensation or benefits payable or to be provided to any Olympus Employee under any Olympus Benefit Plan; (4) dismiss or give notice to terminate any Senior Olympus Employee other than for cause; (5) employ any person into a Senior Olympus Employee role; (6) make or change any duties of any employee such that any such employee would reasonably be determined to have had their employment be transferred to Olympus or any of its Subsidiaries or make or change any duties of any Olympus Employee such that any such employee would reasonably be determined to no longer be an Olympus Employee; (7) enter into any new or make any material change to the terms of any Collective Bargaining Agreement or similar agreement applying to any Olympus Employee; or (8) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Olympus Benefit Plan, including the grant of equity or equity-based compensation, or remove existing restrictions in any such arrangements thereunder (other than for bonuses accrued in relation to the calendar year 2019 in the ordinary course of business consistent with past practice, and in aggregate such incentives and bonuses shall not exceed $2,500,000); or (9) communicate any plan, proposal or intention to take any such action as is listed in clause (1), (2), (3), (4), (5), (6), (7) or (8) save that: Olympus may, in the ordinary course of business consistent with past practice: (i) implement annual cost of living adjustments and performance reviews, increase annual rates of base salaries for all Olympus Employees (including Senior Olympus Employees) planned, previously communicated to such employees for March 15, 2020 and disclosed in the Data Room or Olympus Disclosure Schedule, provided the annualized total payroll costs (including the payroll costs of individual contractors and Senior Olympus Employees) do not increase by more than 4% in the aggregate, as compared to the annualized total payroll costs (including the payroll costs of individual contractors and Senior Olympus Employees as of the date of this Agreement); and (ii) with respect to new hires or promotions (other than for Senior Olympus Employees) in respect of filling vacancies, operationalizing product initiatives and enabling business growth, increase total annualized payroll costs (inclusive, for the avoidance of doubt, of increases in the rate of annual base salaries and wages and corresponding target bonus opportunity percentages and employee benefits under Olympus Benefits Plans) by no more than an additional 4% in the aggregate (as compared to the annualized total payroll costs (including the costs of contractors but excluding the cost of Senior Olympus Employees as of the date of this Agreement)) and (iii) with respect to bonuses for the calendar year 2020, if Closing has not occurred by March 15, 2020, implement merit or market-based increases in target and maximum bonus opportunities for Olympus Employees (other than Senior Olympus Employees) in connection with its annual performance reviews and in the ordinary course of business consistent with past practice, provided that such increases shall not exceed $500,000 in the aggregate;
(xiv)     (A) cancel, surrender or fail to use commercially reasonable efforts to renew any Olympus Permit; or (B) submit (orally or in writing) any applications, requests, notifications, notices, reports or filings to any Governmental Entities (other than regular or periodic filings or filings made in the ordinary course of business);
(xv)    make any material change in any of Olympus’s present financial accounting methods and practices, other than changes as may be required to conform to IFRS EU or applicable Law;
(xvi)    adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Olympus or any of its Subsidiaries; or
(xvii)    authorize, resolve, agree or commit to do or take any action described in Section 7.2(b)(i) through (xvi).
(c)    Nothing contained in this Agreement shall give Purchaser, directly or indirectly, the right to control or direct Olympus’s any of its Subsidiaries’ businesses or operations prior to Closing.
Section 7.3    Conduct of Purchaser Business.
(a)    From the date of this Agreement through the earlier of the Closing or the termination of this Agreement pursuant to Section 9.1, except (w) as required or expressly permitted by this Agreement, (x) as required by Law, (y) as disclosed in Section 7.3 of the Purchaser Disclosure Schedule or (z) as otherwise consented to in writing by Everest and Olympus (which consent shall not be unreasonably withheld, conditioned or delayed), Purchaser shall not:
(i)    amend the Governing Documents of Purchaser;
(ii)    declare, set aside for payment or pay any dividend on, or make any other distribution in respect of the Purchaser Common Stock;
(iii)    create any new class of capital stock of Purchaser or restrict or alter the rights attaching to, reclassify, combine, split or subdivide, directly or indirectly, any capital stock of Purchaser; provided, that this Section 7.3(a)(iii) shall not restrict Purchaser from issuing shares of Purchaser Common Stock;
(iv)    adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Purchaser (excluding, for the avoidance of doubt, corporate restructuring activities conducted in the ordinary course solely among wholly-owned Subsidiaries of Purchaser); or
(v)    authorize, resolve, agree or commit to do or take any action described in Section 7.3(a)(i) through Section 7.3(a)(iv).
(b)    Nothing contained in this Agreement shall give Everest or Olympus, directly or indirectly, the right to control or direct Purchaser’s any of its Subsidiaries’ businesses or operations prior to Closing.
Section 7.4    Access to Information.
(a)    After the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, and subject to the requirements of applicable Law (including Antitrust Laws), solely for purposes of furthering the Sale and the other transactions contemplated by this Agreement or integration planning relating thereto, each of Everest and Olympus shall afford to Purchaser and its Representatives, during normal business hours, reasonable access, upon reasonable request and notice, to its offices, properties, personnel, data files, Tax Returns and such additional financial and operating data and other information regarding Everest and its Subsidiaries or Olympus and its Subsidiaries, as applicable, as Purchaser may from time to time reasonably request; provided, that neither Everest nor Olympus shall make available, or cause any of their respective Subsidiaries to make available, employee personnel files until after the Closing Date.
(b)    The foregoing provisions of this Section 7.4 shall not require Everest or Olympus to afford any access to any of its books, records, properties or employees, or to disclose or otherwise make available any information that, in its reasonable judgment would (i) materially disrupt its operations or the operations of any of its Affiliates, (ii) result in the disclosure of any Trade Secrets, (iii) contravene any applicable Law or duty, (iv) result in the disclosure of any valuations of Everest or Olympus in connection with the transactions contemplated by this Agreement or any other sale process, (v) be in connection with any litigation or similar dispute between the Parties, (vi) cause a risk of loss or waiver of the protection of any attorney-client privilege, attorney work product or other legal privilege or (vii) cause competitive harm to Everest, Olympus or any of their respective Subsidiaries if the transactions contemplated by this Agreement are not completed; provided, that Everest and Olympus shall use reasonable endeavours to make appropriate substitute disclosure arrangements under circumstances in which such restrictions apply so as to be able to comply with the request (including redacting such information to remove references concerning valuation and as necessary to address attorney-client privilege, attorney work product or other legal privilege concerns).
(c)    For a period of seven years from and after the Closing Date, upon receipt of reasonable prior notice, Purchaser agrees to provide, or cause to be provided, to Trango and the Olympus Sellers’ Representatives, as soon as reasonably practicable after written request therefor and at the sole expense of Trango or the Olympus Sellers’ Representatives, as applicable, reasonable access during normal business hours, to the employees of Everest or Olympus, as applicable, and its Subsidiaries (without substantial disruption of employment) and to any books, records, documents, instruments, accounts, correspondence, writings, evidences of title and other papers relating to the conduct of the Everest Business or the Olympus Businesses, as applicable, on or before the Closing Date, to the extent reasonably available and in the possession or under the control of Purchaser that Trango or the Olympus Sellers’ Representatives, as applicable, or any Seller reasonably needs (i) to comply with reporting, disclosure, filing or other requirements (including under applicable securities Laws) by a Governmental Entity having jurisdiction over Trango or the Olympus Sellers’ Representatives, as applicable, or such Seller, (ii) for use in any other judicial, regulatory, administrative or other proceeding, or in order to satisfy Tax, audit, accounting, claims, regulatory, litigation or financial statement obligations (provided, that, if any Seller or any of its Affiliates, on the one hand, and Purchaser or any of its Affiliates (including, after the Closing, Everest, Olympus or any of their respective Subsidiaries), on the other hand, are adverse parties in a litigation, nothing herein shall require Purchaser to disclose any information within the scope, or related to the subject matter, of such litigation), (iii) in connection with the filing of any Tax Return or election or any amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or any Tax audit or other Tax Proceeding, (iv) to comply with its obligations under this Agreement or (v) for any other reasonable business purpose; provided, that Purchaser shall not be required to provide access to or disclose information where such access or disclosure would violate any Law or agreement or waive any attorney-client or other similar privilege, and Purchaser may redact information regarding itself or otherwise not relating to Everest Business or the Olympus Business, and, in the event such provision of information could reasonably be expected to violate any Law or agreement or waive any attorney-client or other similar privilege, the Parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.
Section 7.5    Confidentiality. The Parties expressly agree that, notwithstanding any provision of the Confidentiality Agreement to the contrary, the terms of the Confidentiality Agreement are incorporated into this Agreement by reference and shall continue in full force and effect (subject to Section 7.15(f)); provided, that Purchaser’s obligations thereunder shall terminate upon the Closing in respect of, and only in respect of, that portion of the Evaluation Material (as defined in the Confidentiality Agreement) to the extent relating to Everest or Olympus. The Parties expressly agree that, notwithstanding any provision of the Confidentiality Agreement to the contrary, including with respect to termination thereof, if, for any reason, the Sale is not consummated, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms.
Section 7.6    Required Actions.
(a)    Purchaser, Everest, Olympus and Trango (and for the purpose of this Section 7.6, references to Trango, shall to the extent any other Seller is requested, requisitioned or otherwise required by a Governmental Entity to participate in any of the following, include any such other Seller) shall use its reasonable endeavors to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable under any applicable Laws to consummate and make effective in the most expeditious manner possible the Sale, including (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Sale or otherwise required by any Party or any of its Affiliates under applicable Law in relation to this Agreement or the Sale, (ii) taking all actions necessary to obtain (and cooperating with each other in obtaining) any consent, clearance, expiration or termination of a waiting period, authorization, Order, confirmation of non-objection or approval of, or any exemption by, any Governmental Entity (which actions shall include furnishing all information required under applicable Laws, including Antitrust Laws, and in connection with the Regulatory Approvals) required or advisable to be obtained or made by Purchaser, Everest, Olympus or any Seller or any of their respective Affiliates in connection with this Agreement or the Sale, and (iii) the execution and delivery of any additional instruments necessary to consummate the Sale and to fully carry out the purposes of this Agreement. Additionally, Purchaser, Everest, Olympus and Trango shall use its reasonable endeavors to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable under any applicable Law to fulfil all conditions precedent to this Agreement.
(b)    Prior to the Closing, to the extent not prohibited by applicable Law, Purchaser, Everest, Olympus and Trango shall each keep the other apprised of the status of matters relating to the completion of the Sale and work cooperatively in connection with obtaining all required or advisable consents, clearances, expirations or terminations of waiting periods, authorizations, Orders, confirmations of non-objection or approvals of, or any exemptions by, any Governmental Entity. In that regard, prior to the Closing, subject to the Confidentiality Agreement and Section 7.5, to the extent not prohibited by applicable Law, each of Purchaser, Everest, Olympus and Trango shall promptly consult with each other to provide any necessary or reasonably requested information with respect to (and, in the case of correspondence, provide each other (or their counsel) copies of) all filings made by such Party with any Governmental Entity or any other information supplied by such Party to, or correspondence with, a Governmental Entity in connection with this Agreement and the Sale. Subject to the Confidentiality Agreement and Section 7.5, to the extent not prohibited by applicable Law, each of Purchaser, Everest, Olympus and Trango shall promptly inform each other, and in the case of written communication, furnish each other with copies of (or, in the case of oral communications, advise each other orally of) any communication from any Governmental Entity regarding the Sale, and permit each other to review and discuss in advance, and consider in good faith each other’s views in connection with, any proposed written or oral communication or submission with or to any such Governmental Entity. If any Party to this Agreement or any representative of such Party receives a request for additional information or documentary material from any Governmental Entity with respect to the Sale, then such Party shall make, or cause to be made, promptly and after consultation with Purchaser, Everest and Olympus, an appropriate response in compliance with such request. No Party shall participate in any meeting with any Governmental Entity in connection with this Agreement or the Sale, or with any other Person in connection with any proceeding or Action, inquiry, audit, notice of violation, summons, subpoena or investigation by a private party relating to any applicable Antitrust Laws in connection with this Agreement or the Sale or to the Regulatory Approvals, or make oral submissions at meetings or in telephone or other conversations, unless it consults with each other Party in advance and, to the extent not prohibited by such Governmental Entity, gives each other Party the opportunity to attend and participate thereat, provided, that a Party may communicate with a Governmental Entity in the ordinary course regarding the status of any pending Regulatory Approval without providing advance notice to each other Party (except where such communication includes a material update to a Governmental Entity), but shall thereafter provide a copy of the communication to such other Parties. Subject to the Confidentiality Agreement and Section 7.5, to the extent not prohibited by applicable

Law, each Party shall furnish Purchaser, Everest and Olympus with copies of all correspondence, filings, submissions and communications between it and any such Governmental Entity or other such Person with respect to this Agreement and the Sale, and furnish Purchaser, Everest and Olympus with such necessary information and reasonable assistance as Purchaser, Everest or Olympus, as applicable, may reasonably request in connection with its preparation of necessary filings or submissions of information to any such Governmental Entity or other such Person. Notwithstanding anything to the contrary herein, Purchaser shall, following good faith consultation with Everest and Olympus, and consistent with its obligations hereunder, have principal discretion in devising and implementing the strategy for obtaining Regulatory Approvals, including making the final determination as to whether and when to submit any voluntary or discretionary notifications or filings in connection with this Agreement or the Sale under any Antitrust Law to Governmental Entities in any of the jurisdictions where the net revenue of Purchaser for the fiscal year 2018 exceeded $10 million (the “Specified Jurisdictions”); provided, that Purchaser shall use its reasonable best endeavours to expedite the conclusion of any investigation of the Sale under any Antitrust Law; provided, further, that none of Everest, Olympus or any of their respective Subsidiaries or any director of Everest, Olympus or any of their respective Subsidiaries shall be obligated to make or refrain from making any notification or filing to any Governmental Entity in circumstances where they believe (acting reasonably) it would be a breach of their obligations under applicable Law to make or refrain from making (as the case may be) such notification or filing. Notwithstanding anything to the contrary herein, Purchaser shall, following good faith consultation with Everest and Olympus, and consistent with its obligations hereunder, have principal discretion in determining the form and content of, and when to submit, any applications, notifications or filings in relation to a Regulatory Approval and any of the notifications set forth in the column headed “Pre-completion Notice Required” at of Section 7.6(b) of the Olympus Disclosure Schedule (each, a “Regulatory Notification”). Purchaser, Everest and Olympus may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other Parties under this Agreement as “outside counsel only”, “outside antitrust counsel only”, “outside regulatory counsel only” or “outside counsel/corporate in-house antitrust and regulatory counsel only.” Such designated materials and any materials provided by Purchaser, Everest or Olympus pursuant to this Section 7.6, and the information contained therein, shall be given only to the designated legal counsel of the recipient and shall not be disclosed to any other Person unless express permission is obtained in advance from the source of the materials (Purchaser, Everest or Olympus, as the case may be) or its legal counsel; it being understood that materials provided pursuant to this Agreement may be redacted (i) to remove references concerning the valuation of Everest and/or Olympus, (ii) as necessary to comply with contractual arrangements and (iii) as necessary to address reasonable privilege concerns.
(c)    Purchaser, Everest and Olympus shall file or cause to be filed (as applicable) (i) any filings and/or notifications required under applicable Antitrust Laws or in connection with the Regulatory Approvals, (ii) the Regulatory Notifications and (iii) any voluntary or discretionary notifications or filings as promptly as practicable, but in any event any final notifications or, where a draft must be filed prior to the final notification, initial draft notifications of any other filings shall be submitted no later than the earlier of the applicable statutory deadline and 20 Business Days after the date of this Agreement (unless the applicable notification or filing is not required to be made until after the Closing). In the event that Purchaser, Everest or Olympus receives a request for additional information or documentary materials after an initial notification pursuant to any applicable Antitrust Law or in connection with any of the Regulatory Approvals, the applicable Party shall use its respective reasonable endeavors to certify compliance with such requests, as applicable, as promptly as practicable and advisable, and counsel for the Parties shall closely cooperate during the entirety of any such investigatory or review process.
(d)    Each of Purchaser, Everest and Olympus shall use its reasonable endeavors to resolve as promptly as practicable such objections, if any, as may be asserted by any Governmental Entity with respect to the Sale under any applicable Antitrust Laws or in connection with any of the Regulatory Approvals. In connection therewith, if any Action, inquiry, audit, notice of violation, summons, subpoena or investigation is instituted (or threatened to be instituted) challenging the Sale as violative of any applicable Laws, Purchaser, Everest and Olympus shall jointly (to the extent practicable) use their respective reasonable endeavors to initiate and/or participate in any proceedings, whether judicial or administrative, in order to (i) oppose or defend against any Action, inquiry, audit, notice of violation, summons, subpoena or investigation by any Governmental Entity to prevent or enjoin the consummation of the Sale and/or (ii) take such action as necessary to overturn any regulatory Action, inquiry, audit, notice of violation, summons, subpoena or investigation by any Governmental Entity to block consummation of the Sale, including by defending any such Action, inquiry, audit, notice of violation, summons, subpoena or investigation brought by any Governmental Entity in order to avoid the entry of, or to have vacated, overturned or terminated, including by appeal if necessary, any Order that makes illegal or prohibits the consummation of the Sale resulting from any such Action, inquiry, audit, notice of violation, summons, subpoena or investigation.
(e)    In furtherance of the foregoing, Purchaser shall take all actions necessary to avoid or eliminate each and every impediment under any Antitrust Laws and in connection with any of the Regulatory Approvals so as to enable the Closing to occur as promptly as practicable (and in any event no later than the Outside Date), including (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate Order, or otherwise, the sale, divestiture or disposition of any businesses, product lines or assets of Everest, Olympus and their respective Affiliates and (ii) otherwise taking or committing to take actions that after the Closing would limit Everest’s, Olympus’s or any of their respective Affiliates’ freedom of action with respect to, or its or their ability to retain, any businesses, product lines or assets of Everest, Olympus or their respective Affiliates. In that regard Purchaser shall and, if requested by Purchaser, Everest or Olympus shall (but, subject to each Party’s obligations under this Agreement, including this Section 7.6, and if not so requested by Purchaser shall not), agree to take any action with respect to the Everest Business or the Olympus Business, including agreeing to or otherwise effecting any sale, divestiture, license, hold separate arrangement, or any limitation or restriction on the freedom of action with respect to such businesses and assets; provided, that Purchaser shall not be obligated to take or agree or commit to take, and neither Everest nor Olympus shall discuss, propose, agree or commit to take, any such action that is not conditioned on the Closing. No actions taken pursuant to this Section 7.6(e) shall be considered for purposes of determining whether a Material Adverse Effect has occurred or may occur. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall Purchaser be obligated to, and Everest and Olympus shall not agree with a Governmental Entity without the prior written consent of Purchaser, to

(A) divest, hold separate, license, or otherwise encumber the assets or businesses of Everest, Olympus or their respective Affiliates if such actions, individually or in the aggregate, would be material to the financial condition, business or results of operations of Everest and its Subsidiaries, taken as a whole, or material to the financial condition, business or results of operations of Olympus and its Subsidiaries, taken as a whole, or (B) divest, hold separate, license, accept any operational modification or restriction with respect to or otherwise encumber the assets or businesses of Purchaser or its Subsidiaries.
(f)    Neither Purchaser nor any of its Affiliates shall, or shall agree to, acquire, whether by merging with or into, consolidating with, purchasing all or a portion of the assets of or all or a portion of the equity in, or otherwise, any business or corporation, partnership, or other business organization or division thereof or other Person, or dissolve, merge or consolidate with any other Person, or engage in any business combination transaction or sale, whether by merging with or into, consolidating with, or selling all or a portion of its or its Affiliates’ assets or equity to, any other Person, or take any other action, including entering into, or agreeing to enter into, any license, joint venture or other agreement or transaction, which could reasonably be expected to, in each case or in the aggregate, (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, (A) the expiration, termination or waiver of any applicable waiting period or any consent, approval, permit, ruling, authorization, clearance or other approval pursuant to the Antitrust Laws necessary to consummate the transactions contemplated hereby or (B) any of the Regulatory Approvals, (ii) materially increase the risk of any Governmental Entity entering an Order prohibiting the consummation of the transactions contemplated hereby, including the Sale, (iii) materially increase the risk of not being able to remove any such Order on appeal or otherwise, (iv) materially delay, impair, impede, hinder, adversely affect or prevent the consummation of the transactions contemplated hereby, including the Sale, or (v) cause any of the conditions set forth in Article VIII to fail to be satisfied or materially delay, impair, impede, hinder, adversely affect or prevent the ability of Purchaser and its Affiliates to perform their obligations under this Agreement. Purchaser shall not consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated hereby, including the Sale, or withdraw its notification and report form pursuant to any registrations, applications, declarations, reports, submissions or other filings made pursuant to any applicable Antitrust Law or in connection with any of the Regulatory Approvals unless each of Everest and Olympus has given its prior written consent to such extension or delay or withdrawal.
(g)    Purchaser agrees to provide such security and assurances as to financial capability, resources and creditworthiness as may be reasonably requested by any Governmental Entity or other third party whose consent or approval is sought in connection with the transactions contemplated hereby. Whether or not the Sale is consummated, Purchaser shall be responsible for all fees and payments (including filing fees and legal, economist and other professional fees) to any third party or any Governmental Entity in order to obtain any consent, clearance, expiration or termination of a waiting period, authorization, Order or approval pursuant to this Section 7.6, other than the fees of and payments to Everest’s and Olympus’s legal and professional advisors.
Section 7.7    Consents. Promptly following the date hereof Everest and Olympus shall use reasonable endeavors to obtain any consents required from third parties in connection with the consummation of the transactions contemplated by this Agreement under the Everest Material Contracts or the Olympus Material Contracts, as applicable, at or prior to the Closing. Notwithstanding anything to the contrary contained herein, neither Everest, Olympus nor any of their respective Affiliates shall have any obligation to make any payments or incur any Liability to obtain any consents of third parties contemplated by this Section 7.7, and the failure to receive any such consents shall not be taken into account with respect to whether any condition to the Closing set forth in Article VIII shall have been satisfied.
Section 7.8    Public Announcements. The Parties agree to provide Everest, Olympus and Purchaser (or, following the Closing, Trango, the Olympus Sellers’ Representatives and Purchaser) the opportunity to review, comment upon and consent in writing to, any press release or other public statements with respect to this Agreement, including the Sale, and shall not issue any such press release or make any such public statement prior to such consultation and written consent, except as may be required by applicable Law, Order, court process or the rules and regulations of any national securities exchange or national securities quotation system. The Parties agree that the initial press release to be issued with respect to the Sale following the execution of this Agreement shall be in the form agreed to by Everest, Olympus and Purchaser. Notwithstanding the foregoing, this Section 7.8 shall not apply to any press release or other public statement made by the Parties or their respective Affiliates (a) that is consistent with such agreed initial press release and the terms of this Agreement and does not contain any information relating to the Everest Business or the Olympus Business or the transactions contemplated by this Agreement or Purchaser that has not been previously announced or made public in accordance with the terms of this Section 7.8, (b) in the ordinary course of business that does not relate to this Agreement or the transactions contemplated by this Agreement or (c) to report and disclose the status of this Agreement, including the Sale, to its direct and indirect limited partners and prospective limited partners in connection with fund raising, marketing, information or reporting activities of the kind customarily provided with respect to investments of this kind. For the sole purpose of this Section 7.8, investment funds affiliated with Siris Capital Group, LLC and Elliott Management Corporation shall be considered Affiliates of Trango.
Section 7.9    Insurance. From and after the Closing, Purchaser shall be responsible for securing all insurance it considers appropriate for its operation of Everest, Olympus and their respective Subsidiaries.
Section 7.10    Exculpation; Indemnification; D&O Insurance.
(a)    Purchaser agrees that all rights to indemnification, exculpation and advancement of expenses now existing in favor of the current and former directors, officers, employees and trustees of Everest, Olympus and their respective Subsidiaries (each, an “Indemnified Person”), as provided in the applicable Governing Documents or otherwise in effect as of the date hereof with respect to any matters occurring prior to the Closing, shall survive the transactions contemplated hereby and shall continue in full force and effect and that Purchaser shall cause Everest, Olympus and their respective Subsidiaries (on their own or on the Sellers’ behalf) to perform and discharge the obligations of Everest, Olympus and their respective Subsidiaries to provide such indemnification, exculpation and advancement of expenses after the consummation of the transactions contemplated by this Agreement. Purchaser shall cause Everest, Olympus and their respective Subsidiaries, as the case may be, to advance expenses in connection with such indemnification as provided in the applicable Governing Documents or other applicable agreements, including deeds of access indemnity and insurance entered into in favor of the directors of Olympus and its Subsidiaries (“Deeds of Access and Indemnity”). The indemnification, liability limitation, exculpation or advancement of expenses provisions of the Governing Documents of Everest and Deeds of Access and Indemnity, Olympus and their respective Subsidiaries shall not be amended, repealed or otherwise modified after the Closing in any manner that would adversely affect the rights thereunder of individuals who, as of the Closing or at any time prior to the Closing, were directors, officers, employees or trustees of any Seller, Everest, Olympus or any of their respective Subsidiaries, unless such modification is required by applicable Law.
(b)    None of Purchaser, Everest, Olympus or any of their respective Subsidiaries shall settle, compromise or consent to the entry of any judgment in any actual or threatened Action or investigation in respect of which indemnification has been or could be sought by a Person under this Section 7.10 without the consent of such Person unless such settlement, compromise or judgment includes an unconditional release of such Person from all liability arising out of such Action or investigation and does not require any Person seeking indemnity under this Section 7.10 to admit fault. None of Purchaser, Everest, Olympus or any of their respective Subsidiaries shall have any obligation hereunder to any Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Person in the manner contemplated hereby is prohibited by applicable Law.
(c)    For six years after the Closing, Everest shall (and Purchaser shall cause Everest to), at Purchaser’s sole cost and expense, provide directors’ and officers’ liability, fiduciary liability and similar insurance (“D&O Insurance”) in respect of acts or omissions occurring prior to the Closing covering each Indemnified Person covered as of the date of this Agreement by Everest’s or any of its Affiliates’ D&O Insurance policies on terms with respect to coverage and amount no less favourable than those of such policies in effect on the date of this Agreement (or a six-year prepaid “tail” policy providing coverage benefits and terms no less favourable to the Indemnified Persons than the current such policies). At the request of Everest, Purchaser shall purchase such “tail” policy prior to the Closing, subject to the approval by Everest of the insurance carrier and the terms of such policy (such consent not to be unreasonably withheld, delayed or conditioned) and, in such case, Purchaser shall cause such policy to be in full force and effect for its full term, and cause all obligations thereunder to be honored by Everest; provided, that, in satisfying its obligation under this Section 7.10(c), Purchaser shall not be obligated to pay annual premiums in the aggregate in excess of $950,000; provided, further, that, if the aggregate annual premiums of such insurance coverage exceed such amount, Purchaser shall be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Closing, for a cost not exceeding such amount.
(d)    For six years after the Closing, Olympus shall (and Purchaser shall cause Olympus to), at Purchaser’s sole cost and expense, provide D&O Insurance in respect of acts or omissions occurring prior to the Closing covering each Indemnified Person covered as of the date of this Agreement by Olympus’s or any of its Affiliates’ D&O Insurance policies on terms with respect to coverage and amount no less favourable than those of such policies in effect on the date of this Agreement (or a six-year prepaid “tail” policy providing coverage benefits and terms no less favourable to the Indemnified Persons than the current such policies). At the request of Olympus, Purchaser shall purchase such “tail” policy prior to the Closing, subject to the approval by Olympus of the insurance carrier and the terms of such policy (such consent not to be unreasonably withheld, delayed or conditioned) and, in such case, Purchaser shall cause such policy to be in full force and effect for its full term, and cause all obligations thereunder to be honored by Olympus; provided, that, in satisfying its obligation under this Section 7.10(d), Purchaser shall not be obligated to pay annual premiums in the aggregate in excess of $950,000 (being 300% of the amount per annum Olympus paid in its last full fiscal year); provided, further, that, if the aggregate annual premiums of such insurance coverage exceed such amount, Purchaser shall be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Closing, for a cost not exceeding such amount.
(e)    If Purchaser or Everest, Olympus or any of their respective Subsidiaries or any of their respective successors or assignees (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets as an entity in one or a series of related transactions to any individual, corporation or other entity, then in each such case, proper provisions shall be made so that the successors or assignees of Purchaser, Everest, Olympus or such Subsidiary shall assume all of the obligations set forth in this Section 7.10.
(f)    The current and former directors, officers, employees and trustees of each Seller, Everest, Olympus and their respective Subsidiaries entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 7.10 may enforce the terms of this Section 7.10 in accordance with the Contracts (Rights of Third Parties) Act 1999. Section 7.10 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assignees of Purchaser, Everest and Olympus.
Section 7.11    Employee Benefits Matters.
(a)    Purchaser shall, or shall cause Everest and/or its Subsidiaries to provide each Everest Continuing Employee and, to the extent an Everest TSA Employee who is made and accepts an offer of employment with Purchaser or an Affiliate or Subsidiary of Purchaser or Everest or a Subsidiary of Everest pursuant to Section 7.11(e) (a “Continuing Everest TSA Employee”), from the Closing through at least (i) the first anniversary of the Closing Date, an annual base salary or wage rate, annual cash target incentive compensation opportunity (whether in the form of an annual bonus or sales commission or other incentive compensation opportunity) and annual paid time-off/vacation entitlement that, in aggregate, is no less favorable than as was provided to such Everest Continuing Employee or Continuing Everest TSA Employee immediately prior to the Closing Date, (ii) the last day of the calendar year in which the Closing Date occurs, employee benefits that are no less favorable in the aggregate than the employee benefits provided to such Everest Continuing Employee or Continuing Everest TSA Employee immediately prior to the Closing Date, excluding, for purposes of this sub-section (ii), compensation and benefits in the form of equity-based compensation, transaction or retention bonus, any pension plans and/or retirement plans (including under any 401(k) plans) that are not listed in Section 3.13(a) of the Everest Disclosure Schedule and U.S. non-qualified deferred compensation plans, and (iii) the first anniversary of the Closing Date, severance benefits that are no less favourable than the severance benefits for which similarly situated employees of Purchaser would be eligible under the severance plans or policies of Purchaser or its Affiliates, provided, that this undertaking shall not obligate Purchaser to continue the employment of such Everest Continuing Employees or any Everest TSA Employee for any period following the Closing Date.
(b)    Purchaser shall, or shall cause Olympus and/or its Subsidiaries to provide each Olympus Continuing Employee with, from the Closing through at least (i) the first anniversary of the Closing Date, an annual base salary or wage rate, annual cash target incentive compensation opportunity (whether in the form of an annual bonus or sales commission or other incentive compensation opportunity) and annual paid time-off/vacation entitlement that, in aggregate, is no less favorable than as was provided to such Olympus Continuing Employee immediately prior to the Closing Date, (ii) the last day of the calendar year in which the Closing Date occurs, employee benefits that are no less favorable in the aggregate than the employee benefits provided to such Olympus Continuing Employee immediately prior to the Closing Date, excluding, for purposes of this clause (ii), compensation and benefits in the form of equity-based compensation, transaction or retention bonus, any pension plans and/or retirement plans (including under any 401(k) plans) that are not listed in Section 4.13(a) of the Olympus Disclosure Schedule and U.S. non-qualified deferred compensation plans, and (iii) the first anniversary of the Closing Date, severance benefits that are no less favourable than the severance benefits for which similarly situated employees of Purchaser would be eligible under the severance plans or policies of Purchaser or its Affiliates, provided, that this undertaking shall not obligate Purchaser to continue the employment of such Olympus Continuing Employees for any period following the Closing Date.
(c)    For all purposes relating to vesting, eligibility to participate, paid time off/vacation accruals and levels of benefits (excluding benefit accruals under any defined benefit pension plan or frozen benefit plan of Purchaser and past contributions to any defined contribution pension scheme, or vesting under any Purchaser equity incentive plan) in all employee benefit plans, programs, policies and arrangements maintained by Purchaser, Everest, Olympus or any of their respective Subsidiaries or Affiliates providing benefits to any Continuing Employee following the Closing Date (collectively, the “Purchaser Plans”), Purchaser will to the extent permitted under the terms of the applicable Purchaser Plan, and without any obligation on the part of Purchaser to seek any amendments thereto, make commercially reasonable endeavours to credit or procure the credit to each Continuing Employee with his or her years of service with Everest or Olympus, as applicable, before the Closing, to the same extent as such Continuing Employee was entitled, before the Closing, to credit for such service under any comparable Everest Benefit Plan or Olympus Benefit Plan in which such Continuing Employee participated or was eligible to participate immediately prior to the Closing; provided, that the foregoing will not apply to the extent that its application would result in any duplication of benefits with respect to the same period of service. In addition, in relation to Everest Continuing Employees or Olympus Continuing Employees employed in the United States of America only, Purchaser will, subject in each case to receipt of any required consent of the applicable Purchaser Plan provider and to the extent permitted under the terms of the applicable Purchaser Plan, and without any obligation on the part of Purchaser to seek any amendments thereto, make commercially reasonable endeavours to cause (i) each Continuing Employee to be immediately eligible to participate, without any waiting time, in any and all Purchaser Plans; (ii) for purposes of each Purchaser Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, all pre-existing condition exclusions and actively-at-work requirements of such Purchaser Plan to be waived for such Continuing Employee and his or her covered dependents, to the extent such conditions were inapplicable or waived under the comparable Everest Benefit Plans or Olympus Benefit Plans in which such Continuing Employee participated immediately prior to the Closing; and (iii) for the plan year in which the Closing occurs, the crediting of each Continuing Employee with any co-payments and deductibles paid prior to the Closing in satisfying any applicable deductible or out-of-pocket requirements under any Purchaser Plan.
(d)    Except as contemplated by Section 7.10(f), nothing in this Agreement shall (i) create any third-party beneficiary rights in any employee or former employee (including any beneficiary or dependent thereof) or service provider or former service provider (including any beneficiary or dependent thereof) of any Seller or Everest, Olympus or any of their respective Subsidiaries in any respect, including in respect of continued employment (or resumed employment), or create any such rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any plan or any employee or service provider program or arrangement of Purchaser or any of its subsidiaries (including any Everest Benefit Plan or Olympus Benefit Plan prior to the Closing), or (ii) constitute or be construed to constitute an amendment to any of the compensation or benefit plans maintained for or provided to employees or other persons on, prior to or following the Closing. Nothing in this Agreement shall constitute a limitation on the rights to amend, modify or terminate any such plans or arrangements of Purchaser or any of its subsidiaries (including any Everest Benefit Plan or Olympus Benefit Plan).
(e)    Purchaser may, in its entire discretion, decide to make offers (or procure that an Affiliate or Subsidiary of Purchaser or Everest or a Subsidiary of Everest makes an offer) of employment to all or some of the Everest TSA Employees on the basis set out in Section 1.6(d) of the Transition Services Agreement. If an Everest TSA Employee is not made an offer, or is made an offer but it is not accepted, that Everest TSA Employee will remain an employee of Trango or the relevant Subsidiary of Trango, and Purchaser and its Subsidiaries shall be responsible for (i) all costs related to, and (ii) any liabilities arising from or in connection with, such Everest TSA Employees, in accordance with the terms and conditions of the Transition Services Agreement.
Section 7.12    R&W Insurance Policy.
(a)    (i) Prior to or at the Closing, Purchaser or an Affiliate of Purchaser shall obtain the R&W Insurance Policy; (ii) the R&W Insurance Policy shall provide that the insurer thereunder expressly waives and shall not pursue any and all subrogation rights against any Seller or the Olympus Sellers’ Representatives (other than any claim for fraud on the part of such Person) and that each Seller and the Olympus Sellers’ Representatives are third-party beneficiaries of such provisions; (iii) Purchaser acknowledges that Sellers have entered into this Agreement in reliance on this Section 7.12; and (iv) following the Closing, Purchaser or such Affiliate shall not amend (and shall not permit to be amended) the R&W Insurance Policy with respect to the provisions described in the foregoing clause (ii) in any manner adverse to any Seller or the Olympus Sellers’ Representatives without the express written consent of Trango and the Olympus Sellers’ Representatives.
(b)    (i)  The lesser of 25% of the premium, underwriting costs and surplus lines taxes of the R&W Insurance Policy and $1,250,000 shall be borne as an Everest Expense, (ii) the lesser of 25% of the premium, underwriting costs and surplus lines taxes of the R&W Insurance Policy and $1,250,000 shall be borne as an Olympus Expense and (iii) all other fees, costs and expenses (including the premium) relating to the R&W Insurance Policy shall be borne by Purchaser as an expense of Purchaser.
Section 7.13    Termination of Shareholders’ Agreement and Administrative Services Agreement. Trango, Everest and Olympus shall take all steps necessary to ensure that, effective as of the Closing, the Shareholders’ Agreement and the Administrative Services Agreement shall be validly terminated without further liability to Everest, Olympus or any of their Subsidiaries and that no obligations of such Persons pursuant to the terms of the Shareholders’ Agreement or Administrative Services Agreement shall survive Closing; provided, that, with respect to the Administrative Services Agreement, each party thereto shall remain liable for any and all costs, fees and expenses (including the full cost of payroll) accrued but unpaid thereunder as of the Closing until fully paid in accordance with the terms thereof.
Section 7.14    Termination of Affiliate Agreements. Except as set forth in Section 7.14 of the Everest Disclosure Schedule, at or prior to the Closing, Everest shall terminate, or cause the termination of, all Everest Affiliate Agreements.
Section 7.15    Financing, Payoff Letters and Lien Releases.
(a)    Purchaser shall use its reasonable endeavors to take, or cause to be taken, all actions and use its reasonable endeavors to do, or cause to be done, all things necessary or advisable to arrange the Financing (or any applicable Alternative Financing) and to consummate the Financing (or any applicable Alternative Financing) at or prior to the Closing, including using reasonable endeavors to (i) maintain in effect the Debt Commitment Letter; (ii) satisfy (or seek a waiver of) on a timely basis all of the conditions precedent set forth in the Debt Commitment Letter; (iii) negotiate, execute and deliver definitive documentation for the Financing that reflects the terms contained in the Debt Commitment Letter or on other terms consistent with the standards for an Alternative Financing set forth below (subject to any “market flex” provisions included in the Fee Letter or any fee letter relating to an Alternative Financing); (iv) enforce the Purchaser’s rights under the Purchaser Credit Agreement to fulfil the conditions precedent set forth in the Debt Commitment Letter that relate to the Purchaser Credit Agreement; and (v) in the event that the conditions set forth in Section 8.1 and Section 8.2 and the conditions precedent set forth in the Debt Commitment Letter have been satisfied or, upon funding would be satisfied, enforce Purchaser’s rights under the Debt Commitment Letter and cause the Financing Sources to fund the Financing in accordance with the terms of the Debt Commitment Letter. Purchaser shall have the right from time to time to amend, restate, replace, supplement or otherwise modify, or waive any of its rights under, the Debt Commitment Letter and/or substitute other debt or equity financing for all or any portion of the Financing from the same and/or alternative financing sources (together with any alternative financing as described in clause (b) below, each an “Alternative Financing”); provided, that any such amendment, restatement, supplement, replacement or other modification to or waiver of any provision of the Debt Commitment Letter shall not, without the prior written consent of Everest and Olympus, (A) reduce the aggregate amount of the Financing (including by increasing the amount of fees to be paid or original issue discount, unless the Financing is increased by a corresponding amount on substantially the same terms as provided in the applicable Debt Commitment Letter) to be funded at or prior to Closing, (B) impose new or additional conditions precedent or contingencies to the Financing as set forth in the Debt Commitment Letter or otherwise amend, modify, or expand any conditions precedent to the funding of the Financing, (C) release or consent to the termination of all or any portion of the obligations of the lenders under the Debt Commitment Letter (except for assignments and replacements of an individual lender under the terms of or in connection with the syndication of the Financing or as otherwise expressly contemplated by the Debt Commitment Letter), (D) otherwise reasonably be expected to prevent or delay the funding of the Financing or the occurrence of the Closing or (E) reasonably be expected to adversely impact the ability of Purchaser to enforce its rights against the other parties to the Debt Commitment Letter or the definitive agreements with respect thereto; provided, further, that Purchaser may amend, restate, replace, supplement or otherwise modify the Debt Commitment Letter (or any Alternative Financing) on one or more occasions to add additional arrangers, bookrunners, agents and lenders in accordance with the terms of the Debt Commitment Letter (but not to make any other changes other than to the extent otherwise permitted under this Section 7.15(a)). For purposes of this Agreement, the definition of “Debt Commitment Letter” shall include any amendment, restatement, supplement or other modification or waiver thereto, or any replacement thereof, and the definition of “Financing” shall include any Alternative Financing, in each case permitted under this Section 7.15(a) or Section 7.15(b).
(b)    If any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter (subject to any “market flex” provisions included in the Fee Letter and other than on account of any Alternative Financing referred to in Section 7.15(a) above having been completed) other than due to the failure of any condition set forth in Section 8.1 or Section 8.2 of this Agreement, Purchaser shall use its reasonable endeavors to obtain any such portion from alternative debt or equity sources as promptly as practicable following the occurrence of such event in an amount that will still enable Purchaser to pay the Purchase Price and any other amounts required to be paid by Purchaser in connection with the consummation of the transactions contemplated hereby to which it is a party and to pay all related fees and expenses of Purchaser.
(c)    Purchaser shall keep Trango and the Olympus Sellers’ Representative informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Financing and shall provide to Trango and the Olympus Sellers’ Representative copies of any amendment, restatement, replacement, supplement or modification of the Debt Commitment Letter and all executed final definitive documents relating to the Financing (excluding any provisions related solely to fees, economic and “market flex” terms (other than covenants) agreed to by the parties thereto and any provisions in any fee or engagement letters as customarily excluded by the Financing Sources). Without limiting the generality of the foregoing, Purchaser shall give Trango and the Olympus Sellers’ Representative prompt written notice, which shall include reasonably detailed information regarding the applicable circumstances: (i) if Purchaser becomes aware of any breach or default by any party to the Debt Commitment Letter or any definitive document related to the Financing; (ii) of the receipt by it of any written notice or other written communication from any Person with respect to any (A) actual or alleged breach, default, termination or repudiation by any party to the Debt Commitment Letter or any definitive document related to the Financing or any provisions of the Debt Commitment Letter or any definitive document related to the Financing, or (B) material dispute or disagreement between or among any parties to the Debt Commitment Letter or any definitive document related to the Financing with respect to the obligation to fund any portion of the Financing or the amount of the Financing to be funded at Closing; (iii) if for any reason Purchaser believes in good faith that it will not be able to obtain all or any portion of the Financing on the terms and conditions, in the manner or from the sources contemplated by the Debt Commitment Letter (subject to the “market flex” provisions included in the Fee Letter or any fee letter relating to any Alternative Financing) or the definitive documents related to the Financing, and (iv) upon receiving the Financing. As soon as reasonably practicable, after the date Trango and the Olympus Sellers’ Representative delivers Purchaser a written request, Purchaser shall provide any additional information reasonably requested by Trango and the Olympus Sellers’ Representative relating to any circumstance referred to in clause (i), (ii), (iii) or (iv) of the immediately preceding sentence.
(d)    Prior to the Closing, Sellers, Everest, Olympus and their respective Subsidiaries, Affiliates and Representatives shall use their reasonable endeavors to provide to Purchaser such cooperation as is customary and reasonably requested by Purchaser in connection with the arrangement of the Financing or any securities being issued in lieu of or in connection with the Financing, including by:
(i)    assisting in preparation for and participating (including causing the management teams of Everest and its Subsidiaries and Olympus and its Subsidiaries as applicable, with appropriate seniority and expertise to participate) in a reasonable number of investor and lender meetings (including a reasonable and limited number of customary one on one meetings and calls that are requested at reasonable times and with reasonable advance notice with or by the parties acting as lead arrangers, bookrunners or agents for, and prospective lenders and purchasers of, the Financing), lender due diligence presentations, drafting sessions, road shows and presentations, including sessions with rating agencies in connection with the Financing or any securities being issued in lieu of or in connection with the Financing at reasonable times, with reasonable advance notice and at locations mutually agreed, assisting Purchaser in obtaining ratings in connection with the Financing or any securities being issued in lieu of or in connection with the Financing and otherwise reasonably cooperating with the marketing and syndication efforts of Purchaser and any Financing Sources for any portion of any Financing or any securities being issued in lieu of or in connection with the Financing;
(ii)    assisting Purchaser, its Affiliates, Subsidiaries and Representatives and the Financing Sources with the preparation of customary offering documents, syndication documents and materials (including assistance in creating usual and customary “public versions” of the foregoing), including confidential information memoranda, private placement memoranda, offering memoranda, lender and investor presentations, rating agency presentations, business and financial projections and similar documents and materials, in connection with any Financing or any securities being issued in lieu of or in connection with the Financing, including using reasonable endeavours to (A) provide information to support the preparation of a short-form business description to be contained in any document prepared in connection with the Financing or any securities issued in lieu thereof, (B) provide the Required Information, (C) furnish other business and financial information with respect to Everest, its Subsidiaries and the Everest Business, Olympus, its Subsidiaries and the Olympus Business and/or the Acquired Shares on a consolidated basis reasonably requested by Purchaser in connection with the Financing, (D) furnish records, data or other information with respect to Everest, its Subsidiaries and the Everest Business, Olympus, its Subsidiaries and the Olympus Business and the Acquired Shares necessary to support any statistical information or claims relating thereto appearing in any Financing marketing materials and (E) identify any portion thereof as containing material, non-public information;
(iii)    solely as to Everest, Olympus and their respective Subsidiaries, executing and delivering any pledge and security documents, other definitive financing documents for the Financing, or other certificates or documents and back-up therefor and for legal opinions as may be reasonably requested by Purchaser and otherwise reasonably facilitating the granting of guarantees, the pledging of collateral and, if requested, the recording and perfection of security interests, including delivery of certificates representing equity interests constituting collateral, intellectual property filings with respect to intellectual property constituting collateral and mortgages with respect to owned real property constituting collateral and obtaining releases of existing Liens, in each case reasonably required in connection with consummation of the Financing or any Alternative Financing;
(iv)    providing Purchaser and the Financing Sources promptly, and in any event no later than five Business Days prior to the Closing Date, with all documentation and other information about Everest, its Subsidiaries and the Everest Business, Olympus, its Subsidiaries and the Olympus Business and the Acquired Shares as is reasonably required and which any lender, provider, arranger or trustee of any Financing has reasonably requested in writing at least ten Business Days prior to the Closing Date in connection with such Financing under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S.A. PATRIOT Improvement and Reauthorization Act, Title III of Pub. L.107-56 (signed into law October 26, 2001, as amended from time to time), and the Customer Due Diligence Requirement for Financial Institutions issued by the U.S. Department of Treasury Financial Crimes Enforcement Network under the Bank Secrecy Act (such rule published May 11, 2016 and effective May 11, 2018, as amended from time to time);
(v)    solely as to Everest, Olympus and their respective Subsidiaries, taking all corporate actions, subject to and only effective upon the occurrence of the Closing, reasonably requested by Purchaser to permit the consummation of any Financing or any securities being issued in lieu of or in connection with the Financing;

(vi)    delivering applicable notices of prepayment, termination or redemption, subject to and only effective upon the occurrence of the Closing, within the time periods required by the relevant agreements governing all Indebtedness contemplated to be repaid, satisfied and discharged on the Closing Date, if any;
(vii)    executing and delivering customary authorization letters to the Financing Sources in connection with any syndicated bank financing, authorizing the distribution of information relating to Everest, its Subsidiaries and the Everest Business, Olympus, its Subsidiaries and the Olympus Business and the Acquired Shares to prospective lenders or investors (including customary representations with respect to public and private information and subject to customary confidentiality undertakings by such lenders or investors);
(viii)    using reasonable endeavours to cooperate with Purchaser in its efforts to obtain customary corporate and facilities ratings (but no specific rating);
(ix)    using reasonable best endeavours to cause the auditors of Everest and Olympus to participate in a reasonable number of drafting sessions and accounting due diligence sessions and to furnish to Purchaser and the Financing Sources, consistent with customary practice, (A) consents for use of their audit reports in any materials relating to the Financing or any securities being issued in lieu of or in connection with the Financing and (B) customary comfort letters (including customary “negative assurance” comfort) with respect to financial information relating to Everest, its Subsidiaries and the Everest Business, Olympus, its Subsidiaries and the Olympus Business and the Acquired Shares, together with drafts of such comfort letters, that such independent auditors (or any successor auditor) are prepared to deliver upon completion of customary procedures in connection with “pricing” and “closing” of any securities being issued in lieu of or in connection with the Financing, and using reasonable best endeavours to cause such independent auditors (or any successor auditor) to deliver such comfort letters upon the “pricing” and “closing” of any such securities, in each case, as reasonably requested by Purchaser and the Financing Sources;
(x)    taking all actions reasonably necessary to permit the Financing Sources to evaluate Everest, Olympus, and each of their Subsidiaries’ current assets, properties, rights, inventory, cash management and accounting systems, and policies and procedures relating thereto (including cooperating in and facilitating field examinations, collateral audits, asset appraisals and surveys, as applicable to the Financing), in each case in connection with their customary pre-closing due diligence or for the purpose of establishing collateral arrangements to the extent customary and reasonable and reasonably required in connection with consummation of the Financing; and
(xi)    using reasonable endeavours to obtain customary payoff and release letters in respect of Indebtedness for borrowed money of the Transferred Entities that is to be repaid or terminated at Closing;
provided, that (A) none of the documents or certificates contemplated to be executed by Everest, Olympus or any of their respective Subsidiaries pursuant to this Section 7.15(d) shall be executed and/or delivered except in connection with the Closing, and (B) the effectiveness thereof shall be conditioned upon, or become operative after, the occurrence of the Closing, other than the execution of (1) the authorization letters set forth in Section 7.15(d)(vii), (2) the representation letters required by auditors in connection with the delivery of “comfort letters” set forth in Section 7.15(d)(ix) and (3) the prepayment, termination or redemption notices set forth in Section 7.15(d)(vi); provided, that the foregoing items in this clause (3) shall not be or become irrevocable prior to the Closing.
(e)    Notwithstanding anything in this Agreement to the contrary, no cooperation provided in accordance with this Section 7.15 shall be required to the extent it would:
(i)    unreasonably interfere with the normal business or operations of Everest, Olympus, Trango and their respective Affiliates;
(ii)    (A) require Everest, Olympus and their respective Subsidiaries to (1) agree to pay any commitment or other fee or reimburse any expenses in connection with the Financing or any Alternative Financing prior to the Closing or (2) incur any liability, or give any indemnity, under the Financing or any Alternative Financing prior to the Closing; or (B) require Sellers or any of their Affiliates (other than Everest, Olympus and their Subsidiaries) to (1) agree to pay any commitment or other fee or reimburse any expenses in connection with the Financing or any Alternative Financing, (2) enter into or approve any agreement or document in respect of the Financing or any Alternative Financing, or (3) give any indemnity pursuant to the Financing or any Alternative Financing (in each case, other than the execution of (x) the authorization letters set forth in Section 7.15(d)(vii), (y) the representation letters required by auditors in connection with the delivery of “comfort letters” set forth in Section 7.15(d)(ix) and (z) the prepayment, termination or redemption notices set forth in Section 7.15(d)(vi), provided the foregoing items in clause (z) shall not be or become irrevocable prior to the Closing);
(iii)    require the Sellers or any of their Affiliates to take any action that would violate any applicable Law;
(iv)    cause any condition to Closing set forth in Article VIII to fail to be satisfied or otherwise result in a breach of this Agreement by Sellers (unless waived by Purchaser);
(v)    require the Sellers or any of their Affiliates to deliver any opinion of counsel; or
(vi)    require the Sellers, the Transferred Entities or any of their Affiliates to deliver any information or take any action expressly excluded from the definition of “Required Information” or described in the proviso thereto, other than, on a reasonable endeavours basis, financial information prepared in accordance with GAAP to the extent otherwise contemplated by Section 7.15(d).
(f)    Notwithstanding anything to the contrary set forth herein or in the Confidentiality Agreement, Purchaser shall be permitted to (i) disclose nonpublic or otherwise confidential information regarding Everest, Olympus and each of their respective Subsidiaries (and the Everest Business and the Olympus Business) to Financing Sources, and to rating agencies and prospective lenders and investors during syndication of any financing subject to their entering into customary confidentiality undertakings with respect to such information (including through a notice and undertaking in a form customarily used in confidential information memoranda, private placement memoranda, offering memoranda and/or lender and investor presentations), and (ii) publicly disclose, including by filing or furnishing one or more Current Reports on Form 8-K, the Required Information, other financial statements and information of Everest and Olympus and pro forma financial information provided to any Financing Source and prospective lenders and investors under any prospectus, confidential information memoranda, private placement memoranda, offering memoranda and/or lender and investor presentations or other syndication materials or similar documents prepared in connection with any financing sought or obtained by Purchaser in connection with the transactions contemplated by this Agreement. The Sellers, Everest and Olympus hereby consent to the use of Everest’s, Olympus’s and each of their respective Subsidiaries’ logos, names and trademarks in a customary and reasonable manner in connection with the Financing or any debt or equity securities being issued in lieu of or in connection therewith.
(g)    Purchaser shall indemnify and hold harmless each Seller, Everest, Olympus and their respective Affiliates and their and their Affiliates’ respective Representatives from and against any and all Liabilities suffered or incurred by any of them in connection with (i) the arrangement of the Financing and any Alternative Financing (including any action taken in accordance with this Section 7.15) and any information utilized in connection therewith (other than information provided by the Sellers or any of their respective Representatives in writing for use in the Financing documents) and (ii) the satisfaction of the obligations of Everest, Olympus and the Sellers under Section 7.16(c) in any case whether or not the Sale is consummated or this Agreement is terminated, except in the event such Liabilities are determined by a final non-appealable judgment of a court of competent jurisdiction to have arisen out of, or resulted from the bad faith, gross negligence, wilful misconduct or material breach of this Agreement by or of the Sellers or their respective Representatives. In addition, Purchaser shall, promptly upon request by the Sellers, reimburse each Seller for all reasonable and documented out-of-pocket costs incurred by such Sellers and its Affiliates in connection with this Section 7.15 and Section 7.16(c).
Section 7.16    Further Assurances.
(a)    If, and to the extent that, within 12 months after the Closing, it is established that any asset (including, for the purposes of this Section 7.16, any contract but excluding any asset set forth on Section 7.16(a) of the Everest Disclosure Schedule) that is required to carry on the business of any Group Company substantially in the manner as it was carried on during the 12 months prior to the date of this Agreement and which is not used predominantly in the business of the Trango Group is, following the Closing, held by any member of the Trango Group (a “Trango Group Holder”) then Trango shall, and shall procure that the relevant Trango Group Holder shall, for no additional consideration on the part of Purchaser, transfer such interests as it has in such asset to the Group Company that used such asset (or part thereof) as at the date of this Agreement; provided, that, if any third party consent or approval is required for the transfer of such asset (or part thereof) to be effective or lawful, then, (i) Trango shall, and shall procure that the relevant

Trango Group Holder shall, use its reasonable endeavours to obtain such consent or approval as soon as reasonably practicable; and (ii) pending such consent or approval being given, Trango shall ensure that such Trango Group Holder shall, where permitted by the terms on which such Trango Group Holder has the right to such asset, provide the relevant Group Company, to the extent reasonably practicable, the claims, rights and benefits of such asset and cause the relevant Group Company to assume and bear all Liabilities under such asset, in each case from and after the Closing, and Trango shall ensure that such Trango Group Holder shall pay or deliver, as promptly as reasonably practicable, such monies, goods or other benefits to the relevant Group Company.
(b)    Notwithstanding the foregoing, Section 7.16(a) shall not apply to:
(i)    any assets owned by a member of the Trango Group and used to supply one or more services to a Group Company pursuant to any supply agreement in place as at the date of this Agreement;
(ii)    any assets contemplated to be retained by the Trango Group pursuant to, or for purposes of performing services under, the Transition Services Agreement; or
(iii)    any assets set forth on Section 7.16(a) of the Everest Disclosure Schedule.
(c)    From and after the date of this Agreement through the date that is 71 calendar days plus four Business Days following the Closing Date or the earlier termination of this Agreement pursuant to Section 9.1, at the reasonable request of Purchaser and subject to Purchaser’s obligations set forth in Section 7.15(g), Everest, Olympus and the Sellers shall use commercially reasonable efforts to assist, and to cause the Representatives of the Sellers to assist, Purchaser and its Representatives in the preparation of the Acquired Company Financials.
Section 7.17    Exclusive Dealing. During the period from the date of this Agreement through the Closing or the earlier termination of this Agreement, Everest, Olympus and Trango shall not (and Everest and Olympus shall cause their respective Subsidiaries not to) knowingly initiate, solicit or engage in discussions or negotiations with, or knowingly provide any information to or respond to the submission of any proposal or offer from, any Person (other than Purchaser and other than to state the extent to which the terms of this provision prohibit such response) concerning any purchase of a majority of the outstanding equity interests or any merger, sale of substantially all of the assets of the Everest Business or the Olympus Business or similar transactions involving Everest or Olympus (each such transaction, an “Acquisition Transaction”); provided, that this Section 7.17 (a) shall not apply to the transactions contemplated by this Agreement and (b) shall not require any director of Everest, Olympus or Trango, as applicable, to take any action that would reasonably be expected to be inconsistent with their fiduciary duties under applicable Law. Everest and Olympus shall, and shall cause their respective Subsidiaries to, and shall instruct their respective Representatives to, cease and cause to be terminated any existing discussions, communications or negotiations with any Person (other than Purchaser and its Representatives) conducted heretofore with respect to any Acquisition Transaction. As soon as reasonably practicable after the date hereof, Everest and Olympus shall instruct each counterparty (other than Purchaser) to any confidentiality agreement entered into between Everest, Olympus and such counterparty within the 12 months prior to the date hereof in connection with any actual or potential Acquisition Transaction to promptly return or destroy all confidential information furnished thereunder, subject to the terms thereof.
Section 7.18    Notification.
(a)    From the date hereof until the earlier of the termination of this Agreement pursuant to Section 9.1 and the Closing Date, if after the date of this Agreement (i) Everest or Olympus has knowledge of any fact or condition that constitutes a breach of any warranty made in Article III, Article IV or Article V or any covenant that would cause the conditions set forth in Section 8.2(a) or Section 8.2(b), as applicable, not to be satisfied as of the Closing Date, Everest or Olympus shall disclose to Purchaser such breach and (ii) Purchaser has knowledge of any fact or condition that constitutes a breach of any warranty made in Article VI or any covenant that would cause the conditions set forth in Section 8.3(a) or Section 8.3(b), as applicable, not to be satisfied as of the Closing Date, Purchaser shall disclose to Everest and Olympus such breach.
(b)    From the date hereof until the earlier of the termination of this Agreement pursuant to Section 9.1 and the Closing Date, Everest, Olympus and Purchaser shall use commercially reasonable efforts to give prompt notice, unless prohibited by any applicable Law, to each other of (a) any material notice or other material communication received by such Party or any of its Subsidiaries from any Governmental Entity in connection with the transactions contemplated by this Agreement, (b) any material notice or other material communication received by such Party from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement and (c) any actions suits, claims, investigations or proceedings commenced or, to such Party’s knowledge, threatened against such Party or any of its Affiliates in connection with the transactions contemplated by this Agreement or that might have a material adverse effect on the consummation of the Sale.
Section 7.19    Tax Matters.
(a)    Tax Indemnity by the Everest Sellers. Subject to the limitations set forth in this Section 7.19 and Article X, the Everest Sellers shall pay or cause to be paid, and shall indemnify Purchaser and its Affiliates (including the Transferred Entities, effective upon the Closing) (each, a “Purchaser Tax Indemnitee”) and hold each Purchaser Tax Indemnitee harmless from and against, without duplication, (i) any Excluded Taxes of Everest or any of its direct or indirect Subsidiaries, (ii) any Excluded Taxes resulting from actions taken in contravention of Section 7.1; (iii) any Taxes attributable to any breach of any covenant or agreement of any Everest Seller contained in this Agreement; and (iv) all costs and expenses, including reasonable legal fees and expenses, attributable to any item described in clauses (i), (ii) and (iii); provided, that Everest Sellers shall not be obligated to pay or provide indemnification under this Section 7.19 for a Tax if, and to the extent, such Tax is taken into account as a liability in the Everest Adjustment Amount as finally determined under Article II.
(b)    Tax Deduction by the Purchaser. Subject to the limitations set forth in this Section 7.19 and Article X, there shall be deducted for the benefit of Purchaser and its Affiliates (including the Transferred Entities, effective upon the Closing) (each, a “Tax Deduction Beneficiary” ) from the Olympus Deferred Amount held in the Olympus Escrow Account, without duplication, (i) any Excluded Taxes of Olympus or any of its direct or indirect Subsidiaries, (ii)  any Excluded Taxes resulting from actions taken in contravention of Section 7.2; (iii) any Taxes attributable to any breach of any covenant or agreement of any Olympus Seller contained in this Agreement; and (iv) all costs and expenses, including reasonable legal fees and expenses, attributable to any item described in clauses (i), (ii) and (iii); provided, that in no event shall the Purchaser be entitled to deduct from the Olympus Deferred Amount due to the Olympus Sellers under this Section 7.19 amounts in respect of a Tax if, and to the extent, such Tax is taken into account as a liability in the Olympus Adjustment Amount as finally determined under Article II.
(c)    Allocation of Certain Taxes. In the case of any Straddle Period, the amount of any Taxes based on or measured by reference to income, receipts, or payroll of a Transferred Entity attributable to the Pre-Closing Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which the Transferred Entity holds an equity interest shall be deemed to terminate at such time), and the amount of other Taxes of a Transferred Entity attributable to the Pre-Closing Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the day before the Closing Date and the denominator of which is the number of days in the Straddle Period.
(d)    Tax Contests.
(i)    If any Tax Authority asserts a Tax Claim in respect of any Tax described in clauses (i), (ii) and (iii) of Section 7.19(a) or clauses (i), (ii) and (iii) of Section 7.19(b), then a Party to this Agreement first receiving notice of such Tax Claim promptly shall provide written notice thereof to the other Party or Parties to this Agreement; provided, that the failure of such Party to give such prompt notice shall not affect the rights of such Party or relieve any other Party of any of its obligations under this Section 7.19, except to the extent that the other Party is actually prejudiced thereby. Such notice shall specify in reasonable detail the basis for such Tax Claim and shall include a copy of the relevant portion of any correspondence received from the Tax Authority.
(ii)    While the indemnities in Section 7.19(a) remain in effect, the Everest Sellers shall have the sole right to control any Tax Proceeding to the extent that it relates to any Tax that is an Excluded Tax described in clauses (i), (ii) and (iii) of Section 7.19(a); provided, that (A) the Everest Sellers shall inform Purchaser in a timely manner and in reasonable detail about the conduct of such Tax Proceeding; (B) the Everest Sellers shall consider in good faith any reasonable comments provided by Purchaser with respect to the conduct of such Tax Proceeding; (C) the Everest Sellers shall not, without Purchaser’s consent (which consent shall not be unreasonably withheld, conditioned or delayed), agree to any settlement with respect to any Tax Proceeding if such settlement would reasonably be expected to adversely affect the Tax liability of any Purchaser Tax Indemnitee (taking into account Sellers’ indemnification obligations under this Agreement); and (D) the Everest Sellers shall not be entitled to take any action or make any omission pursuant to this Section 7.19(d)(ii) if to do so would prejudice the Purchaser’s recourse under the R&W

Insurance Policy or would be incompatible with the terms thereof (including, without limitation and for the avoidance of doubt, any provisions granting rights of conduct over those same matters to the insurers under the R&W Insurance Policy).
(iii)    While the Olympus Deferred Amount (or any part thereof) continues to be held in the Olympus Escrow Account, the Olympus Sellers shall have the sole right to control any Tax Proceeding to the extent that it relates to any Tax that is an Excluded Tax described in clauses (i), (ii) and (iii) of Section 7.19(b); provided, that (A) the Olympus Sellers shall inform Purchaser in a timely manner and in reasonable detail about the conduct of such Tax Proceeding; (B) the Olympus Sellers shall consider in good faith any reasonable comments provided by Purchaser with respect to the conduct of such Tax Proceeding; (C) the Olympus Sellers shall not, without Purchaser’s consent (which consent shall not be unreasonably withheld, conditioned or delayed), agree to any settlement with respect to any Tax Proceeding if such settlement would reasonably be expected to adversely affect the amount that may be deducted from the Olympus Deferred Amount held in the Olympus Escrow Account pursuant to Section 7.19(b); and (D) the Olympus Sellers shall not be entitled to take any action or make any omission pursuant to this Section 7.19(d)(iii) if to do so would prejudice the Purchaser’s recourse under the R&W Insurance Policy or would be incompatible with the terms thereof (including, without limitation and for the avoidance of doubt, any provisions granting rights of conduct over those same matters to the insurers under the R&W Insurance Policy).
(iv)    Purchaser shall have the sole right to control, at its own expense, any Tax Proceeding involving the Transferred Entities (other than any Tax Proceeding described in Section 7.19(d)(ii) or Section 7.19(d)(iii)); provided, that in the case of any Tax Proceeding for which any Seller could be liable pursuant to this Section 7.19, (A) Purchaser shall inform Sellers in a timely manner and in reasonable detail about the conduct of such Tax Proceeding; (B) Purchaser shall consider in good faith any reasonable comments provided by Sellers with respect to the conduct of such Tax Proceeding; and (C) Purchaser shall not, without Sellers’ consent (which consent shall not be unreasonably withheld, conditioned or delayed), agree to any settlement with respect to any Tax Proceeding if such settlement would reasonably be expected to give rise to a liability for indemnification pursuant to this Section 7.19.
(v)    Notwithstanding anything to the contrary in this Agreement, Sellers shall have the exclusive right to control in all respects, and neither Purchaser nor any of its Affiliates shall be entitled to participate in, any Tax Proceeding with respect to (A) any Tax Return of any of the Sellers or any of their respective Subsidiaries (other than the Transferred Entities); and (B) any Tax Return of a consolidated, combined or unitary group that includes any Seller or any of its Subsidiaries (other than a Transferred Entity), on the one hand, and any Transferred Entity, on the other hand.
(e)    Tax Returns. Purchaser shall prepare, or cause to be prepared, all Tax Returns of the Transferred Entities with respect to any Pre-Closing Period (including any Straddle Period) that are required to be filed after the Closing Date; provided, that all such Tax Returns shall be prepared in a manner that is consistent with the past practices of the Transferred Entities. Purchaser shall deliver a copy of each such Tax Return to Sellers for their review and comment at least 15 Business Days prior to the due date for filing thereof (taking into account any extensions), and Purchaser shall take all reasonable comments of Sellers into account on the timely filed (taking into account any extensions) Tax Return.
(f)    Tax Refunds and Credits. Purchaser shall pay (or cause to be paid) to the Everest Sellers or the Olympus Sellers’ Representatives (for the benefit of the Olympus Sellers) as applicable, any refunds of Taxes for which such Sellers are liable pursuant to this Section 7.19 that are received in cash by any Transferred Entity (or Purchaser or any Affiliate of Purchaser on behalf of any Transferred Entity), and any amounts credited against cash Taxes (other than Excluded Taxes in respect of which such Sellers have not made a payment pursuant to Section 7.19(a) or Section 7.19(b), as applicable, it being agreed and understood that any such credit shall reduce the Everest Sellers’ indemnification obligation pursuant to Section 7.19(a) or Purchaser’s right to make deductions from the Olympus Deferred Amount held in the Olympus Escrow Account pursuant to Section 7.19(b), as applicable, by the amount of such credit) otherwise payable to which any Transferred Entity (or Purchaser or any Affiliate of Purchaser on behalf of any Transferred Entity) becomes entitled (but excluding any amount of such Tax refund or credit as is taken into account as an asset in the Everest Closing Statement or the Olympus Closing Statement), less any Taxes or reasonable costs and expenses arising in respect of the receipt of such refund or credit. Any payments required to be made under this Section 7.19(f) shall be made in immediately available funds, to an account or accounts as directed by the applicable Sellers (or Olympus Sellers’ Representative, as applicable), within five Business Days of the receipt of the refund or the application of any such refunds as a credit against Tax.
(g)    Priority of Claims.
(i)    Prior to making any claim against any Everest Seller for any amounts under this Section 7.19, a Purchaser Tax Indemnitee shall first use its best efforts to recover such amounts under the R&W Insurance Policy to the fullest extent possible, provided that Purchaser may make a claim without first seeking recovery under the R&W Insurance Policy where the claim arises out of or results from any matter listed on Section 7.19(g) of the Purchaser Disclosure Schedule. Notwithstanding any provision of this Agreement to the contrary, no Purchaser Tax Indemnitee shall be entitled to indemnification for any amounts under Section 7.19 to the extent recovery is available under the R&W Insurance Policy.
(ii)    Prior to making any deduction from the Olympus Deferred Amount held in the Olympus Escrow Account for any amounts under this Section 7.19, a Tax Deduction Beneficiary shall first use its best efforts to recover such amounts under the R&W Insurance Policy to the fullest extent possible, provided that Purchaser may make a claim without first seeking recovery under the R&W Insurance Policy where the claim arises out of or results from any matter listed on Section 7.19(g) of the Purchaser Disclosure Schedule. Notwithstanding any provision of this Agreement to the contrary, the Purchaser shall not be entitled to deduct from the Olympus Deferred Amount held in the Olympus Escrow Account any amounts under Section 7.19 to the extent recovery is available under the R&W Insurance Policy.
(h)    Survival. The indemnification obligations contained in, and Purchaser’s right to make deductions from the Olympus Deferred Amount held in the Olympus Escrow Account pursuant to, this Section 7.19 shall survive for 12 months following the Closing Date and thereafter shall terminate and be of no further force or effect; provided, that if a Tax Matters Notice with respect to the foregoing is given in good faith by Purchaser to the Everest Sellers’ Representative (if indemnification is sought from the Everest Sellers) or the Olympus Sellers’ Representatives (if a deduction is sought from the Olympus Equityholders) in accordance with Section 7.19(j) during such 12-month period, the claim set forth in such Tax Matters Notice shall survive until the earlier of (i) the date that is 12 months after such Tax Matters Notice is delivered or, if later, six months after an amount is recovered under the R&W Insurance Policy in respect of the subject matter of such claim (unless in each case proceedings have been instituted by such date) and (ii) such time as such claim is finally resolved. The warranties contained in Section 3.17 and Section 4.17 shall not survive the Closing.
(i)    Tax Treatment of Payments. Except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of state, local or foreign Law), the Parties and their respective Affiliates shall treat any and all payments or deductions under this Section 7.19 as an adjustment to the Purchase Price for Tax purposes.
(j)    Method of Asserting Claims in connection with Tax Matters. If a Party intends to seek indemnification or a deduction under this Section 7.19, it shall promptly notify in writing the Everest Sellers’ Representative (if indemnification is sought from the Everest Sellers) or the Olympus Sellers’ Representatives (if a deduction is sought from the Olympus Equityholders) of such claim (a “Tax Matters Notice”), describing such claim in reasonable detail to the extent known, the basis on which indemnification or deduction is sought and the amount or estimated amount (if known or estimable) for which recovery is sought and the method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification or deduction is claimed or arises. The failure to provide (or timely provide) such notice will not affect any rights hereunder except to the extent the indemnifying party or the party in respect of which a deduction is being made is materially prejudiced thereby.
Section 7.20    Non-Disparagement. (a) Each of the Sellers set forth on Section 7.20 of the Everest Disclosure Schedule and on Section 7.20 of the Olympus Disclosure Schedule covenants and agrees, during the period beginning on the Closing Date and ending on the second anniversary of the Closing Date (the “Restricted Period”), not to make, publish, or communicate to any Person or in any public forum any defamatory, maliciously false, or disparaging remarks, comments, or statements concerning Purchaser or its Affiliates (including Everest, Olympus or any of their respective Subsidiaries) or any of their respective businesses, or any of their employees, officers, or directors and its existing and prospective customers, suppliers, investors, and other Affiliates or associated third parties, now or in the future; and (b) Purchaser covenants and agrees, during the Restricted Period, not to make, publish, or communicate to any Person or in any public forum any defamatory, maliciously false, or disparaging remarks, comments, or statements concerning Trango or any of its Affiliates or any of their respective businesses, or any of their employees, officers, or directors and its existing and prospective customers, suppliers, investors, and other Affiliates or associated third parties; provided, that the obligations set forth in this Section 7.20 shall not apply to disclosures to the extent otherwise required by applicable Law or the rules of any exchange or self-regulatory organization applicable to it or its Affiliates.
Section 7.21    NYSE Listing. As promptly as practicable following the date hereof, Purchaser shall make an application to the New York Stock Exchange (“NYSE”) for the listing of the shares of Purchaser Common Stock to be issued pursuant to this Agreement and shall use best efforts to cause such shares of Purchaser Common Stock to be approved for listing on the New York Stock Exchange, subject to official notice of issuance.
Section 7.22    Closing Share Consideration Restrictions.
(a)    Until the date which is six months following the Closing Date, each Seller that receives Purchaser Common Stock pursuant to this Agreement will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities of the Purchaser, including shares of Purchaser Common Stock or securities convertible into or exchangeable or exercisable for any such securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of such securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or otherwise to enter into any such transaction, swap, hedge or other arrangement; provided, that this Section 7.22(a) shall not apply to any Seller that is a party to the Investor Rights Agreement.
(b)    Each Regulation S Seller agrees (i) not to, in connection with the transactions contemplated by this Agreement, engage in any “directed selling efforts” within the United States, as such term is defined in Regulation S under the Securities Act, (ii) not to resell any Purchaser Common Stock received pursuant to this Agreement except in accordance with the provisions of Regulation S under the Securities Act, pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from registration, and agrees not to engage in hedging transactions with regard to such shares of Purchaser Common Stock, (iii) that Purchaser will not register any proposed transfer of any shares of Purchaser Common Stock by such Seller to the extent such transfer is proposed to not be made in accordance with the provisions of Regulation S under the Securities Act, pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from registration and (iv) not to sell or offer to sell any shares of Purchaser Common Stock to any “U.S. person” (as such term is defined in Regulation S under the Securities Act), or for the account or benefit of any “U.S. person” (as such term is defined in Regulation S under the Securities Act), in each case until the date that is six months following the Closing Date.
Section 7.23    Other Matters. As promptly as reasonably practicable following the date of this Agreement, Trango, Olympus and Purchaser shall cooperate and work in good faith to enter into an agreement with respect to the matters set forth on Section 7.23 of the Everest Disclosure Schedule and Section 7.23 of the Olympus Disclosure Schedule.
ARTICLE VIII

CONDITIONS TO OBLIGATIONS TO CLOSE
Section 8.1    Conditions to Obligation of Each Party to Close. The respective obligations of each Party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver by Everest, Olympus and Purchaser in writing (to the extent permitted by Law) at or prior to the Closing of the following conditions:
(a)    Regulatory Approval. Each Regulatory Approval shall have been obtained or (if applicable) any waiting period under applicable Law (and any extension thereof) in relation to such Regulatory Approval during which any Governmental Entity may object to, impose restrictions or conditions in relation to or delay the Sale shall have expired or been irrevocably terminated by such Governmental Entity.
(b)    No Injunctions; Investigations. No Governmental Entity of competent authority and jurisdiction shall have (i) issued an Order or enacted a Law that remains in effect and enjoins or otherwise prohibits the consummation of the Sale and (ii) solely with respect to the Specified Jurisdictions, initiated an investigation of the Sale under any Antitrust Law that remains active (clauses (i) and (ii), collectively, the “Legal Restraints”).
Section 8.2    Conditions to Purchaser’s Obligation to Close. Purchaser’s obligation to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver by Purchaser in writing (to the extent permitted by Law) at or prior to the Closing of all of the following conditions:
(a)    Warranties. (i) The warranties of Everest set forth in Section 3.1, Section 3.3, Section 3.4 and Section 3.21, the warranties of Olympus set forth in Section 4.1, Section 4.3, Section 4.4 and Section 4.21 and the warranties of the Sellers set forth in Section 5.1, Section 5.2, Section 5.4 and Section 5.6 shall be true and correct in all material respects as of the Closing as if made at and as of the Closing (or, if made as of a specific date, as of such date), (ii) the warranties of Everest set forth in the second sentence of Section 3.2(a), the warranties of Olympus set forth in the second sentence of Section 4.2(a) and the warranties of the Sellers set forth in the second sentence of Section 5.3 shall be true and correct in all respects as of the Closing as if made at and as of the Closing (or, if made as of a specific date, as of such date), except for any de minimis inaccuracies, (iii) the warranties of Everest set forth in Section 3.2 (except for the second sentence of Section 3.2(a)) and the warranties of Olympus set forth in Section 4.2 (except for the second sentence of Section 4.2(a)) shall, in each case, be true and correct in all respects as of the Closing as if made at and as of the Closing (or, if made as of a specific date, as of such date), except to the extent the failure to be so true and correct would reasonably be expected to be immaterial (iv) the warranties of Everest set forth in Section 3.10(b) and the warranties of Olympus set forth in Section 4.10(b) shall be true and correct as of the Closing as if made at and as of the Closing and (v) each of the other warranties of Everest set forth in Article III, of Olympus set forth in Article IV and of the

Sellers set forth in Article V shall be true and correct as of the Closing as if made at and as of the Closing (or, if made as of a specific date, as of such date) (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein, other than to the extent that such “materiality” or “Material Adverse Effect” qualifier defines the scope of items or matters disclosed in the Disclosure Schedules), except in the case of this clause (v), where the failure of such warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein, other than to the extent that such “materiality” or “Material Adverse Effect” qualifier defines the scope of items or matters disclosed in the Disclosure Schedules) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)    Covenants and Agreements. Each Seller, Everest and Olympus shall have performed and complied in all material respects with all covenants required to be performed or complied with under this Agreement on or prior to the Closing Date by such Seller, Everest or Olympus, as applicable.
(c)    Simultaneous Closing. Purchaser shall acquire all the Acquired Shares simultaneously at Closing of the Sale and all the Everest Redeemed Securities and Olympus Redeemed Securities shall have been redeemed and cancelled prior to Closing in accordance with Section 2.3.
(d)    No Material Adverse Effect. Since the date of this Agreement there shall not have been any Material Adverse Effect and no event, change, development, state of facts or effect shall have occurred that would reasonably be expected to have a Material Adverse Effect.
(e)    Requisite Majority. The holders of at least 90%, in the aggregate, of the Olympus Ordinary Shares and the Olympus A Shares, taken together, shall have duly executed this Agreement or duly executed and delivered an accession deed (in the form set out in Exhibit M) thereby agreeing to sell all such shares held by them in accordance with the terms of this Agreement and their obligations to do so remaining in full force and effect.
(f)    No Orders Obtained Prohibiting Sales or Redemptions. No holder or Person with any interest in any Acquired Olympus Shares, Acquired Everest Shares, Olympus Redeemed Securities or Everest Redeemed Securities shall have obtained an Order that enjoins or otherwise prohibits consummation of the sale of any such shares or redemption of any such securities in accordance with or as contemplated by this Agreement, except as would reasonably be expected to be immaterial.
(g)    Officer’s Certificates. Purchaser shall have received (i) a certificate, dated as of the Closing Date and signed on behalf of Everest by an officer of Everest, stating that the conditions specified in Section 8.2(a) and Section 8.2(b) (in each case solely as they relate to the warranties and covenants of Everest) have been satisfied, (ii) a certificate, dated as of the Closing Date and signed on behalf of Olympus by an officer of Olympus, stating that the conditions specified in Section 8.2(a) and Section 8.2(b) (in each case solely as they relate to the warranties and covenants of Olympus or the warranties and covenants of Sellers with respect to the Acquired Olympus Shares) have been satisfied, (iii) a certificate, dated as of the Closing Date and signed on behalf of Trango by an officer of Trango, stating that the conditions specified in Section 8.2(a) and Section 8.2(b)

(in each case solely as they relate to the warranties and covenants of Trango) have been satisfied and (iv) a certificate, dated as of the Closing Date and signed by the Olympus Sellers’ Representatives, stating that the conditions specified in Section 8.2(a) and Section 8.2(b) (in each case solely as they relate to the warranties and covenants of the Olympus Sellers) have been satisfied.
Section 8.3    Conditions to Everest’s, Olympus’s and the Sellers’ Obligations to Close. The obligations of Everest, Olympus and the Sellers to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver by Everest and Olympus in writing (to the extent permitted by Law) at or prior to the Closing of all of the following conditions:
(a)    Warranties. (i) The warranties of Purchaser set forth in Section 6.1, Section 6.3, Section 6.4 and Section 6.10 shall be true and correct in all material respects as of the Closing as if made at and as of the Closing (or, if made as of a specific date, as of such date), (ii) the warranties of Purchaser set forth in the second sentence of Section 6.2(a) shall be true and correct in all respects as of the Measurement Date, except for any de minimis inaccuracies, (iii) the warranties of Purchaser set forth in Section 6.2 (except for the second sentence of Section 6.2(a)) shall be true and correct in all respects as of the Closing as if made at and as of the Closing (or, if made as of a specific date, as of such date), except to the extent the failure to be so true and correct would reasonably be expected to be immaterial, (iv) the warranties of Purchaser set forth in Section 6.8(b) shall be true and correct as of the Closing as if made at and as of the Closing and (v) each of the other warranties of Purchaser set forth in Article VI shall be true and correct as of the Closing as if made at and as of the Closing (or, if made as of a specific date, as of such date) (without giving effect to any limitation as to “materiality” or “Purchaser Material Adverse Effect” set forth therein, other than to the extent that such “materiality” or “Purchaser Material Adverse Effect” qualifier defines the scope of items or matters disclosed in the Disclosure Schedules), except in the case of this clause (v), where the failure of such warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Purchaser Material Adverse Effect” set forth therein, other than to the extent that such “materiality” or “Purchaser Material Adverse Effect” qualifier defines the scope of items or matters disclosed in the Purchaser Disclosure Schedule) would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.
(b)    Covenants and Agreements. Purchaser shall have performed and complied in all material respects with all covenants required to be performed or complied with under this Agreement on or prior to the Closing Date by Purchaser.
(c)    No Purchaser Material Adverse Effect. Since the date of this Agreement, there shall not have been any Purchaser Material Adverse Effect and no event, change, development, state of facts or effect shall have occurred that would reasonably be expected to have a Purchaser Material Adverse Effect.
(d)    Officer’s Certificate. Trango and the Olympus Sellers’ Representatives shall each have received a certificate, dated as of the Closing Date and signed on behalf of Purchaser by an executive officer of Purchaser, stating that the conditions specified in Section 8.3(a) and Section 8.3(b) have been satisfied.

ARTICLE IX

TERMINATION
Section 9.1    Termination. This Agreement may be terminated at any time prior to the Closing:
(a)    by mutual written consent of Everest, Olympus and Purchaser;
(b)    by any of Everest, Olympus or Purchaser, if:
(i)    the Closing shall not have occurred on or before the date that is nine months after the date of this Agreement (the “Outside Date”); provided, that (x) the right to terminate this Agreement under this clause (i) shall not be available to any Party if such Party’s failure (or in the case of a termination by Everest or by Olympus, if any Seller Person’s failure) to perform in any respect any of its covenants or agreements contained in this Agreement has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date and (y) if the Marketing Period shall have commenced but not have been completed by the date that is three Business Days prior to the Outside Date, but all other conditions to the Closing (other than those conditions that by their terms are to be satisfied at the Closing) have been satisfied or, to the extent permitted by Law, waived, then the Outside Date shall be extended to the third Business Day following the final day of the Marketing Period, and such date shall become the Outside Date for purposes of this Agreement;
(ii)    Everest, Olympus or any Seller (in the case of a termination by Purchaser) or Purchaser (in the case of a termination by Everest or Olympus) shall have breached or failed to perform in any material respect any of its or its respective warranties, covenants or other agreements contained in this Agreement, and such breach or failure to perform (a “Triggering Breach”) (A) would give rise to the failure of a condition set forth in Section 8.2(a) or Section 8.2(b) (in the case of a termination by Purchaser) or Section 8.3(a) or Section 8.3(b) (in the case of a termination by Everest or Olympus) and (B) (1) is incapable of being cured prior to the Outside Date or (2) if capable of being cured prior to the Outside Date, has not been cured prior to the date that is 60 days from the date that Everest and Olympus or Purchaser, as applicable, receives written notice of such alleged breach or failure to perform from the Party seeking termination, stating such Party’s intention to terminate this Agreement pursuant to this Section 9.1(b)(ii) and the basis for such termination; provided, that the right to terminate this Agreement under this Section 9.1(b)(ii) shall not be available to a Party if such Party (or in the case of a termination by Everest or by Olympus, a Seller Person) shall have breached or failed to perform in any material respect any of its respective warranties, covenants or other agreements contained in this Agreement and such breach or failure to perform has been the cause of, or has resulted in, such Triggering Breach; provided, further, that the right to terminate this Agreement under this Section 9.1(b)(ii), if not exercised, shall expire 90 days following delivery of written notice of such breach or failure to perform;

(iii)    any Legal Restraint permanently preventing or prohibiting consummation of the Sale shall be in effect and shall have become final and non-appealable; provided, that the right to terminate this Agreement under this Section 9.1(b)(iii) shall not be available to a Party if such Party (or in the case of a termination by Everest or by Olympus, a Seller Person) shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, including Section 7.6, with respect to any such Legal Restraint; or
(iv)    any Governmental Entity that must grant a consent, authorization or approval required by Section 8.1(a) shall have denied such grant, and such denial shall have become final and non-appealable; provided, that the right to terminate this Agreement under this Section 9.1(b)(iv) shall not be available to a Party if such Party (or in the case of a termination by Everest or by Olympus, a Seller Person) shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, including Section 7.6, with respect to such consent, authorization or approval.
(c)    by Everest or Olympus if (i) all of the conditions set forth in Section 8.1 and Section 8.2 have been satisfied or waived at the time the Closing was required to occur pursuant to Section 2.2 (other than those conditions that by their nature are to be satisfied at the Closing, provided that such conditions are reasonably capable of being satisfied), (ii) each of Everest and Olympus has irrevocably confirmed by notice to Purchaser that all conditions set forth in Section 8.3 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, provided that such conditions are reasonably capable of being satisfied) or that it is willing to waive any unsatisfied conditions in Section 8.3 and (iii) Purchaser has failed to consummate the transactions contemplated by this Agreement by the end of the second Business Day following the delivery of such notice.
Section 9.2    Notice of Termination. In the event of termination of this Agreement by Everest, Olympus or Purchaser pursuant to Section 9.1, written notice of such termination shall be given by the terminating Party to Purchaser (in the case of a termination by Everest or Olympus) or to Everest and Olympus (in the case of a termination by Purchaser).
Section 9.3    Effect of Termination.
(a)    In the event of the termination of this Agreement (i) by Everest or Olympus or by Purchaser pursuant to Section 9.1(b)(i) (if at the time of such termination Everest or Olympus was entitled to terminate this Agreement pursuant to Section 9.1(b)(ii) or Section 9.1(c)) or (ii) by Everest or Olympus pursuant to Section 9.1(b)(ii) or Section 9.1(c), Purchaser shall pay, or cause to be paid, (A) to Everest a termination fee in the amount of $22,200,000 (the “Everest Financing Termination Payment”) and (B) to Olympus a termination fee in the amount of $28,800,000 (the “Olympus Financing Termination Payment” and, together with the Everest Financing Termination Payment, the “Financing Termination Payments”), such payments to be Everest, Olympus and Sellers’ sole and exclusive remedy, without offset or deduction of any kind, concurrently with such termination (in the case of termination by Purchaser) or within two Business Days following such termination (in the case of termination by Everest or Olympus) by wire transfer of immediately available funds. Notwithstanding anything to the contrary in this Agreement, but subject to the proviso to the first sentence of Section 9.3(e), if the Financing Termination Payments are paid following the termination of this Agreement, such payments shall constitute liquidated damages and shall constitute the sole and exclusive remedy of Everest, Olympus, the Sellers and their respective Recourse Related Parties, in each case against Purchaser or any of its Recourse Related Parties for all Damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated under the circumstances contemplated by Section 9.1(b)(ii) or Section 9.1(c), and none of Purchaser or any of its Recourse Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement.
(b)    Notwithstanding anything contained herein to the contrary, in the event of the termination of this Agreement and the payment of both of the Financing Termination Payments, the Purchaser and its Recourse Related Parties shall have no liability or obligation whatsoever and Everest, Olympus, the Sellers and their respective Affiliates shall have no remedies whatsoever against the Purchaser or its Recourse Related Parties; provided, that the Financing Termination Payments shall only be payable in accordance with the terms of this Section 9.3. Notwithstanding anything to the contrary in this Agreement, no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, agent or employee of Purchaser or its Affiliates, nor any former, current or future direct or indirect holder of any equity interests or securities of Purchaser or its Affiliates (whether such holder is a limited or general partner, member, stockholder or otherwise), whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law.
(c)    The parties acknowledge, having taken appropriate advice, that (i) the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement, (ii) the Financing Termination Payments constitute a fair, reasonable and proportionate amount with a view to compensating Everest, Olympus, and the Sellers for any loss (including, but not limited to, incurring substantial costs and expenses, lost opportunity costs, business dislocation, reputational harm and adverse market reaction) and (iii) the obligation on Purchaser to make the Financing Termination Payments (insofar as it arises) is a primary and not a secondary obligation. If Purchaser fails to promptly pay a Financing Termination Payment if and when due, and, in order to obtain such payment, Everest and/or Olympus commences an Action that results in a judgment against Purchaser for the Financing Termination Payment, Purchaser shall pay to Everest and/or Olympus, as applicable, together with the applicable Financing Termination Payment, (i) interest on the applicable Financing Termination Payment (or any unpaid portion thereof) from the date of termination of this Agreement at a rate per annum equal to the prime rate as published in the Wall Street Journal, Eastern Edition, in effect on the date of termination and (ii) any reasonable costs and expenses (including legal fees and expenses of enforcement) incurred by Everest and/or Olympus in connection with any such Action.
(d)    The parties acknowledge and agree that in no event shall Purchaser be required to pay the Everest Financing Termination Payment on more than one occasion or the Olympus Financing Termination Payment on more than one occasion.

(e)    In the event of termination of this Agreement by Everest, Olympus or Purchaser pursuant to Section 9.1, this Agreement shall terminate and become void and have no effect, and there shall be no liability on the part of any Party to this Agreement, except as set forth in the Confidentiality Agreement; provided, that termination of this Agreement shall not relieve any Party hereto from liability for Wilful Breach, except that Purchaser shall be relieved of any further liability on account of a Wilful Breach if (and only if) Everest or Olympus has elected to receive, and Purchaser has paid to Everest and Olympus, the Financing Termination Payments. Notwithstanding anything to the contrary contained herein, the provisions of Section 7.5, the second sentence of Section 7.6(g), Section 7.15(g), Section 10.7, Article XI and this Section 9.3 shall survive any termination of this Agreement.
ARTICLE X

NON-SURVIVAL OF WARRANTIES, COVENANTS AND AGREEMENTS; LIMITATION OF LIABILITY
Section 10.1    Non-Survival of Warranties, Covenants and Agreements. The warranties, covenants and agreements of the Parties contained in this Agreement and in any certificate delivered pursuant to this Agreement (and any liability for any claim pursuant to any such warranty, covenant, agreement or certificate) shall terminate and be of no further force or effect upon consummation of the Closing (it being understood and agreed that Everest, Olympus and their respective Subsidiaries are being acquired by Purchaser on an “as is where is basis” and as such, none of Purchaser or its Representatives shall have recourse against any Sellers or any of their respective Affiliates under this Agreement following the consummation of the Closing for any breach of or inaccuracy in any such warranty or any breach or nonfulfillment of covenant, condition or agreement required to be performed or fulfilled prior to the consummation of the Closing), whether under this Agreement or otherwise except in the case of fraud by a Party with respect to its obligations under this Agreement; provided, that:
(a)    the provisions of Section 10.2(a) shall survive the consummation of the Closing for a period of 12 months following the Closing, and thereafter shall terminate and be of no further force or effect; provided, that if a Claims Notice with respect to Section 10.2(a) is given in good faith by Purchaser to the applicable Seller in accordance with Section 10.6 during such 12-month period, the claim set forth in such Claims Notice shall survive until the earlier of (i) the date that is nine months after such Claims Notice is delivered or, if later, six months after an amount is recovered under the R&W Insurance Policy in respect of the subject matter of such claim (unless in each case proceedings have been instituted by such date) and (ii) such time as such claim is finally resolved;
(b)    the provisions of Section 10.2(b) and Section 10.2(c) shall survive the consummation of the Closing for a period of six months following the Closing, and thereafter shall terminate and be of no further force or effect; provided, that if a Claims Notice with respect to Section 10.2(b) is given in good faith by Purchaser to the Everest Sellers’ Representative or if a Claims Notice with respect to Section 10.2(c) is given in good faith by Purchaser to the Olympus Sellers’ Representative, as applicable, in accordance with Section 10.6 during such six-month period, the claim set forth in such Claims Notice shall survive until the earlier of (i) the date that is nine months after such Claims Notice is delivered (unless proceedings have been instituted by such date) and (ii) such time as such claim is finally resolved;
(c)    the provisions of Section 10.2(c) and Section 10.2(e) shall survive the consummation of the Closing for a period of 12 months following the Closing, and thereafter shall terminate and be of no further force or effect; provided, that if a Claims Notice with respect to Section 10.2(c) is given in good faith by Purchaser to the Everest Sellers’ Representative or if a Claims Notice with respect to Section 10.2(e) is given in good faith by Purchaser to the Olympus Sellers’ Representatives, as applicable, in accordance with Section 10.6 during such 12-month period, the claim set forth in such Claims Notice shall survive until the earlier of (i) the date that is nine months after such Claims Notice is delivered or, if later, six months after an amount is recovered under the R&W Insurance Policy in respect of the subject matter of such claim (unless in each case proceedings have been instituted by such date) and (ii) such time as such claim is finally resolved;
(d)    the provisions of Section 10.2(f) shall survive the consummation of the Closing for a period of 12 months following the Closing, and thereafter shall terminate and be of no further force or effect; provided, that if a Claims Notice with respect to Section 10.2(f) is given in good faith by Purchaser to the Everest Sellers’ Representative in accordance with Section 10.6 during such 12-month period, the claim set forth in such Claims Notice shall survive until the earlier of (i) the date that is nine months after such Claims Notice is delivered (unless proceedings have been instituted by such date) and (ii) such time as such claim is finally resolved; and
(e)    (i) the covenants and agreements that by their terms expressly survive the Closing shall so survive the Closing in accordance with their respective terms and (ii) to the extent Purchaser waives in writing any of its conditions to Closing set out at Section 8.2 but conditions such waiver on any rights and obligations being satisfied following the Closing, any such rights and obligations shall so survive the Closing in accordance with the terms of such waiver agreed in writing prior to Closing between Purchaser, the Everest Sellers’ Representative and the Olympus Sellers’ Representatives;
provided, further, that the exclusive remedy at law or in equity with respect to or in connection with the foregoing clauses (a), (b), (c) and (d) shall be the indemnification or deduction provided by Section 10.2.
Section 10.2    Indemnification and Compensation by the Sellers. Subject the limits set forth in this Article X:
(a)    each Seller agrees to severally (but not jointly) indemnify and hold harmless Purchaser and its Subsidiaries from and against any Losses that Purchaser and its Subsidiaries suffer, sustain or incur to the extent arising out of the failure of the warranty set forth in the second sentence of Section 5.3 made by such Seller solely with respect to itself to be true and correct as of the Closing;
(b)    each Everest Seller agrees to severally (but not jointly), in accordance with its Everest Pro Rata Percentage, indemnify and hold harmless Purchaser and its Subsidiaries from and against any Losses that Purchaser and its Subsidiaries suffer, sustain or incur to the extent arising out of any wilful or material breach of any of the covenants of Everest set forth in Section 7.1;
(c)    there shall be deducted and returned to Purchaser from each Olympus Seller’s contribution to the Olympus Deferred Amount held in the Olympus Escrow Account amounts equal to such Olympus Seller’s Olympus Equity Pro Rata Percentage of all Losses that Purchaser and its Representatives suffer, sustain or incur to the extent arising out of any wilful or material breach of any of the covenants of Olympus set forth in Section 7.2;
(d)    the Everest Sellers agree to jointly and severally indemnify and hold harmless Purchaser and its Subsidiaries from and against any Losses that Purchaser and its Subsidiaries suffer, sustain or incur to the extent arising out of the failure of the Everest Sellers to sell and deliver to Purchaser at the Closing legal and beneficial ownership of all of the share capital of Everest then issued and outstanding, free from all Liens (other than Liens created by or on behalf of Purchaser or arising out of Purchaser’s ownership of the Acquired Shares) and to redeem and cancel all the Everest Redeemed Securities in accordance with Section 2.3;
(e)    there shall be deducted and returned to Purchaser from each Olympus Seller’s contribution to the Olympus Deferred Amount held in the Olympus Escrow Account amounts equal to each Olympus Seller’s Olympus Equity Pro Rata Percentage of all Losses that Purchaser and its Subsidiaries suffer, sustain or incur to the extent arising out of (i) the failure of the Olympus Sellers to sell and deliver to Purchaser at the Closing legal and beneficial ownership of all of the share capital of Olympus then issued and outstanding, free from all Liens (other than Liens created by or on behalf of Purchaser or arising out of Purchaser’s ownership of the Acquired Shares) and to redeem and cancel all of the Olympus Redeemed Securities in accordance with Section 2.3 and (ii) the redesignation and reclassification of the Olympus Restricted-Voting Shares as Olympus Z Shares and the sale of the Olympus Z Shares by the DESOP Trust; and
(f)    each Everest Seller agrees to severally (but not jointly), in accordance with its Everest Pro Rata Percentage, indemnify and hold harmless Purchaser and its Subsidiaries from and against any Losses that Purchaser and its Subsidiaries suffer, sustain or incur to the extent arising out of the matters set forth on Section 10.2(f) of the Everest Disclosure Schedule.
provided, that a deduction shall only be made in accordance with Section 10.2(c) or Section 10.2(e) once the amount of the relevant Losses is agreed between the Purchaser and the Olympus Sellers’ Representative or determined by the Court.
Section 10.3    Limitations on Indemnification or Deduction. Notwithstanding anything else to the contrary set forth in this Agreement, including Section 2.10, Section 2.12, Section 7.19 and Section 10.2:
(a)    In no event shall any Everest Seller be liable (i) for any amounts payable under Section 10.2(a) in excess of such Everest Seller’s Everest Pro Rata Percentage of the Everest Maximum, (ii) for any amounts payable under Section 10.2(b) unless and until the aggregate amount of indemnifiable Losses of Purchaser under Section 10.2(b) exceeds $5,000,000 or (iii) for any amounts payable under Section 2.10, Section 7.19, Section 10.2(b) and Section 10.2(f), in the

aggregate, in excess of such Everest Seller’s Everest Pro Rata Percentage of the Everest Cap. In no event shall the Everest Sellers, collectively, be liable for any amounts payable under Section 2.10, Section 7.19, Section 10.2(b), Section 10.2(d) and Section 10.2(f), in the aggregate, in excess of the Everest Cap. The cash and shares of Purchaser Common Stock paid into the Everest Escrow Account shall be the sole and exclusive source of recovery for any amounts owed to Purchaser by the Non-Trango Everest Sellers pursuant to Section 2.10, Section 7.19, Section 10.2(b), Section 10.2(d) and Section 10.2(f) and no Non-Trango Everest Seller nor any of its Affiliates shall have any liability or obligation for any amounts payable under Section 2.10, Section 7.19, Section 10.2(b), Section 10.2(d) and Section 10.2(f) in excess of the amount of funds held in the Everest Escrow Account.
(b)    In no event shall any Olympus Equityholder be liable for any amounts payable under Section 10.2(a) in excess of such Olympus Equityholder’s Olympus Equity Pro Rata Percentage of the Olympus Maximum and in no event shall the Purchaser be entitled to deduct from the Olympus Deferred Amount due to any Olympus Seller, (i)  any amounts deductible under Section 10.2(c) unless and until the aggregate amount of deductible Losses of Purchaser under Section 10.2(c) exceeds $5,000,000 or (ii) for any amounts deductible under Section 2.12, Section 7.19 and Section 10.2(c), in the aggregate, in excess of such Olympus Equityholder’s Olympus Equity Pro Rata Percentage of the Olympus Cap. In no event shall the Purchaser be entitled to deduct from the Olympus Deferred Amount due to the Olympus Sellers, collectively, any amounts payable under Section 2.12, Section 7.19, Section 10.2(c) and Section 10.2(e), in the aggregate, in excess of the Olympus Cap. The deferred consideration paid into the Olympus Escrow Account shall be the sole and exclusive source of recovery for any amounts owed to Purchaser by the Olympus Equityholders pursuant to Section 2.12, Section 7.19, Section 10.2(c) and Section 10.2(e) and no Olympus Equityholder nor any of their Affiliates shall have any liability or obligation for any amounts deductible under Section 2.12, Section 7.19, Section 10.2(c) and Section 10.2(e) in excess of the amount of funds held in the Olympus Escrow Account.
(c)     (i) Any liability of any Everest Seller pursuant to Section 2.10, Section 7.19, Section 10.2(a), Section 10.2(b) and/or Section 10.2(f) shall be solely on several, and not joint, basis and (except in the case of Section 10.2(a)) in no event shall any Everest Seller have any liability thereunder in excess of such Everest Seller’s Everest Pro Rata Percentage of the aggregate amount payable thereunder or (other than in the case of Trango and Trango Holdco) the shares of Purchaser Common Stock or cash, as applicable, delivered on behalf of such Everest Seller and remaining in the Everest Escrow Account; and (ii) any liability of any Olympus Equityholder pursuant to Section 2.12, Section 7.19, Section 10.2(a), and/or Section 10.2(c) shall be solely on several, and not joint, basis and in no event shall any Olympus Equityholder have any liability thereunder in excess of such Olympus Equityholder’s Olympus Equity Pro Rata Percentage of the aggregate amount payable thereunder or the shares of Purchaser Common Stock or cash, as applicable, delivered on behalf of such Olympus Equityholder and remaining in the Olympus Escrow Account.
(d)    Prior to making any claim against any Seller for any amounts under Section 10.2(a), Section 10.2(d) or Section 10.2(e), Purchaser shall first use its best efforts to recover such amounts under the R&W Insurance Policy to the fullest extent possible, except in respect of a claim against any Seller under Section 10.2(e) where such claim arises out of or results from any matter listed on Section 10.3(d) of the Purchaser Disclosure Schedule; provided, that Purchaser may deliver a Claims Notice in good faith in respect of Section 10.2(a), Section 10.2(d) or Section 10.2(e) after submitting a claim under the R&W Insurance Policy but prior to receiving payment under the R&W Insurance Policy or confirmation that Purchaser is not entitled to claim or compensation under the R&W Insurance Policy. Notwithstanding any provision of this Agreement to the contrary, Purchaser shall not be entitled to indemnification for or deduction of any amounts under Section 10.2(a), Section 10.2(d) or Section 10.2(e) unless and until the insurer under the R&W Insurance Policy has actually paid to Purchaser under such policy an amount equal to the maximum amount recoverable under such policy in respect of any such claim or to the extent Purchaser is not entitled to claim or to compensation under the R&W Insurance Policy regarding the same; provided, that Purchaser shall make reasonable efforts to challenge the insurer’s position in this regard and demonstrate to the reasonable satisfaction of the Seller against whom a claim is asserted (in the case of Section 10.2(a)), to the Everest Sellers’ Representative (in the case of Section 10.2(d)) or to the Olympus Sellers’ Representative (in the case of Section 10.2(e)), except in respect of a claim against any Olympus Seller under Section 10.2(e) where such claim arises out of or results from any matter listed on Section 10.3(d) of the Purchaser Disclosure Schedule.
(e)    Purchaser shall take all reasonable steps to mitigate its Losses (including by using such efforts to recover any insurance as may be available with respect to any such Loss) upon and after becoming aware of any event which would reasonably be expected to give rise to any Losses. All Losses will be determined, and any indemnification or deduction in respect of Losses will be made, net of any cash Tax benefits actually realized but including any Tax costs actually incurred (determined on a “with” and “without” basis) in connection with the facts or matters giving rise to such Losses.
Section 10.4    Form of Payment.
(a)    With respect to any payment required to be made by any Everest Seller (other than Trango or Trango Holdco) pursuant to Section 2.10, Section 7.19, Section 10.2(b), Section 10.2(d) or Section 10.2(f), as applicable, such payment obligation shall be satisfied by delivery by the Escrow Agent from the Everest Escrow Account to Purchaser of (i) in respect of any Everest Seller on whose behalf shares of Purchaser Common Stock have been delivered to the Everest Escrow Account, a number of shares of Purchaser Common Stock (ignoring fractions of shares) equal to the quotient of (A) the cash amount so payable by such Everest Seller divided by (B) the Purchaser Common Stock Trading Price (provided, that at the election of such Everest Seller, such Everest Seller may instead pay such cash amount to Purchaser and, promptly following such payment, such shares (ignoring fractions of shares) shall instead be delivered by the Escrow Agent to such Everest Seller) and (ii) in respect of any Everest Seller on whose behalf cash has been delivered to the Everest Escrow Account, the cash amount so payable by such Everest Seller to an account specified in writing by Purchaser, and Purchaser and the Everest Sellers’ Representative shall deliver joint written instructions to the Escrow Agent accordingly.
(b)    With respect to any payment required to be made to Purchaser pursuant to Section 2.12, Section 7.19, Section 10.2(c) or Section 10.2(e), as applicable, such payment shall be satisfied by delivery by the Escrow Agent from the Olympus Escrow Account to Purchaser of (i) in respect of any Olympus Equityholder on whose behalf shares of Purchaser Common Stock have been delivered to the Olympus Escrow Account, a number of shares of Purchaser Common Stock (ignoring fractions of shares) equal to the quotient of (A) such Olympus Equityholder’s Olympus Equity Pro Rata Percentage of the cash amount so payable divided by (B) the Purchaser Common Stock Trading Price (provided, that at the election of such Olympus Equityholder, such Olympus Equityholder may instead pay or Purchaser shall deduct (as applicable) such cash amount to Purchaser and, promptly following such payment, such shares (ignoring fractions of shares) shall instead be delivered by the Escrow Agent to such Olympus Equityholder) and (ii) in respect of any Olympus Equityholder on whose behalf cash has been delivered to the Olympus Escrow Account, such Olympus Equityholder’s Olympus Equity Pro Rata Percentage of the cash amount so payable to an account specified in writing by Purchaser, and Purchaser and the Olympus Sellers’ Representatives shall deliver joint written instructions to the Escrow Agent accordingly.
Section 10.5    Escrow Release.
(a)    On the first anniversary of the Closing Date, Purchaser and the Everest Sellers’ Representative shall deliver joint written instructions to the Escrow Agent directing it to release to the Non-Trango Everest Sellers a sum (the “Released Everest Escrow Amount”) equal to the amount remaining in the Everest Escrow Account in excess the sum of all amounts on account of any unresolved amounts under Section 2.10 or outstanding and unpaid or unresolved claims for indemnification under Section 7.19 or Section 10.2 with respect to the Non-Trango Everest Sellers. After the resolution and payment of all such claims, Purchaser and the Everest Sellers’ Representative shall provide joint written instructions to the Escrow Agent directing it to release to the Non-Trango Everest Sellers any amount remaining in the Everest Escrow Account (the “Remaining Everest Escrow Amount”).
(b)    The requirement to release the Released Everest Escrow Amount shall be satisfied (i) in respect of each Everest Seller on whose behalf the shares of Purchaser Common Stock have been delivered to the Everest Escrow Account, by the Escrow Agent delivering to such Everest Seller a number of shares of Purchaser Common Stock (ignoring fractions of shares) equal to the product of (A) the quotient of such Everest Seller’s Everest Pro Rata Percentage divided by the sum of all such Everest Sellers’ Everest Pro Rata Percentages multiplied by (B) the Everest Released Fraction multiplied by (C) the number of shares of Purchaser Common Stock then remaining in the Everest Escrow Account, and (ii) in respect of any Everest Seller on whose behalf cash has been delivered to the Everest Escrow Account, an amount of cash equal to the product of (A) the quotient of such Everest Seller’s Everest Pro Rata Percentage divided by the sum of all such Everest Sellers’ Everest Pro Rata Percentages multiplied by (B) the Everest Released Fraction multiplied by (C) the amount of cash then remaining in the Everest Escrow Account, which shall be paid to an account specified in writing by such Everest Seller. The “Everest Released Fraction” means the quotient of (A) the Released Everest Escrow Amount divided by (B) the amount standing to the credit of the Everest Escrow Account, and for the purposes of this Section 10.5(b) valuing all shares of Purchaser Common Stock held in the Everest Escrow Account at the Purchaser Common Stock Trading Price.

(c)    The requirement to release the Remaining Everest Escrow Amount shall be satisfied (i) in respect of each Everest Seller on whose behalf the shares of Purchaser Common Stock have been delivered to the Everest Escrow Account, by the Escrow Agent delivering to such Everest Seller a number of shares of Purchaser Common Stock (ignoring fractions of shares) equal to the product of (A) the quotient of such Everest Seller’s Everest Pro Rata Percentage divided by the sum of all such Everest Sellers’ Everest Pro Rata Percentages multiplied by (B) the number of shares of Purchaser Common Stock then remaining in the Everest Escrow Account, and (ii) in respect of any Everest Seller on whose behalf cash has been delivered to the Everest Escrow Account, an amount of cash equal to the product of (A) the quotient of such Everest Seller’s Everest Pro Rata Percentage divided by the sum of all such Everest Sellers’ Everest Pro Rata Percentages multiplied by (B) the amount of cash then remaining in the Everest Escrow Account, which shall be paid to an account specified in writing by such Everest Seller. Any residual shares of Purchaser Common Stock left over as a result of the rounding down of fractional entitlements shall be delivered to the Purchaser.
(d)    On the first anniversary of the Closing Date, Purchaser and the Olympus Sellers’ Representatives shall deliver joint written instructions to the Escrow Agent directing it to release to each Olympus Equityholder a sum (the “Released Olympus Escrow Amount”) equal to the amount of such Olympus Equityholder’s contribution to the Olympus Escrow Account remaining in the Olympus Escrow Account in excess of the sum of all amounts on account of any unresolved amounts under Section 2.12 or outstanding and unpaid or unresolved claims for deduction under Section 7.19 or Section 10.2 with respect to such Olympus Equityholder. After the resolution and payment of all such claims, Purchaser and the Olympus Sellers’ Representatives shall provide joint written instructions to the Escrow Agent directing it to release to each Olympus Equityholder any amounts of such Olympus Equityholder’s contribution to the Olympus Escrow Account remaining in the Olympus Escrow Account (the “Remaining Olympus Escrow Amount”).
(e)    The requirement to release the Released Olympus Escrow Amount shall be satisfied (i) in respect of each Olympus Equityholder on whose behalf the shares of Purchaser Common Stock have been delivered to the Olympus Escrow Account, by the Escrow Agent delivering to such Olympus Equityholder a number of shares of Purchaser Common Stock (ignoring fractions of shares) equal to the product of (A) the quotient of such Olympus Equityholder’s Olympus Equity Pro Rata Percentage divided by the sum of all such Olympus Equityholders’ Olympus Equity Pro Rata Percentages multiplied by (B) the Olympus Released Fraction multiplied by (C) the number of shares of Purchaser Common Stock then remaining in the Olympus Escrow Account, and (ii) in respect of any Olympus Equityholder on whose behalf cash has been delivered to the Olympus Escrow Account, an amount of cash equal to the product of (A) the quotient of such Olympus Equityholder’s Olympus Equity Pro Rata Percentage divided by the sum of all such Olympus Equityholders’ Olympus Equity Pro Rata Percentages multiplied by (B) the Olympus Released Fraction multiplied by (C) the amount of cash then remaining in the Olympus Escrow Account, which shall be paid to an account specified in writing by such Olympus Equityholder. The “Olympus Released Fraction” means the quotient of (A) the Released Olympus Escrow Amount divided by (B) the amount standing to the credit of the Olympus Escrow Account, and for the purposes of this Section 10.5(e) valuing all shares of Purchaser Common Stock held in the Olympus Escrow Account at the Purchaser Common Stock Trading Price.

(f)    The requirement to release the Remaining Olympus Escrow Amount shall be satisfied (i) in respect of each Olympus Equityholder on whose behalf the shares of Purchaser Common Stock have been delivered to the Olympus Escrow Account, by the Escrow Agent delivering to such Olympus Equityholder a number of shares of Purchaser Common Stock (ignoring fractions of shares) equal to the product of (A) the quotient of such Olympus Equityholder’s Olympus Equity Pro Rata Percentage divided by the sum of all such Olympus Equityholders’ Olympus Equity Pro Rata Percentages multiplied by (B) the number of shares of Purchaser Common Stock then remaining in the Olympus Escrow Account, and (ii) in respect of any Olympus Equityholder on whose behalf cash has been delivered to the Olympus Escrow Account, an amount of cash equal to the product of (A) the quotient of such Olympus Equityholder’s Olympus Equity Pro Rata Percentage divided by the sum of all such Olympus Equityholders’ Olympus Equity Pro Rata Percentages multiplied by (B) the amount of cash then remaining in the Olympus Escrow Account, which shall be paid to an account specified in writing by such Olympus Equityholder. Any residual shares of Purchaser Common Stock left over as a result of the rounding down of fractional entitlements shall be delivered to the Purchaser.
Section 10.6    Method of Asserting Claims. If a Party intends to seek indemnification or a deduction under this Article X, it shall promptly notify in writing the Everest Sellers’ Representative (if indemnification is sought from the Everest Sellers) or the Olympus Sellers’ Representatives (if a deduction is sought from the Olympus Equityholders) of such claim (a “Claims Notice”), describing such claim in reasonable detail to the extent known, the basis on which indemnification or deduction is sought and the amount or estimated amount (if known or estimable) of such Losses and the method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification or deduction is claimed or arises. The failure to provide (or timely provide) such notice will not affect any rights hereunder except to the extent the indemnifying party or the party in respect of which a deduction is being made is materially prejudiced thereby.
Section 10.7    Limitation of Liability. Other than in respect of any indemnification or deduction for Losses that may be available to Purchaser and its Representatives pursuant to Section 10.2, in no event shall any Party or its Representatives have liability under this Agreement or any related agreement to any other Party or its Representatives for any consequential or indirect damages, special damages, loss of business reputation, punitive and exemplary damages or damages similar to punitive or exemplary damages, nor (other than in respect of any of the covenants and agreements and rights and obligations described in Section 10.1(e)(i)) for any loss of revenue or profits, loss of bargain, loss of contract. No Party shall have any liability hereunder for any Losses to the extent such Losses arise out of or result from the action or failure to act of any other Party or its Affiliates after the Closing.
ARTICLE XI
GENERAL PROVISIONS
Section 11.1    Interpretation; Absence of Presumption.

(a)    It is understood and agreed that the specification of any monetary amount in the warranties contained in this Agreement or the inclusion of any specific item in either Disclosure Schedule is not intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material or would reasonably be expected to have a Material Adverse Effect, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in either Disclosure Schedule in any dispute or controversy between the Parties as to whether any obligation, item or matter not described in this Agreement or included in either Disclosure Schedule is or is not material or would reasonably be expected to have a Material Adverse Effect for purposes of this Agreement.
(b)    For the purposes of this Agreement, (i) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (ii) references to the terms Article, Section, paragraph, Exhibit and Schedule are references to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto; (iv) references to (A) “$” mean U.S. dollars, (B) “AUD$” mean Australian dollars; (C) “£” mean the United Kingdom pound sterling and (D) “€” mean the European Union Euro; (v) the word “including” and words of similar import when used in this Agreement mean “including without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it, unless otherwise specified; (vi) the word “or” shall not be deemed to be exclusive; (vii) references to “written” or “in writing” include in electronic form; (viii) provisions shall apply, when appropriate, to successive events and transactions; (ix) each Party has participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any of the provisions in this Agreement; (x) references to any statute shall be deemed to refer to such statute as amended through the date hereof and to any rules or regulations promulgated thereunder as amended through the date hereof (provided, that for purposes of any warranties contained in this Agreement that are made as of a specific date, references to any statute shall be deemed to refer to such statute and any rules or regulations promulgated thereunder as amended through such specific date); (xi) references to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; (xii) a reference to any Person includes such Person’s successors and permitted assignees; (xiii) any reference to “days” means calendar days unless Business Days are expressly specified; (xiv) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, (A) the date that is the reference date in calculating such period shall be excluded, (B) each day shall be deemed to end at 11:59 p.m., London, United Kingdom time on the applicable day, (C) each Business Day shall be deemed to end at 5:00 p.m., London, United Kingdom time on the applicable day and (D) if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day, (xv) any documents which have been posted to the Data Room to which Purchaser has access prior to the date of this Agreement shall be deemed to have been “delivered,” “provided,” or “made available” (or any phrase of similar import) to Purchaser; (xvi) any reference in this Agreement to the Olympus Sellers’ Representatives is a reference to them solely in their capacity as representatives for the Olympus Sellers and any actions by or rights accruing to the Olympus Sellers’ Representatives under this Agreement are undertaken by them or accrue to them as representatives for and on behalf of the Olympus Sellers and not in their personal capacity; and (xvii) any Law referred to herein means such Law as from time to time amended, modified or supplemented. If the Closing shall occur, notwithstanding anything in this Agreement to the contrary, from and after the Closing any payment obligation of Purchaser hereunder shall be a joint and several obligation of Purchaser and Everest, Olympus and their respective Subsidiaries.
(c)    (i) Everest and the Everest Sellers have disclosed or are deemed to have disclosed to Purchaser against the warranties and covenants of Everest and the Everest Sellers set forth in this Agreement and, to the extent that it is reasonably apparent that such disclosure relates to any other applicable provision of this Agreement, Everest and the Everest Sellers have disclosed or are deemed to have disclosed to Purchaser against such other applicable provision; (ii) Olympus, the Olympus Trustee and the Olympus Sellers have disclosed or are deemed to have disclosed to the Purchaser against the warranties of Olympus, the Olympus Trustee and the Olympus Sellers set forth in this Agreement and, to the extent that it is reasonably apparent that such disclosure relates to any other applicable provision of this Agreement, Olympus and the Olympus Sellers have disclosed or are deemed to have disclosed to Purchaser against such other applicable provision; and (iii) Purchaser has disclosed or is deemed to have disclosed to Everest, Olympus and each Seller against the warranties of Purchaser set forth in the Agreement and, to the extent that it is reasonably apparent that such disclosure relates to any other applicable provision of the Agreement, Purchaser has disclosed or is deemed to have disclosed to Everest, Olympus and each Seller against such other applicable provision.
Section 11.2    Headings; Definitions. The Section and Article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.
Section 11.3    Governing Law; Jurisdiction and Forum.
(a)    This Agreement, and Actions (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with English law, without giving effect to any choice or conflict of law provision or rule (whether of England or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than England.
(b)    Each of the Parties irrevocably agrees that it shall bring any Action arising out of or related to this Agreement, the rights and obligations arising in connection herewith or any of the transactions contemplated by this Agreement, or for recognition and enforcement of any judgment in respect of this Agreement, the rights and obligations arising under this Agreement or any of the transactions contemplated by this Agreement, brought by any other Party or its successors or assignees, exclusively in the courts of England. In connection with any such Action, each Party (i) irrevocably submits to the exclusive jurisdiction of the courts of England, (ii) irrevocably waives any claim that it is not personally subject to the jurisdiction of the courts of England for any reason other than the failure to serve in accordance with this Section 11.3(b), (iii) irrevocably submits to the exclusive venue of any such Action in the courts of England and waives any objection to laying venue in any such Action in any court of England and (iv) waives any objection that any court of England is an inconvenient forum, does not have jurisdiction over any Party or that this Agreement, or the subject matter hereof, may not be enforced in or by any court of England. Each Party agrees that a final judgment in any proceeding brought in any court of England in accordance with this Section 11.3(b) shall be conclusive and binding upon each of the Parties and may be enforced in any other courts of competent jurisdiction, by suit upon such judgment. Each Party irrevocably consents to service of process in the manner provided for notices in Section 11.9 and agrees that service made in such manner shall have the same legal force and effect as if served upon such Party within the jurisdiction of the courts of England. Nothing in this Agreement shall affect the right of any Party to serve process in any other manner permitted by Law.
(c)    Each of the Parties hereto hereby acknowledges and agrees that any controversy that may arise under or relating to this Agreement or the transactions contemplated hereby is likely to involve complicated and difficult issues, and therefore it hereby irrevocably and unconditionally waives all rights it may have to a trial by jury in respect of any litigation (whether based on contract, tort or otherwise) directly or indirectly arising out of or relating to this Agreement, the Debt Commitment Letter, the transactions contemplated thereby or the facts or circumstances leading to its execution or performance (including any such litigation involving any Lender Related Party). Each Party certifies and acknowledges that (i) no party or representative or Affiliate thereof has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) it understands and has considered the implications of such waiver, (iii) it makes such waiver knowingly and voluntarily and (iv) it has been induced to enter into this agreement by, among other things, the mutual waivers and certifications contained in this paragraph.
(d)    Notwithstanding Section 11.3(a) and (b), each Party acknowledges and irrevocably agrees, on behalf of itself and its Affiliates, (i) that any proceeding, whether at Law or in equity, whether in contract or in tort or otherwise, against any of the Lender Related Parties arising out of or relating to this Agreement, the Debt Commitment Letter or the Financing or the performance thereunder shall be subject to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan in the City and State of New York (whether a state or Federal court), and any appellate court from any thereof, (ii) that any proceeding, whether at Law or in equity, whether in contract or in tort or otherwise, against any of the Lender Related Parties shall be governed by, and construed in accordance with, the Laws of the State of New York without giving effect to its principles or rules of conflict of Laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the Laws of another jurisdiction, (iii) not to bring, permit any of their Affiliates to bring, or support anyone else in bringing, any such proceeding before any other Governmental Entity, (iv) that the provisions of Section 11.3(c) and this Section 11.3(d) shall apply to any such proceeding, and (v) that the Lender Related Parties are express third-party beneficiaries of Section 11.3(c) and this Section 11.3(d).
Section 11.4    Entire Agreement.

(a)    For the purposes of this Section 11.4:
(i)    “Pre-Contractual Statement” means any statement, undertaking, promise, assurance, warranty, understanding or any representation or misrepresentation (whether contractual or non-contractual and whether negligently or innocently made) relating to the subject matter of this Agreement, whether in writing or not and whether made by or to any person (whether a Party or not); and
(ii)    “this Agreement” includes the Exhibits and Schedules to this Agreement and the documents referred to in it or entered into pursuant to this Agreement.
(b)    This Agreement constitutes the entire agreement and understanding of the Parties and supersedes any prior agreement, draft agreement, arrangement or understanding (whether in writing or not) between the Parties relating to the subject matter of this Agreement.
(c)    Each of the Parties acknowledges and agrees that in entering into this Agreement it does not rely on any Pre-Contractual Statement.
(d)    Each of the Parties acknowledges and agrees that:
(i)    the only remedy available to it (A) in relation to any Pre-Contractual Statement, (B) for misrepresentation by omission or (C) otherwise in relation to this Agreement shall be as set out pursuant to the terms of this Agreement; and
(ii)    except as set out in Section 11.4(d)(i), it shall have no right of action (including the right of rescission or termination) against any other Party in respect of any Pre-Contractual Statement, omission or otherwise in relation to this Agreement.
(e)    Nothing in this Section 11.4 shall have the effect of limiting any liability arising from fraud.
Section 11.5    No Third Party Beneficiaries.
(a)    Except for (i) Sections 7.10, 7.15(g), 11.6, 11.14, 11.15 and this Section 11.5, in each case which are intended to benefit, and to be enforceable by, the Persons specified therein, (ii) Article II, Article X and Section 11.16(g), in each case which are intended to benefit, and to be enforceable by, the Equityholders and (iii) Sections 9.3, 11.3, 11.11, 11.13(b), 11.14 and this Section 11.5, in each case which are intended to benefit, and to be enforceable by, the Lender Related Parties, no term of this Agreement, including the Exhibits and Schedules to this Agreement, shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 or other applicable Law by a third party.
(b)    Except as expressly set out in this Agreement and notwithstanding that any term of this Agreement may be or become enforceable by a third party, the terms of this Agreement or any of them may be varied in any way or waived or this agreement may be rescinded in accordance with the terms of this Agreement (in each case) without the consent of any such third party.

(c)    Any rights granted to, or enforceable by, a third party under this agreement may be enforced only in accordance with Section 11.3.
Section 11.6    Accession by Olympus Sellers. Each Party acknowledges and agrees that the Minority Olympus Sellers are not a party to this Agreement on the date of this Agreement, but that each Minority Olympus Seller may become a party to this Agreement as an Olympus Seller (the “Accession”) if, not later than five Business Days before the Closing, an accession deed (in the form set out in Exhibit M) in respect of this agreement is duly executed by or on behalf of that Minority Olympus Seller and delivered together with, if the Minority Olympus Seller will receive Purchaser Common Stock, an Investor Questionnaire duly completed by such Minority Olympus Seller, to Purchaser, provided that the Accession shall only take effect upon such accession deed being countersigned by or on behalf of the Purchaser (which Purchaser undertakes to do as soon as reasonably practicable following receipt of the above document), whereupon each Party (including every Party which has become a Party by Accession) shall be bound by and comply with the terms of this Agreement in all respects as if such Minority Olympus Seller who becomes a party to this Agreement by way of Accession were an original Party to this Agreement as an Olympus Seller at the date of this Agreement.
Section 11.7    Expenses. Except as otherwise set forth in this Agreement, whether the transactions contemplated by this Agreement are consummated or not, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such costs and expenses unless expressly otherwise contemplated in this Agreement.
Section 11.8    Transfer Taxes. Notwithstanding anything to the contrary in this Agreement, Purchaser shall pay, when due, and be responsible for, any sales, use, transfer, real property transfer, registration, documentary, stamp, value added or similar Taxes and related fees and costs imposed on or payable in connection with the transactions contemplated by this Agreement (“Transfer Taxes”) and shall prepare and timely file all Tax Returns required to be filed with respect to such Transfer Taxes, copies of which Purchaser shall promptly provide to Trango and the Olympus Sellers’ Representatives. For the avoidance of doubt, “Transfer Taxes” shall not include either (i) any Tax assessed on the income, profits or gains of any Person, or (ii) any Tax in respect of which Purchaser has or would have a claim in respect of breach of any warranty given in relation to Tax matters or a claim under the indemnity or the right to make deductions provided by Section 7.19, or (iii) any Tax liability which is triggered by the withdrawal of any relief or other relevant benefit relating to Tax directly in consequence of the execution of this Agreement, the satisfaction of any condition to which this Agreement is subject, Closing, or any of the transactions contemplated by this Agreement, or (iv) any Tax liability arising in respect of or as a result of the Everest Redemption or the Olympus Redemption or any action (including without limitation any payment) or omission made in relation thereto.
Section 11.9    Notices. All notices and other communications hereunder shall be in writing in one of the following formats and shall be deemed given (a) upon actual delivery if delivered by hand to the Party to be notified; (b) when sent if sent by email to the Party to be notified (provided, that notice given by email shall not be effective unless (i) such notice specifically states that it is being delivered pursuant to this Section 11.9 and (ii) either (A) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 11.9 or (B) the receiving Party delivers a written confirmation of receipt for such notice either by email (excluding “out of office” or similar automated replies) or any other method described in this Section 11.9) or (c) when delivered if sent by a courier (with confirmation of delivery); in each case to the Party to be notified at the following address:
If to Trango or (prior to the Closing) Everest:
Travelport Limited
c/o 300 Galleria Parkway SE
Atlanta, GA 30339
U.S.A.
Attention:    Peg Cassidy
E-mail:    peg.cassidy@travelport.com
with a copy (which shall not constitute notice) to:
Siris Capital Group, LLC
601 Lexington Avenue
59th Floor New York, NY 10022
U.S.A.
Attention:    General Counsel
Email:    legalnotices@siris.com
and
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
U.S.A.
Attention:    Andrew J. Nussbaum
Email:    AJNussbaum@wlrk.com
If to any Olympus Seller, the Olympus Sellers’ Representatives or (prior to the Closing) Olympus:
Olympus Limited
Level 14, 31 Queen Street
Melbourne
VIC 3000
Australia
Attention:    Adam Olding
Email:    adam.olding@optal.com

with a copy (which shall not constitute notice) to:
Herbert Smith Freehills
Exchange House
Primrose Street
London
EC2A 2EG
United Kingdom
Attention:    Raji Azzam and Alex Kay
Email:    Raji.Azzam@hsf.com and Alex.Kay@hsf.com
If to Purchaser or (following the Closing) Everest or Olympus:
WEX Inc.
1 Hancock Street
Portland, ME 04101
U.S.A.
Attention:    Hilary Rapkin
Email:    Hilary.Rapkin@wexinc.com
with a copy (which shall not constitute notice) to:
Clifford Chance LLP
10 Upper Bank Street
London, E14 5JJ
United Kingdom
Attention:    Mark Poulton
Email:    Mark.Poulton@CliffordChance.com
and
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
U.S.A.
Attention:     Andrew Bonnes
Email:     andrew.bonnes@wilmerhale.com
Section 11.10    Successors and Assignees. This Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement and their respective successors and assignees; provided, that no Party may directly or indirectly assign any or all of its rights or delegate any or all of its obligations under this Agreement without the express prior written consent of the other Parties to this Agreement, except that (a) each Seller may transfer or assign, in whole or from time to time in part, its rights under this Agreement to any Affiliate of such Seller, but any such transfer or assignment will not relieve such Seller of any of its obligations hereunder and (b) Purchaser may transfer or assign, in whole or from time to time in part its rights under this Agreement to one or more of its direct or indirect wholly owned Subsidiaries or, with effect from and after the Closing, to any Financing Sources pursuant to the terms of the Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Financing, but any such transfer or assignment will not relieve Purchaser of any of its obligations under this Agreement.
Section 11.11    Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by (or by an authorized Person on behalf of) the Party against whom enforcement of any such modification or amendment is sought. Any Party to this Agreement may, only by an instrument in writing, waive compliance by the other Party to this Agreement with any term or provision of this Agreement on the part of such other Party to this Agreement to be performed or complied with. The waiver by any Party to this Agreement of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. No failure or delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Notwithstanding anything else to the contrary herein, the provisions set forth in Sections 9.3, 11.3, 11.5, 11.13(b), 11.14 and this Section 11.11 may not be amended, modified or altered in any manner adverse to the Lender Related Parties in any material respect without the prior written consent of the Financing Sources.
Section 11.12    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.
Section 4.13    Specific Performance.
(a)    The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached or threatened to be breached and that an award of money damages would be inadequate in such event. Accordingly, it is acknowledged and agreed by the Parties that each Party shall be entitled to equitable relief, without proof of actual damage, including an injunction or injunctions or Orders for specific performance, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (including any Order sought by Everest or Olympus to cause Purchaser to perform its agreements and covenants contained in this Agreement to effect the Closing pursuant to Article II), in addition to any other remedy to which they are entitled at law or in equity as a remedy for any such breach or threatened breach except as otherwise provided in Section 9.3 and this Section 11.13. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this

Section 11.13(a), and each Party (i) irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument and (ii) agrees, subject to the immediately succeeding sentence, to cooperate fully in any attempt by any other Party in obtaining such equitable relief. Each Party agrees that it shall not oppose the granting of an injunction, specific performance and other equitable relief in respect of a breach or threatened breach of this Agreement when available pursuant to the terms of this Agreement on the grounds that the other Parties have an adequate remedy at law or that such injunctive, specific performance or other equitable relief is not an appropriate remedy at law or in equity. It is acknowledged and agreed that, in the event of a failure of Purchaser to enforce the terms of the Debt Commitment Letter, Everest and Olympus shall be entitled to specific performance to cause Purchaser to enforce the terms of the Debt Commitment Letter (or any financing agreements related thereto or to the Alternative Financing) including by requiring Purchaser to bring an Action against the Financing Sources if the conditions to consummation of the Financing contemplated by the Debt Commitment Letter have been satisfied and remain satisfied. Notwithstanding anything to the contrary in this Agreement, none of Everest, Olympus, Sellers or any of their respective Recourse Related Parties shall be entitled to specifically enforce the respective obligations of the Purchaser to conduct the Closing or cause the transactions contemplated by this Agreement to be consummated unless: (A) all the applicable conditions set forth in Section 8.1 and Section 8.2 would have been satisfied if the Closing were to have occurred at the time the Closing was required to occur pursuant to Section 2.2 (other than those conditions that by their nature are to be satisfied by actions taken at the Closing), (B) the Financing (or, in the case Alternative Financing has been obtained in accordance with Section 7.15, such Alternative Financing) has been funded in accordance with the terms thereof or would be funded in accordance with the terms thereof if the Closing were to have occurred at such time, and (C) each of Everest and Olympus has irrevocably confirmed to Purchaser in writing that if the Financing (or any Alternative Financing, if it has been obtained in accordance with Section 7.15) were funded, it would take such actions that are within its control to cause the Closing to occur. The Parties agree that (1) by seeking the remedies provided for in this Section 11.13(a), a Party shall not in any respect waive its right to seek at any time any other form of relief that may be available to a Party under this Agreement and (2) nothing set forth in this Section 11.13(a) shall require any Party to institute any proceeding for specific performance under this Section 11.13 prior or as a condition to exercising any termination right under Article IX (and pursuing monetary damages, subject to the limitations set forth in this Agreement, after such termination), nor shall the commencement of any legal proceeding pursuant to this Section 11.13 or anything set forth in this Section 11.13 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Article IX or pursue any other remedies under this Agreement that may be available then or thereafter.
(b)    Notwithstanding anything in this Agreement to the contrary, in connection with any loss suffered as a result of any breach of any covenant or agreement in this Agreement or the failure of the transactions contemplated by this Agreement to be consummated, or in respect of any oral representation made or alleged to have been made in connection herewith, in each case, other than in a circumstance in which Everest and Olympus are permitted to receive the Financing Termination Payments pursuant to Section 9.3(a), the Parties agree that the maximum aggregate monetary liability of Purchaser, if any, shall be limited to an amount equal to the amount of the Financing Termination Payments, and in no event shall Everest, Olympus, Sellers or any of their respective Recourse Related Parties seek to recover any money damages in excess of such amount;

provided, that such limitation shall not apply in the event of any Wilful Breach by Purchaser unless Everest or Olympus has elected to receive, and Purchaser has paid to Everest and Olympus the Financing Termination Payments following the termination of this Agreement.
Section 11.14    No Recourse. All Actions (whether in contract or in tort, in law or in equity) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be made only against a Party and only with respect to the specific obligations undertaken by such Party as set forth in this Agreement and no other Person shall have any liability for any obligations or liabilities based on, arising out of, or related to this Agreement or the transactions contemplated by this Agreement and no Person who is not a named party to this Agreement, including the Lender Related Parties any Recourse Related Party, shall have any liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose Losses of an entity party against its owners or affiliates) for any Losses arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, non-performance, interpretation, termination, enforcement, construction or execution or any of the transactions contemplated by this Agreement. Each Party waives and releases all such Losses, claims, Actions and obligations against any such Person, including the Lender Related Parties and such Party’s Recourse Related Parties. In furtherance and not in limitation of the foregoing, and notwithstanding anything contained in this Agreement, or any other agreement referenced herein or therein or otherwise to the contrary, each Party covenants, agrees and acknowledges, on behalf of itself and its respective Affiliates, that no recourse under this Agreement or any other agreement referenced herein or in connection with any transactions contemplated hereby (including the Sale) shall be sought or had against any Person not a party to this Agreement, including the Lender Related Parties and the other Parties’ Recourse Related Parties, it being expressly agreed and acknowledged that no personal liability or Losses whatsoever shall attach to, be imposed on or otherwise be incurred by any Person that is not a Party to this Agreement. Notwithstanding anything to the contrary herein or otherwise, no Lender Related Party shall have any liability (whether in contract or in tort, in law or in equity or otherwise) or obligation in connection with or related in any manner to this Agreement or any agreement referenced herein to any Person that is not a party to the Debt Commitment Letter or the Financing, as applicable.
Section 11.15    Release. Effective as of the Closing, except for any rights or obligations under this Agreement or the other Transaction Documents, each Party on behalf of itself and each of its Subsidiaries and their respective successors and assignees (collectively, the “Releasing Parties”), irrevocably and unconditionally releases and forever discharges each other Party, its Affiliates and each of their respective current and former officers, directors, employees, partners, managers, members, advisors, successors and assignees (collectively, the “Released Parties”) of and from any and all actions, causes of action, suits, proceedings, executions, judgments, duties, debts, dues, accounts, bonds, contracts and covenants (whether express or implied), and claims and demands whatsoever whether in law or in equity which the Releasing Parties may have against any of the Released Parties, now or in the future, in each case in respect of any cause, matter or thing relating to Everest, Olympus or any of their respective current or former Subsidiaries or any actions taken or failed to be taken by any of the Released Parties in any capacity related to Everest, Olympus or any of their respective current or former Subsidiaries occurring or arising on or prior to the date of this Agreement, in each case, but only to the extent that such cause, matter or thing does not otherwise constitute fraud by such Person with respect to its obligations under this Agreement. Each Party understands and agrees that it is expressly waiving all claims against such Persons covered by this release including those claims that it may not know of or suspect to exist which, if known, may have materially affected the decision to provide this release, and each Party expressly waives any rights under applicable Law that provide to the contrary. The Released Parties may enforce the terms of this Section 11.15 in accordance with the Contracts (Rights of Third Parties) Act 1999. Notwithstanding anything to the contrary, this Section 11.15 shall not (i) apply to rights and obligations under commercial agreements entered into in the ordinary course of business between a Releasing Party, on the one hand, and a Released Party, on the other hand, (ii) release any Party of its respective obligations or liabilities pursuant to this Agreement, or (iii) be deemed to constitute a waiver of the availability of insurance to cover claims.
Section 11.16    Olympus Sellers’ Representatives.
(a)    Upon execution of this Agreement, Adam Olding and Stuart Will (and each successor appointed in accordance with this Section 11.16) (collectively, the “Olympus Sellers’ Representatives”, it being understood that any such individual, acting alone, may act on behalf of the Olympus Sellers’ Representatives for all purposes hereunder) shall be constituted and appointed as the true and lawful representatives, agents, proxies and attorney-in-fact of each Olympus Seller for all purposes of this Agreement, with full power and authority on such Olympus Seller’s behalf to: (i) consummate the transactions contemplated by this Agreement; (ii) pay such Olympus Seller’s expenses and the costs, expenses and/or liabilities of the Olympus Sellers’ Representatives (whether incurred on or after the date hereof) incurred in connection with the negotiation and performance of this Agreement; (iii) receive, give receipt and disburse any funds received hereunder and decide upon and handle any currency conversion on behalf of such Olympus Seller (net of any out-of-pocket expenses incurred by such Olympus Seller) and to hold back from disbursement any such funds to the extent it reasonably determines may be necessary; (iv) execute and deliver any certificates representing the Acquired Olympus Shares, if any, and execute such further instruments as Purchaser shall reasonably request; (v) execute and deliver on behalf of such Olympus Seller all documents contemplated by this Agreement and any amendment or waiver hereto; (vi) take all other actions to be taken by or on behalf of such Olympus Seller in connection with this Agreement; (vii) receive service of process in connection with, and negotiate, settle, compromise, assume the defense of and otherwise handle, all matters and disputes under this Agreement, including without limitation, matters and disputes pursuant to Section 2.11; (viii) waive any condition to the obligation of such Olympus Seller to consummate the transactions contemplated by this Agreement; (ix) give and receive notices on behalf of such Person; (x) interpret the terms and provisions of this Agreement; and (xi) do each and every act and exercise any and all rights that, in the judgment of the Olympus Sellers’ Representatives, such Olympus Seller is, or the Olympus Sellers collectively are, permitted or required to do or exercise under this Agreement. The Olympus Sellers, by approving the principal terms of this Agreement and/or accepting the consideration payable to them hereunder, irrevocably grant unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable, in the judgment of the Olympus Sellers’ Representatives, to be done in connection with the transactions contemplated hereby, as fully to all intents and purposes as the Olympus Sellers might or could do in person. Each Olympus Seller agrees that such agency and proxy are coupled with an interest, are therefore irrevocable without the consent of the Olympus Sellers’ Representatives and shall survive the death, incapacity or bankruptcy of any Olympus Seller. Purchaser shall be entitled to rely upon any actions taken by the Olympus Sellers’ Representatives as the duly authorized action of the Olympus Sellers’ Representatives on behalf of each Olympus Seller with respect to any matters set forth in this Agreement, and each Olympus Seller acknowledges and agrees to the foregoing.
(b)    All decisions, actions, consents and instructions of the Olympus Sellers’ Representatives shall be final and binding upon all Olympus Sellers and no Olympus Seller shall have any right to object, dissent, protest or otherwise contest the same, except in the case of fraud or bad faith by the Olympus Sellers’ Representatives. Neither the Olympus Sellers’ Representatives nor any agent employed by the Olympus Sellers’ Representatives shall incur any liability to any Olympus Seller relating to the performance of its duties hereunder except for actions or omissions by the Olympus Sellers’ Representatives or such agent constituting fraud or bad faith as determined in a final and non-appealable judgment of a court of competent jurisdiction. The Olympus Sellers’ Representatives shall not have by reason of this Agreement a fiduciary relationship in respect of any Olympus Seller, except in respect of amounts actually received on behalf of such Olympus Seller.
(c)    Each Olympus Seller shall cooperate with the Olympus Sellers’ Representatives and any accountants, attorneys or other agents whom the Olympus Sellers’ Representatives may retain to assist in carrying out the Olympus Sellers’ Representatives’ duties hereunder. Each Olympus Seller shall reimburse Olympus Sellers’ Representatives for all costs and expenses incurred, including their professional fees (at $500 per hour), in accordance with each Olympus Sellers’ Olympus Pro Rata Percentage.
(d)    The Olympus Sellers’ Representatives may, in their absolute discretion, put any decision to be made by the Olympus Sellers’ Representatives under this agreement to Olympus Equityholders for approval at a meeting or in writing, and if a simple majority of Equityholders (voting based on their Olympus Equity Pro Rata Percentages) make such a decision, then all other Olympus Equityholders will be bound by that decision and the Olympus Sellers’ Representative must notify all Olympus Equityholders of that decision and must act in accordance with that decision. For the avoidance of doubt, this Section 11.16(d) does not limit the Olympus Sellers’ Representatives discretion in respect of any matter other than the matter the subject of the decision.
(e)    The Purchaser acknowledges and agrees that certain actions taken by the Olympus Sellers’ Representatives in their capacity as the Olympus Sellers’ Representatives may conflict with their employment by Olympus (or post-Closing, with Purchaser or its Affiliates), and agrees that it will not, and will ensure that Olympus and its Affiliates do not, take any adverse action against or make any claims against either of the Olympus Sellers’ Representatives under their employment arrangements as a result of or in connection with any actions taken in their capacity as Olympus Sellers’ Representatives.
(f)    In the event that either or both of the Olympus Sellers’ Representatives becomes unable to perform the Olympus Sellers’ Representatives’ responsibilities or resigns from such position, such Olympus Sellers’ Representatives must notify the Olympus Sellers as soon as practicable thereafter and the Olympus Sellers holding a majority of the Acquired Olympus Shares must elect, by written notice to the Olympus Sellers’ Representatives, Trango and Purchaser, another representative or representatives (as applicable) to fill such vacancy and such substituted representative or representatives (as applicable) shall (i) be deemed to be the replacement Olympus Sellers’ Representative or Olympus Sellers’ Representatives (as applicable) for all purposes of this Agreement and (ii) exercise the rights and powers of, and be entitled to the indemnity, reimbursement and other benefits of, the Olympus Sellers’ Representatives hereunder.
(g)    On the Closing Date, pursuant to Section 2.7(c)(viii), Purchaser shall deliver cash to the Olympus Sellers’ Representatives in an amount equal to $350,000 (the “Olympus Seller Expense Amount”) to be held in trust to cover and reimburse the fees and expenses incurred by the Olympus Sellers’ Representative for its obligations in connection with this Agreement and the transactions contemplated by this Agreement. The Olympus Sellers’ Representatives shall disburse to the Olympus Equityholders the remaining balance of the Olympus Seller Expense Fund on the basis of the Olympus Pro Rata Percentages, as and when determined by the Olympus Sellers’ Representatives in their sole discretion. Without limiting the foregoing, each Olympus Seller shall, on a several basis, only to the extent of such Person’s Olympus Pro Rata Percentage, indemnify and defend the Olympus Sellers’ Representatives and hold the Olympus Sellers’ Representatives harmless against any loss, damage, cost, liability or expense actually incurred without fraud, gross negligence or wilful misconduct by the Olympus Sellers’ Representatives (as determined in a final and non-appealable judgment of a court of competent jurisdiction) and arising out of or in connection with the acceptance, performance or administration of the Olympus Sellers’ Representatives’ duties under this Agreement. Any expenses or taxable income incurred by the Olympus Sellers’ Representatives in connection with the performance of its duties under this Agreement shall not be the personal obligation of the Olympus Sellers’ Representatives but shall be payable by and attributable to the Olympus Sellers, on the basis of each Olympus Seller’s Olympus Pro Rata Percentage. Notwithstanding anything to the contrary in this Agreement, the Olympus Sellers’ Representatives shall be entitled and are hereby granted the right to set off and deduct any unpaid or non-reimbursed expenses and unsatisfied liabilities incurred by the Olympus Sellers’ Representatives in connection with the performance of its duties hereunder from amounts actually delivered to the Olympus Sellers’ Representatives pursuant to this Agreement. Additionally, in connection with any unpaid or non-reimbursed expenses and unsatisfied liabilities incurred by the Olympus Sellers’ Representatives in connection with the performance of its duties hereunder, the Olympus Sellers’ Representatives shall be entitled and is hereby granted the right to direct any funds that would otherwise be actually payable to the Olympus Sellers from the Olympus Seller Expense Fund to itself no earlier than the date such payments are actually made.
Section 11.17    Everest Sellers’ Representative.
(a)    Upon execution of this Agreement, Trango (and each successor appointed in accordance with this Section 11.17) shall be constituted and appointed as the true and lawful representative, agent, proxy and attorney-in-fact of each Everest Seller for all purposes of this Agreement (in such capacity, the “Everest Sellers’ Representative”), with full power and authority on such Everest Seller’s behalf to: (i) consummate the transactions contemplated by this Agreement;

(ii) pay such Everest Seller’s expenses and the costs, expenses and/or liabilities of the Everest Sellers’ Representative (whether incurred on or after the date hereof) incurred in connection with the negotiation and performance of this Agreement; (iii) receive, give receipt and disburse any funds received hereunder on behalf of such Everest Seller (net of any out-of-pocket expenses incurred by such Everest Seller) and to hold back from disbursement any such funds to the extent it reasonably determines may be necessary; (iv) execute and deliver any certificates representing the Acquired Everest Shares, if any, and execute such further instruments as Purchaser shall reasonably request; (v) execute and deliver on behalf of such Everest Seller all documents contemplated by this Agreement and any amendment or waiver hereto; (vi) take all other actions to be taken by or on behalf of such Everest Seller in connection with this Agreement; (vii) receive service of process in connection with, and negotiate, settle, compromise, assume the defense of and otherwise handle, all matters and disputes under this Agreement, including without limitation, matters and disputes pursuant to Section 2.9; (viii) waive any condition to the obligation of such Everest Seller to consummate the transactions contemplated by this Agreement; (ix) give and receive notices on behalf of such Person; (x) interpret the terms and provisions of this Agreement; and (xi) do each and every act and exercise any and all rights that, in the judgment of the Everest Sellers’ Representative, such Everest Seller is, or the Everest Sellers collectively are, permitted or required to do or exercise under this Agreement. The Everest Sellers, by approving the principal terms of this Agreement and/or accepting the consideration payable to them hereunder, irrevocably grant unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable, in the judgment of the Everest Sellers’ Representative, to be done in connection with the transactions contemplated hereby, as fully to all intents and purposes as the Everest Sellers might or could do in person. Each Everest Seller agrees that such agency and proxy are coupled with an interest, are therefore irrevocable without the consent of the Everest Sellers’ Representative and shall survive the death, incapacity or bankruptcy of any Everest Seller. Purchaser shall be entitled to rely upon any actions taken by the Everest Sellers’ Representative as the duly authorized action of the Everest Sellers’ Representative on behalf of each Everest Seller with respect to any matters set forth in this Agreement, and each Everest Seller acknowledges and agrees to the foregoing.
(b)    All decisions, actions, consents and instructions of the Everest Sellers’ Representative shall be final and binding upon all Everest Sellers and no Everest Seller shall have any right to object, dissent, protest or otherwise contest the same, except in the case of fraud or bad faith by the Everest Sellers’ Representative. Neither the Everest Sellers’ Representative nor any agent employed by the Everest Sellers’ Representative shall incur any liability to any Everest Seller relating to the performance of its duties hereunder except for actions or omissions by the Everest Sellers’ Representative or such agent constituting fraud or bad faith as determined in a final and non-appealable judgment of a court of competent jurisdiction. The Everest Sellers’ Representative shall not have by reason of this Agreement a fiduciary relationship in respect of any Everest Seller, except in respect of amounts actually received on behalf of such Everest Seller.
(c)    Each Everest Seller shall cooperate with the Everest Sellers’ Representative and any accountants, attorneys or other agents whom the Everest Sellers’ Representative may retain to assist in carrying out the Everest Sellers’ Representative’s duties hereunder. Each Everest Seller shall reimburse the Everest Sellers’ Representative for all costs and expenses incurred, including professional fees, in accordance with each Everest Sellers’ Everest Pro Rata Percentage.
(d)    In the event that the Everest Sellers’ Representative becomes unable to perform the Everest Sellers’ Representative’s responsibilities or resigns from such position, the Everest Sellers’ Representative shall select, by written notice to the Olympus Sellers’ Representatives and Purchaser, another representative to fill such vacancy and such substituted representative shall (i) be deemed to be the Everest Sellers’ Representative for all purposes of this Agreement and (ii) exercise the rights and powers of, and be entitled to the indemnity, reimbursement and other benefits of, the Everest Sellers’ Representative hereunder.
(e)    Each Everest Seller shall, on a several basis, only to the extent of such Person’s Everest Pro Rata Percentage, indemnify and defend the Everest Sellers’ Representative and hold the Everest Sellers’ Representative harmless against any loss, damage, cost, liability or expense actually incurred without fraud, gross negligence or wilful misconduct by the Everest Sellers’ Representative (as determined in a final and non-appealable judgment of a court of competent jurisdiction) and arising out of or in connection with the acceptance, performance or administration of the Everest Sellers’ Representative’s duties under this Agreement. Any expenses or taxable income incurred by the Everest Sellers’ Representative in connection with the performance of its duties under this Agreement shall not be the personal obligation of the Everest Sellers’ Representative but shall be payable by and attributable to the Everest Sellers, on the basis of each Everest Seller’s Everest Pro Rata Percentage.
Section 11.18    Exclusivity of Warranties. Except as otherwise expressly set forth in Article III, Article IV or Article V, no Seller Person nor any other Person makes, and each Seller Person expressly disclaims, any representations or warranties of any kind or nature, express or implied, as to the condition, value or quality of their businesses or their assets, and each Seller Person expressly disclaims any and all other representations or warranties, including any of or with respect to merchantability, usage, suitability or fitness for any particular purpose with respect to their assets, any part thereof, the workmanship thereof, and the absence of any defects therein, whether latent or patent. Further, except as otherwise expressly set forth in Article III, Article IV or Article V, each Seller Person hereby expressly disclaims any other representations or warranties of any kind or nature, legal statutory or contractual, express or implied, notwithstanding the delivery or disclosure to Purchaser or its Representatives of any documentation or other information (including any financial projections or other supplemental data). Without limiting the foregoing, except for any remedies available under this Agreement with respect to the warranties expressly set forth in Article III, Article IV or Article V, no Seller Person nor any other Person shall have or be subject to any liability or indemnification obligation to Purchaser or any of its Representatives, or any other Person resulting from the distribution to Purchaser or any of its Representatives, or Purchaser’s or any of its Representative’s use of any such information, including any information, documents, projections, forecasts or other material made available to Purchaser or any of its Representatives in certain “data rooms” or management presentations or otherwise in expectation of the transactions contemplated hereby or any discussions with respect to any of the foregoing information.

Section 11.19    No Admission. Nothing in this Agreement shall be deemed an admission by any Party or any of its Affiliates, in any Action or proceeding by or on behalf of a third party, that such Party or any of its Affiliates, or that such third party or any of its Affiliates, is or is not in breach or violation of, or in default in, the performance or observance of any term or provisions of any contract.
Section 11.20    No Partnership. Nothing in this Agreement or in any document referred to in it shall constitute any of the Parties a partner of any other, nor shall the execution, completion and implementation of this Agreement confer on any Party any power to bind or impose any obligations to any third parties on any other Party or to pledge the credit of any other Party.
Section 11.21    Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic method shall be as effective as delivery of a manually executed counterpart of this Agreement.
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[Signature Page to Share Purchase Agreement]

Executed as a deed and delivered on the date set out at the head of this Agreement.

EXECUTED as a DEED by ENETT INTERNATIONAL (JERSEY) LIMITED, a Jersey limited company acting by Lori Owens (General Counsel) in the presence of:		) ) ) ) )	/s/ Lori Owens
Witness:	Signature: Name: Address: Occupation:	/s/ Blake M. Hunter Blake M. Hunter 135 Rye Circle, Bossier City, LA 71112 Landman

EXECUTED as a DEED by TRAVELPORT LIMITED, an exempted company incorporated in Bermuda, by Peter E. Berger being a person who, in accordance with the laws of that territory, is acting under the authority of the company
/s/ Peter E. Berger

[Signature Page to Share Purchase Agreement]

EXECUTED as a DEED by TORO PRIVATE HOLDINGS I, LTD acting by Peter E. Berger (director) in the presence of:		/s/ Peter E. Berger
Witness:	Signature: Name: Address: Occupation:	/s/ Stacey Hundon Stacey Hundon 601 Lexington Ave., 59th FL, NY 10022 Executive Assistant

EXECUTED as a DEED by EDWARD CHANDLER in the the presence of:		) ) ) ) )	/s/ Edward Chandler
Witness:	Signature: Name: Address: Occupation:	/s/ D. I. Smith. D. I. Smith Ponders End, LEA, Malmesbury SN169PA Retired

EXECUTED as a DEED by PETER GOLBY in the the presence of:		) ) ) ) )	/s/ Peter Golby
Witness:	Signature: Name: Address: Occupation:	/s/ Gavin Aikin Gavin Aikin 55 Barcino House, Charrington Place, St. Albans, AL1 3FZ, Qualified Accountant

[Signature Page to Share Purchase Agreement]

EXECUTED as a DEED by ERICA MARTIN in the the presence of:		) ) ) ) )	/s/ Erica Martin
Witness:	Signature: Name: Address: Occupation:	/s/ Michaela Evans Michaela Evans Level 22, 367 Collins St., Melbourne VIC 3000 Assistant Company Secretary

EXECUTED as a DEED by MATTHEW ARTHUR in the the presence of:		) ) ) ) )	/s/ Matthew Arthur
Witness:	Signature: Name: Address: Occupation:	/s/ Renae Harper Renae Harper 266 Woolooware Rd Burraneer NSW 2230 Director

EXECUTED as a DEED by SAM MENDELSOHN in the the presence of:		) ) ) ) )	/s/ Sam Nendelsohn
Witness:	Signature: Name: Address: Occupation:	/s/ Holly Feuerherdt Holly Feuerherdt S. Fadaro Crescent Wanandyte South 3134 Project Manager

[Signature Page to Share Purchase Agreement]

EXECUTED as a DEED by LORI OWENS in the the presence of:		) ) ) ) )	/s/ Lori Owens
Witness:	Signature: Name: Address: Occupation:	/s/ Blake M Hunter Blake M. Hunter 135 Rye Circle, Bussier City, LA 71112 Landman

EXECUTED as a DEED by PATRICK HALL in the the presence of:		) ) ) ) )	/s/ Patrick Hall
Witness:	Signature: Name: Address: Occupation:	/s/ Michaela Evans Michaela Evans Level 22, 367 Collins St. Melbourne VIC 3000 Assistant Company Secretary

EXECUTED as a DEED by ROB BISHOP in the the presence of:		) ) ) ) )	/s/ Rob Bishop
Witness:	Signature: Name: Address: Occupation:	/s/ Stuart Will Stuart Will 14 Pine Ave, Camberwell 3124 CFO

[Signature Page to Share Purchase Agreement]

EXECUTED as a DEED by MARIO NATOLI in the the presence of:		) ) ) ) )	/s/ Mario Natoli
Witness:	Signature: Name: Address: Occupation:	/s/ Rachel Natoli Rachel Natoli 6/380 Toorak Rd South Yarra Osteopath

EXECUTED as a DEED by BRYAN LEWIS in the the presence of:		) ) ) ) )	/s/ Bryan Lewis
Witness:	Signature: Name: Address: Occupation:	/s/ Charlotte Tully Charlotte Tully 128 Columbus Street, Charleston, SC 29403 Event Manager

EXECUTED as a DEED by ANTHONY HYNES in the the presence of:		) ) ) ) )	/s/ Anthony Hynes
Witness:	Signature: Name: Address: Occupation:	/s/ Belinda Neilson Belinda Neilson 202 Albert St., Port Melb VIC 3207 Executive Assistant

[Signature Page to Share Purchase Agreement]

EXECUTED as a DEED by TIM LEWIS in the the presence of:		) ) ) ) )	/s/ Tim Lewis
Witness:	Signature: Name: Address: Occupation:	/s/ Anthony Brown Anthony Brown 48 Hedderwick Street, Essendon Chartered Accountant

EXECUTED as a DEED by OPTAL LIMITED Acting by Adam Olding in the the presence of:		) ) ) ) )	/s/ Adam Ollding
Witness:	Signature: Name: Address: Occupation:	/s/ Claire Louise Thompson Claire Louise Thompson Collins Street Melbourne VIC 3000 An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

EXECUTED as a DEED for and on behalf of GORANN PTY LTD ACN 011 071 576 by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 21 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Nicola Maree Dalla Valle

Name: Nicola Maree Dalla Valle
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

[Signature Page to Share Purchase Agreement]

EXECUTED as a DEED for and on behalf of HOWARTH COMMERCIAL PTY LTD ACN 626 956 198 by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 21 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Nicola Maree Dalla Valle

Name: Nicola Maree Dalla Valle
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

EXECUTED as a DEED for and on behalf of PARDS PTY LTD ACN 000 081 783 by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 21 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Nicola Maree Dalla Valle

Name: Nicola Maree Dalla Valle
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

[Signature Page to Share Purchase Agreement]

EXECUTED as a DEED for and on behalf of GRANBY PARK PTY LTD AS TRUSTEE FOR THE KING FAMILY TRUST ACN 067 132 567 its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 20 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Nicola Maree Dalla Valle

Name: Nicola Maree Dalla Valle
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

EXECUTED as a DEED for and on behalf of P & CK INVESTMENTS PTY LTD AS TRUSTEE FOR THE KING SUPERANNUATION FUND ACN 168-420 862 by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 20 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Nicola Maree Dalla Valle

Name: Nicola Maree Dalla Valle
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

[Signature Page to Share Purchase Agreement]

EXECUTED as a DEED for and on behalf of PAJ LEWIS SUPERRANNUATION PTY LIMITED AS TRUSTEE FOR THE PAJ LEWIS SUPERANNUATION FUND ACN 108 595 290 by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 21 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Nicola Maree Dalla Valle

Name: Nicola Maree Dalla Valle
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

EXECUTED as a DEED for and on behalf of PHILIP WILLIAM KING by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 20 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Nicola Maree Dalla Valle

Name: Nicola Maree Dalla Valle
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

[Signature Page to Share Purchase Agreement]

EXECUTED as a DEED for and on behalf of RICHARD GELSKI by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 21 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Nicola Maree Dalla Valle

Name: Nicola Maree Dalla Valle
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

EXECUTED as a DEED for and on behalf CABLETOP ENTERPRISES LIMITED Company Number by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 22 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Nicola Maree Dalla Valle

Name: Nicola Maree Dalla Valle
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

[Signature Page to Share Purchase Agreement]

EXECUTED as a DEED for and on behalf of 449 INVESTMENTS PTY LTD AS TRUSTEE FOR THE A & R HYNES FAMILY SUPERANNUATION FUND ACN 601 727 119 Adam Olding
in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 22 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Nicola Maree Dalla Valle

Name: Nicola Maree Dalla Valle
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

EXECUTED as a DEED for and on behalf ANDREW MCCREEDY ACN by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 21 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Nicola Maree Dalla Valle

Name: Nicola Maree Dalla Valle
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

[Signature Page to Share Purchase Agreement]

EXECUTED as a DEED for and on behalf of MCCREEDY INVESTMENTS PTY LTD AS TRUSTEE FOR THE MCCREEDY FAMILY SUPER FUND ACN 146 128 458 by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 21 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Nicola Maree Dalla Valle

Name: Nicola Maree Dalla Valle
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

EXECUTED as a DEED for and on behalf of ANNOX CAPITAL MANAGEMENT LLC Company Number by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 21 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Nicola Maree Dalla Valle

Name: Nicola Maree Dalla Valle
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

[Signature Page to Share Purchase Agreement]

EXECUTED as a DEED for and on behalf of SCANLON CAPITAL INVESTMENTS PTY LTD ACN 090 805 708 by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 21 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Nicola Maree Dalla Valle

Name: Nicola Maree Dalla Valle
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

EXECUTED as a DEED for and on behalf of SCANLON CAPITAL PTY LTD AS TRUSTEE FOR THE BRADY SCANLON TRUST ACN 069 293 278 by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 21 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Nicola Maree Dalla Valle

Name: Nicola Maree Dalla Valle
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

[Signature Page to Share Purchase Agreement]

EXECUTED as a DEED for and on behalf of CCB TRADING GROUP LIMITED Company Number 02655261 by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 21 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Nicola Maree Dalla Valle

Name: Nicola Maree Dalla Valle
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

EXECUTED as a DEED for and on behalf of BILLANT PTY LTD AS TRUSTEE FOR THE JACKSON JOSH TRUST ACN 075 731 690 by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 21 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Nicola Maree Dalla Valle

Name: Nicola Maree Dalla Valle
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

[Signature Page to Share Purchase Agreement]

EXECUTED as a DEED for and on behalf of BANQUE HERITAGE SA Company Number by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 21 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Nicola Maree Dalla Valle

Name: Nicola Maree Dalla Valle
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

EXECUTED as a DEED for and on behalf of ALASTAIR HUGH GURNER by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 21 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Nicola Maree Dalla Valle

Name: Nicola Maree Dalla Valle
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

[Signature Page to Share Purchase Agreement]

EXECUTED as a DEED for and on behalf COMMITTED CAPITAL LIMITED AS TRUSTEE FOR THE COMMITTED EQUITIES TRUST ACN 098 611 468 by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 21 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Nicola Maree Dalla Valle

Name: Nicola Maree Dalla Valle
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

EXECUTED as a DEED for and on behalf of COMMITTED CAPITAL LIMITED ACN 098 611 468 by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 22 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Nicola Maree Dalla Valle

Name: Nicola Maree Dalla Valle
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

[Signature Page to Share Purchase Agreement]

EXECUTED as a DEED for and on behalf of ALADY SUPER PTY LTD AS TRUSTEE FOR THE ALADY SUPERANNUATION FUND ACN 134 073 902 by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 21 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Nicola Maree Dalla Valle

Name: Nicola Maree Dalla Valle
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

EXECUTED as a DEED for and on behalf of RENILTON PTY LTD AS CUSTODIAN FOR THE MEDUSA SUPERANNUATION FUND ACN 010 363 907 by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 22 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Nicola Maree Dalla Valle

Name: Nicola Maree Dalla Valle
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

[Signature Page to Share Purchase Agreement]

EXECUTED as a DEED for and on behalf of GURNER SUPERANNUATION NOMINEES PTY LTD ACN 117 090 703 by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 21 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Nicola Maree Dalla Valle

Name: Nicola Maree Dalla Valle
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

EXECUTED as a DEED for and on behalf of COMMITTED SECURITIES PTY LIMITED AS TRUSTEE FOR THE COMMITTED CAPITAL STRATEGIC OPPORTUNITIES FUND ACN 109 210 255 by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 22 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Nicola Maree Dalla Valle

Name: Nicola Maree Dalla Valle
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

[Signature Page to Share Purchase Agreement]

EXECUTED as a DEED for and on behalf of APTDS PTY LIMITED AS TRUSTEE FOR THE BOWMER FAMILY TRUST ACN 122 953 306 by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 22 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Nicola Maree Dalla Valle

Name: Nicola Maree Dalla Valle
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

EXECUTED as a DEED for and on behalf of ARTNEN PTY LIMITED ACN 122 953 299 by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 21 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Nicola Maree Dalla Valle

Name: Nicola Maree Dalla Valle
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

[Signature Page to Share Purchase Agreement]

EXECUTED as a DEED for and on behalf of MICHAEL CHARLES JONES by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 21 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Nicola Maree Dalla Valle

Name: Nicola Maree Dalla Valle
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

EXECUTED as a DEED for and on behalf of GOODRIDGE NOMINEES PTY LTD ACN 114 226 756 by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 21 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Nicola Maree Dalla Valle

Name: Nicola Maree Dalla Valle
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

[Signature Page to Share Purchase Agreement]

EXECUTED as a DEED for and on behalf of ELEANORE GOODRIDGE by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 21 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Nicola Maree Dalla Valle

Name: Nicola Maree Dalla Valle
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

EXECUTED as a DEED for and on behalf of DERRIL PTY LTD. AS TRUSTEE FOR THE HALL RETIREMENT FUND ACN 005 007 812 by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 21 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Nicola Maree Dalla Valle

Name: Nicola Maree Dalla Valle
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

[Signature Page to Share Purchase Agreement]

EXECUTED as a DEED for and on behalf of PAJ LEWIS PTY LIMITED ACN 127 351 660 by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 21 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Nicola Maree Dalla Valle

Name: Nicola Maree Dalla Valle
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

EXECUTED as a DEED for and on behalf of BLACKCOURT (NSW) PTY LIMITED ACN 056 328 039 by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 21 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Nicola Maree Dalla Valle

Name: Nicola Maree Dalla Valle
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

[Signature Page to Share Purchase Agreement]

EXECUTED as a DEED for and on behalf of LAWSAM PTY LTD AS TRUSTEE FOR THE GELSKI FAMILY TRUST NO. 2 ACN 002 115 844 by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 21 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Nicola Maree Dalla Valle

Name: Nicola Maree Dalla Valle
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

EXECUTED as a DEED for and on behalf of VIX LIMITED Company Number by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 21 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Lachlan William Sievert

Name: Lachlan William Sievert
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

[Signature Page to Share Purchase Agreement]

EXECUTED as a DEED for and on behalf of SARAH GOETZE by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 21 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Lachlan William Sievert

Name: Lachlan William Sievert
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

EXECUTED as a DEED for and on behalf of KOK LIM KEE by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 23 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Lachlan William Sievert

Name: Lachlan William Sievert
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

[Signature Page to Share Purchase Agreement]

EXECUTED as a DEED for and on behalf of ALEX MILLS by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 21 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Lachlan William Sievert

Name: Lachlan William Sievert
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

EXECUTED as a DEED for and on behalf of STUART GEORGE WILL by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 21 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Lachlan William Sievert

Name: Lachlan William Sievert
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

[Signature Page to Share Purchase Agreement]

EXECUTED as a DEED for and on behalf of Bay Investment Holdings Pty Ltd as trustee for the Swing Bridge Investment Trust by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 22 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Lachlan William Sievert

Name: Lachlan William Sievert
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

EXECUTED as a DEED for and on behalf of Celestial Investments LLC by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 22 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Lachlan William Sievert

Name: Lachlan William Sievert
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

[Signature Page to Share Purchase Agreement]

EXECUTED as a DEED for and on behalf of Barfield Nominees Limited Re Aurum by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 22 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Lachlan William Sievert

Name: Lachlan William Sievert
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

EXECUTED as a DEED for and on behalf of Bay Investment Holdings Pty Ltd as trustee for the JC TAG Investment Trust by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 22 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Lachlan William Sievert

Name: Lachlan William Sievert
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

[Signature Page to Share Purchase Agreement]

EXECUTED as a DEED for and on behalf of UIL Limited by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 21 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Lachlan William Sievert

Name: Lachlan William Sievert
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

EXECUTED as a DEED for and on behalf of ADAM RHYS OLDING by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 21 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Lachlan William Sievert

Name: Lachlan William Sievert
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

[Signature Page to Share Purchase Agreement]

EXECUTED as a DEED for and on behalf of PAUL ANTHONY LEWIS by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 21 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Lachlan William Sievert

Name: Lachlan William Sievert
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

EXECUTED as a DEED for and on behalf of PAUL BOORER by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 20 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Lachlan William Sievert

Name: Lachlan William Sievert
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

[Signature Page to Share Purchase Agreement]

EXECUTED as a DEED for and on behalf of MAGNOLIA GROUP HOLDINGS PTY LTD AS TRUSTEE FOR THE BISHOP EXECUTIVE SUPERANNUATION FUND ACN 096 196 566 by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 21 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Lachlan William Sievert

Name: Lachlan William Sievert
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

EXECUTED as a DEED for and on behalf of MAGNOLIA GROUP HOLDINGS PTY LTD ACN 096 196 566 by its attorneys Adam Olding in the presence of
Signature of
Witness: /s/ Claire Louise Thompson

Name: Claire Louise Thompson

Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

and Stuart Will acting jointly in accordance with powers of attorney dated 21 January 2020	/s/ Stuart Will
Signature of
Witness: /s/ Lachlan William Sievert

Name: Lachlan William Sievert
Address: 101 Collins Street Melbourne VIC 3000

Occupation: An Australian Legal Practitioner within the meaning Of the Legal Professions Uniform Law (Victoria)

[Signature Page to Share Purchase Agreement]

EXECUTED as a DEED by WEX INC. acting by Nicola Morris, Chief Corporate Development Officer		) ) ) ) )	/s/ Nicola Morris Chief Corporate Development Officer
in the presence of:
Witness:	Signature: Name: Address: Occupation:	/s/ Christopher Gleason Christopher Gleason Portland, ME Business Mgmt.

[Signature Page to Share Purchase Agreement]